                            SCHEDULE 14C INFORMATION
 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934
                                Amendment No. 1


CHECK THE APPROPRIATE BOX:

[X]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                             WAXMAN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]      No fee required.

[X]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)       Title of each class of securities to which transaction applies:               N/A
                                                                                 -----------------------------------

         2)       Aggregate number of securities to which transaction applies:                  N/A
                                                                              --------------------------------------

         3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                  0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  $94,502,869.50 In aggregate cash to be received by Registrant (rule 240.0-11(c)(2))
                  ------------------------------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:
                                                                  --------------------------------------------------

         5)       Total fee paid:      $18,900.57
                                 -----------------------------------------------------------------------------------

[ ]      Fee previously paid with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:___________________________________________________________________________

         2)       Form, Schedule or Registration Statement No.:_____________________________________________________

         3)       Filing Party:_____________________________________________________________________________________

         4)       Date Filed:_______________________________________________________________________________________

                             WAXMAN INDUSTRIES, INC.
                                24460 Aurora Road
                           Bedford Heights, Ohio 44146


                                                    August __, 2000


To all stockholders of Waxman Industries, Inc.:

                  The attached Information Statement is being delivered to you pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                  The attached Information Statement is being mailed on or about August __, 2000 to all stockholders of record on August __, 2000 of Waxman Industries, Inc., a Delaware corporation (the "Company"or "Waxman Industries") in connection with the proposed sale of all of the outstanding common stock of Barnett Inc., a Delaware corporation ("Barnett"), held by Waxman USA Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Waxman USA"), pursuant to the acquisition of Barnett by Wilmar Industries, Inc. (such transaction herein referred to as the "Barnett Stock Sale"). The Barnett Stock Sale has been approved by the Board of Directors of the Company, the Board of Directors of Waxman USA and the holders of a majority of the votes of the outstanding shares of common stock, par value $0.01 per share, and Class B common stock, $.01 par value per share, of the Company entitled to vote with respect to the Barnett Stock Sale. Accordingly, resolutions will not be submitted to the stockholders for a vote.

                  The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Barnett Stock Sale. The Information Statement also constitutes notice to the Company's stockholders of the taking of corporate action by written consent of the stockholders, as required by Section 228(d) of the Delaware General Corporation Law. I encourage you to read the Information Statement, including the exhibits thereto, thoroughly, but you need not take any other action at this time. No vote will take place because all required stockholder approvals have been obtained.


                                                Sincerely,


                                                Armond Waxman
                                                President and Co-Chief Executive
                                                Officer of the Company
Bedford Heights, Ohio


August __, 2000

                             WAXMAN INDUSTRIES, INC
                                24460 AURORA ROAD
                           BEDFORD HEIGHTS, OHIO 44146
                             -----------------------

                              INFORMATION STATEMENT

                             -----------------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
 ------------------------------------------------------------------------------


         This summary does not contain all the information that is important to you. To more fully understand the sale by Waxman USA Inc. of its shares of Barnett Inc. and related transactions, you should carefully read the entire information statement, which is first being mailed to stockholders on or about August ___, 2000.

THE MERGER TRANSACTION (SEE PAGE 9)

         - THE MERGER. Barnett, Wilmar Industries, Inc., and BW Acquisition, Inc., a wholly-owned subsidiary of Wilmar, have entered into a merger agreement pursuant to which Barnett will be acquired by Wilmar.

         - CONSIDERATION. As a result of the merger, Barnett stockholders, including Waxman USA, will receive $13.15 in cash, without interest, for each share of Barnett common stock. Waxman USA, a wholly-owned subsidiary of Waxman Industries, Inc., will receive an aggregate of $94,502,869.50 in cash for the 7,186,530 shares of Barnett common stock that it owns.

         - BARNETT STOCK PRICE. Shares of Barnett are traded on the Nasdaq National Market under the symbol "BNTT." On July 7, 2000, which was the last trading day before the announcement of the merger, Barnett common stock closed at $10.50 per share. The average closing price of Barnett common stock for the 20 trading days immediately before the announcement of the merger was $10.25 per share.

         - FAIRNESS OPINION. Deutsche Bank Securities, Inc. has delivered to the special committee and the board of directors of Barnett its opinion that the $13.15 merger price is fair to the holders of Barnett common stock from a financial point of view.

         - CONDITIONS PRECEDENT. The consummation of the merger is subject to several conditions, including regulatory and shareholder approval and the receipt by Wilmar of debt financing necessary to fund the merger.

         - VOTING TRUST AGREEMENT. Waxman USA, Wilmar, Barnett and American Stock Transfer and Trust Company, as voting trustee, entered into a voting trust agreement pursuant to which Waxman USA has deposited 6,186,530 of its Barnett shares in a voting trust to be voted in favor of the merger.

         - STOCKHOLDER AGREEMENT. Waxman Industries and Waxman USA entered into a stockholder agreement with Wilmar providing for certain covenants by Waxman USA to vote the 1,000,000 Barnett Shares that are pledged to Waxman's secured lender in favor of, and to take such actions as will facilitate the consummation of, the merger. Waxman also delivered to Wilmar a proxy to vote these shares in this manner.

         - BARNETT AGREEMENT. Waxman USA and Barnett have entered into an agreement pursuant to which Barnett has agreed to purchase from Waxman USA shares of Barnett common stock equal in value to $2,000,000 if the merger has not occurred by September 1, 2000.

APPLICATION OF PROCEEDS (SEE PAGE 10)

         The proceeds received by Waxman USA from the sale of its Barnett stock will be applied to pay the following, in accordance with the provisions of the recapitalization agreement among the consenting noteholders of Waxman Industries and Waxman USA:

         - TAXES. All required taxes in connection with Waxman USA's sale of its Barnett stock, currently estimated to be approximately $1.35 million.

         - PAYMENT TO SECURED LENDER. A payment of approximately $9.9 million to Waxman's secured lender, Congress Financial
                   Corporation.

         - SATISFACTION OF OBLIGATIONS UNDER THE SENIOR NOTES. A payment of approximately $35.9 million of principal, plus accrued and unpaid interest, to the holders of Waxman USA's 111/8% Senior Notes due September 2001, in full and complete satisfaction of such notes.

         -        SATISFACTION OF OBLIGATIONS UNDER THE DEFERRED COUPON NOTES.
                  Any proceeds from Waxman USA's sale of its Barnett Stock remaining after the payment of the foregoing items will be deposited into a segregated account to be applied to the satisfaction of Waxman Industries' 12 3/4% Senior Secured Deferred Coupon Notes due June 2004.

CONSENTS AND REGULATORY APPROVALS (SEE PAGE 11)

         - NOTEHOLDERS. Waxman Industries, Waxman USA and a majority of their noteholders have entered into agreements whereby such consenting noteholders consent to the taking of certain actions by Waxman with respect to the above- referenced transactions, waive any defaults under the indentures occasioned by the completion of such transactions and agree not to accelerate or otherwise take any action against Waxman due to a default in the payment of interest on the deferred coupon notes.

         - SECURED LENDER. Waxman received a letter from Congress Financial Corporation consenting to the sale by Waxman USA of its Barnett Shares and waiving certain defaults under the controlling loan and security agreement occasioned by the completion of certain of the transactions referenced herein.

         - HART-SCOTT-RODINO AND OTHER REGULATORY MATTERS. Among other things, the merger is conditioned upon the receipt of approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

JOINT PLAN OF REORGANIZATION (SEE PAGE 12)

         It is anticipated that, promptly following the completion of the merger, the Company will file a prepackaged, consensual Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, such plan to be jointly sponsored by Waxman Industries and the consenting noteholders. The only class of security holders to be affected under the Joint Plan of Reorganization would be the holders of the deferred coupon notes.

         This Information Statement is being furnished to holders of the outstanding shares of common stock, par value $0.01 per share, and Class B common stock, $.01 par value per share (collectively, the "Common Stock"), of Waxman Industries, Inc., a Delaware corporation (the "Company" or "Waxman Industries") in connection with the proposed sale of all of the outstanding common stock of Barnett Inc., a Delaware corporation ("Barnett"), held by Waxman USA Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Waxman USA") pursuant to the acquisition of Barnett by Wilmar Industries, Inc. ("Wilmar") (such transaction herein referred to as the "Barnett Stock Sale").

         In conformance with the Delaware General Corporation Law ("DGCL") and the Company's Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes of the outstanding shares of Common Stock entitled to vote have approved the Barnett Stock Sale. Accordingly, the Company is not asking you for a proxy and you are requested not to send us a proxy. For that reason, no proxy card has been enclosed and no meeting of stockholders will be held to consider approval of the Barnett Stock Sale. The Barnett Stock Sale will not become effective until at least twenty days after the mailing of this Information Statement.

         THIS INFORMATION STATEMENT IS FURNISHED BY THE COMPANY FOR INFORMATION PURPOSES ONLY. This Information Statement is first being mailed on or about August __, 2000 to holders of record of Common Stock as of the close of business on August __, 2000 (the "Record Date"). As of the Record Date, [______] shares of common stock and [_______] shares of Class B common stock were outstanding.


THESE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE FAIRNESS OR MERITS OF SUCH ACTIONS NOR UPON THE
                ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED
                   IN THIS DOCUMENT. ANY REPRESENTATION TO THE
                              CONTRARY IS UNLAWFUL.


           The date of this Information Statement is August __, 2000.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed with the Commission are available for inspection and copying at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings can also be read at the NASDAQ Stock Market, 800 Merritt Boulevard, Trumbull, CT 06601.


         No person is authorized to give any information or to make any representations with respect to the matters described in this Information Statement other than those contained herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company. The delivery of this Information Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information in this Information Statement is correct as of any time subsequent to the date hereof or thereof.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         This Information Statement may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its debt reduction program (as described herein), risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

                                  INTRODUCTION

         This Information Statement is being furnished to holders of Common Stock in accordance with the rules and regulations promulgated by the Commission.

APPROVAL OF THE BARNETT STOCK SALE

         On July 9, 2000, the Board of Directors of the Company and Waxman USA approved the Barnett Stock Sale. Messrs. Melvin Waxman, Armond Waxman and Laurence Waxman, stockholders holding in the aggregate approximately 63.8% of the aggregate voting power of the Common Stock, have acted by written consent in lieu of a meeting of stockholders and voted to approve the Barnett Stock Sale. No additional stockholder vote is necessary to approve the Barnett Stock Sale. Neither your vote nor your proxy will be solicited.

EFFECTIVENESS OF THE STOCKHOLDER APPROVAL OF THE BARNETT STOCK SALE

         The Company currently anticipates that the Barnett Stock Sale will be consummated during the third quarter of this year, but in no event will the Barnett Stock Sale be consummated less than 20 calendar days after the mailing of this Information Statement.

         Stockholders of the Company will have no "dissenter's rights" upon consummation of the Barnett Stock Sale. For additional information regarding the Barnett Stock Sale, see "Financial Restructuring of the Company" below.


                           PARTIES TO THE TRANSACTION

THE COMPANY


         The Company is a leading supplier of specialty plumbing, hardware and other products to the repair and remodeling market in the United States. The Company distributes its products to over 1,400 customers including a wide variety of large national and regional retailers, independent retail customers and wholesalers. Waxman USA is a Delaware corporation and wholly-owned subsidiary of the Company.


         The principal executive offices of the Company and Waxman USA are located at:

                  Waxman Industries, Inc.
                  24460 Aurora Road
                  Bedford Heights, Ohio 44146
                  (440) 439-1830

BARNETT



         Barnett is a leading direct marketer and distributor of an extensive line of plumbing, hardware, electrical and security hardware products to approximately 71,500 active customers. Barnett markets its products through six distinct comprehensive catalogs supported by a nationwide network of distribution centers and a sophisticated telesales operation. Barnett offers approximately 21,300 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. Barnett's six distinct, comprehensive catalogs target professional contractors, independent hardware stores, maintenance managers, liquid propane gas dealers and locksmiths.

         The principal executive offices of Barnett are located at:

                  Barnett Inc.
                  3333 Lenox Avenue
                  Jacksonville, Florida 32254
                  (904) 384-6350

WILMAR

         Wilmar is a specialty plumbing and maintenance products distributor based in Moorestown, New Jersey. Wilmar, which has 24 distribution centers located throughout the United States, had sales of approximately $225.9 million in 1999, primarily in the apartment housing market. In May 2000, Wilmar was acquired in a merger recapitalization transaction by a group of investors including Parthenon Capital, Chase Capital Partners, General Motors Investment Management Corporation, Sterling Investment Partners, LP, Svoboda, Collins LLC and BancBoston Capital, all of whom have committed to purchase additional equity of Wilmar to finance a portion of the merger transaction. BW Acquisition is a newly-formed Delaware corporation incorporated as a wholly-owned subsidiary of Wilmar. BW Acquisition has not conducted business except in connection with activities related to the merger between Barnett and Wilmar.

         The principal executive offices of Wilmar and BW Acquisition are located at:

                  Wilmar Industries, Inc.
                  303 Harper Drive
                  Moorestown, New Jersey 08057
                  (856) 439-1222

                     FINANCIAL RESTRUCTURING OF THE COMPANY

BACKGROUND

         As the Company has previously disclosed, since fiscal 1994, when the Company last restructured its debt, the Company has continuously endeavored to reduce its high level of debt through the monetization of its assets, as well as through gaining efficiencies from its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations or improve its financial flexibility during the intervening period. Nonetheless, the Company continues to have a significant amount of indebtedness.


         As of March 31, 2000, the Company's consolidated debt (excluding trade payables and accrued liabilities) was approximately $148.2 million. That indebtedness is principally comprised of (i) approximately $92.797 million accreted principal amount of 12 3/4% Senior Secured Deferred Coupon Notes due June 2004 of the Company (the "Deferred Coupon Notes") issued pursuant to that certain indenture (as amended, the "DC Notes Indenture"), dated as of May 20, 1994, by and between the Company and The Huntington National Bank, as trustee,
(ii) $35.855 million principal amount of 111/8% Senior Notes due September 2001 of Waxman USA (the "Senior Notes") issued pursuant to that certain indenture (as amended, the "Senior Notes Indenture" and together with the DC Notes Indenture, the "Indentures"), dated as of April 1, 1996, by and between Waxman USA and the United States Trust Company of New York, as trustee and (iii) $20.566 million of current maturities of debt, including obligations under the Company's working capital credit facility (the "Congress Credit Facility") with Congress Financial Corporation ("Congress"). Cash interest of approximately $6.0 million is payable semi-annually with respect to the Deferred Coupon Notes, and the Senior Notes require semi-annual cash interest payments of approximately $2.0 million. Excluding these interest payments, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient in the short-term to fund its working capital requirements, capital expenditures and cash interest requirements under the Congress Credit Facility until the expected completion of the Barnett Stock Sale. Ultimately, however, the Company will not be able to make the interest and principal payments under its debt instruments without a restructuring of such debt instruments and/or a significant appreciation in, and monetization of, the value of the 7,186,530 shares of common stock of Barnett owned by Waxman USA (the "Barnett Shares"). The Barnett Shares constitute approximately 44.3% of the outstanding common stock, $.01 par value per share, of Barnett (the "Barnett Common Stock"), a formerly wholly-owned subsidiary of the Company. Shares of Barnett Common Stock are listed on the Nasdaq National Market under the symbol "BNTT." As of July 10, 2000, the closing price at which the Barnett Common Stock was sold on Nasdaq was $12.3125 per share, and the aggregate market value of the Barnett Shares based on such closing price was $88.5 million.


         The Company held discussions with several of the holders of the Deferred Coupon Notes and the Senior Notes throughout 1999. Certain of these bondholders (the "Consenting Noteholders") formed an ad hoc committee of holders of Deferred Coupon Notes and Senior Notes, with which Committee the Company continued to have discussions. As a result of these discussions, as previously announced by the Company, on December 8, 1999, the Company entered into an agreement (as amended (see below), the "Recapitalization Agreement") with the Consenting Noteholders with respect to certain elements of the financial restructuring of the Company (the "Financial Restructuring"). Key elements of the Financial Restructuring include (x) the sale of the Barnett Shares and the application of the net proceeds of such sale to pay taxes on such sale, to pay certain amounts outstanding under the Congress Credit Facility, to pay certain transaction expenses incurred by the Company, to repay in full the Senior Notes and, after payment of the foregoing obligations, to apply the remaining amounts to repay, on a discounted basis, the Deferred Coupon Notes and
(y) after the closing of the Barnett Stock Sale but before the repayment of the Deferred Coupon Notes, the filing of a consensual, prepackaged Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code. The application of proceeds upon consummation of the Barnett Stock Sale is more fully described below in the subsection entitled "Financial Restructuring-Application of Proceeds." As discussed in greater detail below, the Company expects to receive gross proceeds of approximately $94.5 million upon consummation of the Barnett Stock Sale.


THE MERGER TRANSACTION


         On July 10, 2000, Barnett, Wilmar and BW Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Wilmar ("Merger Sub" and together with Wilmar, the "Purchaser") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Purchaser agreed to acquire all of the outstanding shares of Barnett Common Stock, for $13.15 per share in cash (the "Merger Consideration"), pursuant to a merger of Merger Sub with and into Barnett (the "Merger"). The consummation of the Merger is subject to several conditions, including regulatory and shareholder approval and the receipt by the Purchaser of debt financing necessary to fund the Merger. Certain of the operative agreements with respect to the Merger are summarized below.

         The aggregate Merger Consideration that Waxman USA will receive for the Barnett Shares is $94,502,870. The fairness of the Merger Consideration has been addressed in a fairness opinion issued by Deutsche Bank Securities, Inc., which was retained by a special committee of outside directors of the Board of Directors of Barnett.

         The Company and Waxman USA entered into several agreements with the Purchaser with respect to the Merger and the transactions contemplated by the Merger Agreement. The Company and Waxman USA entered into a stockholder agreement, dated as of July 10, 2000 (the "Stockholder Agreement"), by and among the Company, Waxman USA, Wilmar and Merger Sub, providing for, among other things, a Proxy in favor of the Purchaser and certain covenants by Waxman USA to vote the Barnett Shares in favor of, and to take such other actions as will facilitate the consummation of, the Merger. Waxman USA also entered into a Voting Trust Agreement, dated as of July 10, 2000 (the "Voting Trust Agreement"), by and among Waxman USA, Wilmar, Merger Sub, Barnett and American Stock Transfer & Trust Company, as voting trustee (the "Voting Trustee"). The Voting Trust Agreement provides for the delivery of certain of the Barnett Shares to the Voting Trustee to vote such shares in favor of the Merger.

         Waxman USA also entered into an agreement, dated as of July 7, 2000 (the "Barnett Agreement" and together with the Merger Agreement, the Stockholder Agreement and the Voting Trust Agreement, the "Transaction Agreements"), by and between Waxman USA and Barnett, pursuant to which Barnett agrees to purchase from Waxman USA shares of Barnett Common Stock equal in value to $2,000,000, if the Merger has not occurred by September 1, 2000.


APPLICATION OF PROCEEDS

         The proceeds received by Waxman USA from the Barnett Stock Sale will be applied as follows, in accordance with the provisions set forth in the Recapitalization Agreement:

         - Taxes. Upon the consummation of the Barnett Stock Sale, the Company shall pay all required taxes with respect to the Barnett Stock Sale for the taxable year in which the Barnett Shares are sold ("Taxes"). The Company estimates that the Taxes will be approximately $1.35 million.

         - Payment to Secured Lender. Upon the consummation of the Barnett Stock Sale, approximately $9.9 million (representing the sum of (x) approximately $5,916,000 of interest actually paid in cash on the Deferred Coupon Notes on December 1, 1999,
                  (y) approximately $1,994,000 of interest actually paid in cash on the Senior Notes on March 1, 2000 and (z) $2,000,000 of restructuring expenses already paid by the Company) shall be immediately paid by the Company to Congress to be applied to the obligations under the Congress Credit Facility.

         - Satisfaction of Obligations Under the Senior Notes. Upon the consummation of the Barnett Stock Sale, each holder of Senior Notes would receive its pro rata share of $35,855,000 of principal (plus accrued and unpaid interest from March 1, 2000 to the date of payment), in full and complete satisfaction of the Senior Notes. Assuming the Merger is completed on August 31, 2000, the amount payable to the holders of the Senior Notes will be approximately $37,849,434, which includes $1,994,434 in accrued interest.

        -         Satisfaction of Obligations Under the Deferred Coupon Notes.
                  Upon the consummation of the Barnett Stock Sale, the remaining proceeds will be deposited into a segregated account to be applied to the satisfaction of the Deferred Coupon Notes. On the effective date (the "Effective Date") of the confirmation of the Joint Plan of Reorganization by the Bankruptcy Court, each holder of Deferred Coupon Notes would receive (i) its pro rata share of the remaining proceeds, allocated between (x) accrued and unpaid interest and (y) principal and (ii) all accrued interest or other investment proceeds earned on the proceeds from the date of the closing of the Barnett Stock Sale through the date such funds are distributed to the holders of the Deferred Coupon Notes, in full and complete satisfaction of any and all claims relating to the Company, including with respect to the Deferred Coupon Notes.

         -        Additional Consideration to Holders of Deferred Coupon Notes.
                  If, within one year from the date the Joint Plan of Reorganization is confirmed by the Bankruptcy Court, the Company sells itself or any of its subsidiaries or operating divisions, or any assets thereof, other than sales of inventory and other assets in the ordinary course of business or sells additional equity securities, and such transactions generate in the aggregate net proceeds in excess of $15.0 million during such one year period ("Excess"), then the Company shall pay to the holders of the Deferred Coupon Notes who received the distribution from the Joint Plan of Reorganization 50% of such Excess.

CONSENTS AND REGULATORY APPROVALS


         The Company and Waxman USA obtained the requisite consents from their bondholders and secured lender to enter into the transactions contemplated by the Transaction Agreements. The Company, Waxman USA and the Consenting Noteholders entered into an Amendment, Consent and Waiver, dated as of July 9, 2000 (the "Amendment, Consent & Waiver"), pursuant to which (i) certain provisions of the Recapitalization Agreement were amended, (ii) the Consenting Noteholders consented to the taking of certain actions by the Company and Waxman USA as set forth in the Transaction Agreements, (iii) the Consenting Noteholders waived any defaults under the Indentures occasioned by the completion of the transactions contemplated by the Transaction Agreements and (iv) the Consenting Noteholders agreed not to accelerate, or otherwise take any action against the Company, due to a default in payment of interest on the Deferred Coupon Notes. In a letter to the Trustee, dated July 12, 2000, the Consenting Noteholders instructed the Trustee not to seek acceleration of the Deferred Coupon Notes, or otherwise take any action against the Company, due to a default in payment of interest on the Deferred Coupon Notes.


         Congress Financial Corporation ("Congress"), secured lender for the Company, Waxman USA and certain subsidiaries of Waxman USA, consented to the entering into of the transactions contemplated by the Transaction Agreement by delivery of a letter agreement, dated as of July 10, 2000 (the "Congress Consent Letter"), with respect to that certain Loan and Security Agreement, dated as of June 17, 1999 (as same may be amended from time to time, the "Loan and Security Agreement"), by and among Western American Manufacturing, Inc. ("WAMI"), WAMI Sales, Inc. ("WAMI Sales"), Medal of Pennsylvania, Inc. ("Medal") and Waxman Consumer Products Group Inc. ("WCPG," and together with WAMI, WAMI Sales and Medal, the "Borrowers"), as Borrowers, and the Company, Waxman USA and TWI, International, Inc. ("TWI" and together with the Company and Waxman USA, the "Guarantors") and Congress Financial Corporation ("Congress"). The Congress Consent Letter provides for the consent by Congress to the sale by Waxman USA of all of the Barnett Shares (including those Barnett Shares pledged to Congress pursuant to the Pledge and Security Agreement, dated as of June 17, 1999 and amended as of December 8, 1999 and July 10, 2000, by and between Waxman USA and Congress) in one sale or a series of related sales pursuant to the Merger Agreement and the other Transaction Agreements and the waiver of certain defaults under the Loan and Security Agreement occasioned by the completion of the transactions contemplated by the Transaction Agreements, the Recapitalization Agreement and the Amendment, Consent and Waiver.

         There are no federal or state regulatory requirements that the Company must comply with, or approvals relating thereto that the Company must obtain, in connection with the Barnett Stock Sale. The consummation of the Merger itself, however, is conditioned on the expiration or the termination of any waiting period applicable to the consummation of the Merger under the Hart- Scott-Rodino Antitrust Improvement act of 1976, as amended, and the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. Wilmer received notice of early termination of the Hart-Scott-Rodino waiting period on August 4, 2000.


JOINT PLAN OF REORGANIZATION

         An integral component of the Financial Restructuring is the filing by the Company of a prepackaged, consensual Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code. This Joint Plan of Reorganization would be jointly sponsored by the Company and the Consenting Noteholders, and the only class of securityholder to be affected under the Joint Plan of Reorganization would be the holders of the Deferred Coupon Notes. The holders of Common Stock of the Company would not be impaired under the Joint Plan of Reorganization. In addition, none of the Company's subsidiaries or operating divisions would be a part of the Joint Plan of Reorganization, and they would continue to pay all of their trade creditors, employees and other liabilities under normal trade conditions. As of the date of this Information Statement, the Joint Plan of Reorganization has the support of bondholders owning approximately $81,269,000 principal amount of Deferred Coupon Notes, or approximately 87.6% of the total principal amount of such Deferred Coupon Notes.

         Although the Consenting Noteholders have agreed to the terms of a consensual debt restructuring program and have entered into the Recapitalization Agreement, there can be no assurance that the Financial Restructuring, as described herein, will be effected as contemplated. Bankruptcy entails many risks, some of which may change the outcome of the Financial Restructuring and cause such outcome to materially deviate from the terms as described herein.

                             SELECTED FINANCIAL DATA


         The following selected financial information has been derived from the financial statements of Waxman Industries, Inc. The financial statements for each of the years in the five year period ended June 30, 1999 have been audited by Arthur Andersen LLP, independent certified public accountants. The financial statements for the nine month periods ended March 31, 2000 and March 31, 1999 are unaudited.

                                                  NINE MONTHS ENDED MARCH 31,                   FISCAL YEARS ENDED JUNE 30,
                                                  ---------------------------                   ---------------------------
                                                              (Amounts in thousands, except per share amounts)

                                                     2000        1999      1999(8)      1998       1997         1996(9)     1995(9)
                                                     ----        ----      -------      ----       ----         -------     -------
INCOME STATEMENT DATA:
Net sales                                         $  62,361   $  79,613   $  99,116   $ 105,662   $ 119,006   $ 235,067   $ 232,304
Cost of sales                                        43,110      55,617      69,264      69,429      84,574     160,556     152,368
                                                  ----------------------------------------------------------------------------------
Gross profit                                         19,251      23,996      29,852      36,233      34,432      74,511      79,936
Selling, general and administrative expenses         20,296      23,365      31,635      30,290      34,996      70,628      62,023
Restructuring, procurement and non-recurring
charges (1)                                           1,950       4,250       4,515          24       1,522      19,507       3,237
                                                  ----------------------------------------------------------------------------------
       Operating  income (loss)                      (2,995)     (3,619)     (6,298)      5,919      (2,086)    (15,624)    (14,676)
Gain on sale of Barnett stock, net (2)                   --          --          --          --      16,693      65,917          --
Gain on sale of U.S. Lock, net (3)                       --      10,196      10,298          --          --          --          --
Loss on sale of WAMI, net (4)                        (1,966)         --          --          --          --          --          --
Amortization of deferred U.S. Lock gain                 152          --          --          --          --          --          --
Equity earnings of Barnett                            5,333       5,024       6,744       6,341       5,843          --          --
Interest expense, net                                13,446      12,919      17,192      16,031      16,477      24,264      26,411
                                                  ----------------------------------------------------------------------------------

Income (loss) from continuing operations before
income taxes, minority interest, discontinued
operation, extraordinary loss and cumulative
effect of change in accounting                      (12,922)     (1,318)     (6,448)     (3,771)      3,973      26,029     (11,735)
Provision  for income taxes                             395       1,139       1,029         537         401       2,395         338
                                                  ----------------------------------------------------------------------------------

Income (loss) from continuing operations before
minority interest, discontinued operation,
extraordinary loss and cumulative effect of
change in accounting                                (13,317)     (2,457)     (7,477)     (4,308)      3,572      23,634     (12,073)
Minority interest in consolidated affiliate              --          --          --          --          --         975          --
Discontinued operation: (5)
  Reversal of loss (and loss) on disposal                --          --          --          --          --      11,000     (11,000)
                                                  ----------------------------------------------------------------------------------

Income (loss) before extraordinary loss and
cumulative effect of  change in accounting          (13,317)     (2,457)     (7,477)     (4,308)      3,572      33,659     (23,073)
Extraordinary loss (6)                                   --          --          --         192        --       6,251          --
Cumulative effect of  change in accounting (7)           --          --          --          --          --       8,213          --
                                                  ----------------------------------------------------------------------------------
Net income (loss)                                 $ (13,317)  $  (2,457)  $  (7,477)  $  (4,500)  $   3,572   $  19,195   $ (23,073)
                                                  ==================================================================================
Average number of shares outstanding                 12,057      12,057      12,057      12,026      11,919      11,759      11,712
                                                  ==================================================================================

Basic earnings (loss) per share:
  From continuing operations before  minority
interest, discontinued operations, extraordinary
loss and cumulative effect of change in           $   (1.10)  $    (.20)  $    (.62)  $    (.35)  $     .30   $    2.01   $   (1.03)
accounting
  Minority interest in consolidated affiliate            --          --          --          --          --        (.08)         --
  Discontinued operations:
    Reversal of loss (and loss) on disposal              --          --          --          --          --         .93        (.94)
  Extraordinary loss                                     --          --          --        (.02)         --        (.53)         --


                                                    2000        1999        1999(8)       1998       1997     1996(9)      1995(9)
                                                    ----        ----        -------       ----       ----     -------      -------
  Cumulative effect of change in accounting          --          --          --          --          --         (.70)        --
                                                ----------------------------------------------------------------------------------
  Net income (loss) per share                   $   (1.10)  $    (.20)  $    (.62)  $    (.37)  $     .30   $    1.63   $   (1.97)
                                                ----------------------------------------------------------------------------------
                                                ----------------------------------------------------------------------------------
Diluted earnings (loss) per share:
   From continuing operations before minority
   Interest, discontinued operations,
   extraordinary loss and cumulative effect of
   change in accounting                         $   (1.10)  $    (.20)  $    (.62)  $    (.35)  $     .26   $    1.74   $   (1.03)

    Minority interest in consolidated affiliate      --          --          --          --          --          (.07)       --
    Discontinued operations:
    Reversal of loss (and loss) on disposal          --          --          --          --          --           .81        (.94)
    Extraordinary loss                               --          --          --          (.02)       --          (.46)       --
    Cumulative effect of change in accounting        --          --          --          --          --          (.61)       --
                                                ----------------------------------------------------------------------------------

  Net income (loss) per share                   $   (1.10)  $    (.20)  $    (.62)  $    (.37)  $     .26   $    1.41   $   (1.97)
                                                ==================================================================================


Cash dividends per share:
  Common stock                                  $    --     $    --     $    --     $    --     $    --     $    --     $    --
  Class B common stock                          $    --     $    --     $    --     $    --     $    --     $    --     $    --

BALANCE SHEET DATA:
Working capital                                     4,328      26,775   $  21,945   $  15,776   $  31,093   $  51,460   $  25,828
Total assets                                      107,222     108,813     100,210     105,743     107,232     142,637     169,744
Total long-term debt                              128,378     126,803     128,480     118,314     120,994     113,080     145,064
Stockholders' equity (deficit)                    (64,969)    (47,070)    (52,086)    (44,744)    (39,506)    (43,254)    (62,697)

------------------------------------------
         1) For the nine months ended March 31, 2000, the Company recorded a charge of $1.3 million related to the consolidation of its packaged plumbing products under the Plumbcraft(R) brand name and a business procurement charge of $0.65 million. In the nine months ended March 31, 1999, the Company recorded a $1.8 million charge related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio and a business procurement charge of $2.45 million. In fiscal 1999, the Company recorded a $2.1 million non-recurring charge associated with the move of one of Consumer Products' warehouses and a business procurement charge of $2.45 million. In the first quarter of fiscal 1998, the Company recorded an estimated non-recurring charge of $133,000 for warehouse closure costs and other expenses associated with the sale of LeRan Gas Products. In the fourth quarter of fiscal 1998, the estimated loss was adjusted to the actual loss of $24,000. In the fourth quarter of fiscal 1997, the Company sold Madison Equipment Company and recorded a loss on sale of $0.7 million. In fiscal 1997, Consumer Products also recorded a business procurement charge of $0.8 million. During fiscal 1996, the Company recorded a $19.5 million restructuring and asset impairment loss, which included a $7.4 million restructuring charge primarily attributable to strategic initiatives at Consumer Products and a $12.1 million asset impairment charge primarily attributable to U.S. Lock in accordance with SFAS
                  121. During fiscal 1995, the Company incurred $2.8 million in warehouse closure costs as Consumer Products' distribution network was downsized from four locations to three. In fiscal year 1995, Consumer Products incurred a business procurement charge of $0.5 million. See Note 1 to the Consolidated Financial Statements (the "Consolidated Financial Statements") appearing in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 attached hereto as Annex A for further discussion of the fiscal 1999 and 1997 business procurement charges and Note 4 for further discussion of the fiscal 1998 and 1997 charges.

         2) Reflects the gains on the Barnett Public Offerings as further described in Note 2 to the Consolidated Financial Statements.
         3) Reflects the gain on the sale of U.S. Lock as further described in Note 4 to the Consolidated Financial Statements.
         4) Reflects the loss on the sale of substantially all of the assets and certain liabilities of Western American Manufacturing Inc., which was sold effective March 31, 2000.
         5)       Fiscal 1996 amount represents the reversal of the fiscal 1995 estimated loss on the disposal of Consumer Products.
         6)       Represents the write-off of deferred financing costs resulting from the repayment and refinancing of debt in fiscal 1998 and 1996, as further described in Notes 2 and 5 to the Consolidated Financial Statements.
         7) See Note 1 to the Consolidated Financial Statements for a discussion of procurement charges. Effective July 1, 1995, the Company changed its method of accounting for procurement costs to its current method, resulting in the cumulative effect of a change in accounting for procurement costs of $8.2 million, before tax benefit, in fiscal 1996.
         8) The results of U.S. Lock were consolidated by the Company until its sale, which was effective January 1, 1999. As a result of the sale, fiscal 1999 only includes six months of U.S. Lock's results while the previous fiscal years include results for twelve months. See Note 4 to the Consolidated Financial Statements for further discussion of the sale of U.S. Lock.
         9) The results of Barnett were consolidated by the Company until the Barnett Secondary Offering in 1997. As a result of the Barnett Secondary Offering, fiscal years subsequent to fiscal 1996 do not consolidate the results of Barnett.

                        PRO FORMA FINANCIAL INFORMATION

     The following pro forma financial information has been derived from the financial statements of Waxman Industries, Inc. The financial statements for the year ended June 30, 1999 have been audited by Arthur Andersen LLP, independent certified public accountants. The financial statements for the nine month period ended March 31, 2000 are unaudited.




                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                            HISTORIC (5)                PRO FORMA                PRO FORMA
                                                           JUNE 30, 1999                ADJUSTMENTS             JUNE 30, 1999
                                                           -------------                -----------             -------------
Net sales................................................        $99,116                         --                     $99,116
Cost of sales............................................         69,264                         --                      69,264
                                                         ---------------------      ---------------------      -----------------
Gross profit.............................................         29,852                         --                      29,852
Selling, general and administrative expenses.............         31,635                         --                      31,635
Procurement and non-recurring Charges (1)................          4,515                         --                       4,515
                                                         ---------------------      ---------------------      -----------------
Operating income (loss)..................................         (6,298)                        --                      (6,298)
Gain on sale of U.S. Lock, net (2).......................         10,298                         --                      10,298
Equity earnings of Barnett (3)...........................          6,744                     (6,744)                         --
Interest expenses, net (4)...............................         17,192                    (15,549)                      1,643
                                                         ---------------------      ---------------------      -----------------
Income (loss) before income taxes........................         (6,448)                     8,805                       2,357
Provision for income taxes...............................          1,029                         --                       1,029
                                                         ---------------------      ---------------------      -----------------

Net income (loss)........................................        ($7,477)                  $  8,805                    $  1,328
                                                         ---------------------      ---------------------      -----------------

Other comprehensive income:
 Foreign currency translation adjustment.................            134                         --                         134
                                                         ---------------------      ---------------------      -----------------
Comprehensive income (loss)..............................        ($7,343)                  $  8,805                    $  1,462
                                                         ---------------------      ---------------------      -----------------

Average number of shares outstanding.....................         12,057                                                 12,057
                                                         ---------------------                                 -----------------
Basic earnings (loss) per share:
 Net income (loss) per share.............................         ($0.62)                                                 $0.11
                                                         ---------------------                                 -----------------
Diluted earnings (loss) per share:
 Net income (loss) per share.............................         ($0.62)                                                 $0.11
                                                         ---------------------                                 -----------------

------------------------------------------

         1. In fiscal 1999, the Company recorded a $2.1 million non-recurring charge associated with the move of one of Consumer Products' warehouses and a business procurement charge of $2.5 million. Business procurement costs represent the amount paid by the Company in connection with a customer's agreement to purchase products from the Company for a specific period. The amount includes the consideration paid to the new or existing customer (i) for the right to supply such customer for a specified period, (ii) to assist such customer in reorganizing its store aisles and displays in order to accommodate the Company's products and (iii) to purchase competitor's merchandise that the customer has on hand when it changes suppliers, less the salvage value received by the Company. The Company expenses these costs in the fiscal year incurred. Procurement costs for (i) above totaled $2.0 million in fiscal 1999. Procurement costs related to (ii) above totaled $0.5 million in fiscal 1999. These types of procurement costs are included as procurement charges in the accompanying consolidated statements of operations. Procurement costs for (iii) above totaled $1.1 million in fiscal 1999, and are included as a contra-sales amount in net sales in the accompanying consolidated statements of operations.
         2. In fiscal 1999, the Company sold U.S. Lock to Barnett, recognizing $10.3 million of the total net gain, which amounted to $18.3 million, due to the continued ownership in Barnett. The remaining net gain of $8.0 million is recognized with the sale of Barnett.
         3. The pro forma adjustment reflects the elimination of the Barnett equity earnings as if Barnett had been sold as of the beginning of the fiscal year.
         4. The pro forma adjustment reflects the elimination of interest from the 12 3/4% Deferred Coupon Notes due 2004, 11 1/8% Senior Notes due 2001 and a reduction in bank working capital borrowings being repaid with proceeds from the transaction. The pro forma adjustment also reflects the elimination of deferred loan amortization costs for the Deferred Coupon Notes and the Senior Notes.
         5. The results of U.S. Lock were consolidated by the Company until its sale, which was effective January 1, 1999. As a result of the sale, fiscal 1999 only includes six months of U.S. Lock's results.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   HISTORIC                  PRO FORMA                PRO FORMA
                                                             MARCH 31, 2000                ADJUSTMENTS             MARCH 31, 2000
                                                          ----------------------      -----------------------     -----------------

INCOME STATEMENT DATA:
Net sales.................................................          $62,361                         --                     $62,361
Cost of sales.............................................           43,110                         --                      43,110
                                                          ----------------------      -----------------------     -----------------
Gross profit..............................................           19,251                         --                      19,251
Selling, general and administrative expenses..............           20,296                         --                      20,296
Procurement and non-recurring Charges (1).................            1,950                         --                       1,950
                                                          ----------------------      -----------------------     -----------------
Operating income (loss)...................................           (2,995)                        --                      (2,995)
Loss on sale of WAMI, net (2).............................           (1,966)                        --                      (1,966)
Amortization of deferred U.S. Lock gain (3)...............              152                       (152)                         --
Equity earnings of Barnett (4)............................            5,333                     (5,333)                         --
Interest expense, net (5).................................           13,446                    (13,010)                        436
                                                          ----------------------      -----------------------     -----------------
Income (loss) before income taxes ........................          (12,922)                     7,525                      (5,397)
Provision for income taxes ...............................              395                         --                         395
                                                          ----------------------      -----------------------     -----------------
Net income (loss).........................................         $(13,317)                  $  7,525                     ($ 5,792)
                                                          ----------------------      -----------------------     -----------------

Other comprehensive income:
 Foreign currency translation adjustment..................              434                         --                         434
                                                          ----------------------      -----------------------     -----------------
Comprehensive income (loss)...............................         $(12,883)                  $  7,525                     $(5,358)
                                                          ----------------------      -----------------------     -----------------
Average number of shares outstanding......................           12,057                                                 12,057
                                                          ----------------------                                  -----------------
Basic earnings (loss) per share:..........................
Net income (loss) per share...............................           ($1.10)                                                ($0.48)
                                                                                                                  -----------------
Diluted earnings (loss) per share:........................
Net income (loss) per share...............................           ($1.10)                                                ($0.48)
                                                          ----------------------                                  -----------------

---------------------------------

         1. In the second quarter of fiscal 2000, Consumer Products recorded a non-recurring charge of $1.3 million related to the consolidation of its packaged plumbing products under the Plumbcraft(R)brand name. In addition, Consumer Products recognized a business procurement charge of $0.65 million. Procurement costs represent the amount paid by the Company in connection with a customer's agreement to purchase products from the Company for a specific period. The amount includes the consideration paid to the new or existing customer (i) for the right to supply such customer for a specified period, (ii) to assist such customer in reorganizing its store aisles and displays in order to accommodate the Company's products and
                  (iii) to purchase competitor's merchandise that the customer has on hand when it changes suppliers, less the salvage value received by the Company. The Company expenses these costs in the fiscal year incurred. Procurement costs for (i) above totaled $150,000 in the first quarter, none in the second quarter and $500,000 in the third quarter of fiscal 2000. The Company did not incur procurement costs related to (ii) above in the fiscal 2000. These types of procurement costs are included as procurement charges in the accompanying consolidated statements of operations. Procurement costs for
                  (iii) above totaled $1.1 million for the first nine months of fiscal 2000, which are included as a contra-sales amount in net sales in the accompanying consolidated statements of operations.
         2. Effective March 31, 2000, the Company sold substantially all of the assets and business of Western American Manufacturing Inc. ("WAMI") for $1.8 million in cash, resulting in a loss of approximately $2.0 million.
         3. The pro forma adjustment reflects the elimination of the amortization of the U.S. Lock gain due to its full recognition with the sale of Barnett.
         4. The pro forma adjustment reflects the elimination of the Barnett equity earnings as if Barnett had been sold as of the beginning of the fiscal year.
         5. The pro forma adjustment reflects the elimination of interest from the 12 3/4% Deferred Coupon Notes due 2004 and the
                  11 1/8% Senior Notes due 2001. The pro forma adjustment also reflects the elimination of deferred loan amortization costs for the Deferred Coupon Notes and the Senior Notes.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                 MARCH 31, 2000
                                 (IN THOUSANDS)


                                                               HISTORIC                    PRO FORMA                  PRO FORMA
                                                           MARCH 31, 2000                  ADJUSTMENTS               MARCH 31, 2000
                                                   ------------------------------     ----------------------    -------------------

ASSETS
Current Assets:
Cash (1)...........................................                    $363                     $7,090                      $7,453
Trade Receivables, net.............................                  12,970                         --                      12,970
Other Receivables..................................                   5,020                         --                       5,020
Inventories........................................                  18,844                         --                      18,844
Prepaid Expenses...................................                   3,078                         --                       3,078
                                                   ------------------------------     ----------------------    -------------------
         Total Current Assets......................                  40,275                      7,090                      47,365
                                                   ------------------------------     ----------------------    -------------------

Investment in Barnett (2)..........................                  41,718                    (41,718)                         --
                                                   ------------------------------     ----------------------    -------------------

Property and Equipment:
Land...............................................                     589                         --                         589
Buildings..........................................                   4,651                         --                       4,651
Equipment..........................................                  11,455                         --                      11,455
                                                   ------------------------------     ----------------------    -------------------
                                                                     16,695                         --                      16,695
Less Accumulated Depreciation
and Amortization...................................                  (7,150)                        --                      (7,150)
                                                   ------------------------------     ----------------------    -------------------
Property and Equipment, net........................                   9,545                         --                       9,545
                                                   ------------------------------     ----------------------    -------------------
Cost of Businesses in Excess of
  Net Assets Acquired , net........................                   6,751                         --                       6,751
Unamortized Debt Issuance Costs, net (3)...........                   2,619                     (2,353)                        266
Other Assets (4) ..................................                   6,314                     (1,844)                      4,470
                                                   ------------------------------     ----------------------    -------------------
         Total Assets..............................                $107,222                   ($38,825)                    $68,397
                                                   ------------------------------     ----------------------    -------------------

LIABILITIES:
Current Liabilities:


                                                               HISTORIC                    PRO FORMA                  PRO FORMA
                                                           MARCH 31, 2000                  ADJUSTMENTS               MARCH 31, 2000
                                                    -------------------------       ---------------------      -----------------
Current Portion of Long - Term Debt (5).............             $20,566                    ($9,912)                    $10,654
Accounts Payable....................................               7,393                         --                       7,393
Accrued Liabilities.................................               3,147                         --                       3,147
Accrued Taxes (6)...................................                 565                       (565)                         --
Accrued Interest (7)................................               4,276                     (4,276)                         --
                                                    -------------------------       ---------------------      -----------------
         Total Current Liabilities..................              35,947                    (14,753)                     21,194
                                                    -------------------------       ---------------------      -----------------

Long-Term Debt, net of current portion .............           768                         --                         768
Senior Secured Deferred Coupon Notes, net (8).......              91,755                    (91,755)                         --
Senior Notes (8)....................................              35,855                    (35,855)                         --
Deferred Gain (9)...................................               7,866                     (7,866)                         --

Stockholders' Equity:
Preferred Stock                                                        0                         --                           0
Common Stock                                                          98                         --                          98
Class B Common Stock                                                  21                         --                          21
Paid-in Capital                                                   21,732                         --                      21,732
Retained Deficit (10)                                            (86,225)                   111,404                      25,179
                                                    -------------------------       ---------------------      -----------------
                                                                 (64,374)                   111,404                      47,030
Cumulative Currency Translation Adjustment                          (595)                        --                        (595)
                                                    -------------------------       ---------------------      -----------------
         Total Stockholders' Equity                              (64,969)                   111,404                      46,435
                                                    -------------------------       ---------------------      -----------------
         Total Liabilities and Equity                           $107,222                   ($38,825)                    $68,397
                                                    =========================       =====================      =================

--------------------------
         1. The pro forma adjustment represents the net cash received from the transaction, based on the debt level and current settlement amounts.
         2. The pro forma adjustment reflects the elimination of the investment in Barnett as a result of the sale of stock as part of the Company's financial reorganization plan.
         3. The pro forma adjustment reflects the write-off of unamortized deferred financing costs due to the repayment of the 12 3/4% Deferred Coupon Note and 11 1/8% Senior Note obligations.
         4. The pro forma adjustment reflects the write-off of capitalized costs associated with the financial reorganization and debt restructuring.
         5. Represents the amount of debt to be repaid on the Company's working capital credit facility per the settlement with the bondholders.
         6. Represents the payment and elimination of all taxes as a result of the transactions.
         7. Represents the payment and elimination of all interest as a result of the transactions.

         8. Represents the payment and elimination of the Deferred Coupon Notes and Senior Notes as a result of the transactions.
         9. Represents the recognition of the remaining deferred gain from the sale of U.S. Lock. In fiscal 1999, the Company sold U.S. Lock to Barnett, recognizing $10.3 million of the total net gain, which amounted to $18.3 million, due to the continued ownership in Barnett.
         10. Represents the net gain from the sale of the Barnett stock, debt defeasance income, the tax impact of the transactions, net of the utilization of the net operating loss carryforward, write-offs and expenses associated with the transaction.

               INFORMATION WITH RESPECT TO WAXMAN INDUSTRIES, INC.

         Certain information with respect to the Company may be found in the following documents that accompany this Information Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, attached hereto as Annex A.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, attached hereto as Annex B.

         3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, attached hereto as Annex C.

         4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, attached hereto as Annex D.

                    INFORMATION WITH RESPECT TO BARNETT INC.

         Certain information with respect to Barnett may be found in the following documents that accompany this Information Statement:

         1. Barnett's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, attached hereto as Annex E.

         2. Barnett's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, attached hereto as Annex F.

         3. Barnett's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, attached hereto as Annex G.

         4. Barnett's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, attached hereto as Annex H.



             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Melvin Waxman and Armond Waxman are the Chairman of the Board of Directors and Vice Chairman of the Board of Directors of Barnett, respectively. In addition, Melvin Waxman individually owns 24,000 shares of Barnett Common Stock (constituting less than 0.2% of the outstanding shares of Barnett Common Stock) and an option, granted under the 1997 Directors Stock Option Plan of Barnett, exercisable to acquire 100,000 shares of the Barnett Common Stock (constituting less than 0.7% of the outstanding shares of Barnett Common Stock) at $21.00 per share. Armond Waxman owns 24,700 shares of Barnett Common Stock (constituting less than 0.2% of the outstanding shares of Barnett Common Stock) and an option, granted under the 1997 Directors Stock Option Plan of Barnett, exercisable to acquire 100,000 shares of Barnett Common Stock

(constituting less than 0.7% of the outstanding shares of Barnett Common Stock) at $21.00 per share. The aforementioned options will be terminated, without value, upon consummation of the transactions contemplated hereby.

         Barnett has established a committee of its independent directors to review and approve the Barnett Stock Sale, and has retained independent advisors to render advice to it with respect thereto. Melvin Waxman, Armond Waxman and William R. Pray, the President and Chief Executive Officer of Barnett, are not members of such committee. In addition, it is agreed that each of Melvin Waxman and Armond Waxman will resign from the Board of Directors of Barnett upon the consummation of the Barnett Stock Sale.


         The Company's wholly-owned subsidiaries engage in business transactions with Barnett. Products sold to Barnett for resale totaled $19.9 million in fiscal 1999, $16.2 million in fiscal 1998 and $13.7 million in fiscal 1997. There were no purchases from Barnett in fiscal 1999 and $0.1 million in fiscal 1997.

         The Company and Barnett provide to and receive from each other certain selling, general and administrative services and reimburse each other for out-of-pocket disbursements related to those services. In connection with initial public offering of Barnett, the Company and Barnett, among others, entered into an intercorporate agreement (the "Intercorporate Agreement"). Pursuant to the Intercorporate Agreement, the Company provides certain managerial, administrative and financial services to Barnett and is paid by Barnett for the allocable cost of the salaries and expenses of the Company's employees while they are rendering such services. Barnett also reimburses the Company for actual out-of-pocket disbursements to third parties by the Company required for the provision of such services by the Company. In addition to the services provided by the Company to Barnett pursuant to the Intercorporate Agreement, Barnett also provided certain services to U.S. Lock, LeRan Gas Products and Madison Equipment, which were divisions or subsidiaries of the Company until they were sold by the Company.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

CAPITAL STOCK

         The following table sets forth, as of June 30, 2000, the number of shares of common stock and Class B common stock beneficially owned by each director and executive officer, by the directors and executive officers of the Company as a group and by each holder of at least five percent of common stock and Class B common stock known to the Company, and the respective percentage ownership of the outstanding common stock and Class B common stock and voting power held by each such holder and group. The mailing address for Messrs. Melvin and Armond Waxman is the executive office of the Company.



                                         Number of Shares                         Percentage
                                         Beneficially Owned                       Ownership
                                         --------------------------------         --------------------------
                                                             Class B                             Class B            Percentage of
                                            Common            Common             Common           Common              Aggregate
Name and Beneficial Owner                   Stock             Stock               Stock           Stock              Voting Power
----------------------------------        -----------      -----------          ----------      ------------         ------------
Melvin Waxman(1)..................         1,129,300        1,011,932              11.0%           47.2%                35.5%
Armond Waxman(2)..................         1,030,882          770,282              10.0            35.9                 27.6
Laurence S. Waxman(3).............           231,900           55,252               2.6             2.6                  2.6
Irving Friedman(4)................            25,000               --               *              --                    *
Judy Robins(5)....................           109,750           75,250               1.1             3.5                  2.7
Directors and officers as a                2,620,007        1,912,716              24.2            89.3                 67.4
group (7 individuals).............
Credit Suisse First Boston,
Inc. (6)..........................           550,000               --               5.5            --                    1.8
  11 Madison Avenue
  New York, NY 10010
Herzog, Heine Geduld,. Inc.
525 Washington Blvd.                         544,144               --               5.5             -                    1.7
Jersey City, NJ 07310



-----------------
*        less than 1%

(1) Includes 300,000 shares of common stock subject to options granted to Mr. Melvin Waxman pursuant to the Company's 1992 Non-Qualified and Incentive Stock Option Plan (the "1992 Stock Option Plan") and 100 shares of common stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial ownership. Does not include 200,000 shares of common stock subject to stock appreciation rights granted to Mr. Waxman by the Company which are vested but have a $3.375 trigger price.

(2) Includes 300,000 shares of common stock subject to options granted to Mr. Armond Waxman pursuant to the 1992 Stock Option Plan and 100 shares of common stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial ownership. Does not include 200,000 shares of common stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have vested but have a 3.375 trigger price.

(3) Includes 166,250 shares of common stock subject to options granted to Mr. Laurence Waxman pursuant to the 1992 Stock Option Plan and 27,100 shares of common stock for which Mr. Waxman is custodian to his minor children. Does not include 100,000 shares of common stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have vested, but have a $3.375 trigger price.

(4) Includes 20,000 shares of common stock subject to options granted to Mr. Friedman pursuant to the 1994 Non-Employee Directors Stock Option Plan (the "1994 Directors Plan") and 5,000 shares of common stock granted to Mr. Friedman pursuant to the 1996 Non-Employee Directors' Restricted Share Plan (the "1996 Directors Plan").

(5) Includes 20,000 and 10,000 shares of common stock subject to options granted to Mrs. Robins as director and her spouse, pursuant to the 1994 Directors Plan, as Corporate Secretary of the Company, respectively, and 15,000 shares of common stock granted to Mrs. Robins pursuant to the 1996 Directors Plan.

(6) The information set forth in the table with respect to Credit Suisse First Boston, Inc. was obtained from a statement on Schedule 13G , dated February 13, 1998, filed with the Securities and Exchange Commission. Such statement reflects Credit Suisse First Boston, Inc.'s beneficial ownership as of December 31, 1997.

(7) The information set forth in the table with respect to Herzog, Heine Geduld, Inc. was derived from a statement on Schedule 13G, dated as of December 31, 1999, filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company is required to identify any officer, director or beneficial owner of more than 10% of the Company's equity securities who failed to timely file with the Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company by such officers, directors and beneficial owners of more than 10% of the Company's equity securities, the Company believes that during the year ended March 31, 2000, there was compliance with all such filing requirements.

                                  EXHIBIT INDEX

EXHIBIT NO.   EXHIBIT
-----------   -------

      23.1    Consent of Arthur Andersen LLP relating to Waxman Industries, Inc.

      23.2    Consent of Arthur Andersen LLP relating to Barnett Inc.

                                                                        Annex A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

                    FOR THE FISCAL YEAR ENDED JUNE 30, 1999

                                       OR

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

               FOR THE TRANSITION PERIOD FROM                  TO

                         COMMISSION FILE NUMBER 0-5888

                            ------------------------

                            WAXMAN INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               34-0899894
        (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

           24460 AURORA ROAD,                             44146
          BEDFORD HEIGHTS, OHIO                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (440) 439-1830
              (REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE)

                            ------------------------

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      NONE

                            ------------------------

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      NONE

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.
                              Yes X      No
                                 ---       ---

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this
Form 10-K.   X
            ---

    Aggregate market value of voting stock held by non-affiliates of the registrant based on the closing price at which such stock was sold on the Over-The-Counter Bulletin Board on September 20, 1999: $5,093,083

     NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF SEPTEMBER 20, 1999:
                             COMMON STOCK 9,914,939
                         CLASS B COMMON STOCK 2,142,358
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

     Registrant intends to file with the Securities and Exchange Commission a definitive Proxy Statement pursuant to Regulation 14A of the Securities Exchange Act of 1934 within 120 days of the close of its fiscal year ended June 30, 1999, portions of which document shall be deemed to be incorporated by reference in
Part I and Part III of this Annual Report on Form 10-K from the date such document is filed.

     The Company consists of Waxman Industries, Inc. and subsidiaries in which Waxman Industries, Inc. directly or indirectly has a majority voting interest. In fiscal 1997, the Company began accounting for Barnett Inc. ("Barnett") under the equity method of accounting due to the reduction of the Company's ownership of Barnett to 44.5% in the fiscal 1997 fourth quarter. Prior to that time, the Company consolidated Barnett's results, with a minority interest charge for the portion of Barnett not owned by the Company. The Barnett Form 10-K for the year ended June 30, 1999 is incorporated by reference into Item 8 of this Annual Report on Form 10-K.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Annual Report on Form 10-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its deleveraging strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

                                     PART I
ITEM 1. BUSINESS

GENERAL

     The Company believes it is one of the leading suppliers of specialty plumbing, hardware and other products to the repair and remodeling market in the United States. The Company distributes its products to approximately 1,400 customers, including a wide variety of large national and regional retailers, independent retail customers and wholesalers. The Company's consolidated net sales were $99.1 million in fiscal 1999.

     The Company conducts its business primarily through its wholly-owned subsidiaries, Waxman Consumer Products Group Inc. ("Consumer Products"), WOC Inc. ("WOC") and TWI, International, Inc. ("TWI"). WOC is comprised of Medal Distributing, a supplier of hardware products and, until its sale effective January 1, 1999, U.S. Lock ("U.S. Lock"), a distributor of a full line of security hardware products. TWI includes the Company's foreign operations, including manufacturing, packaging and sourcing operations in China and Taiwan, and an operation in Mexico that threads galvanized, black, brass, and chrome pipe and imports malleable fittings. Consumer Products, WOC and Barnett utilize the Company's and non-affiliated foreign sourcing suppliers.

     At June 30, 1999, the Company owned 44.3% of Barnett, a direct marketer and distributor of an extensive line of plumbing, electrical, hardware, and security hardware products to approximately 73,400 active customers throughout the United States. Barnett offers approximately 20,300 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. Barnett markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, security hardware installers, liquid propane gas dealers, and locksmiths. In January 1999, the Company completed the sale of U.S. Lock to Barnett. Barnett's net sales for fiscal 1999 were $241.4 million. In fiscal 1999, the Company recognized $6.7 million in equity income from this investment.

     In April 1996, the Company completed an initial public offering of the common stock of Barnett (the "Barnett Common Stock"), reducing its interest in the former wholly-owned subsidiary to 49.9% of the outstanding Barnett Common Stock and, together with certain convertible non-voting preferred stock owned by the Company, approximately a 54% economic interest. In April 1997, the Company completed a secondary offering of 1.3 million shares of Barnett Common Stock, reducing its voting and economic interests to 44.5% and, accordingly, began to account for its interest in Barnett under the equity method of accounting. In July 1997, as a result of the sale of a substantial portion of the business of LeRan Gas Products, one of WOC's operations, to Barnett, the Company received cash and an additional 24,730 shares of Barnett Common Stock, which increased the Company's ownership to the current level of 7,186,530 shares. The Barnett Common Stock trades on the Nasdaq National Market under the symbol "BNTT".

CONSUMER PRODUCTS

     Consumer Products markets and distributes approximately 6,300 products to a wide variety of retailers, primarily do-it-yourself ("D-I-Y") warehouse home centers, home improvement centers, mass merchandisers and hardware stores. Consumer Products' customers include large national retailers such as Kmart, Wal-Mart and Sears, as well as several large regional D-I-Y retailers. According to rankings of the largest D-I-Y retailers published in National Home Center News, an industry trade publication, Consumer Products' customers include 12 of the 25 largest D-I-Y retailers and three of the top five mass merchandisers in the United States. Consumer Products works closely with its customers to develop comprehensive marketing and merchandising programs designed to improve their profitability, efficiently manage shelf space, reduce inventory levels and maximize floor stock turnover. Consumer Products also offers certain of its customers the option of private label programs and direct import programs. Consumer Products' net sales for fiscal 1999 were $47.7 million, excluding direct import sales.

     In recent years, the rapid growth of large mass merchandisers and D-I-Y retailers has contributed to a significant consolidation of the United States retail industry and the formation of large, dominant, product specific and multi-category retailers. These retailers demand suppliers who can offer a broad range of quality products and can provide strong marketing and merchandising support. Due to the consolidation in the D-I-Y retail industry, a substantial portion of Consumer Products' net sales are generated by a small number of customers. In January 1999, Consumer Products entered into a three year supply agreement with Kmart, which expanded the sales program to include additional product categories. In July 1997, Kmart agreed to sell its Builders Square chain to Leonard Green & Partners, a merchant-banking firm. Leonard Green also acquired another home improvement retailer, Hechinger Co., and combined the two companies to form the nation's third largest home improvement chain. In August 1998, Consumer Products was informed that the Hechinger/Builders Square operations were consolidating their supplier relationships and Consumer Products would retain only the bulk plumbing business, beginning in January 1999. In fiscal 1998, Builders Square accounted for $11.7 million, or 21.1% and 11.0% of Consumer Products' and the Company's net sales, respectively. Due to the loss of this revenue base, Consumer Products implemented plans to reduce its cost structure to be more in line with its revenue base. The combined operations of Hechinger/Builders Square, accounted for approximately $3.7 million, or 7.8% and 3.8% of Consumer Products and the Company's net sales in fiscal 1999, respectively. Hechinger/Builders Square filed for Chapter 11 bankruptcy protection in June 1999, and for Chapter 7 liquidation in September 1999. Consumer Products' accounts receivable from Hechinger/Builders Square was $0.3 million at the time of the bankruptcy filing. In the event Consumer Products were to lose any additional large retail accounts as a customer or one of its largest accounts were to significantly curtail its purchases from Consumer Products, there would be material short-term adverse effects until the Company could further modify Consumer Products' cost structure to be more in line with its anticipated revenue base. Consumer Products would likely incur significant charges if a materially adverse change in its customer relationships were to occur.

     In furtherance of its continuing efforts to improve Consumer Products' prospects, during fiscal 1997, the Company began to augment certain existing product lines, streamline its packaged plumbing product lines, enhance the appearance and appeal of its existing plumbing product packaging and undertook certain customer retention and development programs. The Company believes the redesign effort has helped and should continue to help in its effort to retain existing business and to diversify its customer base by attracting new business. In order to minimize the financial impact on Consumer Products, the rollout of the package redesign program will continue into fiscal 2000.

     In the past several years, certain retailers have begun to develop direct import programs to improve their profitability. Those retailers generally select certain product categories and import full containers of such products to their domestic distribution centers. Consumer Products has responded to this trend by working with the Company's foreign sourcing operations to provide the products, while Consumer Products provides certain of the value added services discussed below, such as account management, selling and marketing support and customer service. Due to the sharing of responsibilities in servicing the domestic retail account, profits are shared by Consumer Products and the foreign operation. The direct shipment arrangement generally results in lower gross profit margins for the Company, but also lower selling, general and administrative costs.

     Consumer Products' marketing strategy includes offering mass merchandisers and D-I-Y retailers a comprehensive merchandising program, which includes design, layout and setup of selling areas. Sales and service personnel assist the retailer in determining the proper product mix in addition to designing category layouts to effectively display products and optimally utilize available floor and shelf space. Consumer Products supplies point-of-purchase displays for both bulk and packaged products, including color-coded product category signs and color-coordinated bin labels to help identify products and backup tags to identify products that require reordering. Consumer Products also offers certain of its customers the option of private label programs for their plumbing and floor care products. In-house design, assembly and packaging capabilities enable Consumer Products to react quickly and effectively to service its customers' changing needs. In addition, Consumer Products' products are packaged and designed for ease of use, with "how to" instructions to simplify installation, even for the uninitiated D-I-Y consumer.

     Consumer Products' sales and service representatives visit stores regularly to take reorders and recommend program improvements. These representatives also provide reports to Consumer Products, enabling it to stay abreast of changing consumer demand and identify developing trends. In order to support its customers' "just-in-time" requirements, Consumer Products has sophisticated EDI capabilities, enabling customers to reduce inventory levels and increase return on investment. During fiscal 1998, Consumer Products completed the modifications of all of its information systems to be Year 2000 compliant. Consumer Products operates and distributes its products through two strategically located distribution facilities near Columbus, Ohio and Dallas, Texas. In fiscal 1999, Consumer Products completed the move of its distribution warehouse from Bedford Heights, Ohio, to a more modern and efficient center in Groveport, Ohio, a suburb of Columbus. The charges incurred by the Company in connection with this move amounted to approximately $2.1 million, including the write-off of specific tangible assets at its Bedford Heights warehouse. The cost savings of the new facility are expected to offset these charges in less than two years. The Company's non-warehouse functions continue to be performed in Bedford Heights.

PRODUCTS

     The following is a discussion of Consumer Products' principal product groups:

     Plumbing Products. Consumer Products' plumbing repair products include toilet repair, sink and faucet repair, water supply repair, drain repair, shower and bath repair, hose and pipe repair, and connection repair. Consumer Products also offers proprietary lines of faucets under the trade name Premier(R), as well as a line of shower and bath accessories under the proprietary trade name Spray Sensations(R). Consumer Products' product line also includes a full line of valves and fittings, rubber products and tubular products such as traps and elbows. Many of Consumer Products' plumbing products are sold under the proprietary trade names Plumbcraft(R), PlumbKing(R) and KF(R). In addition, Consumer Products offers certain of its customers the option of private label programs. In August 1999, Consumer Products introduced a new product, the Soap 'n Spray(TM) all-in-one sink sprayer, which should be an attractive product offering for the bed and bath industry in addition to many of the large D-I-Y retailers and mass merchandisers served by the Company.

     Floor Protective Hardware Products. Consumer Products' floor protective hardware products include casters, doorstops and other floor, furniture and wall protective items. Consumer Products markets a complete line of floor protective hardware products under the proprietary trade name KF(R) and also under private labels. In the last several years, the Floor Protective Program has been expanded to include a new line of surface protection products, which are being distributed under the proprietary trade name SoftTouch(TM).

WOC OPERATIONS

     WOC currently has one operating division, Medal Distributing, a supplier of hardware products to approximately 700 independent retailers. Until its January 1, 1999 sale, U.S. Lock, a full line supplier of security hardware products, was also included in the operations of WOC. In late fiscal 1997 and early fiscal 1998, two other WOC divisions were sold, including the Madison Equipment division ("Madison"), a supplier of electrical products, which was sold in April 1997, and substantially all of the business of the LeRan Gas Products division ("LeRan"), a supplier of copper tubing, brass fittings and other related products, which was sold to Barnett on July 1, 1997. WOC's net sales amounted to $18.2 million in fiscal 1999, including $13.4 million for U.S. Lock, until its January 1, 1999 sale.

  MEDAL DISTRIBUTING

     Medal Distributing, which was acquired by the Company in 1980, is a regional distributor of hardware products to independent hardware stores and small independent retailers. Medal Distributing distributes its products primarily through outside sales representatives and through a catalog and monthly circulars. The operations for Medal Distributing are located in Sharon, Pennsylvania, serving customers within a 250 mile radius. At June 30, 1999, Medal Distributing marketed approximately 13,500 products to its 700 customers. The continued expansion of certain national, large, multi-category retailers has continued to impact the smaller, independent retail operations served by Medal Distributing. Medal Distributing is working closely with its outside sales representatives and the small independent retailers to adjust to the expansion of the large national retailers.

FOREIGN OPERATIONS

     Through TWI, the Company conducts its foreign operations in Mexico, China and Taiwan, which support Consumer Products, WOC and Barnett. Over the past several years, certain retailers have begun to source a portion of their product requirements through direct import programs. TWI and Consumer Products have responded by participating with some retailers in direct import programs, with the added benefit of domestic account management. For the years ended June 30, 1999 and 1998, products purchased from the foreign operations accounted for approximately 19.6% and 24.0%, respectively, of the total product purchases made by the Company. For fiscal 1999, the operations owned by TWI had net sales of $46.3 million, of which $19.9 million were to Barnett and $13.1 million were intercompany transactions, which eliminate in consolidation. Although a significant portion of the Company's non-retail sales are to Barnett, the Company has made significant progress in recent years in its effort to develop the non-retail customer base served by its foreign operations.

     TWI, through its subsidiaries, operates the Taiwan and Mainland China facilities, which source, manufacture, assemble and package plumbing products. In addition, facilities in Mainland China manufacture and package floor protective hardware products. The Company believes that these facilities give it competitive advantages in terms of cost and flexibility in sourcing. Both labor and physical plant costs are significantly below those in the United States.

     Western American Manufacturing, Inc. ("WAMI"), a manufacturer of galvanized, black, brass, and chrome pipe nipples in Tijuana, Mexico, provides the Company vertical integration in the manufacture and distribution of pipe nipples. Pipe nipples are lengths of pipe, which range from 1/2 of an inch to 10 feet long, threaded at each end. In order to take advantage of lower labor costs, the Company has relocated certain of its packaging operations to WAMI. In fiscal 1998, WAMI formed a sales organization, WAMI Sales, Inc. ("WAMI Sales"), to distribute its products to industrial supply and wholesale operations.

     Substantially all of the other products purchased by the Company are manufactured by third parties. The Company estimates that it purchases products and materials from approximately 600 suppliers and is not dependent on any single unaffiliated supplier for a material portion of its requirements.

     The following table sets forth the approximate percentage of net sales attributable to the Company's principal product groups.

                                                              1999    1998    1997
                                                              ----    ----    ----
Plumbing....................................................   68%     63%     71%
Electrical..................................................    1%      1%      1%
Hardware....................................................   31%     36%     28%
                                                              ---     ---     ---
Total net sales.............................................  100%    100%    100%
                                                              ===     ===     ===

IMPORT RESTRICTIONS AND CUSTOMS ISSUES

     Under current United States government regulations, some products manufactured offshore are subject to import restrictions. The Company currently imports goods from China and Taiwan. The Company also imports United States goods assembled in Mexico under the preferential import regulations commonly known as '9802', formerly item '807'. The '9802' arrangement permits an importer who purchases raw materials in the United States and then ships the raw materials to an offshore factory for assembly, to reimport the goods without quota restriction and to pay a duty only on the value added in the offshore factory.

     When the Company chooses to directly import goods purchased outside of the United States, the Company may be subject to import quota restrictions, depending on the country of origin of assembly. These restrictions may limit the amount of goods from a particular country that may be imported into the United States. If the Company cannot obtain the necessary quota, the Company will not be able to import the goods into the United States. Export visas for the goods purchased offshore by the Company are readily available.

     The above arrangements, both '9802' and quota restrictions, were superseded by more favorable regulations with respect to Mexico under the North American Free Trade Agreement ("NAFTA") and may be limited by revision or canceled at any time by the United States government. As a result of the passage of NAFTA, importation from Mexico is more competitive relative to importation from other exporting countries. The Company does not believe that its relative competitive position is adversely affected by NAFTA. As indicated above, many of the Company's imported goods are of Chinese origin. Favorable tariff rates under the tariff hearings for China are dependent upon review of most favored nations status (MFN) which has currently been extended, but there is no guarantee this will continue to be the case in the future.

EQUITY INVESTMENT -- BARNETT AFFILIATE

     Barnett is a direct marketer and distributor of an extensive line of plumbing, electrical, hardware and security hardware products to approximately 73,400 active customers throughout the United States. Barnett offers and promotes approximately 20,300 name brand and private label products through its industry-recognized Barnett(R) catalogs and telesales operations. Barnett markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, liquid propane gas dealers and locksmiths. Barnett's staff of over 145 knowledgeable telesales, customer service and technical support personnel work together to serve customers by assisting in product selection and offering technical advice. To provide rapid delivery and a strong local presence, Barnett has established a network of 40 distribution centers strategically located in 34 major metropolitan areas throughout the United States and Puerto Rico. Through these local distribution centers, approximately 70% of Barnett's orders are shipped directly to the customer on the same day the order is received. The remaining 30% of the orders are picked up by the customer at one of Barnett's local distribution centers. Barnett's strategy of being a low-cost, competitively priced supplier is facilitated by its volume of purchases and the offshore sourcing of a significant portion of its private label products. Products are purchased from over 650 domestic and foreign suppliers, including TWI.

     Barnett was a wholly-owned subsidiary of the Company until the completion of an initial public offering in April 1996 (the "Barnett Initial Public Offering"). In such offering, 7,207,200 shares, representing approximately 55.1% of the Barnett Common Stock, were sold in the aggregate by Barnett and the Company at an initial public offering price per share of $14.00, resulting in aggregate net proceeds of $92.6 million. In April 1997, a secondary offering of 1,300,000 shares of Barnett Common Stock (the "Barnett Secondary Offering", and together with the Barnett Initial Public Offering, the "Barnett Public Offerings") was completed and the Company converted its remaining convertible non-voting preferred stock of Barnett to Barnett Common Stock. The Company received a per share price of $17.50, before the underwriters' discount, resulting in $21.6 million of net proceeds. In July 1997, as a result of the sale of a substantial portion of the business of LeRan Gas Products, one of WOC's operations, to Barnett, the Company received cash and an additional 24,730 shares of Barnett Common Stock. In January 1999, the Company sold substantially all of the assets and certain liabilities of U.S. Lock, a division of WOC, to Barnett. At June 30, 1999, the Company owned 44.3% of the outstanding shares of Barnett Common Stock. Management intends to utilize its interest in Barnett in its debt reduction efforts. The Barnett Common Stock trades on the Nasdaq National Market under the symbol "BNTT".

COMPETITION

     The Company faces significant competition within each of its product lines, although it has no competitor offering the range of products in all of the product lines that the Company offers. The Company believes that its buying power, extensive inventory, emphasis on customer service and merchandising programs have contributed to its ability to compete successfully in its various markets. The Company faces significant competition from smaller companies which specialize in particular types of products and larger companies which manufacture their own products and have greater financial resources than the Company. The Company believes that competition in sales to retailers is primarily based on price, product quality and selection, as well as customer service, which includes speed of responses for packaging, delivery and merchandising for retailers.

EMPLOYEES

     As of June 30, 1999, the Company employed 733 persons, 147 of whom were clerical and administrative personnel, 57 of whom were sales service representatives and 529 of whom were either production or warehouse personnel. Eleven of the Company's employees are represented by collective bargaining units. The Company considers its relations with its employees, including those represented by collective bargaining units, to be satisfactory.

TRADEMARKS

     Several of the trademarks and trade names used by the Company are considered to have significant value in its business. See "Business -- Consumer Products -- Products".

ENVIRONMENTAL REGULATIONS

     The Company is subject to certain federal, state and local environmental laws and regulations. The Company believes that it is in material compliance with such laws and regulations applicable to it. To the extent any subsidiaries of the Company are not in compliance with such laws and regulations, the Company, as well as such subsidiaries, may be liable for such non-compliance. However, in any event, the Company is not aware of any such liabilities that could have a material adverse effect on it or any of its subsidiaries.

SEASONALITY

     The Company's sales are generally consistent throughout its fiscal year, although the third fiscal quarter is generally weaker in sales than the other quarters.

ITEM 2. DESCRIPTION OF PROPERTIES

     The following table sets forth, as of June 30, 1999, certain information with respect to the Company's principal physical properties:

                                                                                     LEASE
                                APPROXIMATE                                        EXPIRATION
           LOCATION             SQUARE FEET               PURPOSE                     DATE
           --------             -----------               -------                --------------
24460 Aurora Road                  21,000      Corporate Office                           Owned
  Bedford Hts., OH
24455 Aurora Road                  26,000      Consumer Products Corporate              6/30/02
  Bedford Hts., OH (1)                         Office
902 Avenue T.                     108,000      Consumer Products                        5/31/00
  Grand Prairie, TX (2)                        Office and Distribution Center
5920 Green Pointe Dr.             114,000      Consumer Products                        11/1/08
  Groveport, OH                                Office and Distribution Center
330 Vine Street                    80,000      Medal Distributing                       2/28/01
  Sharon, PA                                   Office and Distribution Center
No. 10, 7th Road                   55,000      TWI                                        Owned
  Industrial Park                              Office, Packaging
  Taichung, Taiwan                             and Distribution Center
  Republic of China
                                               TWI/CWI                                    Owned
Dan Keng Village                   45,000      Office, Packaging,
  Fu Ming County                               Manufacturing
  Shenzhen, P.R. China                         and Distribution Center
113, 9 Sur Y 6 Oriente St., CD     41,000      WAMI / WAMI Sales                        6/15/00
  Industrial Mesa De Otay                      Office and Manufacturing
  Tijuana, Mexico                              Center
16002, 9 Sur St., CD               37,000      WAMI                                     3/31/00
  Industrial Mesa De Otay                      Packaging Center
  Tijuana, Mexico
9430 Cabot Drive                   13,000      WAMI Sales                               1/31/00
  San Diego, California                        Office and Distribution Center
20052, 6 Oriente St., CD           12,000      WAMI                              month-to-month
  Industrial Mesa De Otay                      Manufacturing Center                       lease
  Tijuana, Mexico

---------------

(1) Aurora Investment Co., a partnership owned by Melvin Waxman, Chairman of the Board and Co-Chief Executive Officer of the Company, and Armond Waxman, President and Co-Chief Executive Officer of the Company, together with certain other members of their families, is the owner and lessor of this property. In November 1998, Consumer Products completed the move of its warehouse to Groveport, Ohio, but continues to lease 9,000 square feet of office space and 17,000 square feet of warehouse space in Bedford Hts., Ohio. The remaining 97,000 square feet of warehouse space in this facility has been subleased to Handl-it, Inc. (see below for information regarding affiliated ownership) for the duration of the lease term. Rent expense under this lease was $326,716 in fiscal 1999, $314,150 in fiscal 1998 and $314,150 in fiscal 1997. The Company received rental income from Handl-it, Inc. of $95,324 in fiscal 1999 for subleasing the warehouse in Bedford Hts., Ohio for a portion of the year.

(2) The Company has the option to renew the lease for three additional five-year terms.

     Handl-it Inc., a corporation owned by John S. Peters, a consultant to the Company, together with certain other members of his family, Melvin Waxman and Armond Waxman provides Consumer Products with certain outside warehousing services under month-to-month rental arrangements from time to time. Con-sumer Products may enter into month-to-month leases in the future, depending on its business requirements at the time. Rent expense under these lease arrangements was $10,000, $30,000 and $137,000 for fiscal 1999, 1998 and 1997, respectively. Consumer Products Group also paid Handl-it Inc. approximately $55,000 for the cost of transportation of products in fiscal 1999. Effective July 1, 1999, WAMI Sales replaced an internally operated warehouse facility in Cleveland, Ohio with an arrangement with Handl-it Inc. to provide all warehousing, labor and shipping functions for a fee equal to 7.5% of monthly sales from the location.

     The Company believes that its facilities are suitable for its operations and provide the Company with adequate productive capacity and that the related party leases and rental arrangements are on terms comparable to those that would be available from unaffiliated third parties.

ITEM 3.  LEGAL PROCEEDINGS

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the financial position or operations of the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     There were no matters submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

ITEM 4A.  EXECUTIVE OFFICERS OF THE REGISTRANT

     The following is a list of the executive officers of the Company and a brief description of their business experience. Each executive officer will hold office until his successor is chosen and qualified.

     Mr. Melvin Waxman, age 65, was elected Co-Chairman of the Board in June 1995. Upon consummation of the Barnett Initial Public Offering in April 1996, Mr. Waxman became Chairman of the Board of the Company. Mr. Waxman was elected Co-Chief Executive Officer of the Company in May 1988. Mr. Waxman has been a Chief Executive Officer of the Company for over 20 years and has been a director of the Company since 1962. Mr. Waxman has been Chairman of the Board of the Company since August 1976. Mr. Waxman is the Chairman of the Board of Barnett. Melvin Waxman and Armond Waxman are brothers.

     Mr. Armond Waxman, age 60, was elected Co-Chairman of the Board in June 1995. Upon consummation of the Barnett Initial Public Offering in April 1996, Mr. Waxman became President of the Company. Mr. Waxman was elected Co-Chief Executive Officer of the Company in May 1988. Mr. Waxman has been the President and Treasurer of the Company since August 1976. Mr. Waxman has been a director of the Company since 1962 and was Chief Operating Officer of the Company from August 1976 to May 1988. Mr. Waxman is the Vice Chairman of the Board of Barnett. Armond Waxman and Melvin Waxman are brothers.

     Mr. Laurence Waxman, age 42, has been Senior Vice President of the Company since November 1993 and is also President of Consumer Products, a position he has held since 1988. Mr. Waxman joined the Company in 1981. Mr. Waxman has been a director of the Company since July 1996. Mr. Laurence Waxman is the son of Melvin Waxman.

     Mr. Mark Wester, age 44, a certified public accountant, joined the Company in October 1996 as Corporate Controller and in January 1997 became the Vice President-Finance. Upon completion of the Barnett Secondary Offering in April 1997, Mr. Wester became the Chief Financial Officer of the Company. Mr. Wester provided consulting services to the Company from May 1996 through September 1996. From March 1992 to April 1996, Mr. Wester was a limited partner with a privately owned telecommunications company, Capital Communications Cooperative and the Chief Financial Officer of Progressive Communications Technologies. From 1978 to 1992, Mr. Wester was employed by The Fairchild Corporation (formerly, Banner Industries, Inc.), where he held several positions during his tenure, including Vice President and Corporate Controller.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRICE RANGE OF COMMON STOCK

     The Company's Common Stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "WAXX". Prior to March 22, 1999, the Company's stock was listed on the New York Stock Exchange ("NYSE") under the symbol "WAX". The Company's Class B Common Stock does not trade in the public market due to restricted transferability. However, the Class B Common Stock may be converted into Common Stock on a share-for-share basis at any time.

     The following table sets forth the high and low closing quotations as reported by the OTCBB and NYSE for fiscal 1999 and 1998.

                                      1999              1998
                                 --------------    --------------
                                 HIGH      LOW     HIGH      LOW
                                 -----    -----    -----    -----
First Quarter..................  $3.63    $1.06    $5.19    $3.63
Second Quarter.................   1.81     0.69     4.38     3.13
Third Quarter..................   1.25     0.25     4.44     3.13
Fourth Quarter.................   0.50     0.31     4.06     2.94

HOLDERS OF RECORD

     As of August 27, 1999, there were 675 holders of record of the Company's Common Stock and 118 holders of record of the Company's Class B Common Stock.

DIVIDENDS

     The Company declared no dividends in fiscal 1999 or 1998. Restrictions contained in the Company's debt instruments currently prohibit the declaration and payment of cash dividends.

ITEM 6. SELECTED FINANCIAL DATA

                                                              FISCAL YEARS ENDED JUNE 30,
                                                --------------------------------------------------------
                                                1999(7)       1998        1997      1996(8)     1995(8)
                                                --------    --------    --------    --------    --------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales.....................................  $ 99,116    $105,662    $119,006    $235,067    $232,304
Cost of sales.................................    69,264      69,429      84,574     160,556     152,368
                                                --------    --------    --------    --------    --------
Gross profit..................................    29,852      36,233      34,432      74,511      79,936
Selling, general and administrative
  expenses....................................    31,635      30,290      34,996      70,628      62,023
Restructuring, procurement and non-recurring
  charges(1)..................................     4,515          24       1,522      19,507       3,237
                                                --------    --------    --------    --------    --------
Operating income (loss).......................    (6,298)      5,919      (2,086)    (15,624)     14,676
Gain on sale of Barnett stock, net(2).........        --          --      16,693      65,917          --
Gain on sale of U.S. Lock, net(3).............    10,298          --          --          --          --
Equity earnings of Barnett....................     6,744       6,341       5,843          --          --
Interest expense, net.........................    17,192      16,031      16,477      24,264      26,411
                                                --------    --------    --------    --------    --------
Income (loss) from continuing operations
  before income taxes, minority interest,
  discontinued operation, extraordinary loss
  and cumulative effect of change in
  accounting..................................    (6,448)     (3,771)      3,973      26,029     (11,735)
Provision for income taxes....................     1,029         537         401       2,395         338
                                                --------    --------    --------    --------    --------
Income (loss) from continuing operations
  before minority interest, discontinued
  operation, extraordinary loss and cumulative
  effect of change in accounting..............    (7,477)     (4,308)      3,572      23,634     (12,073)
Minority interest in consolidated affiliate...        --          --          --         975          --
Discontinued operation(4):
  Reversal of loss (and loss) on disposal.....        --          --          --      11,000     (11,000)
                                                --------    --------    --------    --------    --------
Income (loss) before extraordinary loss and
  cumulative effect of change in accounting...    (7,477)     (4,308)      3,572      33,659     (23,073)
Extraordinary loss(5).........................        --         192          --       6,251          --
Cumulative effect of change in
  accounting(6)...............................        --          --          --       8,213          --
                                                --------    --------    --------    --------    --------
Net income (loss).............................  $ (7,477)   $ (4,500)   $  3,572    $ 19,195    $(23,073)
                                                ========    ========    ========    ========    ========
Average number of shares outstanding..........    12,057      12,026      11,919      11,759      11,712
                                                ========    ========    ========    ========    ========

Basic earnings (loss) per share:
  From continuing operations before minority
    interest, discontinued operations,
    extraordinary loss and cumulative effect
    of change in accounting...................  $   (.62)   $   (.35)   $    .30    $   2.01    $  (1.03)
  Minority interest in consolidated
    affiliate.................................        --          --          --        (.08)         --
Discontinued operations:
  Reversal of loss (and loss) on disposal.....        --          --          --         .93        (.94)
Extraordinary loss............................        --        (.02)         --        (.53)         --
Cumulative effect of change in accounting.....        --          --          --        (.70)         --
                                                --------    --------    --------    --------    --------
Net income (loss) per share...................  $   (.62)   $   (.37)   $    .30    $   1.63    $  (1.97)
                                                ========    ========    ========    ========    ========
Diluted earnings (loss) per share:
  From continuing operations before minority
    interest, discontinued operations,
    extraordinary loss and cumulative effect
    of change in accounting...................  $   (.62)   $   (.35)   $    .26    $   1.74    $  (1.03)
  Minority interest in consolidated
    affiliate.................................        --          --          --        (.07)         --

                                                              FISCAL YEARS ENDED JUNE 30,
                                                --------------------------------------------------------
                                                1999(7)       1998        1997      1996(8)     1995(8)
                                                --------    --------    --------    --------    --------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Discontinued operations:
  Reversal of loss (and loss) on disposal.....        --          --          --         .81        (.94)
Extraordinary loss............................        --        (.02)         --        (.46)         --
Cumulative effect of change in accounting.....        --          --          --        (.61)         --
                                                --------    --------    --------    --------    --------
Net income (loss) per share...................  $   (.62)   $   (.37)   $    .26    $   1.41    $  (1.97)
                                                ========    ========    ========    ========    ========
Cash dividends per share:
  Common stock................................  $     --    $     --    $     --    $     --    $     --
  Class B common stock........................  $     --    $     --    $     --    $     --    $     --
BALANCE SHEET DATA:
Working capital...............................  $ 21,945    $ 15,776    $ 31,093    $ 51,460    $ 25,828
Total assets..................................   100,210     105,743     107,232     142,637     169,744
Total long-term debt..........................   128,480     118,314     120,994     113,080     145,064
Stockholders' equity (deficit)................   (52,086)    (44,744)    (39,506)    (43,254)    (62,697)

---------------

(1) In fiscal 1999, the Company recorded a $2.1 million non-recurring charge associated with the move of one of Consumer Products' warehouses and a business procurement charge of $2.5 million. In the first quarter of fiscal 1998, the Company recorded an estimated non-recurring charge of $133 for warehouse closure costs and other expenses associated with the sale of LeRan Gas Products. In the fourth quarter of fiscal 1998, the estimated loss was adjusted to the actual loss of $24. In the fourth quarter of fiscal 1997, the Company sold Madison Equipment Company and recorded a loss on sale of $0.7 million. In fiscal 1997, Consumer Products also recorded a business procurement charge of $0.8 million. During fiscal 1996, the Company recorded a $19.5 million restructuring and asset impairment loss, which included a $7.4 million restructuring charge primarily attributable to strategic initiatives at Consumer Products and a $12.1 million asset impairment charge primarily attributable to U.S. Lock in accordance with SFAS 121. During fiscal 1995, the Company incurred $2.8 million in warehouse closure costs as Consumer Products' distribution network was downsized from four locations to three. In fiscal 1995, Consumer Products also recorded a business procurement charge of $0.5 million. See Note 1 to the Consolidated Financial Statements for further discussion of the fiscal 1999 and 1997 business procurement charges and Note 4 for further discussion of the fiscal 1998 and 1997 charges.

(2) Reflects the gains on the Barnett Public Offerings as further described in
    Note 2 to the Consolidated Financial Statements.

(3) Reflects the gain on the sale of U.S. Lock as further described in Note 4 to the Consolidated Financial Statements.

(4) Fiscal 1996 amount represents the reversal of the fiscal 1995 estimated loss on the disposal of Consumer Products.

(5) Represents the write-off of deferred financing costs resulting from the repayment and refinancing of debt in fiscal 1998 and 1996, as further described in Notes 2 and 5 to the Consolidated Financial Statements.

(6) See Note 1 to the Consolidated Financial Statements for a discussion of procurement charges. Effective July 1, 1995, the Company changed its method of accounting for procurement costs to its current method as described in
    Note 1 to the Consolidated Financial Statements, resulting in the cumulative effect of a change in accounting for procurement costs of $8.2 million, before tax benefit, in fiscal 1996.

(7) The results of U.S. Lock were consolidated by the Company until its sale, which was effective January 1, 1999. As a result of the sale, fiscal 1999 only includes six months of U.S. Lock's results while the previous fiscal years include results for twelve months. See Note 4 to the Consolidated Financial Statements for further discussion of the sale of U.S. Lock.

(8) The results of Barnett were consolidated by the Company until the Barnett Secondary Offering in 1997. As a result of the Barnett Secondary Offering, fiscal years subsequent to fiscal 1996 do not consolidate the results of Barnett.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company operates in two business segments -- the distribution of specialty plumbing and hardware products to retailers and the distribution of plumbing products to non-retail businesses. Distribution of plumbing and hardware products to retailers is conducted through domestic operations, as well as through direct import programs from the foreign sourcing, manufacturing and packaging operations. In fiscal 1999, approximately 40.4% and 47.1% of the Company's foreign operations' sales were to the Company's domestic wholly-owned operations and Barnett, respectively, which are considered non-retail sales. Intercompany sales are eliminated in consolidation.

DEBT RESTRUCTURING EFFORTS

     Over the past several years, the Company has endeavored to reduce its high level of debt through the monetization of assets and to improve the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and/or improve its financial flexibility during that period. The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient for at least the next 18 months to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

     In August 1999, Barnett announced that it was considering the repurchase of its shares owned by the Company. The Company has had discussions with Barnett's management regarding a share repurchase and continues to evaluate opportunities to monetize all or a portion of its investment in Barnett, including as part of a comprehensive plan to eliminate a significant portion of its debt. The Company has also had discussions with certain of its bondholders regarding potential debt reduction/restructuring transactions. At this time, the Company does not have an agreement to monetize its investment in Barnett or reduce its high level of debt. However, the Company continues to pursue a debt restructuring and/or debt elimination plan.

HISTORICAL OVERVIEW

     A historic overview of some of the Company's other recent strategic developments is summarized below.

     The Company owns 7,186,530 shares, or 44.3%, of the Barnett Common Stock at June 30, 1999, which are accounted for under the equity method of accounting. In April 1996, the Company completed the Barnett Initial Public Offering, receiving net proceeds of $92.6 million, after the underwriters' discount, and recorded a $65.9 million pre-tax gain. In April 1997, the Company completed the Barnett Secondary Offering, receiving net proceeds of $21.6 million, after the underwriters' discount, and recorded a $16.7 million pre-tax gain. In April 1997, the Company converted the remaining convertible non-voting preferred stock of Barnett it owned to Barnett Common Stock. In July 1997, the Company received 24,730 shares of Barnett as a result of the sale of the gas products business of LeRan Gas Products to Barnett (see Note 4). In January 1999, the Company completed the sale of U.S. Lock to Barnett (see Note 4).

     In fiscal 1997, the Company recorded charges totaling $7.2 million, including adjustments to cost of sales of $4.3 million, selling, general and administrative ("SG&A") expenses of $2.6 million and $0.3 million of sales allowances. The largest portion of the adjustments were made at Consumer Products, with charges of $4.2 million, $1.1 million and $0.3 million to cost of sales, SG&A expenses and sales allowances, respectively, related to the decision to augment certain existing product lines, streamline its packaged plumbing product line, enhance and redesign its existing plumbing product packaging, undertake certain customer retention and development programs and establish inventory reserves which were necessary, in part, for the reduction in the buying patterns of Builders Square and Kmart. In addition, the Company recorded $0.1 million and

$1.5 million in additional cost of sales and SG&A expenses, respectively, in total at its remaining operations, primarily related to inventory adjustments and charges for valuation reserves, professional services and the increase in value of certain stock appreciation rights granted to certain key executives.

     The Company also recorded a loss of $0.7 million on the disposal of Madison in the fourth quarter of fiscal 1997. In April 1997, Madison, a supplier of electrical products, was sold for $2.0 million, and in July 1997, substantially all of the business of the LeRan Gas Products division ("LeRan"), a supplier of copper tubing, brass fittings and other related products was sold to Barnett for $3.2 million in cash and 24,730 shares of Barnett Common Stock, with a value of $0.6 million at the time of the transaction.

     In May 1997, the Company commenced an offer to repurchase (the "Purchase Offer"), at par, $12.0 million of Waxman USA's 11 1/8% Senior Notes due 2001 (the "Senior Notes"). In July 1997, the Purchase Offer expired with $2.5 million principal amount of Senior Notes tendered. Upon the expiration of the Purchase Offer, the Company called for the redemption of $9.5 million principal amount of Senior Notes that had not been tendered in the Purchase Offer and completed the redemption of these notes in August 1997.

     In the first quarter of fiscal 1999, Consumer Products recorded a non-recurring charge of $1.35 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge are severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. In the third and fourth quarters of fiscal 1999, Consumer Products recorded additional non-recurring charges of $0.45 million and $0.27 million, respectively, for additional costs involved in the relocation of the Bedford Heights warehouse, the recruiting and training of personnel at the Groveport warehouse and the future shortfall on subleasing the warehouse in Bedford Heights. The Company believes that the relocation to a more modern and efficient facility has enabled Consumer Products to provide more sophisticated distribution services to its customers and help it remain competitive through annual cost savings.

     In December 1998, the Company announced it had entered into an agreement to sell certain of the assets and liabilities of U.S. Lock, a division of WOC, to Barnett for approximately $33.0 million in cash, less certain adjustments. The sale of U.S. Lock was completed effective January 1, 1999. The proceeds were used by the Company to reduce the portion of the BankAmerica Business Credit Agreement collateralized by U.S. Lock's assets and to reinvest in the Company's remaining businesses.

     In June 1999, the remaining $0.9 million of the Company's 13 3/4% Senior Subordinated Notes matured and were paid by the Company. Also in June 1999, the Company entered into a loan and security agreement with Congress Financial Corporation (the "Loan and Security Agreement") to replace the Credit Agreement with BankAmerica Business Credit, Inc. that was to expire on July 15, 1999. The Loan and Security Agreement provides for, among other things, revolving credit advances of up to $20.0 million.

RESULTS OF OPERATIONS

     The following table sets forth certain items reflected in the Company's consolidated statements of operations as a percentage of net sales:

                                                              FISCAL YEAR ENDED JUNE 30,
                                                              --------------------------
                                                               1999      1998      1997
                                                              ------    ------    ------
Net sales...................................................  100.0%    100.0%    100.0%
Cost of sales...............................................   69.9%     65.7%     71.1%
Gross profit................................................   30.1%     34.3%     28.9%
Selling, general and administrative expenses................   31.9%     28.7%     29.4%
Non-recurring and procurement charges.......................    4.6%       --       1.3%
Operating income (loss).....................................   (6.4%)     5.6%     (1.8%)
Gain on sale of Barnett stock, net..........................     --        --      14.0%
Gain on sale of U.S. Lock, net..............................   10.4%       --        --
Equity earnings of Barnett..................................    6.8%      6.0%      4.9%

                                                              FISCAL YEAR ENDED JUNE 30,
                                                              --------------------------
                                                               1999      1998      1997
                                                              ------    ------    ------
Interest expense, net.......................................   17.3%     15.2%     13.8%
Income (loss) before income taxes and extraordinary loss....   (6.5%)    (3.6%)     3.3%
Provision for income taxes..................................    1.0%      0.5%      0.3%
Income (loss) before extraordinary loss.....................   (7.5%)    (4.1%)     3.0%
Extraordinary loss..........................................     --      (0.2%)      --
Net income (loss)...........................................   (7.5%)    (4.3%)     3.0%

YEAR ENDED JUNE 30, 1999 VS. YEAR ENDED JUNE 30, 1998

  NET SALES

     Net sales of the Company's wholly-owned operations for fiscal 1999 totaled $99.1 million, a decrease of $6.6 million from the $105.7 million for the comparable period in fiscal 1998. Excluding U.S. Lock, which was sold effective January 1, 1999, net sales for fiscal 1999 amounted to $85.8 million, an increase of $2.9 million, or 3.4 percent, over the $82.9 million for the comparable period last year. Due to the sale of U.S. Lock effective January 1, 1999, the fiscal 1999 results include only six months of U.S. Lock's net sales, or $13.4 million, as compared to $22.8 million for fiscal 1998. Net sales to retailers amounted to $58.0 million for the twelve months ended June 30, 1999, a decrease of $3.9 million as compared to the same period last year. Sales to Hechinger/Builders Square decreased by $8.0 million to $3.7 million in fiscal 1999, as compared to $11.7 million in the same period last year, offsetting the increase in sales to other retailers. As previously disclosed by the Company, as a part of Hechinger/Builders Square consolidating their operations and supplier relationships, Consumer Products would retain only the bulk plumbing business beginning in January 1999. In June 1999, Hechinger/Builders Square filed for Chapter 11 bankruptcy protection, and for Chapter 7 liquidation in September 1999. During the fiscal 1999 third quarter, the Company entered into a three-year agreement with Kmart, which the Company anticipates will result in additional annual net sales of $4 to $5 million. A portion of these sales, which include showerheads, faucets, floor care, and packaged plumbing, will be shipped under the direct import program from the Company's Asian operations. The direct import sales result in a lower gross margin but also have lower selling, general and administrative ("SG&A") expenses.

     The trend in the retail market is to develop direct relationships with foreign supply sources, including foreign sourcing operations similar to those owned by the Company. The Company will utilize its foreign sourcing operations to obtain new business when our domestic operation would be unable or less likely to compete, and therefore, has emphasized developing business outside of the intercompany and affiliated company arrangements for the foreign sourcing operations. This effort is expected to be of increasing importance in future results as more retailers emphasize direct import relationships. The Company believes sales from its foreign sourcing operations will continue to increase to both Barnett, due to its growth, and through direct sales to non-affiliated operations.

     Non-retail net sales amounted to $41.1 million for fiscal 1999, a decrease of $2.7 million for the same period in fiscal 1998. Excluding the results of U.S. Lock, non-retail net sales increased by $6.7 million in fiscal 1999, as compared to the same period last year, due primarily to an increase in sales to Barnett.

  GROSS PROFIT

     The gross profit margin for fiscal 1999 decreased to 30.1% from 34.3% for fiscal 1998. The reduction in the gross profit margin is attributable to a higher proportion of sales from the lower gross margin direct import sales program and competitive pricing pressures at our Mexican pipe nipple operation. Gross profit decreased to $29.9 million for fiscal 1999, as compared to $36.2 million for fiscal 1998. Excluding U.S. Lock for both periods, the gross profit for fiscal 1999 would have been $25.5 million, as compared to $28.6 million in the same period last year. The decrease in gross profit dollars is attributable to the reduction in sales to

Hechinger/Builders Square, competitive pricing issues associated with the Mexican pipe nipple operation and the sales increase for the lower margin direct import program.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     SG&A expenses increased from $30.3 million for fiscal 1998 to $31.6 million for fiscal 1999. As a percentage of net sales, SG&A expenses increased from 28.7% for fiscal 1998 to 31.9% for fiscal 1999. The increase in expenses was primarily due to foreign exchange transaction losses of $0.4 million in fiscal 1999, as compared to $1.0 million in foreign exchange transaction income being reported for fiscal 1998.

  NON-RECURRING AND PROCUREMENT CHARGES

     In the fiscal 1999 first quarter, Consumer Products recorded a non-recurring charge of $1.35 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge were severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. In the third and fourth quarters of fiscal 1999, Consumer Products recorded additional non-recurring charges of $0.45 million and $0.27 million, respectively, for additional costs involved in the relocation of the Bedford Heights warehouse, the recruiting and training of personnel at the Groveport warehouse and the future shortfall on subleasing the warehouse in Bedford Heights. The Company believes that the relocation to a more modern and efficient facility has enabled Consumer Products to provide more sophisticated distribution services to its customers and has helped it remain competitive through annual cost savings.

     In addition to the non-recurring charge for the relocation of the warehouse, the Company's operations also recorded a business procurement charge of $2.5 million in fiscal 1999.

  GAIN ON SALE OF U.S. LOCK

     Effective January 1, 1999, the Company sold U.S. Lock, to Barnett, for $33.0 million in cash, before certain adjustments and expenses. The sale of U.S. Lock resulted in a net pretax gain of $18.3 million, with approximately $10.2 million being recognized in the fiscal 1999 third quarter. The remaining $8.1 million was originally reported as a deferred gain in the Company's consolidated balance sheet due to the Company's continued ownership of 44.3% of Barnett, the acquirer of U.S. Lock. The Company is recognizing the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. In the fiscal 1999 fourth quarter, the Company recognized $0.1 million of this deferred gain, which is included in the gain on sale of U.S. Lock in the accompanying consolidated statements of operations.

  EQUITY EARNINGS OF BARNETT

     The Company recorded equity earnings from its 44.3% ownership interest in Barnett of $6.7 million for fiscal 1999, as compared to $6.3 million in fiscal 1998.

  INTEREST EXPENSE

     For fiscal 1999, interest expense totaled $17.2 million, an increase of $1.2 million from the $16.0 million in fiscal 1998. The increase is primarily due to higher average borrowings under the Credit Agreement for a portion of the fiscal year and an increase in the accretion of interest on the Deferred Coupon Notes. Interest expense for the Deferred Coupon Notes amounted to $11.2 million in fiscal 1999, as compared to $9.9 million for fiscal 1998. As of June 1, 1999, the Deferred Coupon Notes were fully accreted and interest expense after that date is classified as accrued interest, with the first cash interest payment due on December 1, 1999. Average borrowings for fiscal 1999 amounted to $141.3 million, with a weighted average interest rate of 11.6%, as compared to $125.8 million in fiscal 1998, with a weighted average interest rate of 12.0%.

  PROVISION FOR INCOME TAXES

     The provision for income taxes amounted to $1.0 million and $0.5 million for fiscal 1999 and 1998, respectively. The fiscal 1999 provision primarily represents the federal alternative minimum tax and state taxes due on the gain on the sale of U.S. Lock, as well as various state and foreign taxes of the Company's wholly-owned operations. The fiscal 1998 income tax provision primarily represents various state and foreign taxes of the Company's wholly-owned operations. The difference between the effective and statutory tax rates is primarily due to domestic losses not benefited.

  NET LOSS

     The Company's net loss for fiscal 1999 amounted to $7.5 million, or $0.62 per basic and diluted share, as compared to the loss of $4.5 million, or $0.37 per basic and diluted share, in fiscal 1998. The fiscal 1999 results include the $10.2 million gain on the sale of U.S. Lock, a non-recurring charge of $2.1 million for the relocation of Consumer Products' distribution center from Bedford Hts., Ohio to Groveport, Ohio, as well as a $2.5 million charge for business procurement costs. Included in the fiscal 1998 results is an extraordinary charge of $0.2 million, or $0.02 per basic and diluted share, from the write-off of deferred financing costs.

YEAR ENDED JUNE 30, 1998 VS. YEAR ENDED JUNE 30, 1997

  NET SALES

     Net sales of the Company's wholly-owned operations for fiscal 1998 of $105.7 million increased by $5.5 million or 5.5% in comparison to fiscal 1997, excluding the disposed operations of Madison Equipment and LeRan Gas Products. The increase in fiscal 1998 net sales is attributable to an increase of 21.5% at U.S. Lock and 22.4% at the Company's foreign sourcing and manufacturing operations. Increases from these operations were partially offset by a 3.4% decrease at Consumer Products. Net sales for fiscal 1997, including $18.8 million in sales from the disposed operations, amounted to $119.0 million. Madison was sold in April 1997, while substantially all of LeRan's gas products business was sold to Barnett on July 1, 1997. LeRan's malleable fitting business was transferred to WAMI's sales division as a result of this sale. Retail and non-retail sales in fiscal 1998 amounted to $61.9 million and 43.8 million, respectively, as compared to $63.8 million and $55.2 million for fiscal 1997.

     The growth at U.S. Lock is the result of an increase in the size of its professional telesales staff, additional sales from its monthly promotional flyer program, an increase in new products and the success of its Rx "Dealer Only"(TM) restricted keyway program. In the fourth quarter of fiscal 1998, U.S. Lock also moved a distribution center from Sacramento to Ontario, California, near Los Angeles, which is expected to be a stronger market for its products. In addition, U.S. Lock's fiscal 1998 net sales increase benefited from a full year of operations of its fifth warehouse, which was opened in Charlotte, North Carolina in March 1997. The increase in sales at the Company's foreign sourcing operations is primarily the result of an increase in sales to Barnett. However, the foreign operation supplying pipe nipples to Barnett experienced a reduction in sales for the second half of the fiscal year due to the loss of one of Barnett's pipe nipple customers. Until those pipe nipple sales are replaced by sales to other customers, the Company expects its WAMI operation to have approximately $1.5 million less in annual sales. Sales for the Company's Consumer Products operation decreased $3.0 million in fiscal 1998, primarily due to the closing of select stores by Hechinger/Builders Square, the inclusion of $1.1 million in fiscal 1997 sales to Ernst, which was lost as a customer due to its bankruptcy and a reduction in purchases by Kmart due to its inventory management program. In August 1998, Consumer Products was informed that it would only retain the bulk plumbing portion of its business with Hechinger/Builders Square.

  GROSS PROFIT

     Gross profit for the Company's wholly-owned operations amounted to $36.2 million in fiscal 1998, an increase of $1.8 million over the $34.4 million for fiscal 1997. The gross profit margin for the wholly-owned operations increased to 34.3% in fiscal 1998 from 28.9% for the wholly-owned operations in fiscal 1997. The relatively low gross profit margin in fiscal 1997 was due to $4.3 million of charges, including $4.2 million at

Consumer Products, related to the decision to augment certain existing product lines, streamline its packaged plumbing product line, enhance and redesign its existing plumbing product packaging, undertake certain customer retention and development programs and establish inventory reserves which were necessary, in part, for the reduction in the buying patterns of Builders Square and Kmart. In addition, the gross profit margin in fiscal 1997 was lower due to the inclusion of LeRan and Madison, which were lower margin businesses. Excluding the disposed operations, gross profit margin for fiscal 1997 would have been 29.7%.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     SG&A expenses of the wholly-owned operations decreased by $4.7 million, or 13.4%, to $30.3 million in fiscal 1998 from $35.0 million in fiscal 1997. The fiscal 1997 SG&A expenses included $3.9 million of SG&A expenses from the disposed operations and $2.6 million of year end adjustments. As a percentage of net sales, SG&A expenses were 28.7% in fiscal 1998 compared to 29.4% for the wholly-owned operations in fiscal 1997. The fiscal 1997 percentage, excluding the disposed operations, would have been 31.0%.

  NON-RECURRING AND PROCUREMENT CHARGES

     In the fiscal 1997 fourth quarter, the Company sold Madison Equipment Company and recorded a loss on sale of $0.7 million. In fiscal 1997, Consumer Products recorded a business procurement charge of $0.8 million.

  INTEREST EXPENSE

     Interest expense decreased slightly to $16.0 million for fiscal 1998 from $16.5 million in the prior year. Average borrowings decreased to $125.8 million in fiscal 1998 from $130.2 million in fiscal 1997; however, the weighted average interest rate increased from 11.9% to 12.0% during the same period. The decrease in average borrowings is due to the repayment of indebtedness with a portion of the net proceeds from the Barnett Secondary Offering, which caused an improvement for most of the fiscal 1998 period. The weighted average interest rate increased due to the retirement of a portion of the Senior Notes, which have a lower interest rate than the average rate of the remaining debt.

  OPERATING INCOME AND INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

     Operating income for fiscal 1998 improved to $5.9 million, from the loss of $2.1 million in fiscal 1997. Fiscal 1997 results included approximately $7.2 million in year-end adjustments, described in Note 3 to the Consolidated Financial Statements. Excluding the year-end adjustments in fiscal 1997, operating income improved by 15.7% in fiscal 1998 over the prior year. Consumer Products, U.S. Lock and the foreign sourcing operations contributed to the improvement. The continued growth of U.S. Lock and consistent contribution to operating income, resulted in an improvement in the operating income of the Company. The Company's foreign sourcing operations benefited from the growth of Barnett, which accounted for nearly all of their external sales during the period. An additional factor in the improvement of the foreign sourcing operations was the foreign currency devaluation. Since the foreign operations contract their sales in U.S. dollars, they benefited by using less dollars to purchase goods and pay for labor in local currencies.

     Pre-tax results decreased from income of $4.0 million in fiscal 1997 to a loss of $3.8 million in fiscal 1998, primarily due to the net pre-tax gain of $16.7 million from the Barnett Secondary Offering completed in April 1997. Excluding the $16.7 million gain on the sale of Barnett Common Stock and the $7.2 million in year end adjustments in fiscal 1997, the comparable pre-tax loss would have been $5.5 million for fiscal 1997. The pre-tax results for fiscal 1998 and 1997 included $6.3 million and $5.8 million of equity income from the Company's investment in Barnett, respectively.

  INCOME TAXES

     The provision for income taxes was $0.5 million in fiscal 1998 as compared to $0.4 million in fiscal 1997. In fiscal 1998, the tax provision represents foreign and state taxes. The fiscal 1997 provision includes an alternative minimum tax on the gain from the Barnett Secondary Offering and foreign and state taxes.

Differences between the effective tax rate and the statutory rate are primarily the result of domestic losses not benefited in fiscal 1998, state and foreign taxes, goodwill amortization, which is not deductible for tax purposes and the utilization of loss carryforwards in fiscal 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Over the past several years, the Company has endeavored to reduce its high level of debt through the monetization of assets and to improve the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and/or improve its financial flexibility during that period. The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, and the monetization, from time to time, of a portion of the Barnett Common Stock, will be sufficient for at least the next 18 months to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments. The Company continues its efforts to complete a financial restructuring plan, which includes the sale of its investment in Barnett and a restructuring and/or elimination of its debt. Pending the completion of a comprehensive financial restructuring, the Company may also pursue the sale, from time to time, of a portion of its shares of Barnett or other selected assets to provide it with additional liquidity and financial flexibility.

     As stated previously, the Company's business strategy includes the reduction of its interest expense and its leverage by the sale of selected assets and/or the refinancing or reduction of its remaining indebtedness whenever possible. To that end, the Company completed the sale of U.S. Lock for approximately $33.0 million in January 1999. The Company believes its operating cash flow, its borrowing availability under the Loan and Security Agreement and proceeds from sales of selected assets will be sufficient to fund its current liquidity and working capital requirements, capital expenditures and the first few semi-annual interest payments on the Deferred Coupon Notes. The first semi-annual cash interest payment of approximately $6 million under the Deferred Coupon Notes is due on December 1, 1999. Without the completion of a financial restructuring plan as described above, the Company currently believes that, while it will be able to pay its near-term debt maturities and cash interest requirements, it will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the Barnett Common Stock and/or a restructuring of such debt instruments.

     In August 1999, Barnett announced that it was considering the repurchase of its shares owned by the Company. The Company has had discussions with Barnett's management regarding a share repurchase and continues to evaluate opportunities to monetize all or a portion of its investment in Barnett, including as part of a comprehensive plan to eliminate a significant portion of its debt. The Company has also had discussions with certain of its bondholders regarding potential debt reduction/restructuring transactions. At this time, the Company does not have an agreement to monetize its investment in Barnett or reduce its high level of debt. However, the Company continues to pursue a debt restructuring and/or debt elimination plan. As discussed above, the Company may also pursue the sale, from time to time, of a portion of its shares of Barnett or other selected assets to provide it with additional liquidity and financial flexibility. There can be no assurance that the Company will be able to consummate such financial restructuring or any of the other aforementioned transactions.

     In June 1999, the Company entered into the Loan and Security Agreement with Congress Financial Corporation to replace the Credit Agreement with BankAmerica Business Credit, Inc. that was to expire on July 15, 1999. The Loan and Security Agreement is between Consumer Products, WOC, WAMI and WAMI Sales, as borrowers (the "Borrowers"), with the Company, Waxman USA Inc. ("Waxman USA") and TWI as guarantors. The Loan and Security Agreement provides for, among other things, revolving credit advances of up to $20.0 million. As of June 30, 1999, the Company had $0.4 million in borrowings under the revolving credit line of the facility and had approximately $14.4 million available under such facility. The Loan and Security Agreement expires on September 1, 2001, but may be extended under certain conditions.

     The Loan and Security Agreement provides for revolving credit advances of
(a) up to 85.0% of the amount of eligible accounts receivable, (b) up to the lesser of (i) $10.0 million or (ii) 60% of the amount of eligible raw and finished goods inventory and (c) up to the lesser of (i) $5.0 million or (ii) 70% of the fair market value of 500,000 shares of Barnett Inc. common stock. Revolving credit advances bear interest at a rate equal to (a) First Union National Bank's prime rate plus 0.5% or (b) LIBOR plus 2.50%. The Loan and Security Agreement includes a letter of credit subfacility of $10.0 million, with none outstanding at June 30, 1999. Borrowings under the Loan and Security Agreement are secured by the accounts receivable, inventories, certain general intangibles, and unencumbered fixed assets of Waxman Industries, Inc., Consumer Products, TWI, International Inc. and WOC, and a pledge of 65% of the stock of various foreign subsidiaries. In addition, up to $5.0 million of indebtedness under the Loan and Security Agreement is also secured by a pledge of 500,000 shares of Barnett Common Stock owned by the Company (constituting approximately 3.1% of all outstanding Barnett Common Stock). The Loan and Security Agreement requires the Borrowers to maintain cash collateral accounts into which all available funds are deposited and applied to service the facility on a daily basis. The Loan and Security Agreement prevents dividends and distributions by the Borrowers except in certain limited instances including, so long as there is no default or event of default and the Borrowers are in compliance with certain financial covenants, the payment of interest on the Senior Notes and the Company's 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes"), and contains customary negative, affirmative and financial covenants and conditions. The Company was in compliance with all loan covenants at June 30, 1999. The Loan and Security Agreement also contains a material adverse condition clause which allows Congress Financial Corporation to terminate the Agreement under certain circumstances. The Loan and Security Agreement expires September 1, 2001, but may be extended under certain circumstances.

     Since the consummation of the Barnett Initial Public Offering, the cash flow generated by Barnett is no longer available to the Company. The Company relies primarily on Consumer Products and, prior to January 1, 1999, U.S. Lock for cash flow. The sale of U.S. Lock further increases the Company's dependence on Consumer Products' business. Consumer Products' customers include D-I-Y warehouse home centers, home improvement centers, mass merchandisers and hardware stores. Consumer Products may be adversely affected by prolonged economic downturns or significant declines in consumer spending. There can be no assurance that any such prolonged economic downturn or significant decline in consumer spending will not have a material adverse impact on the Consumer Products' business and its ability to generate cash flow. Furthermore, Consumer Products has a high proportion of its sales with a concentrated number of customers. One of Consumer Products' largest customers, Kmart, accounted for approximately 20.8% and 18.2% of net sales for Consumer Products in fiscal 1999 and 1998, respectively. In July 1997, Kmart agreed to sell its Builders Square chain to Leonard Green & Partners, a merchant-banking firm. Leonard Green also acquired another home improvement retailer, Hechinger Co., and has combined the two companies to form the nation's third largest home improvement chain. In August 1998, Consumer Products was informed that the Hechinger/Builders Square operations were consolidating their supplier relationships and Consumer Products would retain only the bulk plumbing business, beginning in January 1999. In fiscal 1998, Builders Square accounted for $11.7 million, or 21.1% and 11.0% of Consumer Products' and the Company's net sales, respectively. The combined operations of Hechinger/Builders Square, accounted for approximately $3.7 million, or 7.8% and 3.8% of Consumer Products and the Company's net sales in fiscal 1999, respectively. Hechinger/Builders Square filed for Chapter 11 bankruptcy protection in June 1999, and for Chapter 7 liquidation in September 1999. Consumer Products' accounts receivable from Hechinger/Builders Square was $0.3 million at the time of the bankruptcy filing. In the event Consumer Products were to lose any additional large retail accounts as a customer or one of its largest accounts were to significantly curtail its purchases from Consumer Products, there would be material short-term adverse effects until the Company could further modify Consumer Products' cost structure to be more in line with its anticipated revenue base. Consumer Products would likely incur significant charges if additional materially adverse changes in its customer relationships were to occur.

     The Company paid $0.5 million in income taxes in fiscal 1999. At June 30, 1999, the Company had $48.0 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013, and $41.3 million of original issue discount, as of June 30, 1999, that has been expensed on the Company's financial statements and will become deductible for tax purposes when the interest on the Deferred Coupon Notes is paid. In the event the Company completes a financial restructuring plan, which includes the sale of its investment in Barnett and, recognizes a gain from that sale, the Company will be able to use the net operating loss carryforwards to offset income taxes that will be payable.

     The Company has total future lease commitments for various facilities and other leases totaling $3.0 million, of which $1.3 million is due in fiscal 2000. The Company does not have any other commitments to make substantial capital expenditures. The fiscal 2000 capital expenditure plan includes expenditures to improve the efficiencies of the Company's operations, to provide new data technology and certain expansion plans for the Company's foreign operations. Except as noted below, all operations have completed their Year 2000 compliance. In August 1998, WAMI's PC-based Year 2000 software upgrade was provided by the software manufacturer at no cost and has been installed and tested. As part of a periodic replacement of hardware, WAMI will replace certain PC's for approximately $10,000 to upgrade its remaining hardware to be Year 2000 compliant. WAMI's software and hardware has been reviewed by an external information technology professional for Year 2000 compliance. Medal Distributing has an IBM System 36, which was upgraded, with software modifications being made to be Year 2000 compliant. The modifications were completed in July 1999, totaling approximately $10,000. Based on information from hardware and software vendors, the PC-based information systems at TWI will require minor modifications to be Year 2000 compliant. These modifications are expected to be completed in the fall of 1999 and financed through working capital with minimal cost. The expected expenditures include approximately $13,000 for hardware, $10,000 for software and $10,000 in labor to make the Year 2000 modifications. CWI's modifications and timetable are similar to those of TWI, with the costs expected to be approximately $11,000 for hardware, $14,000 for software and $2,000 in labor to make the Year 2000 modifications.

     The Company has reviewed its non-information technology systems and believes that the systems are Year 2000 compliant.

DISCUSSION OF CASH FLOWS

     Net cash used for operations was $8.7 million in fiscal 1999. A decrease in the Company's trade and other receivables and inventories and an increase in accounts payable provided sources of funds. The most significant items affecting net cash used for operations were the $10.3 million net gain on the sale of U.S. Lock, $10.2 million of non-cash interest and $6.7 million in equity earnings of Barnett. Excluding these items, the net cash used in operations was $1.9 million. Cash flow provided by investments totaled $25.7 million, attributable to the net cash generated from the sale of U.S. Lock. Cash used for financing activities amounted to $15.7 million, primarily due to the reduction in net borrowings under the Company's credit facilities.

     At June 30, 1999, the Company had working capital of $21.9 million and a current ratio of 2.4 to 1.

YEAR 2000

     The Company utilizes management information systems and software technology that may be affected by Year 2000 issues throughout its businesses. The Company continues to implement plans at certain of its operations to ensure those systems continue to meet its internal and external requirements. A summary of the progress made by each of the Company's operations is provided below.

     During fiscal 1998, the Company's largest division, Consumer Products, completed a version upgrade of its J.D. Edwards software, which was Year 2000 compliant. In addition, Consumer Products made certain modifications to it systems and completed the testing of its information systems in fiscal 1998 to insure that it is Year 2000 compliant. Consumer Products utilizes IBM AS400 hardware, NT servers and personal computers that are also Year 2000 compliant. The specific cost of upgrading the hardware and software in fiscal 1998 was approximately $0.8 million; however, the majority of this cost was part of a process of developing Consumer Products' capabilities to serve its customers and to operate its business, with Year 2000 compliance being an additional benefit.

     The Company's corporate office completed the development of its accounting package in March 1999, using Consumer Products' hardware and software. The accounting package was develop by internal personnel with MIS support at no additional cost, using the standard reporting format developed for Consumer Products.

     In August 1998, WAMI's PC-based Year 2000 software upgrade was provided by the software manufacturer at no cost and has been installed and tested. As part of a periodic replacement of hardware, WAMI will replace certain PC's for approximately $10,000 to upgrade its remaining hardware to be Year 2000 compliant. WAMI's software and hardware has been reviewed by an external information technology professional for Year 2000 compliance.

     Medal Distributing has an IBM System 36, which was upgraded, with software modifications being made to be Year 2000 compliant. The modifications were completed in July 1999, at a cost of approximately $10,000.

     Based on information from hardware and software vendors, the PC-based information systems at TWI will require minor modifications to be Year 2000 compliant. These modifications, which are in progress, are expected to be completed by September 30, 1999 and financed through working capital with minimal cost. The expected expenditures include approximately $13,000 for hardware, $10,000 for software and $10,000 in labor to make the Year 2000 modifications. CWI's modifications and timetable are similar to those of TWI, with the costs expected to be approximately $11,000 for hardware, $14,000 for software and $2,000 in labor to make the Year 2000 modifications.

     The Company has reviewed its non-information technology systems and believes that the systems are Year 2000 compliant.

     The Company's operations have developed questionnaires and contacted key suppliers and customers regarding their Year 2000 compliance to determine any impact on its operations. In general, the suppliers and customers have developed or are in the process of developing plans to address Year 2000 issues. The Company will continue to monitor and evaluate the progress of its suppliers and customers on this critical matter and develop alternate suppliers as required.

     Based on the progress the Company has made in addressing its Year 2000 issues and the Company's plan and timeline to complete its compliance program, the Company does not foresee significant risks associated with its Year 2000 compliance at this time. As the Company's plan is to address its significant Year 2000 issues prior to being affected by them, it has not developed a comprehensive contingency plan. However, if the Company identifies significant risks related to its Year 2000 compliance or its progress deviates from the anticipated timeline, the Company will develop contingency plans as deemed necessary at that time.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The U.S. dollar is the functional currency for a significant portion of the Company's consolidated operations. However, certain transactions of the Company are completed in foreign currencies. In addition, for certain of the Company's foreign operations, the functional currency is the local currency. As a result, the Company is exposed to currency transaction and translation risks, which primarily result from fluctuations of the foreign currencies in which the Company deals as compared to the U.S. dollar over time.

     Gains and losses that result from foreign currency transactions are included in the Company's consolidated statements of operations on a current basis and affect the Company's reported net income (loss). The cumulative foreign currency translation effects for the Company's foreign operations that utilize the local currency as their functional currency are included as a separate component of stockholders' equity in the Company's consolidated balance sheets and are considered in determining comprehensive income as reported in the Company's consolidated statements of operations.

ITEM 8.  CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                           (BEGINS ON FOLLOWING PAGE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Waxman Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Waxman Industries, Inc. (a Delaware corporation) and Subsidiaries (the Company) as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waxman Industries, Inc. and Subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

                                        Arthur Andersen LLP

Cleveland, Ohio,
September 20, 1999.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1999 AND 1998

                                 (IN THOUSANDS)

                                     ASSETS

                                                                1999        1998
                                                              --------    --------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  1,322    $     72
  Trade receivables, net....................................    10,686      15,503
  Other receivables.........................................     4,350       4,026
  Inventories...............................................    19,052      26,162
  Prepaid expenses..........................................     2,333       2,186
                                                              --------    --------
          Total current assets..............................    37,743      47,949
                                                              --------    --------
INVESTMENT IN BARNETT.......................................    36,385      29,641
                                                              --------    --------

PROPERTY AND EQUIPMENT:
  Land......................................................       575       1,379
  Buildings.................................................     4,462       7,397
  Equipment.................................................    13,369      13,541
                                                              --------    --------
                                                                18,406      22,317

Less accumulated depreciation and amortization..............    (7,238)     (9,346)
                                                              --------    --------

Property and equipment, net.................................    11,168      12,971
                                                              --------    --------

COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET....     7,920       8,189

UNAMORTIZED DEBT ISSUANCE COSTS, NET........................     3,052       3,524

DEFERRED TAX ASSET..........................................       540          --

OTHER ASSETS................................................     3,402       3,469
                                                              --------    --------
                                                              $100,210    $105,743
                                                              ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1999 AND 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                1999        1998
                                                              --------    --------
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $    937    $ 16,343
  Accounts payable..........................................     7,308       7,741
  Accrued liabilities.......................................     3,923       6,500
  Accrued income taxes payable..............................     1,314         250
  Accrued interest..........................................     2,316       1,339
                                                              --------    --------
          Total current liabilities.........................    15,798      32,173
                                                              --------    --------
OTHER LONG-TERM DEBT, NET OF CURRENT PORTION................     1,057       1,091

SENIOR SECURED DEFERRED COUPON NOTES, NET...................    91,568      81,368

SENIOR NOTES................................................    35,855      35,855

DEFERRED GAIN ON SALE OF U.S. LOCK..........................     8,018          --

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value per share:
  authorized and unissued 2,000 shares......................        --          --
Common stock, $0.01 par value per share:
  22,000 shares authorized; 9,914 and 9,908 shares issued
  and outstanding, respectively.............................        98          98
Class B common stock, $.01 par value per share:
  6,000 shares authorized; 2,143 and 2,148 shares issued and
  outstanding, respectively.................................        21          21
Paid-in capital.............................................    21,732      21,731
Retained deficit............................................   (72,908)    (65,431)
                                                              --------    --------
                                                               (51,057)    (43,581)
  Cumulative currency translation adjustment................    (1,029)     (1,163)
                                                              --------    --------
          Total stockholders' equity (deficit)..............   (52,086)    (44,744)
                                                              --------    --------
                                                              $100,210    $105,743
                                                              ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   FISCAL YEAR ENDED JUNE 30,
                                                -------------------------------
                                                  1999        1998        1997
                                                -------    --------    --------
Net sales.....................................  $99,116    $105,662    $119,006
Cost of sales.................................   69,264      69,429      84,574
                                                -------    --------    --------
Gross profit..................................   29,852      36,233      34,432
Selling, general and administrative expenses..   31,635      30,290      34,996
Non-recurring and procurement charges.........    4,515          24       1,522
                                                -------    --------    --------
Operating income (loss).......................   (6,298)      5,919      (2,086)
Gain on sale of Barnett stock, net............       --          --      16,693
Gain on sale of U.S. Lock, net................   10,298          --          --
Equity earnings of Barnett....................    6,744       6,341       5,843
Interest expense, net.........................   17,192      16,031      16,477
                                                -------    --------    --------
Income (loss) before income taxes and
     extraordinary loss.......................   (6,448)     (3,771)      3,973
Provision for income taxes....................    1,029         537         401
                                                -------    --------    --------
Income (loss) before extraordinary loss.......   (7,477)     (4,308)      3,572
Extraordinary loss............................       --         192          --
                                                -------    --------    --------
Net income (loss).............................  $(7,477)   $ (4,500)   $  3,572
                                                =======    ========    ========
Other comprehensive income (loss):
Foreign currency translation adjustment.......      134        (822)        (53)
                                                -------    --------    --------
Comprehensive (loss) income...................  $(7,343)   $ (5,322)   $  3,519
                                                =======    ========    ========

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FISCAL YEAR ENDED JUNE 30,
                                                              ---------------------------
                                                               1999      1998      1997
                                                              ------    ------    -------
Basic earnings (loss) per share:
From income (loss) before extraordinary loss................  $(0.62)   $(0.35)   $  0.30
Extraordinary loss..........................................      --     (0.02)        --
                                                              ------    ------    -------
Net income (loss)...........................................  $(0.62)   $(0.37)   $  0.30
                                                              ======    ======    =======
Diluted earnings (loss) per share:
From income (loss) before extraordinary loss................  $(0.62)   $(0.35)   $  0.26
Extraordinary loss..........................................      --     (0.02)        --
                                                              ------    ------    -------
Net income (loss)...........................................  $(0.62)   $(0.37)   $  0.26
                                                              ======    ======    =======
Average number of common shares outstanding.................  12,057    12,026     11,919
                                                              ======    ======    =======

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

'
                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                          CUMULATIVE
                                           CLASS B                         CURRENCY         TOTAL
                                 COMMON    COMMON    PAID-IN   RETAINED   TRANSLATION   STOCKHOLDERS'
                                  STOCK     STOCK    CAPITAL   DEFICIT    ADJUSTMENT       EQUITY
                                 -------   -------   -------   --------   -----------   -------------
Balance June 30, 1996..........  $    96   $    22   $21,419   $(64,503)   $   (288)      $(43,254)
  Net income...................                                   3,572                      3,572
  Conversions of Class B common
     stock.....................        1                                                         1
  Exercise of stock options,
     warrants and convertible
     notes.....................                          228                                   228
  Currency translation
     adjustment................                                                 (53)           (53)
                                 -------   -------   -------   --------    --------       --------
Balance June 30, 1997..........       97        22    21,647    (60,931)       (341)       (39,506)
  Net loss.....................                                  (4,500)                    (4,500)
  Conversions of Class B common
     stock.....................        1        (1)                                             --
  Exercise of stock options,
     warrants and convertible
     notes.....................                           84                                    84
  Currency translation
     adjustment................                                                (822)          (822)
                                 -------   -------   -------   --------    --------       --------
Balance June 30, 1998..........       98        21    21,731    (65,431)     (1,163)       (44,744)
  Net loss.....................                                  (7,477)                    (7,477)
  Exercise of stock options,
     warrants and convertible
     notes.....................                            1                                     1
  Currency translation
     adjustment................                                                 134            134
                                 -------   -------   -------   --------    --------       --------
Balance June 30, 1999..........  $    98   $    21   $21,732   $(72,908)   $ (1,029)      $(52,086)
                                 =======   =======   =======   ========    ========       ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                              FISCAL YEAR ENDED JUNE 30,
                                                           ---------------------------------
                                                             1999        1998        1997
                                                           --------    --------    ---------
Cash From (Used For):
Operations:
  Net income (loss)......................................  $ (7,477)   $ (4,500)   $   3,572
  Adjustments to reconcile net income (loss) to net cash
     used for operations:
  Extraordinary loss.....................................        --         192           --
  Non-recurring charges..................................        --          --          746
  Gain on sale of Barnett stock..........................        --          --      (16,693)
  Gain on sale of U.S. Lock..............................   (10,298)         --           --
  Non-cash interest......................................    10,200       9,883        8,762
  Other non-cash charges.................................        --          --        4,123
  Equity earnings of Barnett.............................    (6,744)     (6,341)      (5,843)
  Depreciation and amortization..........................     2,555       2,957        2,714
  Deferred income taxes..................................      (540)         --           --
  Bad debt provision.....................................       274         282          565
  Changes in assets and liabilities:
     Trade and other receivables.........................     1,659      (2,687)        (554)
     Inventories.........................................     1,455      (1,751)       1,835
     Prepaid expenses and other..........................      (204)        (10)      (3,307)
     Accounts payable....................................     1,157        (674)      (3,813)
     Accrued liabilities.................................       189      (2,977)         564
     Net change in operating assets and liabilities of
       U.S. Lock.........................................    (1,109)         --           --
     Other, net..........................................       134        (822)         (53)
                                                           --------    --------    ---------
     Net cash used for operations........................    (8,749)     (6,448)      (7,382)
                                                           --------    --------    ---------
Investments:
  Capital expenditures, net..............................    (2,741)     (3,441)      (2,339)
  Change in other assets.................................       212        (480)        (704)
  Net proceeds from sales of businesses..................    28,249       3,203       23,613
                                                           --------    --------    ---------
     Net cash provided by (used for) investments.........    25,720        (718)      20,570
                                                           --------    --------    ---------
Financing:
  Borrowings under credit agreements.....................    56,327     105,043      116,028
  Payments under credit agreements.......................   (70,872)    (95,526)    (122,012)
  Debt issuance costs....................................      (282)         --         (256)
  Retirement of Senior Notes.............................        --     (12,000)          --
  Retirement of Senior Subordinated Notes................      (895)         --           --
  Issuance of common stock...............................         1          84          229
                                                           --------    --------    ---------
     Net cash used for financing.........................   (15,721)     (2,399)      (6,011)
                                                           --------    --------    ---------
Net increase (decrease) in cash and cash equivalents.....     1,250      (9,565)       7,177
Balance, beginning of year...............................        72       9,637        2,460
                                                           --------    --------    ---------
Balance, end of year.....................................  $  1,322    $     72    $   9,637
                                                           ========    ========    =========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A. BASIS OF CONSOLIDATION AND DESCRIPTION OF THE COMPANY

     The accompanying consolidated financial statements include the accounts of Waxman Industries, Inc. ("Waxman Industries") and its wholly-owned subsidiaries (collectively, the "Company"). As of June 30, 1999, the Company owned 44.3% of the common stock of Barnett Inc. ("Barnett Common Stock"), a direct marketer and distributor of plumbing, electrical and hardware products, and accounts for Barnett Inc. ("Barnett") under the equity method of accounting. Certain reclassifications have been made to the prior year statements in order to conform to the current year presentation. All significant intercompany transactions and balances are eliminated in consolidation.

     The Company is a supplier of specialty plumbing, hardware and other products to the repair and remodeling market in the United States. The Company distributes its products to approximately 1,400 customers, including a wide variety of large national and regional retailers, independent retail customers and wholesalers. The Company conducts its business primarily through its wholly-owned subsidiaries, Waxman Consumer Products Group Inc. ("Consumer Products"), WOC Inc. ("WOC") and TWI, International, Inc. ("TWI"). WOC is comprised of Medal Distributing, a supplier of hardware products and, included the operations of U.S. Lock, a distributor of a full line of security hardware products, prior to its January 1, 1999 sale. TWI includes the Company's foreign operations, including manufacturing, packaging and sourcing operations in China and Taiwan, and an operation in Mexico that threads galvanized, black, brass, and chrome pipe and imports malleable fittings. Consumer Products, WOC and Barnett utilize the Company's and non-affiliated foreign sourcing suppliers.

  B. CASH AND CASH EQUIVALENTS

     In accordance with the terms of the Loan and Security Agreement (as defined in Note 5), all restricted cash balances have been excluded from cash and have been applied against outstanding borrowings under the Loan and Security Agreement. Cash balances include certain unrestricted operating accounts and accounts of foreign operations. The Company considers all highly liquid temporary cash investments with original maturities of less than three months to be cash equivalents. Cash investments are valued at cost plus accrued interest, which approximates market value.

  C. TRADE RECEIVABLES

     Trade receivables are presented net of allowances for doubtful accounts of $1.0 million and $1.1 million at June 30, 1999 and 1998, respectively. Bad debt expense totaled $0.3 million in fiscal 1999, $0.3 million in fiscal 1998, and $0.6 million in fiscal 1997.

     The Company sells plumbing, hardware and other products throughout the United States to do-it-yourself ("D-I-Y") retailers, mass merchandisers, smaller independent retailers and wholesalers. The Company performs ongoing credit evaluations of its customers' financial conditions. As a percentage of the Company's net sales, the largest customer of Consumer Products, Kmart, accounted for 10.0%, 9.5% and 8.0% in fiscal 1999, 1998 and 1997, respectively. As a percentage of Consumer Products' net sales, Kmart accounted for 20.8%, 18.2% and 16.5%, for the same periods, respectively. During the same periods, the Company's ten largest customers accounted for approximately 39.6%, 42.7% and 36.5% of net sales and approximately 55.7% and 42.3% of accounts receivable at June 30, 1999 and 1998, respectively.

  D. INVENTORIES

     At June 30, 1999 and 1998, inventories, consisting primarily of finished goods, are carried at the lower of first-in, first-out (FIFO) cost or market. The Company regularly evaluates its inventory carrying value, with appropriate consideration given to any excess, slow-moving and/or nonsalable inventories. In fiscal 1999, 1998 and 1997, the Company recorded charges of $0.6 million, $0.5 million and $2.1 million, respectively, in connection with its evaluation of its inventory carrying value.

  E. PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. For financial reporting purposes, buildings and equipment are depreciated on a straight-line basis over the estimated useful lives of the related assets. Depreciable lives are 15 to 40 years for buildings and 3 to 15 years for equipment. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the useful life of the asset, whichever is shorter. For income tax purposes, accelerated methods of depreciation are used. Depreciation expense totaled $1.6 million in fiscal 1999, $1.6 million in fiscal 1998 and $1.6 million in fiscal 1997.

  F. COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED

     Cost of businesses in excess of net assets acquired is being amortized primarily over 40 years using the straight-line method. Management has evaluated its accounting for goodwill in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," on an originating entity basis considering future undiscounted operating cash flows and believes that the net asset is realizable and the amortization period is appropriate. Management continues to evaluate the realizability of this asset. Goodwill amortization expense totaled $0.3 million in fiscal 1999, $0.3 million in fiscal 1998 and $0.3 million in fiscal 1997. Accumulated amortization totaled $15.1 million and $14.8 million at June 30, 1999 and 1998, respectively.

  G. UNAMORTIZED DEBT ISSUANCE COSTS

     Unamortized debt issuance costs relate to the Company's long-term and short-term debt (See Note 5) and are amortized over the life of the related debt. Amortization expense totaled $0.8 million in fiscal 1999, $0.8 million in fiscal 1998 and $0.8 million in fiscal 1997, and is included in interest expense in the accompanying consolidated statements of operations. The Company incurred an extraordinary charge in fiscal 1998 related to the accelerated amortization of unamortized debt issuance costs. (See Note 2).

  H. ISSUANCES OF STOCK BY A SUBSIDIARY

     The Company recognizes gains on issuances of stock by a subsidiary in its consolidated statements of operations in amounts proportionate to its ownership percentage of the subsidiary. In fiscal 1997, a portion of the gain the Company recognized on the sale of Barnett stock was attributable to the gain recognized on the issuance of stock by Barnett. (See Note 2).

  I. PROCUREMENT COSTS

     Procurement costs represent the amount paid by the Company in connection with a customer's agreement to purchase products from the Company for a specific period. The amount includes the consideration paid to the new or existing customer (i) for the right to supply such customer for a specified period, (ii) to assist such customer in reorganizing its store aisles and displays in order to accommodate the Company's products and (iii) to purchase competitor's merchandise that the customer has on hand when it changes suppliers, less the salvage value received by the Company. The Company expenses these costs in the fiscal year incurred. Procurement costs for (i) above totaled $2.0 million in fiscal 1999 and $0.5 million in fiscal 1997. Procurement costs related to (ii) above totaled $0.5 million in fiscal 1999 and $0.3 million in fiscal 1997. The Company did not incur these types of procurement costs in fiscal 1998. These types of procurement costs are included as procurement charges in the accompanying consolidated statements of operations. Procurement costs for (iii) above totaled $1.1 million, $1.1 million and $2.0 million in fiscal 1999, 1998 and 1997, respectively, and are included as a contra-sales amount in net sales in the accompanying consolidated statements of operations.

  J. FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

     All balance sheet accounts of foreign subsidiaries are translated at the exchange rate as of the end of the fiscal year. Income statement items are translated at the average currency exchange rates during the fiscal year. The resulting translation adjustment is recorded as a component of stockholders' equity and comprehensive income. Foreign currency transaction gains or losses are included in the consolidated statements of operations as incurred.

  K. FINANCIAL STATEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  L. EARNINGS PER SHARE

     In February 1997, The Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" to be effective for financial statements issued for periods ending after December 15, 1997. Under SFAS No. 128, primary earnings per share have been replaced by "basic earnings per share", which represents net income divided by the weighted average number of common shares outstanding. Diluted earnings per share continues to utilize the weighted average number of common stock and common stock equivalents, which include stock options and warrants. Since the Company is in a loss position in fiscal 1999 and 1998, the impact of these options and warrants is anti-dilutive, therefore the Company has disclosed basic earnings per share as basic and diluted for these years.

     The number of common shares used to calculate basic and diluted earnings per share are as follows (in thousands):

                                                           1999      1998      1997
                                                          ------    ------    ------
Basic...................................................  12,057    12,026    11,919
Diluted.................................................  12,057    12,026    13,855

     A reconciliation of basic shares to diluted shares is as follows:

                                                           1999      1998      1997
                                                          ------    ------    ------
Basic...................................................  12,057    12,026    11,919
Dilutive effect of:
  Stock options.........................................      --        --       502
  Warrants..............................................      --        --     1,434
                                                          ------    ------    ------
Diluted.................................................  12,057    12,026    13,855

2. BARNETT PUBLIC OFFERINGS AND EXTRAORDINARY CHARGE

     In fiscal 1997, the Company completed a secondary offering of 1.3 million shares of the Barnett Common Stock at a per share price of $17.50, before the underwriters' discount (the "Barnett Secondary Offering"). Barnett participated in the Barnett Secondary Offering and sold 425,000 of its own shares. The Company received net proceeds, after the underwriters' discount, of $21.6 million and recorded a $16.7 million pre-tax gain. The Company converted the remaining convertible non-voting preferred stock of Barnett it owned to Barnett Common Stock. In July 1997, as a result of the sale of a substantial portion of the business of LeRan Gas Products, one of WOC's operations, to Barnett, the Company received cash and an additional 24,730 shares of Barnett Common Stock. As a result of these transactions, at June 30, 1999, the Company owned 7,186,530 shares, or 44.3%, of the outstanding shares of Barnett Common Stock. This investment is accounted for under the equity method of accounting.

     Prior to the Barnett Secondary Offering, the Company owned approximately 49.9% of the Barnett Common Stock and, including convertible non-voting preferred stock of Barnett, a 54% economic interest in the capital stock of Barnett. The Company's ownership in Barnett was reduced to this level in fiscal 1996 when the Company consummated an initial public offering of the Barnett Common Stock.

     Net proceeds received by the Company from the Barnett Secondary Offering were used primarily to repay outstanding indebtedness. As a result, the Company recorded an extraordinary charge of approximately $0.2 million in fiscal 1998, relating to the accelerated amortization of the related unamortized debt discount and debt issuance costs attributed to indebtedness repaid from the net proceeds of the Barnett Secondary Offering (See Note 5).

     The following table presents summary financial data for Barnett at June 30, 1999 and 1998 and for the years ended June 30 1999, 1998 and 1997 (in thousands of dollars):

                                                      1999        1998        1997
                                                    --------    --------    --------
Statement of income data:
  Net sales.......................................  $241,374    $199,578    $160,068
  Gross profit....................................    80,191      67,443      54,692
  Net income......................................    15,215      14,277      12,035
Balance sheet data:
  Current assets..................................  $ 94,941    $ 72,054    $ 61,271
  Non-current assets..............................    54,245      23,730      15,744
  Current liabilities.............................    24,615      19,623      16,404
  Non-current liabilities.........................    33,000          --          --

     The Barnett Form 10-K for the year ended June 30, 1999 is herein incorporated by reference.

3. MANAGEMENT'S REVIEW OF WHOLLY-OWNED OPERATIONS

     Since fiscal 1994, the Company's strategic effort has been to reduce its high level of debt through the monetization of assets and to improve the efficiencies from its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations or improve its financial flexibility during that period. Accordingly, management performed strategic reviews of its business operations in past fiscal years that resulted in the Company recording significant charges as follows.

FISCAL 1997 --

     In fiscal 1997, the Company recorded charges totaling $7.2 million, including adjustments to cost of sales of $4.3 million, selling, general and administrative ("SG&A") expenses of $2.6 million and $0.3 million to sales allowances. The largest portion of the adjustments were made at Consumer Products, with charges of $4.2 million, $1.1 million and $0.3 million to cost of sales, SG&A expenses and sales, respectively, related to the decision to augment certain existing product lines, streamline its packaged plumbing product line, enhance and redesign its existing plumbing product packaging, undertake certain customer retention and development programs, and establish inventory reserves which were necessary, in part, for the reduction in the buying patterns of Builders Square and Kmart. In addition, the Company recorded $0.1 million and $1.5 million in additional cost of sales and SG&A expenses, respectively, in total at its remaining operations, primarily related to inventory adjustments and charges for valuation reserves, professional services and the increase in value of certain stock appreciation rights granted to certain key executives. The Company also recorded a loss of $0.7 million on the disposal of Madison in the fourth quarter of fiscal 1997 (described in Note 4).

4. SALE OF DIVISIONS

  A. SALE OF U.S. LOCK

     In January 1999, the Company sold certain of the assets and liabilities of U.S. Lock, a division of WOC, to Barnett, for approximately $33.0 million in cash, less certain post closing adjustments. A portion of the proceeds from the sale of U.S. Lock was used to repay the BankAmerica Business Credit working capital loan collateralized by the accounts receivable and inventory of U.S. Lock and to pay expenses associated with the transaction, with the remaining funds being reinvested in the Company's businesses.

     The sale of U.S. Lock resulted in an estimated net pretax gain of $18.3 million, of which approximately $8.1 million was originally reported as a deferred gain for financial statement purposes due to the Company's continued ownership of 44.3% of Barnett, the acquirer of U.S. Lock. The Company is recognizing the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. In the fourth quarter of fiscal 1999, the Company recognized $0.1 million of this deferred gain, which is included in the gain on sale of U.S. Lock in the accompanying consolidated statements of operations. The Company utilized a portion of its net operating loss carryforwards to offset a portion of the tax on the net gain from the sale of U.S. Lock.

     The Company consolidated U.S. Lock's financial information in its results through December 31, 1998. Therefore, there is no impact on the Company's net sales or earnings from U.S. Lock's operating results subsequent to December 31, 1998. The impact of not consolidating U.S. Lock's results would have reduced the consolidated net sales and resulted in a larger net loss (lower net income for fiscal 1997) for the Company as follows:

                                              FISCAL 1999    FISCAL 1998    FISCAL 1997
                                              -----------    -----------    -----------
Net sales...................................    $13,361        $22,762        $18,738
Net (loss) income...........................    $ 1,000        $ 1,683        $ 1,115
Basic income per share......................    $  0.08        $  0.14        $  0.09
Diluted income per share....................    $  0.08        $  0.14        $  0.08

  B. SALE OF LERAN GAS PRODUCTS

     Effective July 1, 1997, the Company sold the gas products business of LeRan, to Barnett, for $3.2 million in cash and 24,730 shares of Barnett Common Stock, with a value of $0.6 million at the time of the transaction. For fiscal 1997 and 1996, LeRan reported approximately $13.8 million and $16.3 million in net sales and operating income of approximately $0.4 million and $28,000, respectively. In the first quarter of fiscal 1998, the Company recorded an estimated loss on the sale of LeRan of $133,000, including certain costs associated with disposing of assets not included in the transaction and the sale and closing of certain warehouses. The estimated loss was adjusted in the fourth quarter of fiscal 1998 to an actual loss of $24,000. The net proceeds were reinvested in the continuing businesses of the Company, thereby effectively reducing borrowings under the Credit Agreement (as defined in Note 5).

  C. SALE OF MADISON EQUIPMENT COMPANY

     In April 1997, the Company sold Madison Equipment Company ("Madison"), a division of WOC, for $2.0 million in cash. The loss of $0.7 million from the sale of Madison is included as a non-recurring charge in the accompanying consolidated statements of operations. Madison's net sales, which are included in the 1997 fiscal year, amounted to $5.0 million and operating income amounted to $0.2 million. The net proceeds were reinvested in the continuing businesses of the Company, thereby effectively reducing borrowings under the Credit Agreement (as defined in Note 5).

5. DEBT

  A. LONG-TERM DEBT

     Total other long-term debt consists of the following (in thousands of dollars):

                                                                   JUNE 30,
                                                              ------------------
                                                               1999       1998
                                                              ------    --------
Bank Agreement..............................................  $  444    $  9,804
Bank Term Loans.............................................      --       5,000
Senior Subordinated Notes...................................      --         895
Capital leases maturing through 2002, bearing interest at
  rates ranging from 7.75% to 11.8%, secured by the leased
  equipment.................................................     924       1,095
Other notes, maturing through 2007, bearing interest at
  rates ranging from 7.1% to 9.0%, secured by the land,
  building and equipment of TWI.............................     626         640
                                                              ------    --------
                                                               1,994      17,434
Less: current portion.......................................    (937)    (16,343)
                                                              ------    --------
     Long-term debt, net of current portion.................  $1,057    $  1,091
                                                              ======    ========

     On June 17, 1999, the Company entered into the Loan and Security Agreement with Congress Financial Corporation to replace the Credit Agreement with BankAmerica Business Credit, Inc. that was to expire on July 15, 1999. The Loan and Security Agreement is between Consumer Products, WOC, WAMI and WAMI Sales, as borrowers (the "Borrowers"), with the Company, Waxman USA Inc. ("Waxman USA") and TWI as guarantors (the "Loan and Security Agreement"). The Loan and Security Agreement provides for, among other things, revolving credit advances of up to $20.0 million. As of June 30, 1999, the Company had $0.4 million in borrowings under the revolving credit line of the credit facility and had approximately $14.4 million available under such facility.

     The Loan and Security Agreement provides for revolving credit advances of
(a) up to 85.0% of the amount of eligible accounts receivable, (b) up to the lesser of (i) $10.0 million or (ii) 60% of the amount of eligible raw and finished goods inventory and (c) up to the lesser of (i) $5.0 million or (ii) 70% of the fair market value of 500,000 shares of Barnett Common Stock. Revolving credit advances bear interest at a rate equal to (a) First Union National Bank's prime rate plus 0.5% or (b) LIBOR plus 2.50%. The Company is required to pay a commitment fee of 0.375% per annum on the unused commitment. The Loan and Security Agreement includes a letter of credit subfacility of $10.0 million, with none outstanding at June 30, 1999. Borrowings under the Loan and Security Agreement are secured by the accounts receivable, inventories, certain general intangibles, and unencumbered fixed assets of Waxman Industries, Inc., Consumer Products, TWI, International Inc. and WOC, and a pledge of 65% of the stock of various foreign subsidiaries. In addition, up to $5.0 million of the Loan and Security Agreement is also secured by a pledge of 500,000 shares of Barnett Common Stock owned by the Company (constituting approximately 3.1% of all outstanding Barnett Common Stock). The Loan and Security Agreement requires the Borrowers to maintain cash collateral accounts into which all available funds are deposited and applied to service the facility on a daily basis. The Loan and Security Agreement prevents dividends and distributions by the Borrowers and Guarantors except in certain limited instances including, so long as there is no default or event of default and the Borrowers are in compliance with certain financial covenants, the payment of interest on the Senior Subordinated Notes and Deferred Coupon Notes of the Company, and contains customary negative, affirmative and financial covenants and conditions such as minimum net worth covenant. The Company was in compliance with all loan covenants at June 30, 1999. As a result of the inclusion of a material adverse effect clause as an event of default and the requirement to maintain cash collateral accounts, the borrowings under the Loan and Security Agreement have been classified as a current liability. The material adverse condition clause allows Congress Financial Corporation to terminate the Agreement under certain circumstances. The Loan and Security Agreement expires September 1, 2001, but may be extended under certain circumstances.

     Prior to entering into the Loan and Security Agreement, Consumer Products and WOC participated in a credit facility provided by BankAmerica Business Credit, Inc. (the "Credit Agreement"), which began in June 1996. The Credit Agreement provided for, among other things, revolving credit advances of up to $30.0 million and term loans of up to $5.0 million.

  B. SENIOR SECURED DEFERRED COUPON NOTES

     On May 20, 1994, the Company exchanged $50 million principal amount of its Senior Subordinated Notes (as defined below) for $50 million initial accreted value of 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") along with detachable warrants to purchase 2.95 million shares of the Company's common stock. The Deferred Coupon Notes were fully accreted at June 1, 1999, and began accruing cash interest at a rate of 12 3/4% which is payable on December 1,1999 and semi-annually thereafter. The Deferred Coupon Notes are redeemable, in whole or in part, at the option of the Company, after June 1, 1999 at 106.375% of accreted value, which decreases annually to 100% at the maturity date. The Deferred Coupon Notes are secured by a pledge of the capital stock of Waxman USA. The Deferred Coupon Notes rank senior in right of payment to all existing and future subordinated indebtedness of the Company and rank pari passu in right of payment with all other existing or future unsubordinated indebtedness of the Company. The Deferred Coupon Notes contain certain covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, transfer or sell assets, pay dividends, make certain restricted payments or investments, create liens or enter into sale lease-back transactions, transactions with affiliates and mergers. The Company was in compliance with all covenants at June 30, 1999.

     In the event of a change of control, as defined in the Deferred Coupon Note Indenture, the Company is obligated to make an offer to purchase all outstanding Deferred Coupon Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any. The Company is obligated in certain circumstances to make an offer to purchase Deferred Coupon Notes at a redemption price plus unpaid interest, if any, with the net cash proceeds of certain sales or other dispositions of assets, to the extent such proceeds are not reinvested in the Company's businesses in a one year period.

     The warrants are exercisable through June 1, 2004, at a price of $2.45 per share. A portion of the initial accreted value of the Deferred Coupon Notes was allocated to the warrants and as a result, paid-in capital increased by $2.5 million. The related $2.5 million reduction in the recorded initial accreted value of the Deferred Coupon Notes is being amortized as interest expense over the life of the Deferred Coupon Notes.

  C. SENIOR NOTES

     On April 3, 1996, the Company, through its wholly-owned subsidiary, Waxman USA, consummated an offer to exchange $48.8 million principal amount of its 11 1/8% Senior Notes due September 1, 2001 ("Senior Notes") for a like amount of the Company's outstanding 13 3/4% Senior Subordinated Notes due June 1, 1999 ("Senior Subordinated Notes"), and in connection therewith solicited consents to certain amendments to the indenture pursuant to which the Senior Subordinated Notes were issued. Approximately $43.0 million of Senior Subordinated Notes were exchanged in fiscal 1996. In fiscal 1997, the Company initiated a similar exchange offer and exchanged an additional $4.8 million of Senior Subordinated Notes, bringing the total amount exchanged to $47.9 million.

     In May 1997, the Company commenced an offer to purchase $12.0 million principal amount of Senior Notes at par (the "Purchase Offer"). The offer expired on July 2, 1997, with $2.5 million of the notes being purchased. On July 3, 1997, the Company called for the redemption of $9.5 million of Senior Notes that had not been tendered in the Purchase Offer, and on August 4, 1997, the Company completed the note redemption. The Company used a portion of the net proceeds from the Barnett Secondary Offering to purchase the Senior Notes. The Company recorded an extraordinary charge of $0.2 million in the first quarter of fiscal 1998 related to the write-off of unamortized deferred financing costs associated with the purchase and redemption of these Senior Notes.

     The Senior Notes are general unsecured obligations of Waxman USA ranking pari passu in right of payment to any future indebtedness of Waxman USA that is not subordinated in right of payment to the

Senior Notes and senior in right of payment to any future indebtedness of Waxman USA that is subordinated in right of payment to the Senior Notes. The Senior Notes are structurally subordinated to the Loan and Security Agreement and any refinancing thereof. The indenture under which the Senior Notes were issued (the "Senior Note Indenture") contains certain covenants that, among other things, limit the ability of Waxman USA and its subsidiaries to incur additional indebtedness, transfer or sell assets, pay dividends, make certain other restricted payments or investments, create liens or enter into sale lease-back transactions, transactions with affiliates and mergers. Waxman USA was in compliance with all covenants at June 30, 1999.

     In the event of a change of control, as defined in the Senior Note Indenture, the Company is obligated to make an offer to purchase all outstanding Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any. The Company is obligated in certain circumstances to make an offer to purchase Senior Notes at a redemption price plus unpaid interest, if any, with the net cash proceeds of certain sales or other dispositions of assets, to the extent such proceeds are not reinvested in the Company's businesses in a one year period.

  D. SENIOR SUBORDINATED NOTES

     In June 1989, the Company issued $100 million principal amount of Senior Subordinated Notes. During 1994, the Company exchanged $50 million principal amount of the Senior Subordinated Notes for a like amount of Deferred Coupon Notes. As discussed above, the Company issued Senior Notes in exchange for $43.0 million principal amount of Senior Subordinated Notes in fiscal 1996 and an additional $4.8 million in fiscal 1997. On June 1, 1999, approximately $0.9 million of Senior Subordinated Notes matured, representing the remaining amount of the Senior Subordinated Notes, and were repaid.

  E. MISCELLANEOUS

     The Company made cash interest payments of $6.2 million in fiscal 1999, $5.8 million in fiscal 1998 and $6.5 million in fiscal 1997. Interest income was $0.2 million in fiscal 1999 and $0.1 million in fiscal 1998 and 1997. The Company also has a significant amount of non-cash interest, accrued interest and interest cost from the amortization of deferred financing costs, which makes up the balance of the interest expense presented in the accompanying consolidated statements of operations.

     Management believes the carrying value of its bank loan approximates its fair value as it bears interest based upon the banks' prime lending rates. At June 30, 1999, the market price for the Deferred Coupon Notes is approximately $46.4 million, which is approximately 50% below the carrying value of the debt. The fair value, determined using quoted market prices for the Senior Notes, approximates their carrying amount.

6. INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to net operating loss carryforwards and to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

     The components of income (loss) from continuing operations before income taxes and extraordinary loss are as follows (in thousands of dollars):

                                                    FISCAL YEAR ENDED JUNE 30,
                                                   ----------------------------
                                                    1999       1998       1997
                                                   -------    -------    ------
Domestic.........................................  $(7,209)   $(5,297)   $2,569
Foreign..........................................      761      1,526     1,404
                                                   -------    -------    ------
  Total..........................................  $(6,448)   $(3,771)   $3,973
                                                   =======    =======    ======

     The components of the provision for income taxes are (in thousands of dollars):

                                                         FISCAL YEAR ENDED JUNE 30,
                                                        ----------------------------
                                                          1999       1998      1997
                                                        --------    ------    ------
Currently payable:
U.S. Federal..........................................   $  171      $ --      $210
Foreign, state and other..............................    1,398       537       191
                                                         ------      ----      ----
  Total current.......................................    1,569       537       401
Deferred: State.......................................     (540)       --        --
                                                         ------      ----      ----
  Total provision.....................................   $1,029      $537      $401
                                                         ======      ====      ====

     Barnett is not included in the Company's consolidated tax return.

     The following table reconciles the U.S. statutory rate to the Company's effective tax rate:

                                                        FISCAL YEAR ENDED JUNE 30,
                                                        --------------------------
                                                         1999      1998      1997
                                                        ------    ------    ------
U.S. statutory rate...................................   35.0%     35.0%     35.0%
Domestic losses not benefited.........................     --     (43.9)       --
State taxes, net......................................   (6.0)     (4.0)      2.1
Goodwill amortization.................................   (1.5)     (1.1)      3.1
Foreign tax items.....................................    0.1       6.2       1.0
Change in valuation allowance.........................  (22.0)       --     (38.3)
Nondeductible compensation............................  (14.7)       --        --
Original issue discount...............................   (3.8)     (5.8)      4.8
Other, net............................................   (3.1)     (0.6)      2.4
                                                        -----     -----     -----
  Effective tax rate..................................  (16.0%)   (14.2%)    10.1%
                                                        =====     =====     =====

     The deferred tax assets and liabilities as of June 30, 1999 and 1998 are as follows (in thousands of dollars):

                                                             1999       1998
                                                            -------    -------
Net operating loss carryforwards..........................  $16,801    $18,433
Original issue discount...................................   14,459     11,113
Deferred gain on sale of U.S. Lock........................    3,346         --
Accrued expenses..........................................    1,129      1,206
Inventories...............................................      709      1,270
Accounts receivable.......................................      333        389
Alternative minimum tax credit............................      990        895
Other.....................................................      848        372
                                                            -------    -------
  Deferred tax asset......................................   38,615     33,678
                                                            -------    -------
Investment in subsidiaries................................  (12,185)    (9,825)
Property..................................................   (1,139)      (494)
Other assets..............................................       (3)       (27)
                                                            -------    -------
  Deferred tax liabilities................................  (13,327)   (10,346)
                                                            -------    -------
  Net deferred tax asset..................................   25,288     23,332
  Valuation allowance.....................................  (24,748)   (23,332)
                                                            -------    -------
                                                            $   540    $    --
                                                            =======    =======

     At June 30, 1999, the Company has $48.0 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013. The Company also has alternative minimum tax carryforwards of approximately $1.0 million at June 30, 1999, which are available to reduce future regular income taxes over an indefinite period.

     At June 30, 1999, the Company's net deferred tax assets are substantially offset by a valuation allowance, except for the deferred tax asset related to state taxes currently payable on the deferred gain on the sale of U.S. Lock. SFAS No. 109 requires the Company to assess the realizability of its deferred tax assets based on whether it is more likely than not that the Company will realize the benefit from these deferred tax assets in the future. If the Company determines the more likely than not criteria is not met, SFAS No. 109 requires the deferred tax assets be reduced by a valuation allowance. In assessing the realizability of its net deferred tax asset as of June 30, 1999, the Company considered factors such as (i) its historical and projected taxable losses and its inability to utilize its net operating loss carryforwards, which comprise a significant portion of the net deferred tax; (ii) the benefit of the deferred tax asset related to the original issue discount will not be realized unless the interest accreted on the Senior Secured Deferred Coupon Notes is paid; (iii) the Company continues to own a 44.3% interest in Barnett, as well as other operating assets, which, upon disposition, could potentially generate future taxable income but the taxable income generated, if any, would be dependent upon the disposition terms; (iv) the Company has not yet been able to complete a financial restructuring plan that may ultimately result in the realization of a portion or all of the Company's net deferred tax asset and thus, the ultimate impact cannot be objectively anticipated or verified.

     Based on the Company's consideration of the above factors, the Company believed it was appropriate to maintain a valuation allowance on its net deferred tax asset, except for on the deferred tax asset related to state taxes currently payable on the deferred gain on the sale of U.S. Lock. As a result, as of June 30, 1999, the Company has substantially offset its net deferred tax asset with a valuation allowance. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

     The Company made income tax payments of $0.5 million in fiscal 1999, $0.3 million in fiscal 1998 and $1.3 million in fiscal 1997. Refunds received totaled $1,300 in fiscal 1999, $39,000 in fiscal 1998, and $47,000 in fiscal 1997.

7. LEASE COMMITMENTS

     The Company leases certain warehouse and office facilities and equipment under operating lease agreements, which expire at various dates through 2008.

     Future minimum rental payments are as follows (in thousands of dollars) :

2000.................................................  $1,348
2001.................................................     662
2002.................................................     340
2003.................................................     137
2004.................................................     106
Thereafter...........................................     440
                                                       ------
                                                       $3,033

     Total rent expense charged to operations was $1.6 million in fiscal 1999, $2.5 million in fiscal 1998 and $1.7 million in fiscal 1997. Consumer Products leases certain warehouse space from related parties. Related parties rent expense totaled $0.3 million in fiscal 1999, $0.3 million in fiscal 1998 and $0.5 million in fiscal 1997. Those related party relationships consist of the following:

     - Aurora Investment Co., a partnership owned by Melvin Waxman, Chairman of the Board and Co-Chief Executive Officer of the Company, and Armond Waxman, President and Co-Chief Executive Officer of the Company, together with certain other members of their families, is the owner and lessor of the building used by Consumer Products for its executive offices, administrative functions and, until the move of the warehouse to Groveport, Ohio, one of its distribution facilities. The warehouse portion of this facility has been subleased to Handl-it, Inc. (see below for information regarding affiliated ownership) for the duration of the lease term. Rent expense under this lease was $326,716 in fiscal 1999, $314,150 in fiscal 1998 and $314,150 in fiscal 1997. The Company received rental income from Handl-it, Inc. of $95,324 in fiscal 1999 for subleasing the warehouse in Bedford Hts., Ohio for a portion of the year.

     - Handle-it Inc., a corporation owned by John S. Peters, a consultant to the Company, together with certain other members of his family, Melvin Waxman and Armond Waxman, provides Consumer Products with certain outside warehousing services under month-to-month rental arrangements from time to time. Consumer Products may enter into month-to-month leases in the future, depending on its business requirements at the time. Rent expense under these lease arrangements was $10,000, $30,000 and $137,000 for fiscal 1999, 1998 and 1997, respectively. Consumer Products Group also paid Handl-it Inc. approximately $55,000 for the cost of transportation of products in fiscal 1999.

     - Effective July 1, 1999, WAMI Sales replaced an internally operated warehouse facility in Cleveland, Ohio with an arrangement with Handl-it Inc. to provide all warehousing, labor and shipping functions for a fee equal to 7.5% of monthly sales from this location.

     8. PROFIT SHARING AND 401(K) PLAN

     The eligible employees of the Company and certain subsidiaries of the Company participate in a trusteed, profit sharing and 401(k) retirement plan. Contributions are discretionary and are determined by the Company's Board of Directors. There were no profit sharing contributions in fiscal 1999, 1998 or 1997; however, the Company contributed a 50% match of up to the first 4% of salary deferral by employees, which amounted to $0.1 million in fiscal 1999, 1998 and 1997. The Company currently offers no other retirement, post-retirement or post-employment benefits.

9. RELATED-PARTY TRANSACTIONS

     The Company's wholly-owned subsidiaries engage in business transactions with Barnett. Products sold to Barnett for resale totaled $19.9 million in fiscal 1999, $16.2 million in fiscal 1998 and $13.7 million in fiscal 1997. There were no purchases from Barnett in fiscal 1999 or 1998 and $0.1 million in fiscal 1997.

     The Company and Barnett provide to and receive from each other certain selling, general and administrative services and reimburse each other for out-of-pocket disbursements related to those services. The Company and Barnett entered into an Intercorporate Agreement (the "New Intercorporate Agreement") under which the Company provides certain managerial, administrative and financial services to Barnett and is paid by Barnett for the allocable cost of the salaries and expenses of the Company's employees while they are rendering such services. Barnett also reimburses the Company for actual out-of-pocket disbursements to third parties by the Company required for the provision of such services by the Company. In addition to the services provided by the Company to Barnett pursuant to the New Intercorporate Agreement, Barnett also provided certain services to U.S. Lock, LeRan and Madison, until their sale. These services included the utilization of Barnett's management information systems, financial accounting, order processing and billing and collection services. The Company paid Barnett the allocable cost of the salaries and expenses of Barnett's employees while they were performing such services. The Company also reimbursed Barnett for all actual out-of-pocket disbursements to third parties by Barnett required for the provision of such services. The net effect of these charges is not material. The arrangements provided in the New Intercorporate Agreement may be modified and additional arrangements may be entered into pursuant to a written agreement between the Company and Barnett.

     All amounts incurred by the Company on behalf of Barnett, have been reimbursed by Barnett. All amounts incurred by Barnett on behalf of the Company, have been reimbursed by the Company and are reflected in selling, general and administrative expenses in the accompanying statements of operations.

     The Company leases certain facilities and has other related party relationships as more fully disclosed in Note 7.

10. CAPITAL STOCK

     Each share of the Company's common stock (the "Common Stock") entitles its holder to one vote, while each share of Class B common stock entitles its holder to ten votes. Cash dividends on the Class B common stock may not exceed those on the Common Stock. Due to restricted transferability, there is no trading market for the Class B common stock. However, the Class B common stock may be converted, at the stockholder's option, into Common Stock on a share-for-share basis at any time, without cost to the stockholder.

     The Company is authorized to issue two million shares of preferred stock in series, with terms fixed by resolution of the Board of Directors. No preferred shares have been issued as of June 30, 1999.

11. STOCK OPTION PLANS, RESTRICTED SHARE PLANS AND STOCK APPRECIATION RIGHTS

     The Company has two plans under which stock options may be granted. The Company applies APB Opinion No. 25 and related Interpretations in accounting for these stock options. Accordingly, no compensation costs have been recognized for these stock based compensation awards. Pro forma net income and earnings per share for the fiscal years ended June 30th, assuming compensation costs for the Company had been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", would have been (in thousands of dollars, except per share data):

                                                    1999       1998       1997
                                                   -------    -------    ------
Net income (loss) as reported....................  $(7,477)   $(4,500)   $3,572
Pro forma net income (loss)......................  $(7,865)   $(4,849)   $3,455
Basic earnings (loss) per share as reported......  $ (0.62)   $ (0.37)   $ 0.30
Pro forma basic earnings (loss) per share........  $ (0.65)   $ (0.40)   $ 0.29
Diluted earnings (loss) per share as reported....  $ (0.62)   $ (0.37)   $ 0.26
Pro forma diluted earnings (loss) per share......  $ (0.65)   $ (0.40)   $ 0.25

     Pro forma disclosure for companies using APB Opinion No. 25 requires calculating compensation cost for the effects of all awards granted in the first fiscal year beginning after December 15, 1994. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants made since July 1, 1995: no dividends; expected volatility of 88.5%; average risk-free interest rate of 6.0%; and expected life of 8.9 to 10 years. Because the cost of calculating compensation under SFAS No. 123 has not been applied to options granted before July 1, 1995, the resulting pro forma expense may not be representative of the actual expense that may be incurred in the future.

     The 1992 Non-Qualified and Incentive Stock Option Plan, as amended (the "1992 Stock Option Plan"), authorizes the issuance of an aggregate of 1.8 million shares of Common Stock in the form of stock options to officers and key employees of the Company or its subsidiaries. Under the terms of the 1992 Stock Option Plan, all options granted are at an option price not less than the market value at the date of grant and may be exercised for a period not exceeding 10 years from the date of grant. As of June 30, 1999, 58 persons held such options.

     In fiscal 1994, the Board of Directors of the Company adopted the 1994 Non-Employee Directors Stock Option Plan pursuant to which each current non-employee director of the Company was granted an option to purchase an aggregate of 20 shares of the Company's Common Stock at an exercise price of $2.25 per share and each future non-employee director of the Company would be granted, on the date such person becomes a non-employee director of the Company, an option to purchase an aggregate of 20 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant. In addition, during fiscal 1994, the Company granted a consultant to the Company an option to purchase an aggregate of 10 shares of Common Stock at an exercise price of $2.25 per share. During fiscal 1999, options to purchase 20 shares expired as a result of the retirement of one non-employee director. As of June 30, 1999, 3 persons held such options.

     Changes in stock options outstanding for the 1992 Stock Option Plan and the 1994 Non-Employee Directors Stock Option Plan are as follows (in thousands, except per share prices):

                                    1992 PLAN                       1994 PLAN
                                     SHARES       OPTION PRICE       SHARES      OPTION PRICE
          STOCK OPTIONS            OUTSTANDING      PER SHARE      OUTSTANDING    PER SHARE
          -------------            -----------   ---------------   -----------   ------------
Balance as of June 30, 1996......     1,354      $ 1.00-$2.25           70          $2.25
Granted..........................       146      $3.375-$5.625          --             --
Exercised........................       (40)     $ 1.00-$2.25           --             --
Expired or terminated............       (97)     $ 1.00-$3.375          --             --
                                      -----                           ----
Balance as of June 30, 1997......     1,363      $ 1.00-$5.625          70          $2.25
Granted..........................       270      $ 3.50-$4.0625         --             --
Exercised........................       (53)     $ 1.00-$2.25           --             --
Expired or terminated............       (45)     $ 1.00-$5.625          --             --
                                      -----                           ----
Balance as of June 30, 1998......     1,535      $ 1.00-$5.625          70          $2.25
Granted..........................        75      $ 0.56-$3.375          --             --
Exercised........................        (1)     $ 1.00                 --             --
Expired or terminated............       (96)     $ 1.00-$4.25          (20)         $2.25
                                      -----                           ----
Balance as of June 30, 1999......     1,513      $ 1.00-$5.625          50          $2.25

     As of June 30, 1999, options for 1,148,275 shares were exercisable under the 1992 Stock Option Plan and 50,000 were exercisable under the 1994 Non-Employee Directors Stock Option Plan.

     In fiscal 1996, the Board of Directors adopted the 1996 Non-Employee Directors Restricted Share Plan (the "1996 Plan"). The 1996 Plan is designed to increase the proprietary and vested interest of the non-employee directors of the Company in the growth, development and financial success of the Company. The 1996 Plan calls for 5,000 restricted shares of the Common Stock to be granted to each non-employee director for each five years of service as a director. The restricted shares vest on the last day of the second consecutive year during which the individual serves as a director after the date of the award. Prior to being vested, the shares bear a restricted legend and are held by the Company's corporate secretary. In fiscal 1998, the Company awarded 5,000 restricted shares and recorded compensation cost of approximately $20,000. There were no awards made in fiscal 1999.

     Also in fiscal 1996, the Stock Option Committee granted Stock Appreciation Rights ("SAR") for 200,000 shares to each of the Co-Chief Executive Officers of the Company at a base price of $3 3/8, and in September 1996, an SAR for 100,000 shares to the President of Consumer Products at a base price of $3 3/8. Each SAR expires ten years from the date of grant and vests in whole, three years after the date of grant. Upon exercise, the grantee is entitled to an amount equal to the excess of the fair value per share of the Common Stock on the date of exercise over the base price of the SAR. Each SAR is exercisable, at the election of the grantee, for either cash or Common Stock. The SAR ceases to be exercisable on the date of the termination of the employment of the grantee with the Company, except due to death, disability or other than "for cause". In fiscal 1997, the Company expensed $0.3 million related to the value of the compensation due to the SAR's. Due to the market price of the Company's common stock at June 30, 1998, in comparison to the prior year, no expense was recorded relating to the value of the SAR's in fiscal 1998. In fiscal 1999, the Company recorded into income the reversal of the charge taken in fiscal 1997 for the SAR's due to the market price of the Company's stock being below the exercise price of the SAR's.

12. CONTINGENCIES

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's consolidated financial statements or results of operations.

13. SEGMENT INFORMATION

     The Company's businesses distribute specialty plumbing products, galvanized, black, brass and chrome pipe nipples, imported malleable fittings and other products. Since the foreign sourcing and manufacturing operations sell a significant portion of their products through the Company's wholly-owned operations, which primarily sell to retailers, and to Barnett, a distributor, the Company has classified its business segments into retail and non-retail categories. Products are sold to (i) retail operations, including large national and regional retailers, D-I-Y home centers and smaller independent retailers in the United States, and (ii) non-retail operations, including wholesale and industrial supply distributors in the United States. Sales outside of the United States are not significant. Until the January 1, 1999 sale of U.S. Lock, the Company also distributed security hardware to non-retail operations, including security hardware installers and locksmiths. Set forth below is certain financial data relating to the Company's business segments (in thousands of dollars).

                                                     CORPORATE AND
                              RETAIL    NON-RETAIL       OTHER       ELIMINATION    TOTAL
                              -------   ----------   -------------   -----------   --------
Reported net sales:
Fiscal 1999.................  $69,084    $43,150             --       $(13,118)    $ 99,116
Fiscal 1998.................   77,000     45,355             --        (16,693)     105,662
Fiscal 1997.................   78,058     56,234             --        (15,286)     119,006
Operating income (loss):
Fiscal 1999.................  $(2,800)   $   400       $ (3,898)            --     $ (6,298)
Fiscal 1998.................    3,789      5,759         (3,629)            --        5,919
Fiscal 1997.................   (3,308)     5,614         (4,392)            --       (2,086)
Identifiable assets:
June 30, 1999...............  $45,017    $15,866       $ 39,327             --     $100,210
June 30, 1998...............   46,109     23,041         36,593             --      105,743

     The Company's foreign operations manufacture, assemble, source and package products that are distributed by the Company's wholly-owned operations, Barnett, retailers and other non-retail customers. Net sales for those foreign operations amounted to $46.3 million, $39.2 million and $33.7 million for the fiscal years ended June 30, 1999, 1998 and 1997, respectively. Of these amounts, approximately $13.1 million, $16.7 million and $15.3 million were intercompany sales for the fiscal year ended June 30, 1999, 1998 and 1997, respectively. Identifiable assets for the foreign operations were $18.7 million and $18.0 million at June 30, 1999 and 1998.

                      SUPPLEMENTARY FINANCIAL INFORMATION

  QUARTERLY RESULTS OF OPERATIONS:

     Presented below is a summary of the unaudited quarterly results of operations for the fiscal years ended June 30, 1999 and 1998 (in thousands, except per share amounts).

                    FISCAL 1999                      1ST QTR.    2ND QTR.    3RD QTR.    4TH QTR.
                    -----------                      --------    --------    --------    --------
Net sales..........................................  $28,229     $29,198     $22,186     $19,503
Gross profit.......................................    9,088       8,661       6,247       5,856
Non-recurring and procurement charges..............    1,350          --       2,900         265
Operating income (loss)............................     (509)        218      (3,328)     (2,679)
Gain on sale of U.S. Lock, net.....................       --          --      10,196         102
Income (loss) before provision for income taxes....   (3,292)     (2,400)      4,374      (5,130)
Net income (loss)..................................  $(3,478)    $(2,454)    $ 3,475     $(5,020)
Basic earnings (loss) per share:
  Net income (loss)................................  $ (0.29)    $ (0.20)    $  0.29     $ (0.42)
Diluted earnings (loss) per share:
  Net income (loss)................................  $ (0.29)    $ (0.20)    $  0.29     $ (0.42)

                    FISCAL 1998                      1ST QTR.    2ND QTR.    3RD QTR.    4TH QTR.
                    -----------                      --------    --------    --------    --------
Net sales..........................................  $28,157     $26,808     $24,444     $26,253
Gross profit.......................................    9,501       9,364       8,544       8,824
Non-recurring and procurement charges (income).....      133          --          --        (109)
Operating income...................................    2,005       1,872       1,024       1,018
Loss before provision for income taxes and
  extraordinary loss...............................     (383)       (323)     (1,610)     (1,455)
Extraordinary loss.................................      192          --          --          --
Net loss...........................................  $  (819)    $  (635)    $(1,840)    $(1,206)
Basic loss per share:
  Loss before extraordinary loss...................  $ (0.05)    $ (0.05)    $ (0.15)    $ (0.10)
  Extraordinary loss...............................    (0.02)         --          --          --
  Net loss.........................................  $ (0.07)    $ (0.05)    $ (0.15)    $ (0.10)
Diluted loss per share:
  Net loss.........................................  $ (0.05)    $ (0.05)    $ (0.15)    $ (0.10)
  Extraordinary loss...............................    (0.02)         --          --          --
  Net loss.........................................  $ (0.07)    $ (0.05)    $ (0.15)    $ (0.10)

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTING AND FINANCIAL DISCLOSURE
                                 Not Applicable

                                    PART III

     Part III, except for certain information relating to Executive Officers included in Part I, Item 4A, is omitted inasmuch as the Company intends to file with the Securities and Exchange Commission within 120 days of the close of its fiscal year ended June 30, 1999 a definitive proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES AND REPORTS ON FORM 8-K

(a)(1) The following consolidated financial statements are included in Part II, Item 8:
          Report of Independent Public Accountants.
          Balance Sheets -- June 30, 1999 and 1998.
          Statements of Operations -- For the Years Ended June 30,
          1999, 1998 and 1997.
          Statements of Stockholders' Equity -- For the Years Ended
          June 30, 1999, 1998 and 1997.
          Statements of Cash Flows -- For the Years Ended June 30,
          1999, 1998 and 1997.
          Notes to Financial Statements For the Years Ended June 30,
          1999, 1998 and 1997.
          Supplementary Financial Information.
(a)(2) All schedules have been omitted because the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements including notes thereto.
(a)(3)    EXHIBITS
3.1*      Certificate of Incorporation of the Company dated October
          27, 1989 (Exhibit 3(a) to the Company's Form S-8 filed
          December 4, 1989, File No. 0-5888, incorporated herein by reference).
3.2*      By-laws of the Company. (Exhibit 3.2 to Annual Report on
          Form 10-K for the year ended June 30, 1990, File No. 0-5888, incorporated herein by reference.)
4.1*      Indenture dated as of June 1, 1989 (the "Ameritrust
          Indenture") between the Company and Ameritrust Company
          National Association (Exhibit 4.1 to Annual Report on Form
          10-K for the year ended June 30, 1989, File No. 0-5888, incorporated herein by reference).
4.2*      Form of the Company's 13 3/4% Senior Subordinated Note due
          June 1, 1999 (Exhibit 4.2 to Annual Report on Form 10-K for the year ended June 30, 1989, File No. 0-5888, incorporated herein by reference).
4.3* First Supplemental Indenture to the Ameritrust Indenture dated November 29, 1989. (Exhibit 4.2 to Annual Report on
          Form 10-K for the year ended June 30, 1990, File No. 0-5888, incorporated herein by reference.)
4.4* Second Supplemental Indenture to the Ameritrust Indenture dated November 23, 1993 (Exhibit 4.3 to Waxman Industries,
          Inc.'s Form S-2 filed July 8, 1994, incorporated herein by reference).
4.5* Third Supplemental Indenture to the Ameritrust Indenture dated May 20, 1994 (Exhibit 4.4 to Waxman Industries, Inc.'s
          Form S-2 filed July 8, 1994 incorporated herein by reference).
4.6*      Indenture, dated as of May 20, 1994, by and between Waxman
          Industries, Inc. and The Huntington National Bank, as
          Trustee, with respect to the Deferred Coupon Notes, including the form of Deferred Coupon Notes (Exhibit 4.1 to Waxman Industries, Inc.'s Form S-4 filed June 20, 1994, incorporated herein by reference).
4.7* Warrant Agreement, dated as of May 20, 1994, by and between Waxman Industries, Inc. and The Huntington National Bank, as
          Warrant Agent (Exhibit 4.2 to Waxman Industries, Inc.'s Form
          S-4 filed June 20, 1994, incorporated herein by reference).
4.8*      Warrant Certificate (Exhibit 4.3 to Waxman Industries,
          Inc.'s Form S-4 filed June 20, 1994, incorporated herein by reference).
4.9* Securities Purchase Agreement for Notes and Warrants dated as of September 17, 1991, among the Company and each of the Purchasers referred to therein. (Exhibit 4.4 to Annual
          Report on Form 10-K for the year ended June 30, 1991, File
          No. 0-5888, incorporated herein by reference).

4.10*     Loan and Security Agreement dated as of June 17, 1999 by and among Congress Financial Corporation, as Lender, and Waxman
          Consumer Products Group Inc., WOC Inc., Western American
          Manufacturing, Inc. and WAMI Sales, Inc. ,as Borrowers, and
          Waxman Industries, Inc. , Waxman USA Inc. and TWI,
          International, Inc. , as Guarantors (Exhibit x.x to Waxman
          Industries, Inc.'s Report on Form 8-K filed June 17, 1999, incorporated herein by reference).
4.11*     Reserved
4.20*     Reserved.
4.23*     Reserved.
4.27*     First Supplemental Indenture dated as of January 19, 1996 by and between Waxman Industries, Inc. and The Huntington
          National Bank, as Trustee (Exhibit 4.2 to Waxman Industries,
          Inc.'s Amendment No. 8 to Registration Statement on Form S-2
          filed April 15, 1996 Registration No. 33-54211, incorporated herein by reference).
4.28*     Indenture dated as of April 3, 1996 by and between Waxman
          USA Inc. and the United States Trust Company of New York, as
          Trustee, with respect to the 11 1/8% Senior Notes due 2001 of Waxman USA Inc., including the form of Senior Notes
          (Exhibit 10.14 to Waxman Industries, Inc.'s Amendment No. 8
          to Registration Statement on Form S-2 filed April 15, 1996,
          Registration No. 33-54211, incorporated herein by
          reference).
4.29*     Registration Rights Agreement dated as of April 3, 1996 by and between Waxman USA Inc. and the United States Trust
          Company of New York (Exhibit 10.15 to Waxman Industries,
          Inc.'s Amendment No. 8 to Registration Statement on Form S-2
          filed April 15, 1996, Registration No. 33-54211,
          incorporated herein by reference).
4.32*     Standstill Agreement dated March 28, 1996 between Waxman
          Industries, Inc. and Barnett Inc. (Exhibit No. 10.13 to
          Waxman Industries, Inc.'s Amendment No. 8 to Registration
          Statement on Form S-2 filed April 15, 1996, Registration No.
          33-54211, incorporated by reference).
4.33*     Loan and Security Agreement dated as of June 28, 1996 among the Financial Institutions named therein and BankAmerica
          Business Credit, Inc., as the Agent, Waxman Consumer
          Products Group Inc. and WOC Inc., including certain exhibits thereto (Exhibit No. 4.33 to Annual Report on Form 10-K for the year ended June 30, 1996, File No. 0-05888, incorporated herein by reference).
10.1*     Lease between the Company as Lessee and Aurora Investment
          Co. as Lessor dated June 30, 1992 (Exhibit 10.1 to Annual
          Report on Form 10-K for the year ended June 30, 1992, File
          No. 0-5888, incorporated herein by reference).
10.2*     Policy Statement (revised as of June 1, 1980) regarding the
          Company's Profit Incentive Plan (Exhibit 10(c)-1 to Annual
          Report on Form 10-K for the year ended June 30, 1984, File
          No. 0-5888, incorporated herein by reference).
10.4*     Form of Stock Option Agreement between the Company and its
          Directors. (Exhibit 10.5 to Annual Report on Form 10-K for
          the year ended June 30, 1991, File No. 0-5888, incorporated herein by reference).
10.6*     Tax Sharing Agreement dated May 20, 1994 among Waxman
          Industries, Waxman USA, Barnett Inc., Waxman Consumer
          Products Group Inc., WOC Inc. and Western American
          Manufacturing, Inc. (Exhibit 10.6 to Waxman Industries,
          Inc.'s Form S-4 filed June 20, 1994, incorporated herein by reference).
10.7*     1992 Non-Qualified and Incentive Stock Option Plan of Waxman
          Industries, Inc., adopted as of July 1, 1992 (Exhibit 10.7 to Annual Report of Form 10-K for the year ended June 30,
          1993, File No. 0-5888, incorporated herein by reference).
10.8*     Intercorporate Agreement dated May 20, 1994 among Waxman
          Industries, Waxman USA, Barnett Inc., Waxman Consumer
          Products Group Inc., WOC Inc. and Western American
          Manufacturing, Inc. (Exhibit 10.7 to Waxman Industries,
          Inc.'s Form S-4).

10.9* Employee Stock Purchase Plan of Waxman Industries, Inc., adopted on September 1, 1992 (Exhibit 10.8 to Annual Report on Form 10-K for the year ended June 30, 1993, File No.
          0-5888, incorporated herein by reference).
10.10*    Employment Agreement dated November 1, 1994 between Waxman
          Consumer Products Group Inc. and Laurence Waxman (Exhibit
          10.5 to Waxman Industries, Inc.'s Amendment No. 4 to
          Registration Statement on Form S-2 filed October 10, 1995,
          Registration No. 33-54211, incorporated herein by reference).
10.11*    Intercorporate Agreement dated March 28, 1996 among Waxman
          Industries, Inc., Waxman USA Inc., Barnett Inc., Waxman
          Consumer Products Group Inc., WOC Inc. and TWI,
          International, Inc. (Exhibit 10.8 to Waxman Industries,
          Inc.'s Amendment No. 8 to Registration Statement on Form S-2 filed April 15, 1996, Registration No. 33-54211, incorporated herein by reference).
10.12*    Waxman Industries, Inc. 1996 Non-Employee Directors'
          Restricted Share Plan (Exhibit A to Waxman Industries, Inc.
          1996 Proxy Statement, File No. 001-10273, incorporated herein by reference).
10.13*    SAR Agreement, dated as of March 29, 1996, between Waxman
          Industries, Inc. and Armond Waxman (Exhibit 10.18 to Waxman
          Industries, Inc. Form S-2 filed January 18, 1997, incorporated herein by reference).
10.14*    SAR Agreement, dated as of March 29, 1996, between Waxman
          Industries, Inc. and Melvin Waxman (Exhibit 10.19 to Waxman
          Industries, Inc. Form S-2 filed January 18, 1997, incorporated herein by reference).
10.25*    SAR Agreement, dated as of September 27, 1996, between
          Waxman Industries, Inc. and Laurence Waxman (Exhibit 10.20 to Waxman Industries, Inc. Form S-2 filed January 18, 1997, incorporated herein by reference).
18.2*     Letter Regarding Change in Accounting Principles (Exhibit
          18.2 to Annual Report on Form 10-K for the year ended June
          30, 1996, File No. 001-10273, incorporated herein by reference).
21.1*     Subsidiaries. (Exhibit 21.1 to Waxman Industries, Inc.'s
          Form S-4 filed June 20, 1994, incorporated herein by reference).
23.1      Consent of Arthur Andersen LLP.
27.1      Financial Data Schedule.

---------------
* Incorporated herein by reference as indicated.

(b) Reports on Form 8-K

    The Registrant filed a report on Form 8-K on June 17, 1999, incorporating by reference the June 17, 1999 press release by the Registrant regarding the completion of a $20 million bank credit facility with Congress Financial Corporation.

                                     SIGNATURES

     Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WAXMAN INDUSTRIES, INC.

                                          By: /s/ ARMOND WAXMAN
                                            ------------------------------------
                                                Armond Waxman
                                               President, Co-Chief Executive
                                                Officer
                                               and Director
September 21, 1999

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ MELVIN WAXMAN                        Chairman of the Board, Co-Chief          September 21, 1999
---------------------------------------  Executive Officer and Director
    Melvin Waxman

/s/ ARMOND WAXMAN                        President, Co-Chief Executive Officer    September 21, 1999
---------------------------------------  and Director
    Armond Waxman

/s/ MARK W. WESTER                       Chief Financial Officer and Vice         September 21, 1999
---------------------------------------  President -- Finance (principal
    Mark W. Wester                       accounting officer)

/s/ WILLIAM R. PRAY                      Director                                 September 21, 1999
---------------------------------------
    William R. Pray

/s/ JUDY ROBINS                          Director                                 September 21, 1999
---------------------------------------
    Judy Robins

/s/ IRVING Z. FRIEDMAN                   Director                                 September 21, 1999
---------------------------------------
    Irving Z. Friedman

/s/ LAURENCE S. WAXMAN                   Director                                 September 21, 1999
---------------------------------------
    Laurence S. Waxman

                                                                        Annex B


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q


(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1999
                                                         ------------------
                                       OR

       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                          EXCHANGE ACT OF 1934 FROM    TO


                          Commission File Number 0-5888

                             WAXMAN INDUSTRIES, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                     34-0899894
        --------                                     ----------
(State of Incorporation)                (I.R.S. Employer Identification Number)

         24460 AURORA ROAD
       BEDFORD HEIGHTS, OHIO                           44146
       ---------------------                           -----
(Address of Principal Executive Offices)             (Zip Code)

                                 (440) 439-1830
                                 --------------
               (Registrant's Telephone Number Including Area Code)

                                 NOT APPLICABLE
                                 --------------
   (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.

                              Yes X     No
                                 ---       ---

9,914,939 shares of Common Stock, $.01 par value, and 2,142,358 shares of Class B Common Stock, $.01 par value, were outstanding as of November 5, 1999.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                               INDEX TO FORM 10-Q
                               ------------------





                                                                            PAGE
                                                                            ----

PART I.  FINANCIAL INFORMATION
------------------------------
Item 1.  Financial Statements (Unaudited)

            Condensed Consolidated Statements of Operations -
            Three Months Ended September 30, 1999 and 1998..................3

            Condensed Consolidated Balance Sheets - September 30, 1999
            and June 30, 1999...............................................4-5

            Condensed Consolidated Statements of Cash Flows -
            Three Months Ended September 30, 1999 and 1998..................6

            Notes to Condensed Consolidated Financial Statements............7-11

Item 2.  Management's Discussion and Analysis of Financial

            Condition and Results of Operations............................12-17


PART II. OTHER INFORMATION
--------------------------
Item 5. Other Information..................................................18

Item 6. Exhibits and Reports on Form 8-K...................................18


SIGNATURES
----------


EXHIBIT INDEX
-------------

PART I.  FINANCIAL INFORMATION
------------------------------
ITEM 1.  FINANCIAL STATEMENTS

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (UNAUDITED)

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          1999            1998
                                                                          ----            ----
Net sales                                                            $   22,837       $  28,229

Cost of sales                                                            15,652          19,141
                                                                     ----------      ----------

Gross profit                                                              7,185           9,088

Selling, general and administrative expenses                              6,773           8,247

Non-recurring and procurement charges                                       150           1,350
                                                                     ----------      ----------

Operating income (loss)                                                     262            (509)

Equity earnings of Barnett                                                1,604           1,527

Amortization of deferred U.S. Lock gain                                      51              --

Interest expense, net                                                     4,318           4,310
                                                                     ----------      ----------

Loss before income taxes                                                 (2,401)         (3,292)

Provision for income taxes                                                  233             186
                                                                     ----------      ----------

Net loss                                                             $   (2,634)     $   (3,478)
                                                                     ==========      ==========

Other comprehensive income (loss):
Foreign currency translation adjustment                                     121              26
                                                                     ----------      ----------
Comprehensive loss                                                   $   (2,513)     $   (3,452)
                                                                     ==========      ==========

Loss per share (basic and diluted):
Net loss                                                             $    (0.22)     $    (0.29)
                                                                     ==========      ==========

Weighted average shares and equivalents                                  12,057          12,057
                                                                     ==========      ==========



      The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                      SEPTEMBER 30, 1999 AND JUNE 30, 1999

                                 (IN THOUSANDS)

                                     ASSETS


                                                                             September 30,        June 30,
                                                                                 1999               1999
                                                                              (Unaudited)         (Audited)
                                                                              -----------         ---------
         CURRENT ASSETS:
           Cash and cash equivalents                                            $    81           $ 1,322
           Trade receivables, net                                                14,436            10,686
                Other receivables                                                 4,337             4,350
           Inventories                                                           17,618            19,052
           Prepaid expenses                                                       3,072             2,333
                                                                            -----------       -----------
             Total current assets                                                39,544            37,743
                                                                            -----------       -----------

         INVESTMENT IN BARNETT                                                   37,989            36,385
                                                                            -----------       -----------

         PROPERTY AND EQUIPMENT:
           Land                                                                     579               575
           Buildings                                                              4,552             4,462
           Equipment                                                             13,751            13,369
                                                                            -----------       -----------
                                                                                 18,882            18,406
           Less accumulated depreciation and amortization                      (  7,603)         (  7,238)
                                                                            -----------       -----------
           Property and equipment, net                                           11,279            11,168
                                                                            -----------       -----------

         COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET                 7,853             7,920
         UNAMORTIZED DEBT ISSUANCE COSTS, NET                                     2,996             3,052
         DEFERRED TAX ASSET                                                         537               540
         OTHER ASSETS                                                             4,688             3,402
                                                                            -----------       -----------
                                                                            $   104,886       $   100,210
                                                                            ===========       ===========

      The accompanying Notes to Condensed Consolidated Financial Statements
                    are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                      SEPTEMBER 30, 1999 AND JUNE 30, 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            September 30,         June 30,
                                                                                1999                1999
                                                                            (Unaudited)          (Audited)
                                                                            -----------          ---------
CURRENT LIABILITIES:
  Current portion of long-term debt                                          $    6,754           $    937
  Accounts payable                                                                7,294              7,308
  Accrued liabilities                                                             3,699              3,923
  Accrued income taxes payable                                                    1,049              1,314
  Accrued interest                                                                4,276              2,316
                                                                              ---------          ---------
      Total current liabilities                                                  23,072             15,798
                                                                             ----------         ----------

OTHER LONG-TERM DEBT, NET OF CURRENT PORTION                                        961              1,057

SENIOR SECURED DEFERRED COUPON NOTES, NET                                        91,630             91,568
SENIOR NOTES                                                                     35,855             35,855
DEFERRED GAIN ON SALE OF U.S. LOCK                                                7,967              8,018

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value per share:
    Authorized and unissued 2,000 shares                                              -                  -
  Common Stock, $.01 par value per share:
    Authorized 22,000 shares; Issued 9,915 at September 30, 1999
    and 9,914 at June 30, 1999                                                       98                 98
  Class B common stock, $.01 par value per share:
    Authorized 6,000 shares; Issued 2,142 at September 30, 1999
    and 2,143 at June 30, 1999                                                       21                 21
  Paid-in capital                                                                21,732             21,732
  Retained deficit                                                            (  75,542)         (  72,908)
                                                                              ---------          ---------
                                                                              (  53,691)         (  51,057)
  Cumulative currency translation adjustment                                       (908)           ( 1,029)
                                                                                -------         ----------

    Total stockholders' equity (deficit)                                      (  54,599)         (  52,086)
                                                                              ---------          ---------
                                                                            $   104,886        $   100,210
                                                                             ===========        ==========

      The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                                   (UNAUDITED)
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                 (IN THOUSANDS)


                                                                       1999                1998
                                                                    ----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $   (2,634)        $   (3,478)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Non-recurring charges                                                 --              1,350
      Non-cash interest                                                     62              2,675
      Amortization of deferred U.S. Lock gain                              (51)                --
      Equity earnings of Barnett                                        (1,604)            (1,527)
      Depreciation and amortization                                        616                644
      Deferred income taxes                                                  3                 --
  Changes in assets and liabilities:
    Trade receivables, net                                              (3,750)            (1,039)
    Inventories                                                          1,434              2,063
    Other assets                                                        (2,012)              (844)
    Accounts payable                                                       (14)             1,066
    Accrued liabilities                                                   (224)            (1,080)
    Accrued interest                                                     1,960               (971)
    Accrued taxes                                                         (265)               (23)
    Other, net                                                             121                 26
                                                                    ----------         ----------
      Net Cash Used in Operating Activities                             (6,358)            (1,138)
                                                                    ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net                                               (476)            (1,322)
                                                                    ----------         ----------
      Net Cash Used in Investing Activities                               (476)            (1,322)
                                                                    ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreements                                    20,109             23,705
  Payments under credit agreements                                     (14,292)           (21,012)
  Debt issuance costs                                                     (128)                --
  Repayments of long-term debt, net                                        (96)               (42)
                                                                    ----------         ----------

      Net Cash Provided by
        Financing Activities                                             5,593              2,651
                                                                    ----------         ----------

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS                     (1,241)               191

BALANCE, BEGINNING OF PERIOD                                             1,322                 72
                                                                    ----------         ----------

BALANCE, END OF PERIOD                                            $         81         $      263
                                                                  ============         ==========

      The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                                   (UNAUDITED)

                               SEPTEMBER 30, 1999

NOTE 1 - BASIS OF PRESENTATION
         ---------------------

         The condensed consolidated financial statements include the accounts of Waxman Industries, Inc. ("Waxman") and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany transactions and balances are eliminated in consolidation. As of September 30, 1999, the Company owned 44.3% of the common stock of Barnett Inc. (the "Barnett Common Stock"), a direct marketer and distributor of plumbing, electrical, hardware, and security hardware products, and accounts for Barnett Inc. ("Barnett") under the equity method of accounting.

         The condensed consolidated statements of operations for the three months ended September 30, 1999 and 1998, the condensed balance sheet as of September 30, 1999 and the condensed statements of cash flows for the three months ended September 30, 1999 and 1998 have been prepared by the Company without audit, while the condensed balance sheet as of June 30, 1999 was derived from audited financial statements. In the opinion of management, these financial statements include all adjustments, all of which are normal and recurring in nature, necessary to present fairly the financial position, results of operations and cash flows of the Company as of September 30, 1999 and for all periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures included herein are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of financial position or operating results for an entire year or other interim periods. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Securities and Exchange Commission.

         The Company's 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") accreted interest until June 1, 1999. Thereafter, interest on the Deferred Coupon Notes began to accrue, with the first semi-annual cash payment of approximately $6 million due on December 1, 1999. In addition, the Company has a significant amount of debt which, over the past several years, the Company has endeavored to reduce through the monetization of assets and by improving the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient for at least the next 12 to 15 months to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         In August 1999, Barnett announced that it was considering the repurchase of its shares owned by the Company. The Company continues to have discussions with Barnett's management regarding a share repurchase and continues to evaluate opportunities to monetize all or a portion of its investment in Barnett, including as part of a comprehensive plan to eliminate a significant portion of its debt. The Company also continues discussions with certain of its bondholders regarding potential debt reduction / restructuring transactions. At this time, the Company does not have an agreement to monetize its investment in Barnett or reduce its high level of debt. However, the Company continues to pursue a debt restructuring and / or debt elimination plan. Accordingly, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and, as such, adjustments, if any, that may be required for presentation on another basis have not been considered.

NOTE 2 - BUSINESS
         --------

        The Company's common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "WAXX." The Company is a supplier of specialty plumbing, hardware and other products to the repair and remodeling market in the United States. The Company distributes its products to approximately 1,400 customers, including a wide variety of large national and regional retailers, independent retail customers and wholesalers.

        The Company conducts its business primarily through its wholly-owned subsidiaries, Waxman Consumer Products Group Inc. ("Consumer Products"), WOC Inc. ("WOC") and TWI, International, Inc. ("TWI"). WOC is comprised of Medal Distributing, a supplier of hardware products and, included the operations of U.S. Lock, a distributor of a full line of security hardware products, prior to its January 1, 1999 sale to Barnett. TWI includes the Company's foreign operations, including manufacturing, packaging and sourcing operations in China and Taiwan, and an operation in Mexico that threads galvanized, black, brass, and chrome pipe and imports malleable fittings. Consumer Products, WOC and Barnett utilize the Company's and non-affiliated foreign suppliers.

        At September 30, 1999, the Company owned 44.3% of Barnett, a direct marketer and distributor of an extensive line of plumbing, electrical, hardware, and security hardware products to approximately 73,400 active customers throughout the United States. Barnett offers approximately 21,000 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. Barnett markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, security hardware installers, liquid propane gas dealers, and locksmiths. In January 1999, the Company completed the sale of U.S. Lock to Barnett. Barnett's net sales for fiscal 1999 were $241.4 million. The Company recorded equity earnings from this investment of $1.6 million and $1.5 million for the quarters ended September 30, 1999 and 1998, respectively. The Barnett Common Stock trades on the Nasdaq National Market under the symbol "BNTT".


NOTE 3 - INCOME TAXES
         ------------

         The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to net operating loss carryforwards and to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

         At June 30, 1999, the Company has $48.0 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013. The Company also has alternative minimum tax carryforwards of approximately $1.0 million at June 30, 1999, which are available to reduce future regular income taxes over an indefinite period.

         At September 30, 1999, the Company's net deferred tax assets were substantially offset by a valuation allowance, except for the deferred tax asset related to state taxes currently payable on the deferred gain on the sale of U.S. Lock. SFAS No. 109 requires the Company to assess the realizability of its deferred tax assets based on whether it is more likely than not that the Company will realize the benefit from these deferred tax assets in the future. If the Company determines that the more likely than not criteria is not met, SFAS No. 109 requires the deferred tax assets be reduced by a valuation allowance. In assessing the realizability of its net deferred tax asset as of September 30, 1999, the Company considered various factors such as (i) its historical and projected taxable losses and its inability to utilize its net operating loss carryforwards, which comprise a significant portion of the net deferred tax asset; (ii) the tax deductibility of the accreted interest on the Deferred Coupon Notes will not be realized until such interest is paid; (iii) its current inability to assess the taxable income that may be recognized upon the monetization of the Company's continued ownership of 44.3% of the Barnett Common Stock or other operating assets, (iv) the Company has not yet been able to complete a financial restructuring plan that may ultimately result in the realization of a portion or all of the Company's net deferred tax asset and thus, the ultimate impact cannot be objectively anticipated or verified.

         Based on the Company's consideration of the above factors, the Company believed it was appropriate to maintain a valuation allowance on its net deferred tax asset, except for on the deferred tax asset related to state taxes currently payable on the deferred gain on the sale of U.S. Lock. As a result, as of September 30, 1999, the Company has substantially offset its net deferred tax asset with a valuation allowance. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

         The Company's tax provisions for the three months ended September 30, 1999 and 1998 represent the provision for various state and foreign taxes.


NOTE 4 - BARNETT
         -------

         The Company owns 7,186,530 shares, or 44.3%, of the Barnett Common Stock as of September 30, 1999. This investment is accounted for under the equity method of accounting.

         The following table presents unaudited summary financial data for Barnett at September 30, 1999 and June 30, 1999 and for the three months ended September 30, 1999 and 1998 (in thousands of dollars):

         Statement of income data:               1999             1998
                                              -----------      -----------
         Net sales                            $  67,400        $  52,391
         Gross profit                            21,734           17,176
         Net income                               3,618            3,441

         Balance sheet data:
         Current assets                       $ 100,220        $  94,941
         Non-current assets                      55,073           54,245
         Current liabilities                     26,965           24,615
         Non-current liabilities                 33,000           33,000


NOTE 5 - NON-RECURRING AND PROCUREMENT CHARGES
         -------------------------------------

         In the first quarter of fiscal 1999, Consumer Products recorded a non-recurring charge of $1.35 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge were severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. The Company believes that the relocation to a more modern and efficient facility has enabled Consumer Products to provide more sophisticated distribution services to its customers and has helped it remain competitive through annual cost savings.

         Procurement costs represent the amount paid by the Company in connection with a customer's agreement to purchase products from the Company for a specific period. The amount includes the consideration paid to the new or existing customer (i) for the right to supply such customer for a specified period, (ii) to assist such customer in reorganizing its store aisles and displays in order to accommodate the Company's products and (iii) to purchase competitor's merchandise that the customer has on hand when it changes suppliers, less the salvage value received by the Company. The Company expenses these costs in the fiscal year incurred. Procurement costs for (i) above totaled $150,000 in the fiscal 2000 first quarter. The Company did not incur this type of cost in the fiscal 1999 first quarter. The Company did not incur procurement costs related to (ii) above in the fiscal 2000 and 1999 first quarters. These types of procurement costs are included as procurement charges in the accompanying consolidated statements of operations. Procurement costs for (iii) above totaled $0.3 million and $0.5 million the first quarter of fiscal 2000 and 1999, respectively, and are included as a contra-sales amount in net sales in the accompanying consolidated statements of operations.


NOTE 6 - SUPPLEMENTAL CASH FLOW INFORMATION
         ----------------------------------

         Cash payments during the three months ended September 30, 1999 and 1998 included interest of $2.1 million and $2.4 million, respectively. The Company made no federal income tax payments in the first quarter of fiscal 2000 or fiscal 1999. However, the Company paid $0.4 in state taxes in the first quarter of fiscal 2000.

NOTE 7 - EARNINGS PER SHARE
         ------------------

         In February 1997, The Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" to be effective for financial statements issued for periods ending after December 15, 1997. Under SFAS No. 128, primary earnings per share have been replaced by "basic earnings per share", which represents net income divided by the weighted average number of common shares outstanding. Diluted earnings per share continues to utilize the weighted average number of common stock and common stock equivalents, which include stock options and warrants. Since the Company is in a loss position, the impact of these options and warrants is anti-dilutive, therefore the Company has disclosed basic earnings per share as basic and diluted for the quarters ended September 30, 1999 and 1998.

         The number of common shares used to calculate basic and diluted earnings per share are as follows (in thousands):


Period ended September 30,                 1999             1998
                                          ------           ------
         Basic                            12,057           12,057
         Diluted                          12,057           12,057


         A reconciliation of basic shares to diluted shares is as follows:

Period ended September 30,                1999             1998
                                         ------           ------
         Basic                           12,057           12,057
         Dilutive effect of:
             Stock options                   --              --
             Warrants                        --              --
                                         ------           ------
         Diluted                         12,057           12,057



NOTE 8 - SEGMENT INFORMATION
         -------------------

         The Company's businesses distribute specialty plumbing products, galvanized, black, brass and chrome pipe nipples, imported malleable fittings, and other products. Since the foreign sourcing and manufacturing operations sell a significant portion of their products through the Company's other wholly-owned operations, which primarily sell to retailers, and to Barnett, a distributor, the Company has classified its business segments into retail and non-retail categories. Products are sold to (i) retail operations, including large national and regional retailers, D-I-Y home centers and smaller independent retailers in the United States, and (ii) non-retail operations, including wholesale and industrial supply distributors in the United States. Sales outside of the United States are not significant. Until the January 1, 1999 sale of U.S. Lock, the Company also distributed security hardware to non-retail operations, including security hardware installers and locksmiths. Set forth below is certain financial data relating to the Company's business segments (in thousands of dollars).

                                                               Corporate
                                   Retail        Non-Retail    and Other       Elimination        Total
                                   ------        ----------    ---------       -----------        -----
Reported net sales:
Fiscal 2000 three months       $   17,350    $     8,579          --           $                $  22,837
Fiscal 1999 three months           18,487         13,184                        (3,092)            28,229
                                                                  --
                                                                                (3,442)


Operating income (loss):
Fiscal 2000 three months       $      927    $       220       $   (885)            --          $     262
Fiscal 1999 three months           (1,002)         1,419           (926)            --               (509)


Identifiable assets:
September 30, 1999             $   44,705    $    17,532       $ 42,649             --          $104,886
June 30, 1999                      45,017         15,866         39,327             --           100,210


         The Company's foreign operations manufacture, assemble, source and package products that are distributed by the Company's wholly-owned operations, Barnett, retailers and other non-retail customers. Net sales for those foreign operations amounted to $11.7 million and $9.0 million for the first quarter of fiscal 2000 and 1999, respectively. Of these amounts, approximately $3.1 million and $3.4 million were intercompany sales for the first quarter of fiscal 2000 and 1999, respectively. Identifiable assets for the foreign operations were $20.0 million and $18.7 million at September 30, 1999 and June 30, 1999, respectively.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         -------------------------------------------------
            CONDITION AND RESULTS OF OPERATIONS
            -----------------------------------


         This Quarterly Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its deleveraging strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.


A.       RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999
         -------------------------------------------------------------------
         AND 1998
         --------

Net Sales
---------

         Net sales for the fiscal 2000 first quarter ended September 30, 1999 totaled $22.8 million, as compared to $28.2 million for the fiscal 1999 first quarter. Excluding the results of U.S. Lock, which was sold effective January 1, 1999, comparable net sales for the remaining businesses increased 5.3 percent from the recasted net sales of $21.7 million for the fiscal 1999 first quarter. As we have discussed previously, net sales originating from our Asian operations continue to increase due to the direct import program to retailers, which is managed by Consumer Products, and due to additional sales to Barnett. The direct import program for certain retailers requires coordination between the customers, who receive the direct shipment into their warehouses, the billing and collection services from our Asian operations, and selling, administrative and customer services from Consumer Products. We anticipate that this program will continue to play an important part in the Company's results and have begun presenting the Company's operating segment results based on business with retailers and non-retailers.

         Net sales to retailers amounted to $17.4 million for the first quarter ended September 30, 1999, a decrease from the $18.5 million for the same period last year. Sales to Hechinger / Builders Square decreased to $0.1 million in the fiscal 2000 first quarter, as compared to $1.9 million in the same period last year, while sales to Kmart and certain other retailers increased. As previously disclosed by the Company, Consumer Products was informed that the Hechinger / Builders Square operations were consolidating their supplier relationships and Consumer Products would retain only the bulk plumbing business beginning in January 1999. During the fiscal 1999 third quarter, the Company signed a three-year agreement with Kmart, which the Company expects will result in additional annual net sales of $4 to $5 million. The Company also began shipping to Target, a new customer, in September 1999. The Company believes that discussions with several other major retailers should result in new and expanded business opportunities for its Consumer Products and Asian operations in this fiscal year. A portion of this additional business, which would include showerheads, faucets, floor care products, and packaged plumbing items, will be shipped under the direct import program from the Company's Asian facilities.

         Non-retail net sales amounted to $8.6 million for the fiscal 2000 first quarter, a decrease from $13.2 million for the same period in fiscal 1999. Excluding the net sales of U.S. Lock, which amount to $6.5 million in the fiscal 1999 first quarter, non-retail net sales would have increased by $1.9 million. This increase is primarily due to an increase in net sales to Barnett.

Gross Profit
------------

         Gross profit for the fiscal 2000 first quarter was $7.2 million, with a gross profit margin of 31.5 percent, as compared to gross profit of $9.1 million and a gross profit margin of 32.2 percent for the three months ended

September 30, 1998. Excluding U.S. Lock from the prior year results, gross profit increased by $0.3 million from the recasted fiscal 1999 first quarter gross profit of $6.9 million, while the gross profit margin would have decreased from 32.0 percent. The decrease in the gross margin is primarily attributable to a higher proportion of sales from the direct import sales program, which has a lower gross margin as well as lower selling, general and administrative expenses. The termination of the packaged plumbing program sales to Hechinger / Builders Square reduced the Company's gross profit and offset the increased gross profit from sales to other retailers. In addition, competitive pricing pressure from overseas suppliers of pipe nipples and valves has reduced the Company's sales and gross margins for those products.

Selling, General and Administrative Expenses
--------------------------------------------

         Selling, general and administrative expenses ("SG&A expenses") decreased from $8.2 million for the quarter ended September 30, 1999 to $6.8 million for the quarter ended September 30, 1999. Included in the prior year's results are $1.3 million in SG&A expenses related to U.S. Lock. Excluding the SG&A expenses related to U.S. Lock, as a percentage of net sales, SG&A expenses decreased from 31.9% for the fiscal 1999 first quarter to 29.7% for the fiscal 2000 first quarter. The decreased percentage of expenses to net sales is due to a higher proportion of sales from the Asian operations and an increase in sales through the direct import program, which have lower SG&A expenses.

Non-Recurring and Procurement Charges
-------------------------------------

         In the fiscal 1999 first quarter, the Company recorded $1.35 million in non-recurring charges related to costs involved in the relocation of the Consumer Products' Bedford Heights warehouse to Groveport, Ohio. In the fiscal 2000 first quarter, the Company recorded procurement costs of $150,000 related to customer agreements to purchase products from the Company for a period of time.

Equity Earnings of Barnett
--------------------------

         The Company recorded equity earnings from its ownership interest in Barnett of $1.6 million for the quarter ended September 30, 1999, as compared to $1.5 million for the same quarter in fiscal 1999.

Amortization of Deferred Gain on Sale of U.S. Lock
--------------------------------------------------

         Effective January 1, 1999, the Company sold U.S. Lock to Barnett for $33.0 million in cash, before certain adjustments and expenses. The sale of U.S. Lock resulted in a net pretax gain of $18.3 million, with approximately $10.2 million being recognized in the fiscal 1999 third quarter. The remaining $8.1 million was reported as a deferred gain in the Company's consolidated balance sheet due to the Company's continued ownership of 44.3% of Barnett, the acquirer of U.S. Lock. The Company is recognizing the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. In the fiscal 2000 first quarter, the Company recognized $51,000 of this deferred gain.

Interest Expense
----------------

         For the quarter ended September 30, 1999, net interest expense totaled $4.3 million, approximately the same as the first quarter in fiscal 1999. Average borrowings for the current year's quarter amounted to $130.2 million, with a weighted average interest rate of 12.6%, as compared to $136.7 million in the same quarter last year, with a weighted average interest rate of 11.9%.

Provision for Income Taxes
--------------------------

         The provision for income taxes amounted to $0.2 million for the first quarter of fiscal 2000, as compared to $0.2 million for the same quarter last year. The provision for the current quarter primarily represents various state and foreign taxes of the Company's wholly-owned operations. For the fiscal 2000 and 1999 first quarters, the difference between the effective and statutory tax rates is primarily due to domestic operating losses not benefited and goodwill amortization.

Net Loss
--------

         The Company's net loss for the quarter ended September 30, 1999 amounted to $2.6 million, or $0.22 per basic and diluted share, as compared to the loss of $3.5 million, or $0.29 per basic and diluted share, in the fiscal 1999 first quarter. The first quarter of fiscal 1999 was affected by the $1.35 million non-recurring charge associated with the relocation of a warehouse.

B.       LIQUIDITY AND CAPITAL RESOURCES
         -------------------------------

         Over the past several years, the Company has endeavored to reduce its high level of debt through the monetization of assets and to improve the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, and the monetization, from time to time, of a portion of the Barnett Common Stock, will be sufficient for at least the next 12 to 15 months to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments. The Company continues its efforts to complete a financial restructuring plan, which includes the sale of its investment in Barnett and a restructuring and / or elimination of its debt. Pending the completion of a comprehensive financial restructuring, the Company may also pursue the sale, from time to time, of a portion of its shares of Barnett or other selected assets to provide it with additional liquidity and financial flexibility.

         As stated previously, the Company's business strategy includes the reduction of its interest expense and its leverage by the sale of selected assets and/or the refinancing or reduction of its remaining indebtedness whenever possible. To that end, the Company completed the sale of U.S. Lock for approximately $33.0 million in January 1999. The Company believes its operating cash flow, its borrowing availability under the Loan and Security Agreement and proceeds from sales of selected assets will be sufficient to fund its current liquidity and working capital requirements, capital expenditures and the first few semi-annual interest payments on the Deferred Coupon Notes. The first semi-annual cash interest payment of approximately $6 million under the Deferred Coupon Notes is due on December 1, 1999. Without the completion of a financial restructuring plan as described above, the Company currently believes that, while it will be able to pay its near-term debt maturities and cash interest requirements, it will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the Barnett Common Stock and/or a restructuring of such debt instruments.

         In August 1999, Barnett announced that it was considering the repurchase of its shares owned by the Company. The Company continues to have discussions with Barnett's management regarding a share repurchase and continues to evaluate other opportunities to monetize all or a portion of its investment in Barnett, including as part of a comprehensive plan to eliminate a significant portion of its debt. The Company also continues to have discussions with certain of its bondholders regarding potential debt reduction / restructuring transactions. At this time, the Company does not have an agreement to monetize its investment in Barnett or reduce its high level of debt. However, the Company continues to pursue a debt restructuring and / or debt elimination plan. As discussed above, the Company may also pursue the sale, from time to time, of a portion of its shares of Barnett or other selected assets to provide it with additional liquidity and financial flexibility. There can be no assurance that the Company will be able to consummate such financial restructuring or any of the other aforementioned transactions.

         In June 1999, the Company entered into the Loan and Security Agreement with Congress Financial Corporation to replace the Credit Agreement with BankAmerica Business Credit, Inc. that was to expire on July 15, 1999. The Loan and Security Agreement is between Consumer Products, WOC, WAMI and WAMI Sales, as borrowers (the "Borrowers"), with the Company, Waxman USA Inc. ("Waxman USA") and TWI as guarantors. The Loan and Security Agreement provides for, among other things, revolving credit advances of up to $20.0 million. As of September 30, 1999, the Company had $5.3 million in borrowings under the revolving credit line of the facility and had approximately $10.9 million available under such facility. The Loan and Security Agreement expires on September 1, 2001, but may be extended under certain conditions.

         The Loan and Security Agreement provides for revolving credit advances of (a) up to 85.0% of the amount of eligible accounts receivable, (b) up to the lesser of (i) $10.0 million or
(ii) 60% of the amount of eligible raw and finished goods inventory and (c) up to the lesser of (i) $5.0 million or (ii) 70% of the fair market value of 500,000 shares of Barnett Inc. common stock. Revolving credit advances bear interest at a rate equal to (a) First Union National Bank's prime rate plus 0.5% or (b) LIBOR plus 2.50%. The Loan and Security Agreement includes a letter of credit subfacility of $10.0 million, with none outstanding at September 30, 1999. Borrowings under the Loan and Security Agreement are secured by the accounts receivable, inventories, certain general intangibles, and unencumbered fixed assets of Waxman Industries, Inc., Consumer Products, TWI, International Inc. and WOC, and a pledge of 65% of the stock of various foreign subsidiaries. In addition, up to $5.0 million of indebtedness under the Loan and Security Agreement is also secured by a pledge of 500,000 shares of Barnett Common Stock owned by the Company (constituting approximately 3.1% of all outstanding Barnett Common Stock). The Loan and Security Agreement requires the Borrowers to maintain cash collateral accounts into which all available funds are deposited and applied to service the facility on a daily basis. The Loan and Security Agreement prevents dividends and distributions by the Borrowers except in certain limited instances including, so long as there is no default or event of default and the Borrowers are in compliance with certain financial covenants, the payment of interest on the Senior Notes and the Company's Deferred Coupon Notes, and contains customary negative, affirmative and financial covenants and conditions. The Company was in compliance with all loan covenants at September 30, 1999. The Loan and Security Agreement also contains a material adverse condition clause which allows Congress Financial Corporation to terminate the Agreement under certain circumstances.

         Since the consummation of the Barnett Initial Public Offering, the cash flow generated by Barnett is no longer available to the Company. The Company relies primarily on Consumer Products and, prior to January 1, 1999, U.S. Lock for cash flow. The sale of U.S. Lock further increases the Company's dependence on Consumer Products' business. Consumer Products' customers include D-I-Y warehouse home centers, home improvement centers, mass merchandisers and hardware stores. Consumer Products may be adversely affected by prolonged economic downturns or significant declines in consumer spending. There can be no assurance that any such prolonged economic downturn or significant decline in consumer spending will not have a material adverse impact on the Consumer Products' business and its ability to generate cash flow. Furthermore, Consumer Products has a high proportion of its sales with a concentrated number of customers. One of Consumer Products' largest customers, Kmart, accounted for approximately 20.8% of net sales for Consumer Products in fiscal 1999. In July 1997, Kmart agreed to sell its Builders Square chain to Leonard Green & Partners, a merchant-banking firm. Leonard Green also acquired another home improvement retailer, Hechinger Co., and has combined the two companies to form the nation's third largest home improvement chain. In August 1998, Consumer Products was informed that the Hechinger / Builders Square operations were consolidating their supplier relationships and Consumer Products would retain only the bulk plumbing business, beginning in January 1999. The combined operations of Hechinger / Builders Square, accounted for approximately $3.7 million, or 7.8% and 3.8% of Consumer Products and the Company's net sales in fiscal 1999, respectively. Hechinger / Builders Square filed for Chapter 11 bankruptcy protection in June 1999, and for Chapter 7 liquidation in September 1999. Consumer Products' accounts receivable from Hechinger / Builders Square was $0.3 million at the time of the bankruptcy filing. In the event Consumer Products were to lose any additional large retail accounts as a customer or one of its largest accounts were to significantly curtail its purchases from Consumer Products, there would be material short-term adverse effects until the Company could further modify Consumer Products' cost structure to be more in line with its anticipated revenue base. Consumer Products would likely incur significant charges if additional materially adverse changes in its customer relationships were to occur.

         The Company paid $0.4 million in income taxes in the first quarter of fiscal 2000. At June 30, 1999, the Company had $48.0 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013, and $41.3 million of original issue discount, as of June 30, 1999, that has been expensed on the Company's financial statements and will become deductible for tax purposes when the interest on the Deferred Coupon Notes is paid. In the event the Company completes a financial restructuring, which includes the sale of its investment in Barnett and, recognizes a gain from that sale, the Company will be able to use the net operating loss carryforwards to offset income taxes that will be payable.

         The Company has total future lease commitments for various facilities and other leases totaling $3.0 million, of which approximately $1.3 million is due in fiscal 2000 and $0.3 million was paid in the first quarter of fiscal 2000. The Company does not have any other commitments to make substantial capital expenditures. The fiscal 2000 capital expenditure plan includes expenditures to improve the efficiencies of the Company's operations, to provide new data technology and certain expansion plans for the Company's foreign operations. Except as noted below, all operations have completed their Year 2000 compliance. Year 2000 modifications at TWI are nearly completed and are undergoing testing and final modifications will continue for the next 30 to 60 days. The expenditures included approximately $13,000 for hardware, $10,000 for software and $10,000 in labor to make the Year 2000 modifications. CWI's modifications and timetable are similar to those of TWI, with the costs expected to total approximately $11,000 for hardware, $14,000 for software and $2,000 in labor to make the Year 2000 modifications.

         At September 30, 1999, the Company had working capital of $16.5 million and a current ratio of 1.7 to 1.

DISCUSSION OF CASH FLOWS

         Net cash used for operations was $6.4 million in the fiscal 2000 first quarter principally due to an increase in trade receivables and other assets, offset by a decrease in inventories and an increase in accrued interest. Also affecting net cash used for operations was $1.6 million in equity earnings of Barnett. Excluding this item, the net cash used by operations was $4.8 million. Cash flow used in investments totaled $0.5 million, attributable to capital expenditures. Cash flow provided by financing activities, and net borrowings under the Company's credit facilities, totaled approximately $5.6 million.

YEAR 2000

         The Company utilizes management information systems and software technology that may be affected by Year 2000 issues throughout its businesses. The Company continues to implement plans at certain of its operations to ensure those systems continue to meet its internal and external requirements. A summary of the progress made by each of the Company's operations is provided below.

         During fiscal 1998, the Company's largest division, Consumer Products, completed a version upgrade of its J.D. Edwards software, which was Year 2000 compliant. In addition, Consumer Products made certain modifications to it systems and completed the testing of its information systems in fiscal 1998 to insure that it is Year 2000 compliant. Consumer Products utilizes IBM AS400 hardware, NT servers and personal computers that are also Year 2000 compliant. The specific cost of upgrading the hardware and software in fiscal 1998 was approximately $0.8 million; however, the majority of this cost was part of a process of developing Consumer Products' capabilities to serve its customers and to operate its business, with Year 2000 compliance being an additional benefit.

         The Company's corporate office completed the development of its accounting package in March 1999, using Consumer Products' hardware and software. The accounting package was develop by internal personnel with MIS support at no additional cost, using the standard reporting format developed for Consumer Products.

         In August 1998, WAMI's PC-based Year 2000 software upgrade was provided by the software manufacturer at no cost and has been installed and tested. As part of a periodic replacement of hardware, WAMI has replaced certain PC's for approximately $10,000 to upgrade its remaining hardware to be Year 2000 compliant. WAMI's software and hardware have been reviewed by an external information technology professional for Year 2000 compliance.

         Medal Distributing has an IBM System 36, which was upgraded, with software modifications completed to be Year 2000 compliant. The modifications were completed in July 1999, at a cost of approximately $10,000.

         Based on information from hardware and software vendors, the PC-based information systems at TWI will require minor modifications to be Year 2000 compliant. The majority of these modifications were completed as of September 30, 1999 and financed through working capital with minimal cost. The remaining modifications to the information technology systems will be completed in the next quarter. The expenditures included approximately $13,000 for hardware, $10,000 for software and $10,000 in labor to make the Year 2000 modifications. CWI's modifications and timetable are similar to those of TWI, with the costs expected to total approximately $11,000 for hardware, $14,000 for software and $2,000 in labor to make the Year 2000 modifications.

         The Company has reviewed its non-information technology systems and believes that the systems are Year 2000 compliant.

         The Company's operations have developed questionnaires and contacted key suppliers and customers regarding their Year 2000 compliance to determine any impact on its operations. In general, the suppliers and customers have developed or are in the process of developing plans to address Year 2000 issues. The Company will continue to monitor and evaluate the progress of its suppliers and customers on this critical matter and develop alternate suppliers as required. Although there is uncertainty of the ultimate impact that the Year 2000 may have on our customers and suppliers, the Company believes that is has taken prudent business measures with its internal systems and continues to monitor the progress made by its customers and vendors to minimize the affect, if any, that Year 2000 may have on its business.

         Based on the progress the Company has made in addressing its Year 2000 issues and the Company's plan and timeline to complete its compliance program, the Company does not foresee significant risks associated with its Year 2000 compliance at this time. As the Company's plan is to address its significant Year 2000 issues prior to being affected by them, it has not developed a comprehensive contingency plan. However, if the Company identifies significant risks related to its Year 2000 compliance or its progress deviates from the anticipated timeline, the Company will develop contingency plans as deemed necessary at that time.

PART II. OTHER INFORMATION
         -----------------


ITEM 5.  OTHER INFORMATION
         -----------------


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K
         --------------------------------

                  a) See Exhibit 27.

                  b) Form 8-K

                           None


All other items in Part II are either inapplicable to the Company during the quarter ended September 30, 1999 or the answer is negative or a response has been previously reported and an additional report of the information need not be made, pursuant to the instructions to Part II.




                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             WAXMAN INDUSTRIES, INC.
                                             -----------------------
                                             REGISTRANT






DATE:  NOVEMBER 8, 1999                  BY: /S/ MARK W. WESTER
                                             MARK W. WESTER
                                             VICE PRESIDENT-FINANCE
                                             AND CHIEF FINANCIAL OFFICER
                                             (PRINCIPAL FINANCIAL AND
                                             ACCOUNTING OFFICER)

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT                                                       PAPER (P) OR
-------                                                       ------------
NUMBER            DESCRIPTION                                 ELECTRONIC (E)
------            -----------                                 --------------





(27)              Financial Data Schedule                     E
                  (submitted to the Securities
                  and Exchange Commission in
                  Electronic Format)

                                                                        Annex C


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q


(Mark One)

   [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1999

                                       OR

       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 FROM    TO


                          Commission File Number 0-5888

                             WAXMAN INDUSTRIES, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                   34-0899894
         --------                                   ----------
  (State of Incorporation)             (I.R.S. Employer Identification Number)

       24460 AURORA ROAD
      BEDFORD HEIGHTS, OHIO                             44146
      ---------------------                             -----
(Address of Principal Executive Offices)             (Zip Code)

                                 (440) 439-1830
                                 --------------
               (Registrant's Telephone Number Including Area Code)

                                 NOT APPLICABLE
                                 --------------
   (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.

                           Yes    X          No
                                ----            ----

9,914,939 shares of Common Stock, $.01 par value, and 2,142,358 shares of Class B Common Stock, $.01 par value, were outstanding as of January 31, 2000.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                               INDEX TO FORM 10-Q
                               ------------------


                                                                                                 PAGE
                                                                                                 ----

PART I.  FINANCIAL INFORMATION
------------------------------

Item 1.  Financial Statements (Unaudited)

            Condensed Consolidated Statements of Operations -
            Six and Three Months Ended December 31, 1999 and 1998 ................................3

            Condensed Consolidated Balance Sheets - December 31, 1999 and June 30, 1999....       4 -5

            Condensed Consolidated Statements of Cash Flows -
            Six Months Ended December 31, 1999 and 1998...........................................6

            Notes to Condensed Consolidated Financial Statements..................................7 - 12

Item 2.  Management's Discussion and Analysis of Financial

            Condition and Results of Operations ..................................................13 - 20


PART II. OTHER INFORMATION
--------------------------

Item 5.  Other Information........................................................................21

Item 6.  Exhibits and Reports on Form 8-K.........................................................21


SIGNATURES
----------


EXHIBIT INDEX
-------------


PART I.  FINANCIAL INFORMATION
------------------------------
ITEM 1.  FINANCIAL STATEMENTS

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (UNAUDITED)

          FOR THE SIX AND THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           Six Months                      Three Months
                                                           ----------                      ------------
                                                      1999             1998             1999            1998
                                                      ----             -----            ----            ----
Net sales                                           $ 42,539         $ 57,427         $ 19,702         $ 29,198

Cost of sales                                         29,463           39,678           13,811           20,537
                                                    --------         --------         --------         --------

Gross profit                                          13,076           17,749            5,891            8,661

Selling, general and administrative expenses          13,556           16,690            6,783            8,443

Non-recurring and procurement charges                  1,450            1,350            1,300               --
                                                    --------         --------         --------         --------

Operating income (loss)                               (1,930)            (291)          (2,192)             218

Equity earnings of Barnett                             3,604            3,331            2,000            1,804

Amortization of deferred U.S. Lock gain                  101               --               50               --

Interest expense, net                                  8,774            8,732            4,456            4,422
                                                    --------         --------         --------         --------

Loss before income taxes                              (6,999)          (5,692)          (4,598)          (2,400)

Provision for income taxes                               327              240               94               54
                                                    --------         --------         --------         --------

Net loss                                            $ (7,326)        $ (5,932)        $ (4,692)        $ (2,454)
                                                    ========         ========         ========         ========

Other comprehensive income:
Foreign currency translation adjustment                  205              418               83              392
                                                    --------         --------         --------         --------
Comprehensive loss                                  $ (7,121)        $ (5,514)        $ (4,609)        $ (2,062)
                                                    ========         ========         ========         ========

Loss per share (basic and diluted):
Net loss                                            $  (0.61)        $  (0.49)        $  (0.39)        $  (0.20)
                                                    ========         ========         ========         ========

Weighted average shares and equivalents               12,057           12,057           12,057           12,057
                                                    ========         ========         ========         ========



      The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------

                       DECEMBER 31, 1999 AND JUNE 30, 1999

                                 (IN THOUSANDS)

                                     ASSETS

                                                                             December 31,              June 30,
                                                                                 1999                    1999
                                                                             (Unaudited)              (Audited)
                                                                             -----------              ---------

         CURRENT ASSETS:
           Cash and cash equivalents                                           $   477                  $ 1,322
           Trade receivables, net                                               13,705                   10,686
           Other receivables                                                     3,524                    4,350
           Inventories                                                          20,356                   19,052
           Prepaid expenses                                                      2,657                    2,333
                                                                             ---------               ----------
             Total current assets                                               40,719                   37,743
                                                                             ---------               ----------

         INVESTMENT IN BARNETT                                                  39,989                   36,385
                                                                             ---------               ----------

         PROPERTY AND EQUIPMENT:
           Land                                                                    581                      575
           Buildings                                                             4,651                    4,462
           Equipment                                                            14,059                   13,369
                                                                             ---------               ----------
                                                                                19,291                   18,406
           Less accumulated depreciation and amortization                      ( 7,958)                (  7,238)
                                                                             ---------               ----------
                 Property and equipment, net                                    11,333                   11,168
                                                                             ---------               ----------

         COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET                7,786                    7,920
         UNAMORTIZED DEBT ISSUANCE COSTS, NET                                    2,812                    3,052
         DEFERRED TAX ASSET                                                        533                      540
         OTHER ASSETS                                                            5,167                    3,402
                                                                             ---------               ----------
                                                                             $ 108,339               $  100,210
                                                                             =========               ==========


      The accompanying Notes to Condensed Consolidated Financial Statements
                    are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------

                       DECEMBER 31, 1999 AND JUNE 30, 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                         December 31,                   June 30,
                                                                             1999                         1999
                                                                         (Unaudited)                    (Audited)
                                                                         -----------                    --------

CURRENT LIABILITIES:
  Current portion of long-term debt                                      $    16,016                    $    937
  Accounts payable                                                             8,277                       7,308
  Accrued liabilities                                                          4,035                       3,923
  Accrued income taxes payable                                                   561                       1,314
  Accrued interest                                                             2,316                       2,316
                                                                         -----------                  ----------
      Total current liabilities                                               31,205                      15,798
                                                                         -----------                  ----------

OTHER LONG-TERM DEBT, NET OF CURRENT PORTION                                     876                       1,057

SENIOR SECURED DEFERRED COUPON NOTES, NET                                     91,693                      91,568
SENIOR NOTES                                                                  35,855                      35,855
DEFERRED GAIN ON SALE OF U.S. LOCK                                             7,917                       8,018

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value per share:
    Authorized and unissued 2,000 shares                                           -                           -
  Common Stock, $.01 par value per share:
    Authorized 22,000 shares; Issued 9,915 at December 31, 1999
    and 9,914 at June 30, 1999                                                    98                          98
  Class B common stock, $.01 par value per share:
    Authorized 6,000 shares; Issued 2,142 at December 31, 1999
    and 2,143 at June 30, 1999                                                    21                          21
  Paid-in capital                                                             21,732                      21,732
  Retained deficit                                                         (  80,234)                  (  72,908)
                                                                         -----------                  ----------
                                                                           (  58,383)                  (  51,057)
  Cumulative currency translation adjustment                                    (824)                    ( 1,029)
                                                                         -----------                  ----------

    Total stockholders' equity (deficit)                                   (  59,207)                  (  52,086)
                                                                         -----------                  ----------
                                                                         $   108,339                  $  100,210
                                                                         ===========                  ==========



      The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                                   (UNAUDITED)
               FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)


                                                                          1999                1998
                                                                       -----------        -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $   (7,326)        $   (5,932)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Non-cash charges                                                         --                 42
      Non-cash interest                                                       125              5,412
      Amortization of deferred U.S. Lock gain                                (101)                --
      Equity earnings of Barnett                                           (3,604)            (3,331)
      Depreciation and amortization                                         1,257              1,407
      Deferred income taxes                                                     7                 --
  Changes in assets and liabilities:
    Trade receivables, net                                                 (3,019)           ( 1,323)
    Inventories                                                            (1,304)               887
    Other assets                                                           (1,262)            (3,002)
    Accounts payable                                                          969              2,229
    Accrued liabilities                                                       112             (1,646)
    Accrued interest                                                           --                 (2)
    Accrued taxes                                                            (753)                10
    Other, net                                                                205                418
                                                                       ----------         ----------
      Net Cash Used in Operating Activities                              ( 14,694)           ( 4,831)
                                                                       ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net                                                  (912)            (1,257)
                                                                       ----------         ----------
      Net Cash Used in Investing Activities                                  (912)            (1,257)
                                                                       ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreements                                       43,659             47,985
  Payments under credit agreements                                        (28,580)           (41,589)
  Debt issuance costs                                                        (137)                --
  Repayments of long-term debt, net                                          (181)               (47)
                                                                       ----------         ----------

      Net Cash Provided by
        Financing Activities                                               14,761              6,349
                                                                       ----------         ----------

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS                          (845)               261

BALANCE, BEGINNING OF PERIOD                                                1,322                 72
                                                                       ----------         ----------

BALANCE, END OF PERIOD                                                 $      477         $      333
                                                                       ==========         ==========


      The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                                   (UNAUDITED)

                                DECEMBER 31, 1999

NOTE 1 - BASIS OF PRESENTATION

                  The condensed consolidated financial statements include the accounts of Waxman Industries, Inc. ("Waxman") and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany transactions and balances are eliminated in consolidation. As of December 31, 1999, the Company owned 44.3% of the common stock of Barnett Inc. (the "Barnett Common Stock"), a direct marketer and distributor of plumbing, electrical, hardware, and security hardware products, and accounts for Barnett Inc. ("Barnett") under the equity method of accounting.

         The condensed consolidated statements of operations for the six and three months ended December 31, 1999 and 1998, the condensed balance sheet as of December 31, 1999 and the condensed statements of cash flows for the six months ended December 31, 1999 and 1998 have been prepared by the Company without audit, while the condensed balance sheet as of June 30, 1999 was derived from audited financial statements. In the opinion of management, these financial statements include all adjustments, all of which are normal and recurring in nature, necessary to present fairly the financial position, results of operations and cash flows of the Company as of December 31, 1999 and for all periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures included herein are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of financial position or operating results for an entire year or other interim periods. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and the Form 8-K filed on December 14, 1999 in connection with the contemplated financial reorganization plan, with the Securities and Exchange Commission.

         The Company has endeavored over the past several years to reduce its significant amount of debt through the monetization of assets and by improving the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. In the spring of 1999, the Company began having discussions with some of its bondholders regarding its high level of debt and cash flow issues.

         On December 13, 1999, the Company and an ad hoc committee (the "Committee") representing the holders of approximately 87% of the $92.8 million outstanding principal amount of the 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") and approximately 65% of the 11 1/8% Senior Notes due 2001 (the "Senior Notes") of Waxman USA Inc. entered into an agreement (the "Debt Reduction Agreement") that provides, subject to certain conditions (including Bankruptcy Court approval), for the full satisfaction of the Deferred Coupon Notes and the Senior Notes as part of a comprehensive financial restructuring of the Company.

         The key provisions of the financial restructuring plan are:
         - The Debt Reduction Agreement contemplates that Barnett will engage an investment banker to conduct an orderly process to sell itself, or otherwise maximize shareholder value, in connection with such transaction. To that end, on December 13, 1999, Barnett issued a press release announcing the engagement of Deutsche Bank Alex. Brown to pursue initiatives to maximize shareholder value.
         - If Barnett's efforts to maximize shareholder value result in a sale, the Company would sell all of the 7,186,530 shares of Barnett common stock owned by Waxman USA Inc., a direct, wholly-owned subsidiary of the Company.
         - The Company would apply the proceeds of any sale of the Barnett Common Stock owned by Waxman USA, net of applicable taxes, in the following order:

         - approximately $35.9 million, plus accrued interest, to repay in full the Senior Notes
         - approximately $10 million to reduce borrowings under its working capital credit facility, which were used to fund approximately $6 million in interest paid to the Deferred Coupon Note holders on December 1, 1999, $2 million in interest to be paid to the Senior Note holders on March 1, 2000, and up to $2 million in other costs associated with the financial restructuring transaction, and
          - the remaining net proceeds to a trust account to be used for the full satisfaction of the Deferred Coupon Notes.

         The Debt Reduction Agreement contemplates the completion of the sale of the Barnett Common Stock as the first step in the financial restructuring plan. Following the anticipated sale of the Company's interest in Barnett, the Company and the Committee would file a jointly sponsored, prepackaged plan of reorganization with the United States Bankruptcy Court (the "Joint Plan") to effectuate the terms of the Debt Reduction Agreement. Under the Joint Plan, the holders of the Deferred Coupon Notes will be the only impaired class of creditors; none of the Company's operating subsidiaries or operating divisions will be included in the filing and they will continue to pay their trade creditors, employees and other liabilities under normal conditions.

         The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the above mentioned financial reorganization. Based on discussions with the Company's current working capital lender, Congress Financial Corporation, the Company believes that debtor in possession financing will not be necessary, and Congress will continue to provide financing during and after the financial reorganization. In the event the financial reorganization is not consummated, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements for at least the next 12 to 15 months; however, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         The Company believes that the completion of the transactions set forth in the Debt Reduction Agreement will result in a much stronger company, with a small amount of debt that can be supported by the operating cash flow of the Company's subsidiaries. In addition to the reduced debt levels of the Company, the Company's balance sheet will be strengthened significantly as a result of the anticipated net after tax gain on the sale of Barnett Common Stock, the discount on the redemption of the Deferred Coupon Notes, net of the write off of the unamortized debt issuance costs, the realization for accounting purposes of the deferred gain on the sale of U.S. Lock, and the utilization of the Company's net operating loss carryforwards. Furthermore, the elimination of the indebtedness from the Senior Notes and Deferred Coupon Notes will reduce the Company's annual interest expense by approximately $16 million.

         Although the Company has entered into the Debt Reduction Agreement, at this time the Company does not have an agreement that would monetize its investment in Barnett. Accordingly, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and, as such, adjustments, if any, that may be required for presentation on another basis have not been considered.

NOTE 2 - BUSINESS

        The Company's common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "WAXX." The Company is a supplier of specialty plumbing, hardware and other products to the repair and remodeling market in the United States. The Company distributes its products to approximately 1,400 customers, including a wide variety of large national and regional retailers, independent retail customers and wholesalers.

        The Company conducts its business primarily through its wholly-owned subsidiaries, Waxman Consumer Products Group Inc. ("Consumer Products"), WOC Inc. ("WOC") and TWI, International, Inc. ("TWI"). WOC is comprised of Medal Distributing, a supplier of hardware products and, included the operations of U.S. Lock, a distributor of a full line of security hardware products, prior to its January 1, 1999 sale to Barnett. TWI includes the Company's foreign operations, including manufacturing, packaging and sourcing operations in China and Taiwan, and an operation in Mexico that threads galvanized, black, brass, and chrome pipe and imports malleable fittings. Consumer Products, WOC and Barnett utilize the Company's and non-affiliated foreign suppliers.

         At December 31, 1999, the Company owned 44.3% of Barnett, a direct marketer and distributor of an extensive line of plumbing, electrical, hardware, and security hardware products to approximately 73,000 active customers throughout the United States. Barnett offers approximately 21,000 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. Barnett markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, security hardware installers, liquid propane gas dealers, and locksmiths. In January 1999, the Company completed the sale of U.S. Lock to Barnett. Barnett's net sales for fiscal 1999 were $241.4 million. The Company recorded equity earnings from this investment of $3.6 million and $3.3 million and $2.0 million and $1.8 million for the six months and quarters ended December 31, 1999 and 1998, respectively. The Barnett Common Stock trades on the Nasdaq National Market under the symbol "BNTT". See
Note 1 and Management's Discussion and Analysis - Recent Developments section in this Form 10-Q for a discussion of the Company's intention to sell its interest in Barnett as part of a comprehensive financial restructuring.


NOTE 3 - INCOME TAXES

         The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to net operating loss carryforwards and to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

         At June 30, 1999, the Company had $48.0 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013. The Company also had alternative minimum tax carryforwards of approximately $1.0 million at June 30, 1999, which are available to reduce future regular income taxes over an indefinite period.

         At December 31, 1999, the Company's net deferred tax assets were substantially offset by a valuation allowance, except for the deferred tax asset related to state taxes paid on the deferred gain on the January 1, 1999 sale of U.S. Lock. SFAS No. 109 requires the Company to assess the realizability of its deferred tax assets based on whether it is more likely than not that the Company will realize the benefit from these deferred tax assets in the future. If the Company determines that the more likely than not criteria is not met, SFAS No. 109 requires the deferred tax assets be reduced by a valuation allowance. In assessing the realizability of its net deferred tax asset as of December 31, 1999, the Company considered various factors including (i) its historical and projected taxable losses and its inability to utilize its net operating loss carryforwards, which comprise a significant portion of the net deferred tax asset; (ii) the tax deductibility of the accreted interest on the Deferred Coupon Notes will not be realized until such interest is paid; (iii) its current inability to assess the taxable income that may be recognized upon the monetization of the Company's continued ownership of 44.3% of the Barnett Common Stock or other operating assets; (iv) the Company has not yet been able to complete a financial restructuring plan that may ultimately result in the realization of a portion or all of the Company's net deferred tax asset and thus, the ultimate impact cannot be objectively anticipated or verified.

         Based on the Company's consideration of the above factors, the Company believed it was appropriate to maintain a valuation allowance on its net deferred tax asset, except for the deferred tax asset related to state taxes paid on the deferred gain on the sale of U.S. Lock. As a result, as of December 31, 1999, the Company has substantially offset its net deferred tax asset with a valuation allowance. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

         The Company's tax provisions for the six and three months ended December 31, 1999 and 1998 represent the provision for various state and foreign taxes.

NOTE 4 - BARNETT

         The Company owns 7,186,530 shares, or 44.3%, of the Barnett Common Stock as of December 31, 1999. This investment is accounted for under the equity method of accounting. See Note 1 and Management's Discussion and Analysis - Recent Developments section in this Form 10-Q for a discussion of the Company's agreement to sell its interest in Barnett as part of a comprehensive financial restructuring plan.

         The following table presents unaudited summary financial data for Barnett at December 31, 1999 and June 30, 1999 and for the six and three months ended December 31, 1999 and 1998 (in thousands of dollars):

      Statement of income data:              1999             1998
                                          ---------        ---------
      Six Months:
      Net sales                           $ 138,472        $ 110,511
      Gross profit                           45,086           36,454
      Net income                              8,130            7,506

      Three Months:
      Net sales                           $  71,072        $  58,120
      Gross profit                           23,352           19,278
      Net income                              4,512            4,065

                                           12/31/99          6/30/99
                                           --------          -------
      Balance sheet data:
      Current assets                      $ 105,867        $  94,941
      Non-current assets                     55,617           54,245
      Current liabilities                    28,570           24,615
      Non-current liabilities                33,000           33,000


NOTE 5 - NON-RECURRING AND PROCUREMENT CHARGES

         In the second quarter of fiscal 2000, Consumer Products recorded a non-recurring charge of $1.3 million related to the consolidation of its packaged plumbing products under the Plumbcraft brand name. The Company believes the Plumbcraft packaging, which was recently re-designed, and the consolidation of brands will result in cost savings by reducing the amount of inventory needed to support the business and creating workforce efficiencies.

         In the first quarter of fiscal 1999, Consumer Products recorded a non-recurring charge of $1.35 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge were severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. The Company believes that the relocation to a more modern and efficient facility has enabled Consumer Products to provide more sophisticated distribution services to its customers and has helped it remain competitive through annual cost savings.

         Procurement costs represent the amount paid by the Company in connection with a customer's agreement to purchase products from the Company for a specific period. The amount includes the consideration paid to the new or existing customer (i) for the right to supply such customer for a specified period, (ii) to assist such customer in reorganizing its store aisles and displays in order to accommodate the Company's products and (iii) to purchase competitor's merchandise that the customer has on hand when it changes suppliers, less the salvage value received by the Company. The Company expenses these costs in the fiscal year incurred. Procurement costs for (i) above totaled $150,000 in the first quarter and none in the second quarter of fiscal 2000. The Company did not incur this type of cost in the fiscal 1999 first or second quarter. The Company did not incur procurement costs related to (ii) above in the fiscal 2000 and 1999 first or second quarters. These types of procurement costs are included as procurement charges in the accompanying consolidated statements of operations. Procurement costs for (iii) above totaled $0.3 million and $0.5 million the first quarter and $0.7 million and $0.9 million for the first six months of fiscal 2000 and 1999, respectively, which are included as a contra-sales amount in net sales in the accompanying consolidated statements of operations.


NOTE 6 - SUPPLEMENTAL CASH FLOW INFORMATION

         Cash payments during the six and three months ended December 31, 1999 and 1998 included interest of $8.3 million and $2.9 million (six months), and $6.2 million and $0.5 million (three months), respectively. The Company made no federal income tax payments in the six months or second quarter of fiscal 2000 or fiscal 1999. However, the Company paid $0.4 and $0.5 million in state taxes in the first quarter and second quarter of fiscal 2000, respectively.

NOTE 7 - EARNINGS PER SHARE

         In February 1997, The Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" to be effective for financial statements issued for periods ending after December 15, 1997. Under SFAS No. 128, primary earnings per share have been replaced by "basic earnings per share", which represents net income divided by the weighted average number of common shares outstanding. Diluted earnings per share continues to utilize the weighted average number of common stock and common stock equivalents, which include stock options and warrants. Since the Company is in a loss position, the impact of these options and warrants is anti-dilutive, therefore the Company has disclosed basic earnings per share as basic and diluted for the six months and quarters ended December 31, 1999 and 1998.

         The number of common shares used to calculate basic and diluted earnings per share, along with a reconciliation of such shares, is as follows (in thousands):


                         Six months    Six months    Three months  Three months
                         December 31,  December 31,  December 31,  December 31,
                            1999          1998          1999            1998
                            ----          ----          ----            ----
Basic                      12,057        12,057        12,057        12,057
Diluted                    12,057        12,057        12,057        12,057


Basic                      12,057        12,057        12,057        12,057
Dilutive effect of:
  Stock options                --            --            --            --
  Warrants                     --            --            --            --
                           ------        ------        ------        ------
Diluted                    12,057        12,057        12,057        12,057



NOTE 8 - SEGMENT INFORMATION

         The Company's businesses distribute specialty plumbing products, galvanized, black, brass and chrome pipe nipples, imported malleable fittings, and other products. Since the foreign sourcing and manufacturing operations sell a significant portion of their products through the Company's other wholly-owned operations, which primarily sell to retailers, and to Barnett, a distributor, the Company has classified its business segments into retail and non-retail categories. Products are sold to (i) retail operations, including large national and regional retailers, D-I-Y home centers and smaller independent retailers in the United States, and (ii) non-retail operations, including wholesale and industrial supply distributors in the United States. Sales outside of the United States are not significant. Until the January 1, 1999 sale of U.S. Lock, the Company also distributed security hardware to non-retail operations, including security hardware installers and locksmiths. Set forth below is certain financial data relating to the Company's business segments (in thousands of dollars).


                                                             Corporate
                                   Retail    Non-Retail      and Other    Elimination       Total
                                   ------    ----------      ---------    -----------       -----
Reported net sales:
Fiscal 2000 three months        $   14,756   $    8,766           --        $ (3,820)      $ 19,702
Fiscal 1999 three months            16,635       16,411           --          (3,848)        29,198
Fiscal 2000 six months              32,105       17,346           --          (6,912)        42,539
Fiscal 1999 six months              35,121       29,596           --          (7,290)        57,427

Operating income (loss):
Fiscal 2000 three months       $    (1,626)  $      292     $    (858)          --           (2,192)
Fiscal 1999 three months              (166)       1,309          (925)          --              218
Fiscal 2000 six months                (699)         512        (1,743)          --           (1,930)
Fiscal 1999 six months              (1,167)       2,727        (1,851)          --             (291)

Identifiable assets:
December 31, 1999              $    43,509   $   19,106     $  45,724           --         $108,339
June 30, 1999                       45,017       15,866        39,327           --          100,210


         The Company's foreign operations manufacture, assemble, source and package products that are distributed by the Company's wholly-owned operations, Barnett, retailers and other non-retail customers. Net sales for those foreign operations amounted to $10.8 million and $12.4 million for the second quarter of fiscal 2000 and 1999, respectively. Of these amounts, approximately $3.8 million were intercompany sales for both the second quarter of fiscal 2000 and 1999. For the six months ended December 31, 1999 and 1998, net sales for those foreign operations amounted to $22.4 million and $21.4 million, respectively. Of these amounts, approximately $6.9 million and $7.3 million were intercompany sales for the six months ended December 31, 1999 and 1998, respectively. Identifiable assets for the foreign operations were $21.3 million and $18.7 million at December 31, 1999 and June 30, 1999, respectively.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS


         This Quarterly Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to complete its deleveraging strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

RECENT DEVELOPMENTS

         The Company has endeavored over the past several years to reduce its significant amount of debt through the monetization of assets and by improving the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. In the spring of 1999, the Company began having discussions with some of its bondholders regarding its high level of debt and cash flow issues. The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the debt reduction effort contemplated by the Debt Reduction Agreement, as defined below. In the event the financial reorganization is not completed, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements for at least the next 12 to 15 months, however, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         On December 13, 1999, the Company and an ad hoc committee (the "Committee") representing the holders of approximately 87% of the $92.8 million outstanding principal amount of the 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") and approximately 65% of the 11 1/8% Senior Notes due 2001 (the "Senior Notes") of Waxman USA Inc. entered into an agreement (the "Debt Reduction Agreement") that provides, subject to certain conditions (including Bankruptcy Court approval), for the full satisfaction of the Deferred Coupon Notes and the Senior Notes as part of a comprehensive financial restructuring of the Company.

         The key provisions of the financial restructuring plan are:

         - The Debt Reduction Agreement contemplates that Barnett will engage an investment banker to conduct an orderly process to sell itself, or otherwise maximize shareholder value, in connection with such transaction. To that end, on December 13, 1999, Barnett issued a press release announcing the engagement of Deutsche Bank Alex. Brown to pursue initiatives to maximize shareholder value.
         - If Barnett's efforts to maximize shareholder value result in a sale, the Company would sell all of the 7,186,530 shares of Barnett common stock owned by Waxman USA Inc., a direct, wholly-owned subsidiary of the Company.
         - The Company would apply the proceeds of any sale of the Barnett Common Stock owned by Waxman USA, net of applicable taxes, in the following order:
             - approximately $35.9 million, plus accrued interest, to repay in full the Senior Notes

         - approximately $10 million to reduce borrowings under its working capital credit facility, which were used to fund approximately $6 million in interest paid to the Deferred Coupon Note holders on December 1, 1999, $2 million in interest to be paid to the Senior Note holders on March 1, 2000, and up to $2 million in other costs associated with the financial restructuring transaction, and
          - the remaining net proceeds to a trust account to be used for the full satisfaction of the Deferred Coupon Notes.

          The Debt Reduction Agreement contemplates the completion of the sale of the Barnett Common Stock as the first step in the financial restructuring plan. Following the anticipated sale of the Company's interest in Barnett, the Company and the Committee would file a jointly sponsored, prepackaged plan of reorganization with the United States Bankruptcy Court (the "Joint Plan") to effectuate the terms of the Debt Reduction Agreement. Under the Joint Plan, the holders of the Deferred Coupon Notes will be the only impaired class of creditors; none of the Company's operating subsidiaries or operating divisions will be included in the filing and they will continue to pay their trade creditors, employees and other liabilities under normal conditions.

          The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the above mentioned financial reorganization. Based on discussions with the Company's current working capital lender, Congress Financial Corporation, the Company believes that debtor in possession financing will not be necessary, and Congress will continue to provide financing during and after the financial reorganization. In the event the financial reorganization is not consummated, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements for at least the next 12 to 15 months; however, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.


      The Company believes that the completion of the transactions set forth in the Debt Reduction Agreement will result in a much stronger company, with a small amount of debt that can be supported by the operating cash flow of the Company's subsidiaries. In addition to the reduced debt levels of the Company, the Company's balance sheet will be strengthened significantly as a result of the anticipated net after tax gain on the sale of Barnett Common Stock, the discount on the redemption of the Deferred Coupon Notes, net of the write off of the unamortized debt issuance costs, the realization for accounting purposes of the deferred gain on the sale of U.S. Lock, and the utilization of the Company's net operating loss carryforwards. Furthermore, the elimination of the indebtedness from the Senior Notes and Deferred Coupon Notes will reduce the Company's annual interest expense by approximately $16 million.

      The Company believes that the Joint Plan should proceed through the judicial process in a timely manner due to the overwhelming support of the Deferred Coupon Note holders, the only impaired class of creditors. The Company expects to complete the Joint Plan by mid-2000.

      As noted above, in December 1999, Barnett announced that it had engaged an investment banker to assist it with strategic alternatives to maximize shareholder value. Although the Company has entered into the Debt Reduction Agreement, at this time the Company does not have an agreement that would monetize its investment in Barnett. Accordingly, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and, as such, adjustments to the financial statements, if any, that may be required for presentation on another basis have not been considered.

      The Company is evaluating various options to streamline its operations, reduce expenses and improve margins. As part of that process, the logistics of our distribution facilities and the utilization of operations to source products as opposed to manufacturing products are being evaluated. The Company expects to complete this review and initiate various expense reduction plans within the next six months.

A.       RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998

NET SALES

         Net sales for the fiscal 2000 second quarter ended December 31, 1999 totaled $19.7 million, as compared to $29.2 million for the fiscal 1999 second quarter. Excluding the results of U.S. Lock, which was sold effective January 1, 1999, comparable net sales for the remaining businesses decreased by $2.7 million, or 12.0% percent, from the recasted net sales of $22.4 million for the fiscal 1999 second quarter. The net sales decrease was attributable to the loss of $1.1 million in net sales from the now defunct Hechinger / Builders Square operations and weaker than anticipated net sales to retailers, including sales made through the direct import program from our Asian operations, with certain domestic support services provided by Consumer Products.

         Net sales to retailers amounted to $14.8 million for the second quarter ended December 31, 1999, a decrease from the $16.6 million for the same period last year. Sales to nearly all of our largest retail customers were lower than the prior year and our expectations. In addition, net sales for the second quarter of fiscal 1999 included $1.1 million in sales to the now defunct Hechinger / Builders Square operations. The Company's new sales programs with several retailers were not sufficient to offset sluggish sales with some national retailers and the loss of the Hechinger / Builders Square business. The Company believes that many of these retailers reduced inventories for year-end inventory and cash management purposes and that sales should improve late in the quarter ended March 31, 2000.

         Non-retail net sales amounted to $8.8 million for the fiscal 2000 second quarter, a decrease from $16.4 million for the same period in fiscal 1999. Excluding the net sales of U.S. Lock, which amount to $6.8 million in the fiscal 1999 second quarter, non-retail net sales decreased by $0.8 million. This decrease is primarily due to a decrease in net sales to Barnett.

GROSS PROFIT

         Gross profit for the fiscal 2000 second quarter was $5.9 million, with a gross profit margin of 29.9 percent, as compared to gross profit of $8.7 million and a gross profit margin of 29.7 percent for the three months ended December 31, 1998. Excluding U.S. Lock from the prior year results, gross profit decreased by $0.5 million from the recasted fiscal 1999 second quarter gross profit of $6.4 million, while the gross profit margin would have increased from
28.7 percent. The decrease in the gross margin is primarily attributable to a higher proportion of sales from the direct import sales program, which has a lower gross margin as well as lower selling, general and administrative expenses. The termination of the packaged plumbing program sales to Hechinger / Builders Square reduced the Company's gross profit and offset the increased gross profit from sales to other retailers. In addition, competitive pricing pressure from overseas suppliers of pipe nipples and valves has reduced the Company's sales and gross margins for those products.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses ("SG&A expenses") decreased from $8.4 million for the quarter ended December 31, 1998 to $6.8 million for the quarter ended December 31, 1999. Included in the prior year's results are $1.4 million in SG&A expenses related to U.S. Lock. Excluding the SG&A expenses related to U.S. Lock, as a percentage of net sales, SG&A expenses increased from 31.5% for the fiscal 1999 second quarter to 34.4% for the fiscal 2000 second quarter. The increased percentage of expenses to net sales is due to the reduction in sales levels and certain relatively fixed costs.

NON-RECURRING AND PROCUREMENT CHARGES

         In the second quarter of fiscal 2000, Consumer Products recorded a non-recurring charge of $1.3 million related to the consolidation of its packaged plumbing products under the Plumbcraft brand name. The Company believes the Plumbcraft packaging, which was recently re-designed, and the consolidation of brands will result in cost savings by reducing the amount of inventory needed to support the business and creating workforce efficiencies.

EQUITY EARNINGS OF BARNETT

         The Company recorded equity earnings from its ownership interest in Barnett of $2.0 million for the quarter ended December 31, 1999, as compared to $1.8 million for the same quarter in fiscal 1999.

AMORTIZATION OF DEFERRED GAIN ON SALE OF U.S. LOCK

         Effective January 1, 1999, the Company sold U.S. Lock to Barnett for $33.0 million in cash, before certain adjustments and expenses. The sale of U.S. Lock resulted in a net pretax gain of $18.3 million, with approximately $10.2 million being recognized in the fiscal 1999 third quarter. The remaining $8.1 million was reported as a deferred gain in the Company's consolidated balance sheet due to the Company's continued ownership of 44.3% of Barnett, the acquirer of U.S. Lock. The Company is recognizing the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. In the fiscal 2000 second quarter, the Company recognized $50,000 of this deferred gain.

INTEREST EXPENSE

         For the quarter ended December 31, 1999, net interest expense totaled $4.5 million, as compared to $4.4 million in the fiscal 1999 second quarter. Average borrowings for the current year's quarter amounted to $137.7 million, with a weighted average interest rate of 12.4%, as compared to $141.5 million in the same quarter last year, with a weighted average interest rate of 11.8%. The average borrowings are lower due to the proceeds received from the sale of U.S. Lock effective January 1, 1999, while the weighted average interest rate increased due to the reduction of debt with a lower rate.

PROVISION FOR INCOME TAXES

         The provision for income taxes amounted to $0.1 million for the second quarter of fiscal 2000, as compared to $0.1 million for the same quarter last year. The provision for the current quarter primarily represents various state and foreign taxes of the Company's wholly-owned operations. For the fiscal 2000 and 1999 second quarters, the difference between the effective and statutory tax rates is primarily due to domestic operating losses not benefited and goodwill amortization.

NET LOSS

         The Company's net loss for the quarter ended December 31, 1999 amounted to $4.7 million, or $0.39 per basic and diluted share, as compared to the net loss of $2.5 million, or $0.20 per basic and diluted share, in the fiscal 1999 second quarter. The second quarter of fiscal 2000 was affected by the $1.3 million non-recurring charge associated with the consolidation of its packaged plumbing products under the Plumbcraft brand name.


FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998

NET SALES

         Excluding U.S. Lock, which was sold effective January 1, 1999, net sales for the six months ended December 31, 1999 totaled $42.5 million, a decrease of $1.5 million from the $44.1 million for the comparable period in fiscal 1999. Including U.S. Lock's net sales for the six months ended December 31, 1998 of $13.4 million, the Company's net revenue was $57.4 million. The decrease in net sales is attributable to the lower than anticipated sales to retailers for the fiscal 2000 second quarter and the loss of the Hechinger / Builders Square account relationship and their filing for Chapter 7 liquidation, which accounted for a $3.0 million reduction in net sales for the Company. The net sales to Hechinger / Builders Square for the six months ended December 31, 1999 and 1998 amounted to $74,000 and $3.1 million, respectively.

GROSS PROFIT

         The gross profit margin for the six months ended December 31, 1999 improved to 30.7% from 30.3% for the six months ended December 31, 1998, excluding U.S. Lock. Nearly all of the operations reported a slight improvement in their gross margins. For the six months ended December 31, 1999 and 1998, excluding U.S. Lock, gross profit amounted to $13.1 million and $13.4 million, respectively. Including U.S. Lock, the gross profit for the six months ended December 31, 1998 amounted to $17.7 million. The decrease in gross profit was due to the decrease in net sales and a higher proportion of sales from the lower gross margin direct import sales program.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         SG&A expenses, excluding U.S. Lock, decreased from $14.0 million for the six months ended December 31, 1998 to $13.6 million for the six month period ended December 31, 1999. SG&A expenses for the six months ended December 31, 1998 were $16.7 million including U.S. Lock. As a percentage of net sales, SG&A expenses, excluding U.S. Lock, increased slightly from 31.7% for the six month period in fiscal 1999 to 31.9% for the six months ended December 31, 1999.

NON-RECURRING AND PROCUREMENT CHARGES

         Consumer Products recorded non-recurring charges for the six months ended December 31, 1999 including procurement costs of $150,000, related to customer agreements to purchase product for a period of time, and $1.3 million for the consolidation of its packaged plumbing products under the Plumbcraft brand name.

         In the fiscal 1999 first quarter ended September 30, 1998, Consumer Products recorded a non-recurring charge of $1.35 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge were severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. The relocation to a more modern and efficient facility, which was completed in November 1998, has enabled Consumer Products to provide more sophisticated distribution services to its customers and has helped it remain competitive through significant annual savings.

EQUITY EARNINGS OF BARNETT

The Company recorded equity earnings from its 44.3% ownership interest in Barnett of $3.6 million for the six months ended December 31, 1999. For the comparable period in fiscal 1999, the Company recorded equity earnings of $3.3 million.

INTEREST EXPENSE

         For the six months ended December 31, 1999, interest expense totaled $8.8 million, a slight increase from the $8.7 million in the comparable period last year. The increase is primarily due to an increase in borrowings under its bank credit agreement and an increase in the accretion of interest on the Deferred Coupon Notes of $5.9 million as compared to $5.3 million for the six months ended December 31, 1999 and 1998, respectively. Average borrowings for the six months ended December 31, 1999 amounted to $134.4 million, with a weighted average interest rate of 12.5%, as compared to $139.2 million in the same period last year, with a weighted average interest rate of 11.8%. The average borrowings are lower due to the proceeds received from the sale of U.S. Lock effective January 1, 1999, while the weighted average interest rate increased due to the reduction of debt with a lower rate.

PROVISION FOR INCOME TAXES

         The provision for income taxes amounted to $0.3 million and $0.2 million for the six months ended December 31, 1999 and 1998, respectively. The provision for the current period primarily represents various state and foreign taxes of the Company's wholly-owned operations. The difference between the effective and statutory tax rates is primarily due to domestic operating losses not benefited and goodwill amortization.

NET LOSS

         The Company's net loss for the six months ended December 31, 1999 amounted to $7.3 million, or $0.61 per basic and diluted share, as compared to the net loss of $5.9 million, or $0.49 per basic and diluted share, in the same period last year. Included in the fiscal 2000 results is a non-recurring charge of $0.15 million in procurement costs and $1.3 million for the consolidation of its packaged plumbing under the Plumbcraft name. The fiscal 1999 six month results included a non-recurring charge of $1.35 million for the relocation of the Consumer Products' warehouse from Bedford Hts., Ohio to Groveport, Ohio.



B.       LIQUIDITY AND CAPITAL RESOURCES


         Over the past several years, the Company has endeavored to reduce its high level of debt through the monetization of assets and to improve the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. These efforts recently resulted in the Company reaching an agreement with an ad hoc committee representing the holders of approximately 87% of its Deferred Coupon Notes and approximately 65% of its Senior Notes. See Note 1 and Management's Discussion and Analysis - Recent Developments section in this Form 10-Q for a discussion of the Company's agreement to sell its interest in Barnett as part of a comprehensive financial reorganization. The Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the debt reduction effort contemplated by the Debt Reduction Agreement. In the event the financial reorganization is not completed, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements for at least the next 12 to 15 months, however, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         The financial reorganization does not involve any of the Company's operating subsidiaries, which have their own bank credit facility. These operating companies will continue to pay all of their trade creditors, employees and other liabilities under normal trade conditions. The Company believes that the Joint Plan should proceed quickly through the judicial process because it has the overwhelming support of the Deferred Coupon Note holders, the only impaired class of creditors. The Company expects to complete the Plan by mid-2000.

         In June 1999, the Company entered into the Loan and Security Agreement with Congress Financial Corporation to replace the Credit Agreement with BankAmerica Business Credit, Inc. that was to expire on July 15, 1999. The Loan and Security Agreement is between Consumer Products, WOC, WAMI and WAMI Sales, as borrowers (the "Borrowers"), with the Company, Waxman USA Inc. ("Waxman USA") and TWI as guarantors. The Loan and Security Agreement provides for, among other things, revolving credit advances of up to $20.0 million. As of December 31, 1999, the Company had $13.8 million in borrowings under the revolving credit line of the facility and had approximately $5.3 million available under such facility. The Loan and Security Agreement expires on September 1, 2001, but may be extended under certain conditions.

         The Loan and Security Agreement provides for revolving credit advances of (a) up to 85.0% of the amount of eligible accounts receivable, (b) up to the lesser of (i) $10.0 million or (ii) 60% of the amount of eligible raw and finished goods inventory and (c) up to the lesser of (i) $5.0 million or (ii) 70% of the fair market value of 500,000 shares of Barnett Inc. common stock. In December 1999, the Loan and Security Agreement was amended to provide Congress Financial an additional 500,000 shares of Barnett Inc. common stock (which, together with the initial 500,000 shares, constitutes approximately 6.2% of all outstanding stock of Barnett Common Stock), as collateral and allowing the Company to borrow up to the lesser of i) $10,000,000 or ii) 70% of the fair value of the 1,000,000 shares of Barnett Inc. common stock. Revolving credit advances bear interest at a rate equal to (a) First Union National Bank's prime rate plus 0.5% or (b) LIBOR plus 2.50%. The Loan and Security Agreement includes a letter of credit subfacility of $10.0 million, with none outstanding at December 31, 1999. Borrowings under the Loan and Security Agreement are secured by the accounts receivable, inventories, certain general intangibles, and unencumbered fixed assets of Waxman Industries, Inc., Consumer Products, TWI, International Inc. and WOC, and a pledge of 65% of the stock of various foreign subsidiaries. The Loan and Security Agreement requires the Borrowers to maintain cash collateral accounts into which all available funds are deposited and applied to service the facility on a daily basis. The Loan and Security Agreement prevents dividends and distributions by the Borrowers except in certain limited instances including, so long as there is no default or event of default and the Borrowers are in compliance with certain financial covenants, the payment of interest on the Senior Notes and the Company's Deferred Coupon Notes, and contains customary negative, affirmative and financial covenants and conditions. The Company was in compliance with all loan covenants at December 31, 1999. The Loan and Security Agreement also contains a material adverse condition clause which allows Congress Financial Corporation to terminate the Agreement under certain circumstances.

         Since the consummation of the Barnett Initial Public Offering, the cash flow generated by Barnett is no longer available to the Company. The Company relies primarily on Consumer Products and, prior to January 1, 1999, U.S. Lock for cash flow. The sale of U.S. Lock further increases the Company's dependence on Consumer Products' business. Consumer Products' customers include D-I-Y warehouse home centers, home improvement centers, mass merchandisers and hardware stores. Consumer Products may be adversely affected by prolonged economic downturns or significant declines in consumer spending. There can be no assurance that any such prolonged economic downturn or significant decline in consumer spending will not have a material adverse impact on the Consumer Products' business and its ability to generate cash flow. Furthermore, Consumer Products has a high proportion of its sales with a concentrated number of customers. One of Consumer Products' largest customers, Kmart, accounted for approximately 20.8% of net sales for Consumer Products in fiscal 1999. In July 1997, Kmart agreed to sell its Builders Square chain to Leonard Green & Partners, a merchant-banking firm. Leonard Green also acquired another home improvement retailer, Hechinger Co., and combined the two companies to form the nation's third largest home improvement chain. In August 1998, Consumer Products was informed that the Hechinger / Builders Square operations were consolidating their supplier relationships and Consumer Products would retain only the bulk plumbing business, beginning in January 1999. The combined operations of Hechinger / Builders Square accounted for approximately $3.7 million, or 7.8% of Consumer Products and the Company's net sales in fiscal 1999. Hechinger / Builders Square filed for Chapter 11 bankruptcy protection in June 1999, and for Chapter 7 liquidation in September 1999. Consumer Products' accounts receivable from Hechinger / Builders Square was $0.3 million at the time of the bankruptcy filing. In the event Consumer Products were to lose any additional large retail accounts as a customer or one of its largest accounts were to significantly curtail its purchases from Consumer Products, there would be material short-term adverse effects until the Company could further modify Consumer Products' cost structure to be more in line with its anticipated revenue base. Consumer Products would likely incur significant charges if additional material adverse changes in its customer relationships were to occur.

         The Company paid $0.9 million in income taxes in the first six months of fiscal 2000. At June 30, 1999, the Company had $48.0 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013, and $41.3 million of original issue discount, as of June 30, 1999, that has been expensed on the Company's financial statements and will become deductible for tax purposes when the interest on the Deferred Coupon Notes is paid. In the event the Company completes a financial reorganization, which includes the sale of its investment in Barnett and recognizes a gain from that sale, the Company will be able to use the net operating loss carryforwards to offset income taxes that will be payable.

         The Company has total future lease commitments for various facilities and other leases totaling $3.0 million, of which approximately $1.3 million is due in fiscal 2000 and $0.7 million was paid in the first six months of fiscal 2000. The Company does not have any other commitments to make substantial capital expenditures. The fiscal 2000 capital expenditure plan includes expenditures to improve the efficiencies of the Company's operations, to provide new data technology and certain expansion plans for the Company's foreign operations.

         At December 31, 1999, the Company had working capital of $9.5 million and a current ratio of 1.3 to 1.

DISCUSSION OF CASH FLOWS

         Net cash used for operations was $14.7 million for the first six months of fiscal 2000 principally due to an increase in trade receivables, inventories and other assets, offset by an increase in accounts payable. Also affecting net cash used for operations was $3.6 million in equity earnings of Barnett. Excluding this item, the net cash used by operations was $11.1 million. Cash flow used in investments totaled $0.9 million, attributable to capital expenditures. Cash flow provided by financing activities, and net borrowings under the Company's credit facilities, totaled approximately $14.8 million.

YEAR 2000

         The Company utilizes management information systems, software technology and non-information technology systems that were Year 2000 compliant, prior to December 31, 1999. The Company continues to monitor its operations, as well as its customers and suppliers to ensure its systems continue to meet its internal and external requirements. The Company does not believe that it has been or will be negatively impacted by Year 2000. A summary of the progress made by each of the Company's operations is provided below.

         During fiscal 1998, the Company's largest division, Consumer Products, completed a version upgrade of its J.D. Edwards software, which was Year 2000 compliant. In addition, Consumer Products made certain modifications to its systems and completed the testing of its information systems in fiscal 1998 to insure that it was Year 2000 compliant. Consumer Products utilizes IBM AS400 hardware, NT servers and personal computers that were also Year 2000 compliant. The specific cost of upgrading the hardware and software in fiscal 1998 was approximately $0.8 million; however, the majority of this cost was capitalized as it was part of a process of developing Consumer Products' capabilities to serve its customers and to operate its business, with Year 2000 compliance being an additional benefit.

         The Company's corporate office completed the development of its accounting package in March 1999, using Consumer Products' hardware and software. The accounting package was developed by internal personnel with MIS support at no additional cost, using the standard reporting format developed for Consumer Products.

         In August 1998, WAMI's PC-based Year 2000 software upgrade was provided by the software manufacturer at no cost and was installed and tested. As part of a periodic replacement of hardware, WAMI replaced certain PC's for approximately $10,000 to upgrade its remaining hardware to be Year 2000 compliant. WAMI's software and hardware were reviewed by an external information technology professional for Year 2000 compliance.

         Medal Distributing has an IBM System 36, which was upgraded, with software modifications completed to be Year 2000 compliant. The modifications were completed in July 1999, at a cost of approximately $10,000.

         TWI and CWI's PC-based information systems required minor modifications to be Year 2000 compliant, which were completed before December 31, 1999 and financed through working capital with minimal cost. The expenditures at TWI included approximately $13,000 for hardware, $10,000 for software and $10,000 in labor to make the Year 2000 modifications. CWI's costs to modify its systems for Year 2000 were approximately $11,000 for hardware, $14,000 for software and $2,000 in labor.

PART II. OTHER INFORMATION
         -----------------

ITEM 5.  OTHER INFORMATION


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

                  a) See Exhibit 27.

                  b) Form 8-K

                           The Registrant filed a report on Form 8-K on December 14, 1999, regarding the Agreement between the Company and an ad hoc committee of holders of the Company's 12 3/4% Senior Secured Deferred Coupon Notes due 2004.


All other items in Part II are either inapplicable to the Company during the quarter ended December 31, 1999 or the answer is negative or a response has been previously reported and an additional report of the information need not be made, pursuant to the instructions to Part II.




                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       WAXMAN INDUSTRIES, INC.
                                       -----------------------
                                       REGISTRANT






DATE:  FEBRUARY 2, 2000                BY: /S/ MARK W. WESTER
                                           MARK W. WESTER
                                           VICE PRESIDENT-FINANCE
                                           AND CHIEF FINANCIAL OFFICER
                                           (PRINCIPAL FINANCIAL AND
                                           ACCOUNTING OFFICER)

                                  EXHIBIT INDEX
                                  -------------



EXHIBIT                                                     PAPER (P) OR
-------                                                     ------------
NUMBER                 DESCRIPTION                          ELECTRONIC (E)
------                 -----------                          --------------





(27)                   Financial Data Schedule              E
                       (submitted to the Securities
                       and Exchange Commission in
                       Electronic Format)

                                                                        Annex D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q


(Mark One)

    [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000
                                                             --------------

                                       OR

       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                          EXCHANGE ACT OF 1934 FROM             TO


                          Commission File Number 0-5888

                             WAXMAN INDUSTRIES, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                34-0899894
              --------                                ----------
     (State of Incorporation)            (I.R.S. Employer Identification Number)

               24460 AURORA ROAD
             BEDFORD HEIGHTS, OHIO                          44146
             ---------------------                          -----
(Address of Principal Executive Offices)                 (Zip Code)

                                 (440) 439-1830
                                 --------------
               (Registrant's Telephone Number Including Area Code)

                                 NOT APPLICABLE
                                 --------------
         (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.

                                            Yes    X          No  ___
                                                 ----

9,914,939 shares of Common Stock, $.01 par value, and 2,142,358 shares of Class B Common Stock, $.01 par value, were outstanding as of May 1, 2000.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------
                               INDEX TO FORM 10-Q
                               ------------------





                                                                        PAGE
                                                                        ----

PART I.  FINANCIAL INFORMATION
------------------------------

Item 1.  Financial Statements (Unaudited)

            Condensed Consolidated Statements of Operations -
            Nine and Three Months Ended March 31, 2000
            and 1999 ................................................    3

            Condensed Consolidated Balance Sheets - March 31, 2000
            and June 30, 1999........................................    4 -5

            Condensed Consolidated Statements of Cash Flows -
            Nine Months Ended March 31, 2000 and 1999................    6

            Notes to Condensed Consolidated Financial Statements.....    7 - 13

Item 2.  Management's Discussion and Analysis of Financial

            Condition and Results of Operations......................    14 - 21


PART II. OTHER INFORMATION
--------------------------

Item 5. Other Information............................................    22

Item 6. Exhibits and Reports on Form 8-K.............................    22


SIGNATURES
----------


EXHIBIT INDEX
-------------

PART I.  FINANCIAL INFORMATION
         ---------------------
ITEM 1.  FINANCIAL STATEMENTS

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (UNAUDITED)

           FOR THE NINE AND THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             Nine Months                       Three Months
                                                                             -----------                       ------------
                                                                        2000             1999              2000              1999
                                                                     --------          --------          --------          --------
Net sales                                                            $ 62,361          $ 79,613          $ 19,822          $ 22,186

Cost of sales                                                          43,110            55,617            13,647            15,939
                                                                     --------          --------          --------          --------

Gross profit                                                           19,251            23,996             6,175             6,247

Selling, general and administrative expenses                           20,296            23,365             6,740             6,675

Non-recurring and procurement charges                                   1,950             4,250               500             2,900
                                                                     --------          --------          --------          --------

Operating loss                                                         (2,995)           (3,619)           (1,065)           (3,328)

Equity earnings of Barnett                                              5,333             5,024             1,729             1,693

(Loss) gain on sale of operations, net                                 (1,966)           10,196            (1,966)           10,196

Amortization of deferred U.S. Lock gain                                   152              --                  51              --

Interest expense, net                                                  13,446            12,919             4,672             4,187
                                                                     --------          --------          --------          --------

(Loss) income before income taxes                                     (12,922)           (1,318)           (5,923)            4,374

Provision for income taxes                                                395             1,139                68               899
                                                                     --------          --------          --------          --------

Net (loss) income                                                    $(13,317)         $ (2,457)         $ (5,991)         $  3,475
                                                                     ========          ========          ========          ========

Other comprehensive income:
Foreign currency translation adjustment                                   434               130               229              (288)
                                                                     --------          --------          --------          --------
Comprehensive (loss) income                                          $(12,883)         $ (2,327)         $ (5,762)         $  3,187
                                                                     ========          ========          ========          ========

(Loss) income per share (basic and diluted):
Net (loss) income                                                    $  (1.10)         $  (0.20)         $  (0.49)         $   0.29
                                                                     ========          ========          ========          ========

Weighted average shares and equivalents                                12,057            12,057            12,057            12,057
                                                                     ========          ========          ========          ========



      The accompanying Notes to Condensed Consolidated Financial Statements
                    are an integral part of these statements.



                                             WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                                             ----------------------------------------

                                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                               -------------------------------------

                                                 MARCH 31, 2000 AND JUNE 30, 1999

                                                          (IN THOUSANDS)

                                                              ASSETS




                                                                                       March 31,              June 30,
                                                                                          2000                  1999
                                                                                      (Unaudited)             (Audited)
                                                                                       ---------              ---------
CURRENT ASSETS:
  Cash and cash equivalents                                                            $     363              $   1,322
  Trade receivables, net                                                                  12,970                 10,686
  Other receivables                                                                        5,020                  4,350
  Inventories                                                                             18,844                 19,052
  Prepaid expenses                                                                         3,078                  2,333
                                                                                       ---------              ---------
    Total current assets                                                                  40,275                 37,743
                                                                                       ---------              ---------

INVESTMENT IN BARNETT                                                                     41,718                 36,385
                                                                                       ---------              ---------

PROPERTY AND EQUIPMENT:
  Land                                                                                       589                    575
  Buildings                                                                                4,651                  4,462
  Equipment                                                                               11,455                 13,369
                                                                                       ---------              ---------
                                                                                          16,695                 18,406
  Less accumulated depreciation and amortization                                          (7,150)                (7,238)
                                                                                       ---------              ---------
    Property and equipment, net                                                            9,545                 11,168
                                                                                       ---------              ---------

COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET                                   6,751                  7,920
UNAMORTIZED DEBT ISSUANCE COSTS, NET                                                       2,619                  3,052
DEFERRED TAX ASSET                                                                           530                    540
OTHER ASSETS                                                                               5,784                  3,402
                                                                                       ---------              ---------
                                                                                       $ 107,222              $ 100,210
                                                                                       =========              =========







      The accompanying Notes to Condensed Consolidated Financial Statements
                    are an integral part of these statements.










                                              WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                                              ----------------------------------------

                                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                                -------------------------------------

                                                  MARCH 31, 2000 AND JUNE 30, 1999

                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                         March 31,              June 30,
                                                                                             2000                  1999
                                                                                         (Unaudited)             (Audited)
                                                                                          ---------              ---------
CURRENT LIABILITIES:
  Current portion of long-term debt                                                       $  20,566              $     937
  Accounts payable                                                                            7,393                  7,308
  Accrued liabilities                                                                         3,147                  3,923
  Accrued income taxes payable                                                                  565                  1,314
  Accrued interest                                                                            4,276                  2,316
                                                                                          ---------              ---------
      Total current liabilities                                                              35,947                 15,798
                                                                                          ---------              ---------

OTHER LONG-TERM DEBT, NET OF CURRENT PORTION                                                    768                  1,057

SENIOR SECURED DEFERRED COUPON NOTES, NET                                                    91,755                 91,568
SENIOR NOTES                                                                                 35,855                 35,855
DEFERRED GAIN ON SALE OF U.S. LOCK                                                            7,866                  8,018

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value per share:
    Authorized and unissued 2,000 shares                                                       --                     --
  Common Stock, $.01 par value per share:
    Authorized 22,000 shares; Issued 9,915 at March 31, 2000
    and 9,914 at June 30, 1999                                                                   98                     98
  Class B common stock, $.01 par value per share:
    Authorized 6,000 shares; Issued 2,142 at March 31, 2000
    and 2,143 at June 30, 1999                                                                   21                     21
  Paid-in capital                                                                            21,732                 21,732
  Retained deficit                                                                          (86,225)               (72,908)
                                                                                          ---------              ---------
                                                                                            (64,374)               (51,057)
  Accumulated other comprehensive income                                                       (595)                (1,029)
                                                                                          ---------              ---------

    Total stockholders' equity (deficit)                                                    (64,969)               (52,086)
                                                                                          ---------              ---------
                                                                                          $ 107,222              $ 100,210
                                                                                          =========              =========





      The accompanying Notes to Condensed Consolidated Financial Statements
                    are an integral part of these statements.




                                              WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                                              ----------------------------------------

                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           -----------------------------------------------
                                                             (UNAUDITED)
                                          FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                                           (IN THOUSANDS)


                                                                                                 2000                1999
                                                                                               --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                     $(13,317)           $ (2,457)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Loss (gain) on sale of operations, net                                                      1,966             (10,196)
      Non-cash interest                                                                             187               8,272
      Amortization of deferred U.S. Lock gain                                                      (152)               --
      Equity earnings of Barnett                                                                 (5,333)             (5,024)
      Depreciation and amortization                                                               1,851               2,093
      Deferred income taxes                                                                          10                --
  Changes in assets and liabilities:
    Trade receivables, net                                                                       (2,374)                711
    Inventories                                                                                    (708)             (1,033)
    Other assets                                                                                 (2,257)             (2,641)
    Accounts payable                                                                                 85               1,576
    Accrued liabilities                                                                            (810)               (307)
    Accrued interest                                                                              1,960                (969)
    Accrued taxes                                                                                  (749)                796
    Net change in operating assets and liabilities of operations sold                               185                 268
    Other, net                                                                                      313                 130
                                                                                               --------            --------
      Net Cash Used in Operating Activities                                                     (19,143)             (8,781)
                                                                                               --------            --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from sale of business                                                               --                28,249
  Capital expenditures, net                                                                      (1,179)             (1,377)
                                                                                               --------            --------
      Net Cash (Used in) Provided by Investing Activities                                        (1,179)             26,872
                                                                                               --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreements                                                             60,369              49,290
  Payments under credit agreements                                                              (40,740)            (58,804)
  Debt issuance costs                                                                              (137)               --
  Issuance of common stock                                                                         --                     1
  Repayments of long-term debt, net                                                                (129)               (262)
                                                                                               --------            --------

      Net Cash Provided by (Used in)
        Financing Activities                                                                     19,363              (9,775)
                                                                                               --------            --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                               (959)              8,316

BALANCE, BEGINNING OF PERIOD                                                                      1,322                  72
                                                                                               --------            --------

BALANCE, END OF PERIOD                                                                         $    363            $  8,388
                                                                                               ========            ========

      The accompanying Notes to Condensed Consolidated Financial Statements
                    are an integral part of these statements.

                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                    ----------------------------------------

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                                   (UNAUDITED)

                                 MARCH 31, 2000

NOTE 1 - BASIS OF PRESENTATION

                  The condensed consolidated financial statements include the accounts of Waxman Industries, Inc. ("Waxman") and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany transactions and balances are eliminated in consolidation. As of March 31, 2000, the Company owned 44.3% of the common stock of Barnett Inc. (the "Barnett Common Stock"), a direct marketer and distributor of plumbing, electrical, hardware, and security hardware products, and accounts for Barnett Inc. ("Barnett") under the equity method of accounting.

         The condensed consolidated statements of operations for the nine and three months ended March 31, 2000 and 1999, the condensed balance sheet as of March 31, 2000 and the condensed statements of cash flows for the nine months ended March 31, 2000 and 1999 have been prepared by the Company without audit, while the condensed balance sheet as of June 30, 1999 was derived from audited financial statements. In the opinion of management, these financial statements include all adjustments, all of which are normal and recurring in nature, necessary to present fairly the financial position, results of operations and cash flows of the Company as of March 31, 2000 and for all periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Company believes that the disclosures included herein are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of financial position or operating results for an entire year or other interim periods. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and the Form 8-K filed on December 14, 1999 in connection with the contemplated financial reorganization plan, with the Securities and Exchange Commission.

         The Company has endeavored over the past several years to reduce its significant amount of debt through the monetization of assets and by improving the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. In the spring of 1999, the Company began having discussions with some of its bondholders regarding its high level of debt and cash flow issues.

         On December 13, 1999, the Company and an ad hoc committee (the "Committee") representing the holders of approximately 87 % of the $92.8 million outstanding principal amount of the 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") and approximately 65% of the 11 1/8% Senior Notes due 2001 (the "Senior Notes") of Waxman USA Inc. entered into an agreement (the "Debt Reduction Agreement") that provides, subject to certain conditions (including Bankruptcy Court approval), for the full satisfaction of the Deferred Coupon Notes and the Senior Notes as part of a comprehensive financial restructuring of the Company.

         The key provisions of the financial restructuring plan are:

          - The Debt Reduction Agreement contemplates that Barnett will engage an investment banker to conduct an orderly process to sell itself, or otherwise maximize shareholder value, in connection with such transaction. To that end, on December 13, 1999, Barnett issued a press release announcing the engagement of Deutsche Bank Alex. Brown to pursue initiatives to maximize shareholder value.

          - If Barnett's efforts to maximize shareholder value result in a sale, the Company would sell all of the 7,186,530 shares of Barnett common stock owned by Waxman USA Inc., a direct, wholly-owned subsidiary of the Company.

          - The Company would apply the proceeds of any sale of the Barnett Common Stock owned by Waxman USA, net of applicable taxes, in the following order:

               - approximately $35.9 million, plus accrued interest, to repay in full the Senior Notes

               - approximately $10 million to reduce borrowings under its working capital credit facility, which were used to fund approximately $6 million in interest paid to the Deferred Coupon

                    Note holders on December 1, 1999, $2 million in interest paid to the Senior Note holders on March 1, 2000, and up to $2 million in other costs associated with the financial restructuring transaction, and

               - the remaining net proceeds to a trust account to be used for the full satisfaction of the Deferred Coupon Notes.

         The Debt Reduction Agreement contemplates the completion of the sale of the Barnett Common Stock as the first step in the financial restructuring plan. Following the anticipated sale of the Company's interest in Barnett, the Company and the Committee would file a jointly sponsored, prepackaged plan of reorganization with the United States Bankruptcy Court (the "Joint Plan") to effectuate the terms of the Debt Reduction Agreement. Under the Joint Plan, the holders of the Deferred Coupon Notes will be the only impaired class of creditors; none of the Company's operating subsidiaries or operating divisions will be included in the filing and they will continue to pay their trade creditors, employees and other liabilities under normal conditions.

         The Company is discussing several options to fund the interest payment of $6.0 million due on June 1, 2000 to the Deferred Coupon Note Holders and, based on discussions with the Committee, believes that it will be able to amend the Debt Reduction Agreement to include the resolution of this payment. Various solutions are being discussed, including the sale or collateralization of a portion of the Barnett Common Stock owned by the Company to fund all or a portion of this payment. Excluding the cash required for this interest payment, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the above mentioned financial reorganization. Based on discussions with the Company's current working capital lender, Congress Financial Corporation, the Company believes that debtor in possession financing will not be necessary, and Congress will continue to provide financing during and after the financial reorganization. In the event the financial reorganization is not consummated, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         In furtherance of its effort to enhance its liquidity position, the Company sold substantially all of the assets and certain liabilities of Western American Manufacturing Inc. effective March 31, 2000 for $1.8 million, excluding trade receivables, trade payables and certain other obligations, which were retained by the Company.

         The Company believes that the completion of the transactions set forth in the Debt Reduction Agreement will result in a stronger company, with an amount of debt that can be supported by the operating cash flow of the Company's subsidiaries. In addition to the reduced debt levels of the Company, the Company's balance sheet will be strengthened significantly as a result of the anticipated net after tax gain on the sale of Barnett Common Stock, the discount on the redemption of the Deferred Coupon Notes, net of the write off of the unamortized debt issuance costs, the realization for accounting purposes of the deferred gain on the sale of U.S. Lock, and the utilization of the Company's net operating loss carryforwards. Furthermore, the elimination of the indebtedness from the Senior Notes and Deferred Coupon Notes will reduce the Company's annual interest expense by approximately $16 million.

         Although the Company has entered into the Debt Reduction Agreement, at this time the Company does not have an agreement that would monetize its investment in Barnett. The Company believes that an agreement will be completed during the fiscal 2000 fourth quarter. Accordingly, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and, as such, adjustments to the financial statements, if any, that may be required for presentation on another basis have not been considered.

NOTE 2 - BUSINESS

        The Company's common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "WAXX." The Company is a supplier of specialty plumbing, hardware and other products to the repair and remodeling market in the United States. The Company distributes its products to approximately 1,400 customers, including a wide variety of large national and regional retailers, independent retail customers and wholesalers.

        The Company conducts its business primarily through its wholly-owned subsidiaries, Waxman Consumer Products Group Inc. ("Consumer Products"), WOC Inc. ("WOC") and TWI, International, Inc. ("TWI"). WOC is comprised of Medal Distributing, a supplier of hardware products and, included the operations of U.S. Lock, a distributor of a full line of security hardware products, prior to its January 1, 1999 sale to Barnett. TWI includes the Company's foreign operations, including manufacturing, packaging and sourcing operations in China and Taiwan, and WAMI Sales, a domestic U.S. operation that distributes galvanized, black, chrome and brass pipe nipples and fittings to industrial and wholesale distributors. Until the sale of Western American Manufacturing Inc. ("WAMI") effective March 31, 2000, TWI also included a manufacturing operation in Mexico that threaded galvanized, black, brass, and chrome pipe and imported malleable fittings (see Note 3). Consumer Products, WOC and Barnett utilize the Company's and non-affiliated foreign suppliers.

         At March 31, 2000, the Company owned 44.3% of Barnett, a direct marketer and distributor of an extensive line of plumbing, electrical, hardware, and security hardware products to approximately 73,000 active customers throughout the United States. Barnett offers approximately 21,000 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. Barnett markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, security hardware installers, liquid propane gas dealers, and locksmiths. In January 1999, the Company completed the sale of U.S. Lock to Barnett. Barnett's net sales for fiscal 1999 were $241.4 million. The Company recorded equity earnings from this investment of $5.3 million and $1.7 million and $5.0 million and $1.7 million for the nine months and quarters ended March 31, 2000 and 1999, respectively. The Barnett Common Stock trades on the Nasdaq National Market under the symbol "BNTT". See
Note 1 and Management's Discussion and Analysis - Recent Developments section in this Form 10-Q for a discussion of the Company's intention to sell its interest in Barnett as part of a comprehensive financial restructuring.


NOTE 3 - SALE OF  DIVISION

         WESTERN AMERICAN MANUFACTURING INC.- FISCAL 2000:

         In April 2000, the Company completed an agreement to sell substantially all of the assets and certain liabilities of Western American Manufacturing Inc., a division of TWI, to a Mexican company, Niples Del Norte, S.A. de C.V. for approximately $1.8 million in cash (the "WAMI Sale"). The WAMI Sale was effective March 31, 2000, resulting in a net pretax loss of $2.0 million in the quarter ended March 31, 2000, which includes an approximate $1.0 million write-off of goodwill.

         The Company consolidated WAMI's financial information in its results through March 31, 2000. The impact of not consolidating WAMI's results would have reduced the consolidated net sales and improved the net loss for the Company as follows:

                                     Nine months        Nine months      Three months     Three months
                                     March 31,          March 31,         March 31,        March 31,
                                        2000              1999              2000             1999
                                        ----              ----              ----             ----
Net sales                             $2,923             $2,536            $  776          $  656
Net income                               428                826               357             667
Basic and diluted
  income per share                      0.04               0.07              0.03            0.06


         U.S. LOCK - FISCAL 1999:

         In December 1998, the Company announced it had entered into an agreement to sell certain of the assets and liabilities of U.S. Lock, a division of WOC, to Barnett for approximately $33.0 million in cash, less certain post closing adjustments (the "U.S. Lock Sale"). The U.S. Lock Sale was effective January 1, 1999, resulting in an estimated net pretax gain of $18.3 million, of which approximately $8.1 million was originally reported as a deferred gain for financial statement purposes due to the Company's continued ownership of 44.3% of Barnett, the acquirer of U.S. Lock. The remaining gain of $10.2 million was recognized in the quarter ended March 31, 1999. The Company will recognize the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. The Company utilized a portion of its net operating loss carryforwards to offset a portion of the tax on the net gain from the U.S. Lock Sale.

         The Company consolidated U.S. Lock's financial information in its results through December 31, 1998. Therefore, there is no impact on the Company's net sales or earnings from U.S. Lock's operating results in the quarter ended March 31, 1999. The impact of not consolidating U.S. Lock's results would have reduced the consolidated net sales and resulted in a larger net loss for the Company as follows:

                                     Nine months      Three months
                                      March 31,         March 31,
                                         1999             1999
                                         ----             ----
Net sales                              $13,361             --
Net loss                                 1,000             --
Basic and diluted loss
  per share                               0.08             --



NOTE 4 - INCOME TAXES

         The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to net operating loss carryforwards and to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

         At June 30, 1999, the Company had $46.8 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013. The Company also had alternative minimum tax carryforwards of approximately $0.9 million at June 30, 1999, which are available to reduce future regular income taxes over an indefinite period.

         At March 31, 2000, the Company's net deferred tax assets were substantially offset by a valuation allowance, except for the deferred tax asset related to state taxes paid on the deferred gain on the U.S. Lock Sale. SFAS No. 109 requires the Company to assess the realizability of its deferred tax assets based on whether it is more likely than not that the Company will realize the benefit from these deferred tax assets in the future. If the Company determines that the more likely than not criteria is not met, SFAS No. 109 requires the deferred tax assets be reduced by a valuation allowance. In assessing the realizability of its net deferred tax asset as of March 31, 2000, the Company considered various factors including (i) its historical and projected taxable losses and its inability to utilize its net operating loss carryforwards, which comprise a significant portion of the net deferred tax asset; (ii) the tax deductibility of the accreted interest on the Deferred Coupon Notes will not be realized until such interest is paid; (iii) its current inability to assess the taxable income that may be recognized upon the monetization of the Company's continued ownership of 44.3% of the Barnett Common Stock or other operating assets; (iv) the Company has not yet been able to complete a financial restructuring plan that may ultimately result in the realization of a portion or all of the Company's net deferred tax asset and thus, the ultimate impact cannot be objectively anticipated or verified.

         Based on the Company's consideration of the above factors, the Company believed it was appropriate to maintain a valuation allowance on its net deferred tax asset, except for the deferred tax asset related to state taxes paid on the deferred gain on the sale of U.S. Lock. As a result, as of March 31, 2000, the Company has substantially offset its net deferred tax asset with a valuation allowance. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

         The Company's tax provisions for the nine and three months ended March 31, 2000 represent the provision for various state and foreign taxes. The Company's tax provisions for the nine months and three months ended March 31, 1999 represent the provision for the alternative minimum tax due on the U.S. Lock Sale and for various state and foreign taxes.


NOTE 5 - BARNETT

         The Company owns 7,186,530 shares, or 44.3%, of the Barnett Common Stock as of March 31, 2000. This investment is accounted for under the equity method of accounting. See Note 1 and Management's Discussion and Analysis - Recent Developments section in this Form 10-Q for a discussion of the Company's agreement to sell its interest in Barnett as part of a comprehensive financial restructuring plan.

         The following table presents unaudited summary financial data for Barnett at March 31, 2000 and June 30, 1999 and for the nine and three months ended March 31, 2000 and 1999 (in thousands of dollars):

                Statement of income data:                 2000          1999
                                                      -----------   -----------
                  Nine Months:
                  Net sales                             $211,820      $174,390
                  Gross profit                            69,548        58,060
                  Net income                              12,051        11,333

                  Three Months:
                  Net sales                             $ 73,348      $ 63,879
                  Gross profit                            24,463        21,606
                  Net income                               3,921         3,827

                                                         3/31/00       6/30/99
                                                         -------       -------
                  Balance sheet data:
                  Current assets                        $106,242      $ 94,941
                  Non-current assets                      55,259        54,245
                  Current liabilities                     24,543        24,615
                  Non-current liabilities                 33,000        33,000


NOTE 6 - NON-RECURRING AND PROCUREMENT CHARGES

         In the second quarter of fiscal 2000, Consumer Products recorded a non-recurring charge of $1.3 million related to the consolidation of its packaged plumbing products under the Plumbcraft(R) brand name. The Company believes the Plumbcraft(R) packaging, which was recently re-designed, and the consolidation of brands will result in cost savings by reducing the amount of inventory needed to support the business and creating workforce efficiencies.

         In the first quarter of fiscal 1999, Consumer Products recorded a non-recurring charge of $1.35 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge were severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. The Company believes that the relocation to a more modern and efficient facility has enabled Consumer Products to provide more sophisticated distribution services to its customers and has helped it remain competitive through annual cost savings. In the third quarter of fiscal 1999, Consumer Products recorded an additional non-recurring charge of $0.45 million for additional costs involved with the move, the training of personnel and the future shortfall on subleasing the warehouse in Bedford Heights.

         Procurement costs represent the amount paid by the Company in connection with a customer's agreement to purchase products from the Company for a specific period. The amount includes the consideration paid to the new or existing customer (i) for the right to supply such customer for a specified period, (ii) to assist such customer in reorganizing its store aisles and displays in order to accommodate the Company's products and (iii) to purchase competitor's merchandise that the customer has on hand when it changes suppliers, less the salvage value received by the Company. The Company expenses these costs in the fiscal year incurred. Procurement costs for (i) above totaled $150,000 in the first quarter, none in the second quarter and $500,000 in the third quarter of fiscal 2000. The Company incurred $2.0 million of this type of cost in the fiscal 1999 third quarter and nine month periods. The Company did not incur procurement costs related to (ii) above in the fiscal 2000 and, but incurred $0.45 million in the fiscal 1999 third quarter and nine month periods for this type of charge. These types of procurement costs are included as procurement charges in the accompanying consolidated statements of operations. Procurement costs for (iii) above totaled $0.4 million and $1.3 million in the third quarter and $1.1 million and $2.2 million for the first nine months of fiscal 2000 and 1999, respectively, which are included as a contra-sales amount in net sales in the accompanying consolidated statements of operations.


NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

         Cash payments during the nine and three months ended March 31, 2000 and 1999 included interest of $10.7 million and $5.1 million (nine months), and $2.4 million and $2.2 million (three months), respectively. The Company made no federal income tax payments in the nine months or third quarter of fiscal 2000 or fiscal 1999. However, the Company paid $0.8 million in state taxes for the nine months ended March 31, 2000.

NOTE 8 - EARNINGS PER SHARE

         In February 1997, The Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" to be effective for financial statements issued for periods ending after December 15, 1997. Under SFAS No. 128, primary earnings per share have been replaced by "basic earnings per share", which represents net income divided by the weighted average number of common shares outstanding. Diluted earnings per share continues to utilize the weighted average number of common stock and common stock equivalents, which include stock options and warrants. When the Company is in a loss position, the impact of these options and warrants is anti-dilutive, therefore the Company has disclosed basic earnings per share as basic and diluted for the nine months and quarter ended March 31, 2000 and the nine months ended March 31, 1999. For the quarter ended March 31, 1999, the impact of the options and warrants is anti-dilutive as the price of the Company's stock was below the exercise prices of those instruments.

         The number of common shares used to calculate basic and diluted earnings per share, along with a reconciliation of such shares, is as follows (in thousands):


                                         Nine months     Nine months   Three months   Three months
                                          March 31,       March 31,      March 31,      March 31,
                                             2000           1999           2000           1999
                                            ------         ------         ------         ------
               Basic                        12,057         12,057         12,057         12,057
               Diluted                      12,057         12,057         12,057         12,057


               Basic                        12,057         12,057         12,057         12,057
               Dilutive effect of:
                   Stock options              --             --             --             --
                   Warrants                   --             --             --             --
                                            ------         ------         ------         ------
               Diluted                      12,057         12,057         12,057         12,057



NOTE 9 - SEGMENT INFORMATION

         The Company's businesses distribute specialty plumbing products, galvanized, black, brass and chrome pipe nipples, imported malleable fittings, and other products. Since the foreign sourcing and manufacturing operations sell a significant portion of their products through the Company's other wholly-owned operations, which primarily sell to retailers, and to Barnett, a distributor, the Company has classified its business segments into retail and non-retail categories. Products are sold to (i) retail operations, including large national and regional retailers, do-it-yourself ("D-I-

Y") home centers and smaller independent retailers in the United States, and
(ii) non-retail operations, including wholesale and industrial supply distributors in the United States. Sales outside of the United States are not significant. Until the January 1, 1999 sale of U.S. Lock, the Company also distributed security hardware to non-retail operations, including security hardware installers and locksmiths. Set forth below is certain financial data relating to the Company's business segments (in thousands of dollars).

                                                                          Corporate
                                        Retail          Non-Retail        and Other       Elimination            Total
                                        ------          ----------        ---------       -----------            -----

Reported net sales:
Fiscal 2000 three months              $  14,778         $   8,168              --           $  (3,124)        $  19,822
Fiscal 1999 three months                 18,681             6,496              --              (2,991)           22,186
Fiscal 2000 nine months                  46,883            25,514              --             (10,036)           62,361
Fiscal 1999 nine months                  53,777            36,120              --             (10,284)           79,613





Operating income (loss):
Fiscal 2000 three months              $    (143)        $    (241)        $    (681)             --           $  (1,065)
Fiscal 1999 three months                 (1,443)             (970)             (915)             --              (3,328)
Fiscal 2000 nine months                    (842)              271            (2,424)             --              (2,995)
Fiscal 1999 nine months                  (1,843)              990            (2,766)             --              (3,619)

Identifiable assets:
March 31, 2000                        $  43,244         $  16,393         $  47,585              --           $ 107,222
June 30, 1999                            45,017            15,866            39,327              --             100,210


         The Company's foreign operations manufacture, assemble, source and package products that are distributed by the Company's wholly-owned operations, Barnett, retailers and other non-retail customers. Net sales for those foreign operations amounted to $10.3 million and $11.1 million for the third quarter of fiscal 2000 and 1999, respectively. Of these amounts, approximately $3.1 million and $3.0 million were intercompany sales for the third quarter of fiscal 2000 and 1999, respectively. For the nine months ended March 31, 2000 and 1999, net sales for those foreign operations amounted to $32.8 million and $32.4 million, respectively. Of these amounts, approximately $10.0 million and $10.3 million were intercompany sales for the nine months ended March 31, 2000 and 1999, respectively. Identifiable assets for the foreign operations were $17.5 million and $18.7 million at March 31, 2000 and June 30, 1999, respectively.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         -------------------------------------------------
            CONDITION AND RESULTS OF OPERATIONS
            -----------------------------------


         This Quarterly Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to complete its deleveraging strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

RECENT DEVELOPMENTS

         The Company has endeavored over the past several years to reduce its significant amount of debt through the monetization of assets and by improving the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. In the spring of 1999, the Company began having discussions with some of its bondholders regarding its high level of debt and cash flow issues. The Company is discussing several options to fund the interest payment of $6.0 million due on June 1, 2000 to the Deferred Coupon Note Holders and, based on discussions with the Committee, believes that it will be able to amend the Debt Reduction Agreement, as defined below, to include the resolution of this payment. Various solutions are being discussed, including the sale or collateralization of a portion of the Barnett Common Stock owned by the Company to fund all or a portion of this payment. Excluding the cash requirements for this interest payment, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the financial reorganization as discussed below. In the event the financial reorganization is not completed, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         On December 13, 1999, the Company and an ad hoc committee (the "Committee") representing the holders of approximately 87 % of the $92.8 million outstanding principal amount of the 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") and approximately 65% of the 11 1/8% Senior Notes due 2001 (the "Senior Notes") of Waxman USA Inc. entered into an agreement (the "Debt Reduction Agreement") that provides, subject to certain conditions (including Bankruptcy Court approval), for the full satisfaction of the Deferred Coupon Notes and the Senior Notes as part of a comprehensive financial restructuring of the Company.

         The key provisions of the financial restructuring plan are:

          - The Debt Reduction Agreement contemplates that Barnett will engage an investment banker to conduct an orderly process to sell itself, or otherwise maximize shareholder value, in connection with such transaction. To that end, on December 13, 1999, Barnett issued a press release announcing the engagement of Deutsche Bank Alex. Brown to pursue initiatives to maximize shareholder value.

          - If Barnett's efforts to maximize shareholder value result in a sale, the Company would sell all of the 7,186,530 shares of Barnett common stock owned by Waxman USA Inc., a direct, wholly-owned subsidiary of the Company.

          - The Company would apply the proceeds of any sale of the Barnett Common Stock owned by

          Waxman USA, net of applicable taxes, in the following order:

          - approximately $35.9 million, plus accrued interest, to repay in full the Senior Notes

          - approximately $10 million to reduce borrowings under its working capital credit facility, which were used to fund approximately $6 million in interest paid to the Deferred Coupon Note holders on December 1, 1999, $2 million in interest paid to the Senior Note holders on March 1, 2000, and up to $2 million in other costs associated with the financial restructuring transaction, and

          - the remaining net proceeds to a trust account to be used for the full satisfaction of the Deferred Coupon Notes.

         The Debt Reduction Agreement contemplates the completion of the sale of the Barnett Common Stock as the first step in the financial restructuring plan. Following the anticipated sale of the Company's interest in Barnett, the Company and the Committee would file a jointly sponsored, prepackaged plan of reorganization with the United States Bankruptcy Court (the "Joint Plan") to effectuate the terms of the Debt Reduction Agreement. Under the Joint Plan, the holders of the Deferred Coupon Notes will be the only impaired class of creditors; none of the Company's operating subsidiaries or operating divisions will be included in the filing and they will continue to pay their trade creditors, employees and other liabilities under normal conditions.

         Excluding the June 1, 2000 interest payment discussed above, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the above mentioned financial reorganization. Based on discussions with the Company's current working capital lender, Congress Financial Corporation, the Company believes that debtor in possession financing will not be necessary, and Congress will continue to provide financing during and after the financial reorganization. In the event the financial reorganization is not consummated, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital requirements. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         In furtherance of its effort to enhance its liquidity position, the Company sold substantially all of the assets and certain liabilities of Western American Manufacturing Inc. effective March 31, 2000 for $1.8 million, excluding trade receivables, trade payables and certain other obligations, which were retained by the Company. Cash from this transaction was not received until April 2000.

         The Company believes that the completion of the transactions set forth in the Debt Reduction Agreement will result in a stronger company, with an amount of debt that can be supported by the operating cash flow of the Company's subsidiaries. In addition to the reduced debt levels of the Company, the Company's balance sheet will be strengthened significantly as a result of the anticipated net after tax gain on the sale of Barnett Common Stock, the discount on the redemption of the Deferred Coupon Notes, net of the write off of the unamortized debt issuance costs, the realization for accounting purposes of the deferred gain on the sale of U.S. Lock, and the utilization of the Company's net operating loss carryforwards. Furthermore, the elimination of the indebtedness from the Senior Notes and Deferred Coupon Notes will reduce the Company's annual interest expense by approximately $16 million.

         The Company believes that the Joint Plan should proceed through the judicial process in a timely manner due to the overwhelming support of the Deferred Coupon Note holders, the only impaired class of creditors. The Company believes that an agreement will be completed during the fiscal 2000 fourth quarter and expects to complete the Joint Plan by the fall of 2000.

         Although the Company has entered into the Debt Reduction Agreement, at this time the Company does not have an agreement that would monetize its investment in Barnett. Accordingly, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and, as such, adjustments to the financial statements, if any, that may be required for presentation on another basis have not been considered.

         The Company continues to evaluate various options to streamline its operations, reduce expenses and improve cash flow and margins. As part of that process, the Company disposed of WAMI effective March 31, 2000 as it believes that sourcing pipe nipples will result in improved profit levels for the operations that distribute those products. The Company is also reviewing the logistics of its distribution facilities in an effort to improve efficiencies and reduce costs. The Company expects to complete this review and initiate various expense reduction plans within the next three months.


A.       RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------
Net Sales
---------

         Net sales for the fiscal 2000 third quarter ended March 31, 2000 totaled $19.8 million, as compared to $22.2 million for the fiscal 1999 third quarter. The net sales decrease was due to weaker than anticipated net sales to retailers, including sales made through the direct import program from our Asian operations. In addition, sales to the now defunct Hechinger / Builders Square operations in the prior year third quarter contributed $0.4 million to the decrease in net sales in the current quarter.

         Net sales to retailers amounted to $14.8 million for the third quarter ended March 31, 2000, a decrease from the $18.7 million for the same period last year. Weaker sales to several of the larger retailers accounted for nearly all of the decrease. In addition, net sales for the third quarter of fiscal 1999 included $0.4 million in sales to the now defunct Hechinger / Builders Square operations. The Company's new sales programs with several retailers were not sufficient to offset the sluggish sales to some national retailers and the loss of the Hechinger / Builders Square business. The Company believes that many of these retailers reduced inventories for year-end inventory and cash management purposes. Sales improved in the month of March and, indications are for improved sales in May and June 2000.

         Effective March 31, 2000, the Company sold substantially all of the assets and certain liabilities of WAMI, excluding trade receivables, trade payables and certain other liabilities, which were retained by the Company. The net sales and operating results of WAMI have been consolidated in the results of operations for the quarter ended March 31, 2000. The net sales of WAMI for the three month periods ended March 31, 2000 and 1999 were $0.8 million and $0.7 million, respectively.

Gross Profit
------------

         Gross profit for the fiscal 2000 third quarter was $6.2 million, with a gross profit margin of 31.2 percent, as compared to gross profit of $6.2 million and a gross profit margin of 28.2 percent for the three months ended March 31, 1999. The gross profit was relatively the same, although the gross profit margin improved due to an adjustment in the prior year to the gross profit of the pipe nipple manufacturing and distribution operations, which decreased profits and the profit margin. The current year profit and margins were also affected by the termination of the packaged plumbing program sales to Hechinger / Builders Square.

Selling, General and Administrative Expenses
--------------------------------------------

         Selling, general and administrative expenses ("SG&A expenses") amounted to $6.7 million for the quarters ended March 31, 2000 and 1999. SG&A expenses as a percentage of net sales increased from 30.1% for the fiscal 1999 third quarter to 34.0% for the fiscal 2000 third quarter. The increased percentage of SG&A expenses to net sales is due to relatively fixed costs being spread over a lower net sales base. The Company is evaluating various expense reduction programs, which should help improve its expense ratios in fiscal 2001.

Non-Recurring and Procurement Charges
-------------------------------------

         In the third quarter of fiscal 2000, Consumer Products recorded a procurement charge of $0.5 million, representing the amount paid by the Company in connection with a customer's agreement to purchase products from the Company. In the fiscal 1999 third quarter, the Company's Consumer Products business recorded a business procurement charge of $2.45 million and $0.45 million in non-recurring charges related to additional costs involved in the relocation of the Consumer Products' Bedford Heights warehouse to Groveport, Ohio, the training of personnel and the future shortfall on subleasing the warehouse in Bedford Heights, Ohio.


Equity Earnings of Barnett
--------------------------

         The Company recorded equity earnings from its ownership interest in Barnett of $1.7 million for the quarters ended March 31, 2000 and 1999.

(Loss) Gain on Sales of Operations and Amortization of Deferred Gain on Sale of
-------------------------------------------------------------------------------
U.S. Lock
---------

         In April 2000, the Company completed an agreement to sell substantially all of the assets and certain liabilities of Western American Manufacturing Inc., a division of TWI, to a Mexican company, Niples Del Norte, S.A. de C.V. for approximately $1.8 million in cash (the "WAMI Sale"). The WAMI Sale was effective March 31, 2000, resulting in a net pretax loss of $2.0 million in the quarter ended March 31, 2000, which includes an approximate $1.0 million write-off of goodwill.

         Effective January 1, 1999, the Company sold U.S. Lock to Barnett for $33.0 million in cash, before certain adjustments and expenses. The sale of U.S. Lock resulted in a net pretax gain of $18.3 million, with approximately $10.2 million being recognized in the fiscal 1999 third quarter. The remaining $8.1 million was originally reported as a deferred gain in the Company's consolidated balance sheet due to the Company's continued ownership of 44.3% of Barnett, the acquirer of U.S. Lock. The Company is recognizing the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. In the fiscal 2000 third quarter, the Company recognized $51,000 of this deferred gain.

Interest Expense
----------------

         For the quarter ended March 31, 2000, net interest expense totaled $4.7 million, as compared to $4.2 million in the fiscal 1999 third quarter. Average borrowings for the current year's quarter amounted to $145.2 million, with a weighted average interest rate of 12.3%, as compared to $134.2 million in the same quarter last year, with a weighted average interest rate of 12.3%. The average borrowings were lower in the prior year due to the proceeds received from the sale of U.S. Lock effective January 1, 1999, while the weighted average interest rate remained consistent.

Provision for Income Taxes
--------------------------

         The provision for income taxes amounted to $0.1 million for the third quarter of fiscal 2000, as compared to $0.9 million for the same quarter last year. The provision for the current quarter primarily represents various state and foreign taxes of the Company's wholly-owned operations. The Company's tax provision for the three months ended March 31, 1999 represents the provision for the alternative minimum tax due on the U.S. Lock Sale and for various state and foreign taxes. For the fiscal 2000 and 1999 third quarters, the difference between the effective and statutory tax rates is primarily due to domestic operating losses not benefited and goodwill amortization.

Net Loss
--------

         The Company's net loss for the quarter ended March 31, 2000 amounted to $6.0 million, or $0.49 per basic and diluted share, as compared to net income of $3.5 million, or $0.29 per basic and diluted share, in the fiscal 1999 third quarter. The third quarter of fiscal 2000 was affected by the $2.0 million loss on the sale of WAMI. The quarter ended March 31, 1999 was favorably affected by the $10.2 million gain on the sale of U.S. Lock.

FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
-------------------------------------------------
Net Sales
---------

         Net sales for the nine months ended March 31, 2000 totaled $62.4 million as compared to $66.2 million for the same period in the prior fiscal year, excluding the results of U.S. Lock, which was sold effective January 1,

1999. Including U.S. Lock's net sales for the nine months ended March 31, 1999 of $13.4 million, the Company's net sales amounted to $79.6 million. The decrease in comparable net sales of $3.8 million between years is attributable to the loss of the Hechinger / Builders Square account relationship, which accounted for a $3.4 million reduction in net sales for the Company and to lower than anticipated sales to other retailers in the current fiscal year. The net sales to Hechinger / Builders Square for the nine months ended March 31, 2000 and 1999 amounted to $75,000 and $3.5 million, respectively.

Gross Profit
------------

         The gross profit for the nine months ended March 31, 2000 decreased to $19.3 million, as compared to $19.6 million excluding U.S. Lock or $24.0 million including U.S. Lock. For the nine months ended March 31, 2000, the gross profit margin improved to 30.9% from 29.6% for the nine months ended March 31, 1999, excluding U.S. Lock. The pipe nipple manufacturing and distribution operations accounted for most of the improvement due to certain financial statement adjustments in the third quarter of fiscal 1999, which decreased the margins for the prior year period.

Selling, General and Administrative Expenses
--------------------------------------------

         SG&A expenses, excluding U.S. Lock, amounted to $20.3 million and $20.6 million for the nine months ended March 31, 2000 and 1999, respectively. Including U.S. Lock, SG&A expenses for the nine months ended March 31, 1999 amounted to $23.4 million. As a percentage of net sales, SG&A expenses, excluding U.S. Lock, increased slightly from 31.2% for the nine month period in fiscal 1999 to 32.5% for the nine months ended March 31, 2000, primarily due to the decrease in net sales.

Non-Recurring and Procurement Charges
-------------------------------------

         Consumer Products recorded non-recurring charges for the nine months ended March 31, 2000, including procurement costs of $650,000 related to customer agreements to purchase product for a period of time, and $1.3 million for the consolidation of its packaged plumbing products under the Plumbcraft(R) brand name.

         In the fiscal 1999 nine months ended March 31, 1999, Consumer Products recorded a non-recurring charge of $1.8 million related to the relocation of its Bedford Heights, Ohio warehouse to Groveport, Ohio. Included in the charge were severance benefits for personnel and the loss on the write-off of tangible assets at the Bedford Heights warehouse. The relocation to a more modern and efficient facility, which was completed in November 1998, has enabled Consumer Products to provide more sophisticated distribution services to its customers and has helped it remain competitive through significant annual savings.

         In addition to the non-recurring charge for the relocation of its warehouse, Consumer Products also recorded a business procurement charge of $2.45 million in the nine months ended March 31, 1999.

Equity Earnings of Barnett
--------------------------

         The Company recorded equity earnings from its 44.3% ownership interest in Barnett of $5.3 million for the nine months ended March 31, 2000. For the comparable period in fiscal 1999, the Company recorded equity earnings of $5.0 million.

(Loss) Gain on Sales of Operations and Amortization of Deferred Gain on Sale of
-------------------------------------------------------------------------------
U.S. Lock
---------

         In April 2000, the Company completed an agreement to sell substantially all of the assets and certain liabilities of WAMI to Niples Del Norte, S.A. de C.V. for approximately $1.8 million in cash. The WAMI Sale was effective March 31, 2000, resulting in a net pretax loss of $2.0 million in the quarter ended March 31, 2000, which includes an approximate $1.0 million write-off of goodwill.

         Effective January 1, 1999, the Company sold U.S. Lock to Barnett for $33.0 million in cash, before certain adjustments and expenses. The sale of U.S. Lock resulted in a net pretax gain of $18.3 million, with approximately $10.2 million being recognized in the fiscal 1999 third quarter. The remaining $8.1 million was originally reported as a deferred gain in the Company's consolidated balance sheet due to the Company's continued ownership of

44.3% of Barnett, the acquirer of U.S. Lock. The Company is recognizing the deferred gain as the goodwill generated by the purchase of U.S. Lock is amortized by Barnett, or as the Company reduces its ownership interest in Barnett. In the fiscal 2000 nine month period, the Company recognized $152,000 of this deferred gain.

Interest Expense
----------------

         For the nine months ended March 31, 2000, interest expense totaled $13.4 million, an increase of $0.5 million from the $12.9 million in the comparable period last year. The increase is primarily due to an increase in borrowings under the Company's bank credit agreement and an increase in the interest on the Deferred Coupon Notes. Average borrowings for the nine months ended March 31, 2000 amounted to $137.9 million, with a weighted average interest rate of 12.4%, as compared to $137.4 million in the same period last year, with a weighted average interest rate of 12.3%. The average borrowings are higher due to the proceeds received in the prior year from the sale of U.S. Lock effective January 1, 1999, and the weighted average interest rate increased due to the reduction of debt with a lower rate.

Provision for Income Taxes
--------------------------

         The provisions for income taxes amounted to $0.4 million and $1.1 million for the nine months ended March 31, 2000 and 1999, respectively. The provision for the current period primarily represents various state and foreign taxes of the Company's wholly-owned operations. The Company's tax provision for the nine months ended March 31, 1999 represents the provision for the alternative minimum tax due on the U.S. Lock Sale and for various state and foreign taxes. The difference between the effective and statutory tax rates is primarily due to domestic operating losses not benefited and goodwill amortization.

Net Loss
--------

         The Company's net loss for the nine months ended March 31, 2000 amounted to $13.3 million, or $1.10 per basic and diluted share, as compared to the net loss of $2.5 million, or $0.20 per basic and diluted share, in the same period last year. Included in the fiscal 2000 results are procurement charges of $0.65 million and $1.3 million for the consolidation of Consumer Products' packaged plumbing line of products under the Plumbcraft(R) name. The third quarter of fiscal 2000 was affected by the $2.0 million loss on the sale of WAMI.

         The fiscal 1999 nine month results included a non-recurring charge of $1.8 million for the relocation of the Consumer Products' warehouse from Bedford Hts., Ohio to Groveport, Ohio, as well as a $2.45 million charge for business procurement costs. The quarter ended March 31, 1999 was favorably affected by the $10.2 million gain on the sale of U.S. Lock.


B.       LIQUIDITY AND CAPITAL RESOURCES

         Over the past several years, the Company has endeavored to reduce its high level of debt through the monetization of assets and by improving the efficiencies of its continuing businesses. As a result, the Company has undertaken various initiatives to raise cash, improve its cash flow and reduce its debt obligations and / or improve its financial flexibility during that period. These efforts recently resulted in the Company reaching an agreement with an ad hoc committee representing the holders of approximately 87% of its Deferred Coupon Notes and approximately 65% of its Senior Notes. See Note 1 and "Management's Discussion and Analysis - Recent Developments" in this Form 10-Q for a discussion of the Company's agreement to sell its interest in Barnett as part of a comprehensive financial reorganization.

         The Company is discussing several options to fund the interest payment of $6.0 million due on June 1, 2000 to the Deferred Coupon Note Holders and, based on discussions with the Committee, believes that it will be able to amend the Debt Reduction Agreement to include the resolution of this payment. Various solutions are being discussed, including the sale or collateralization of a portion of the Barnett Common Stock owned by the Company to fund all or a portion of this payment. Excluding the cash requirements for this interest payment, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities, will be sufficient to fund its working capital requirements until the expected completion of the debt reduction effort contemplated by the Debt Reduction Agreement. In the event the financial reorganization is not completed, the Company believes that operating cash flow, together with borrowings under its working capital credit facilities and the monetization, from time to time, of a portion of the Barnett Common Stock or other selected assets, will be sufficient to fund its working capital. However, ultimately, the Company will not be able to continue to make all of the interest and principal payments under its debt obligations without a significant appreciation in, and monetization of, the value of the shares of common stock of Barnett owned by the Company and/or a restructuring of such debt instruments.

         In furtherance of its effort to enhance its liquidity position, the Company sold substantially all of the assets and certain liabilities of Western American Manufacturing Inc. effective March 31, 2000 for $1.8 million, excluding trade receivables, trade payables and certain other obligations, which were retained by the Company. Cash from this transaction was not received until April 2000.

         The financial reorganization does not involve any of the Company's operating subsidiaries, which have their own bank credit facility. These operating companies will continue to pay all of their trade creditors, employees and other liabilities under normal trade conditions. The Company believes that the Joint Plan should proceed quickly through the judicial process because it has the overwhelming support of the Deferred Coupon Note holders, the only impaired class of creditors. The Company expects to complete the Joint Plan by the fall of 2000.

         In June 1999, the Company entered into the Loan and Security Agreement with Congress Financial Corporation to replace the Credit Agreement with BankAmerica Business Credit, Inc. that was to expire on July 15, 1999. The Loan and Security Agreement is between Consumer Products, WOC, WAMI and WAMI Sales, as borrowers (the "Borrowers"), with the Company, Waxman USA Inc. ("Waxman USA") and TWI as guarantors. In March 2000, the Company and Congress Financial Corporation amended the loan agreement to, among other changes, increase the facility by up to $3.0 million, utilizing inventory and accounts receivable that were already collateralized under the original agreement. The Loan and Security Agreement provides for, among other things, revolving credit advances of up to $22.0 million. As of March 31, 2000, the Company had $19.4 million in borrowings under the revolving credit line of the facility and had approximately $1.7 million available under such facility. The Loan and Security Agreement expires on September 1, 2001, but may be extended under certain conditions. In April 2000, the Loan and Security Agreement was further amended to allow the sale of substantially all of the assets of WAMI.

         The Loan and Security Agreement provides for revolving credit advances of (a) up to 85.0% of the amount of eligible accounts receivable, (b) up to the lesser of (i) $10.0 million or (ii) 60% of the amount of eligible raw and finished goods inventory and (c) up to the lesser of (i) $5.0 million or (ii) 70% of the fair market value of 500,000 shares of Barnett Inc. common stock. In December 1999, the Loan and Security Agreement was amended to provide Congress Financial an additional 500,000 shares of Barnett Inc. common stock (which, together with the initial 500,000 shares, constitutes approximately 6.2% of all outstanding stock of Barnett Common Stock), as collateral and allowing the Company to borrow up to the lesser of i) $10,000,000 or ii) 70% of the fair value of the 1,000,000 shares of Barnett Inc. common stock. Revolving credit advances bear interest at a rate equal to (a) First Union National Bank's prime rate plus 0.5% or (b) LIBOR plus 2.50%. The Loan and Security Agreement includes a letter of credit subfacility of $10.0 million, with none outstanding at March 31, 2000. Borrowings under the Loan and Security Agreement are secured by the accounts receivable, inventories, certain general intangibles, and unencumbered fixed assets of Waxman Industries, Inc., Consumer Products, TWI, International Inc. and WOC, and a pledge of 65% of the stock of various foreign subsidiaries. The Loan and Security Agreement requires the Borrowers to maintain cash collateral accounts into which all available funds are deposited and applied to service the facility on a daily basis. The Loan and Security Agreement prevents dividends and distributions by the Borrowers except in certain limited instances including, so long as there is no default or event of default and the Borrowers are in compliance with certain financial covenants, the payment of interest on the Senior Notes and the Company's Deferred Coupon Notes, and contains customary negative, affirmative and financial covenants and conditions. The Company was in compliance with or has obtained a waiver for all loan covenants at March 31, 2000. The Loan and Security Agreement also contains a material adverse condition clause which allows Congress Financial Corporation to terminate the Agreement under certain circumstances.

         Since the consummation of the Barnett Initial Public Offering, the cash flow generated by Barnett is no longer available to the Company. The Company relies primarily on Consumer Products and, prior to January 1, 1999, U.S. Lock for cash flow. The sale of U.S. Lock further increases the Company's dependence on Consumer

Products' business. Consumer Products' customers include D-I-Y warehouse home centers, home improvement centers, mass merchandisers and hardware stores. Consumer Products may be adversely affected by prolonged economic downturns or significant declines in consumer spending. There can be no assurance that any such prolonged economic downturn or significant decline in consumer spending will not have a material adverse impact on the Consumer Products' business and its ability to generate cash flow. Furthermore, Consumer Products has a high proportion of its sales with a concentrated number of customers. One of Consumer Products' largest customers, Kmart, accounted for approximately 20.8% of net sales for Consumer Products in fiscal 1999. In July 1997, Kmart agreed to sell its Builders Square chain to Leonard Green & Partners, a merchant-banking firm. Leonard Green also acquired another home improvement retailer, Hechinger Co., and combined the two companies to form the nation's third largest home improvement chain. In August 1998, Consumer Products was informed that the Hechinger / Builders Square operations were consolidating their supplier relationships and Consumer Products would retain only the bulk plumbing business, beginning in January 1999. The combined operations of Hechinger / Builders Square accounted for approximately $3.7 million, or 7.8% of Consumer Products and 3.8% of the Company's net sales in fiscal 1999. Hechinger / Builders Square filed for Chapter 11 bankruptcy protection in June 1999, and for Chapter 7 liquidation in September 1999. Consumer Products' accounts receivable from Hechinger / Builders Square was $0.3 million at the time of the bankruptcy filing. In the event Consumer Products were to lose any additional large retail accounts as a customer or one of its largest accounts were to significantly curtail its purchases from Consumer Products, there would be material short-term adverse effects until the Company could further modify Consumer Products' cost structure to be more in line with its anticipated revenue base. Consumer Products would likely incur significant charges if additional material adverse changes in its customer relationships were to occur.

         The Company paid $0.8 million in income taxes in the first nine months of fiscal 2000. At June 30, 1999, the Company had $46.8 million of available domestic net operating loss carryforwards for income tax purposes, which expire 2009 through 2013, and $41.3 million of original issue discount, as of June 30, 1999, that has been expensed on the Company's financial statements and will become deductible for tax purposes when the interest on the Deferred Coupon Notes is paid. In the event the Company completes a financial reorganization, which includes the sale of its investment in Barnett and recognizes a gain from that sale, the Company will be able to use the net operating loss carryforwards to offset income taxes that will be payable.

         The Company has total future lease commitments for various facilities and other leases totaling $3.0 million, of which approximately $1.3 million is due in fiscal 2000 and $1.0 million was paid in the first nine months of fiscal 2000. The Company does not have any other commitments to make substantial capital expenditures. The fiscal 2000 capital expenditure plan includes expenditures to improve the efficiencies of the Company's operations, to provide new data technology and certain expansion plans for the Company's foreign operations.

         At March 31, 2000, the Company had working capital of $4.3 million and a current ratio of 1.1 to 1.

DISCUSSION OF CASH FLOWS

         Net cash used for operations was $19.2 million for the first nine months of fiscal 2000 principally due to an increase in trade receivables and other assets, offset by an increase in accrued interest. The most significant items affecting net cash used for operations were the $2.0 million net loss on the sale of certain assets and liabilities of WAMI and the $5.3 million in equity earnings of Barnett. Excluding these items, the net cash used by operations was $15.8 million. Cash flow used in investments totaled $1.2 million, attributable to capital expenditures. Cash flow provided by financing activities, and net borrowings under the Company's credit facilities, totaled approximately $19.4 million.

YEAR 2000

The Company utilizes management information systems, software technology and non-information technology systems that were Year 2000 compliant, prior to December 31, 1999. The Company continues to monitor its operations, as well as its customers and suppliers to ensure its systems continue to meet its internal and external requirements. The Company does not believe that it has been or will be negatively impacted by the Year 2000.

PART II. OTHER INFORMATION
         -----------------

ITEM 5.  OTHER INFORMATION
         -----------------

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K
         --------------------------------
                  a) See Exhibit 27.

                  b) Form 8-K

                           None


All other items in Part II are either inapplicable to the Company during the quarter ended March 31, 2000 or the answer is negative or a response has been previously reported and an additional report of the information need not be made, pursuant to the instructions to Part II.




                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   WAXMAN INDUSTRIES, INC.
                                   -----------------------
                                   REGISTRANT






DATE:  MAY 4, 2000             BY: /S/ MARK W. WESTER
                                     MARK W. WESTER
                                     VICE PRESIDENT-FINANCE
                                     AND CHIEF FINANCIAL OFFICER
                                     (PRINCIPAL FINANCIAL AND
                                     ACCOUNTING OFFICER)

                                  EXHIBIT INDEX
                                  -------------







EXHIBIT                                                  PAPER (P) OR
-------                                                  ------------
NUMBER             DESCRIPTION                           ELECTRONIC (E)
------             -----------                           --------------





(27)               Financial Data Schedule               E
                   (submitted to the Securities
                   and Exchange Commission in
                   Electronic Format)

                                                                        Annex E

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 10-K

[X]           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999

                                       OR
              TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                    FOR THE TRANSITION PERIOD FROM       TO

                         COMMISSION FILE NUMBER 0-21728

                                  BARNETT INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                    59-1380437
              --------                                    ----------
   (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

 3333 LENOX AVENUE, JACKSONVILLE, FLORIDA                   32254
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (904) 384-6530

           SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      NONE

                     SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $.01 par value
                              (TITLE OF EACH CLASS)

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past ninety (90) days. Yes  X     No
                                                       ---      ---

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. X
                            ---
         Aggregate market value of voting stock held by non-affiliates of the Registrant based on the closing price at which such stock was sold on the NASDAQ National Market on September 21, 1999: $82,527,077

         Number of shares of Common Stock outstanding as of September 21, 1999:
         16,217,769

--------------------------------------------------------------------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

The Registrant's Proxy Statement in connection with its 1999 Annual Meeting of Stockholders is incorporated by reference in Part III of this Annual Report on Form 10-K from the date such document is filed.

                                     PART I


CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This Annual Report on Form 10-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management, as well as assumptions made by and information currently available to the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, price competition, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry such as increased distribution costs and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from these described herein as anticipated, believed, estimated, expected or intended.


ITEM 1. BUSINESS

OVERVIEW

         Barnett Inc. (the "Company") is a direct marketer and distributor of an extensive line of plumbing, electrical, hardware and security hardware products to approximately 73,400 active customers throughout the United States, the Caribbean and South America. Effective January 1, 1999, the Company acquired U.S. Lock, a division of WOC, Inc., a wholly-owned subsidiary of Waxman Industries, Inc., for a cash purchase price of $33.0 million and the assumption of liabilities estimated at approximately $2.0 million.

         The Company offers approximately 20,300 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. The Company markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, liquid propane gas ("LP Gas") dealers and locksmiths. The Company's staff of over 145 knowledgeable telesales, customer service and technical support personnel work together to serve customers by assisting in product selection and offering technical advice. To provide rapid delivery and a strong local presence, the Company has established a network of 40 distribution centers strategically located in 34 major metropolitan areas throughout the United States and Puerto Rico. Through these local distribution centers, approximately 70% of the Company's orders are shipped to the customer on the same day the order is received. The remaining 30% of the orders are picked up by the customer at one of the Company's local distribution centers. The Company's strategy of being a low-cost, competitively priced supplier is facilitated by its volume of purchases and offshore sourcing of a significant portion of its private label products. Products are purchased from over 650 domestic and foreign suppliers.

         The Company believes that its distinctive business model has enabled it to become a high-volume, cost-efficient direct marketer of competitively priced plumbing, electrical, hardware and security hardware products. The Company's approximately 1,000-page catalogs offer an extensive selection of products in an easy to use format enabling customers to consolidate purchases with a single vendor. The Company provides an updated version of its catalogs to its customers an average of three times a year. To attract new customers and offer special promotions to existing customers, the Company supplements its catalogs with monthly promotional flyers. The Company's experienced and knowledgeable inbound telesales staff, located at the Company's centralized headquarters in Jacksonville, Florida, uses the Company's proprietary information systems to take customer orders as well as offer technical advice. The Company's highly trained outbound telesales staff maintains frequent customer contact, makes telesales presentations, encourages additional purchases and solicits new customers. The Company's high in-stock position and extensive network of local distribution centers enable it to fulfill approximately 94% of the items included in each customer order and provide rapid delivery. As a result of its emphasis on customer service, the Company's customer retention rate (i.e., customers who place orders in the following year) has consistently remained in the 80% range for the past three years.

         The Company has actively pursued increased sales of its private label products sourced primarily from foreign suppliers. During the fiscal year ended June 30, 1999, approximately 28.0% of the Company's net sales were attributable to sales of private label products. Many of the Company's private label products provide the customer with lower cost, high quality alternatives to brand name products, as well as providing the Company with higher profit margins. The Company's private label products are sold under brand names such as Premier(R),ProPlus(R),Barnett(R),Legend(TM),Electracraft(R),Lumina(TM),U.S.
Lock(R), and Big Duty Deadbolt(R).

INDUSTRY OVERVIEW

         The Company competes in a large and highly fragmented industry. The Company broadly defines its industry as the sale of plumbing, electrical, hardware and security hardware products primarily to plumbing and electrical repair and remodeling contractors, maintenance managers, independent hardware stores, LP Gas dealers and locksmiths. Plumbing and electrical contractors are primarily responsible for making repairs on a daily basis and generally do not have time to shop with multiple vendors. Plumbing and electrical contractors, therefore, value extensive product selection, convenient ordering, reliable, rapid delivery and other value-added services. In addition, such contractors typically operate with limited working capital, making competitive pricing important. Plumbing, electrical and hardware contractors have traditionally purchased supplies through a variety of distribution channels including:

         Local or Regional Broad-Line Suppliers. There are numerous broad-line suppliers offering product categories similar to those found in the Company's catalogs. Most of these suppliers are local or regional in scope. Although these competitors typically use a direct sales force, often supported by a manufacturer's catalog, they are smaller and therefore tend to offer brand name products only, and fewer services than offered by the Company. However, many of these suppliers offer a greater breadth of products than the Company.

         Specialty Suppliers. Specialty suppliers focus on a single product category, such as plumbing or electrical supplies, and often offer a greater number of products within their product categories. Specialty suppliers are typically local or regional in scope and cannot provide the one-stop shopping sought by many of the Company's customers.

         Industrial Suppliers. There are a few industrial suppliers that include a limited selection of plumbing, electrical and hardware products in their merchandise mix but do not focus on the Company's target markets.

         Mail Order Distributors. There are several mail order catalog distributors that offer a broad selection of repair and maintenance products, have multiple distribution centers and offer rapid delivery services. However, these companies generally do not have a significant telesales staff or the Company's geographic scope and typically focus on fewer customer segments.

BUSINESS STRENGTHS

         The Company's strategy is to continue to be a high-volume, cost efficient direct marketer of competitively priced plumbing, electrical, hardware and security hardware products, providing superior customer service. The Company believes that the following business strengths are the key elements of this strategy:

         Direct Marketing Sales Approach. The Company displays and promotes its products through six comprehensive catalogs: The Barnett Professional Catalog, Maintenance USA, Hardware Express, Barnett of the Caribbean, LeRan Gas Products and U.S. Lock. These catalogs are targeted, respectively, to such major customer groups as professional plumbing and electrical repair and remodeling contractors, maintenance managers, hardware stores, LP Gas dealers and locksmiths. The Company mailed its first catalog in 1958 and currently mails its principal catalog to the 73,400 active customers on its proprietary mailing list. These mailings are supplemented with direct mail promotional flyers to existing and potential customers on a monthly basis. Typical catalogs mailed by the Company contain over 11,900 items in the Barnett catalogs and 8,400 in the U.S. Lock catalog and are approximately 1,000 pages in length. The Company's objective is to leverage its direct sales experience to sell a broader array of products to a larger number of customers. The Company's comprehensive catalogs provide its customers with the opportunity to purchase a substantial portion of their plumbing, electrical, hardware and security hardware supplies from a single vendor.

         Sophisticated Data Based Telesales. During fiscal 1999, approximately 66.3% of the Company's net sales were generated through the Company's 146 outbound and inbound telesalespersons. Outbound telesalespersons are assigned account management responsibilities for existing customers with an emphasis on customer service, new product introductions and new product lines. Inbound telesalespersons are trained to quickly process orders from existing customers. All telesalespersons are highly knowledgeable and are required to go through extensive product and sales training before they begin to work with customers. The Company's proprietary telesales software provides the telesales staff with detailed customer profiles and information about products, pricing, promotions and competition. This data enables the Company to segment its customer base, analyze mailing effectiveness on a weekly basis, closely track and manage inventory on a real-time basis and quickly react to, and capitalize on, business opportunities.

         National Network of Distribution Centers. To provide more rapid delivery and a strong local presence, the Company has established a network of 40 distribution centers strategically located in 34 major metropolitan areas throughout the United States and Puerto Rico. The distribution centers enable the Company to be closer to many of its customers for faster product delivery and to generate incremental over-the-counter sales. The Company's experience indicates that many of its customers prefer to purchase from local suppliers and often choose to pick up their orders in person. Approximately 30% of the Company's orders are picked up by the customer at one of the Company's local distribution centers.

         Superior Customer Service. As a result of its large in-stock inventory, the Company is typically able to fulfill approximately 94% of the items included in each customer order, and, in almost all cases, ships the order within the same day of receipt of the order. In addition, as a result of its large number of distribution centers, the Company is able to provide its customers with more rapid delivery to markets within the continental United States, the Caribbean and South America. In an effort to maximize sales and increase customer retention, the Company has structured its telesales staff to create regular contact between the Company's telesales personnel and each active customer. The Company's customer retention rate (i.e., customers who place orders in the following year) has consistently remained in the 80% range for the past three years.

         Competitive Pricing and Private Label Products. Due to the Company's size, volume of purchases, substantial vendor base and offshore sourcing capabilities, the Company is frequently able to obtain purchase terms that the Company believes are more favorable than those available to its competition. This enables the Company to offer prices that are generally lower than those available from its competitors. Many of the Company's private label products provide the customer with lower-cost, high quality alternatives to name brand products, as well as providing the Company with higher profit margins. During fiscal 1999, approximately 28.0% of the Company's net sales were attributable to sales of private label products.

         Centralized Management Information Systems. The Company's proprietary integrated centralized management information systems provide the Company with real-time information for managing telesales, distribution, customer service, inventory control and financial controls. The management information systems also enable the Company to effectively coordinate its purchasing, marketing, outbound telesales, order entry, shipping and billing. The current system has enabled the Company to enhance its levels of customer service and increase the productivity and profitability of its telesales operations, as well as enabling management to make well informed business decisions. The system can be easily and cost-effectively upgraded as the Company grows.

MARKETING AND DISTRIBUTION

         The Company markets its products nationwide and internationally to existing and potential customers through regular catalog and promotional mailings, supported by a telesales operation. Products are shipped from a network of 40 distribution centers allowing for shipment to and pick up by customers generally the same day the order is received. The outbound telesales operation is utilized to make telephonic sales presentations to existing and potential customers that have received written promotional materials. The Company's inbound telesalespersons provide customer assistance and take customer orders. The Barnett outbound and inbound telesales operations are centralized in Jacksonville, Florida and the U.S. Lock operations are centralized in Long Island, New York.

  Catalogs

         The Company's six approximately 1000-page catalogs containing approximately 20,300 plumbing, electrical, hardware and security hardware products are mailed to its approximately 73,400 active customers. These catalogs are supplemented by monthly promotional flyers. The Company's targeted customers include professional contractors, independent hardware stores, maintenance managers, LP Gas dealers and locksmiths. The Company has been distributing its principal catalog since 1958 and believes that both the Barnett(R) and U.S. Lock(R) names have achieved a very high degree of recognition among the Company's customers and suppliers.

         The Company makes its initial contact with potential customers primarily through promotional flyers. The Company obtains the names of prospective customers through the purchase and rental of mailing lists from outside marketing information services and other sources. Sophisticated proprietary information systems are used to analyze the results of individual catalog and promotional flyer mailings. The information derived from these mailings, as well as information obtained from the Company's telesales operations, is used to create and/or supplement individual customer profiles and to target future mailings. The Company updates its mailing lists frequently to delete inactive customers.

         The Company believes that due, in part, to the continuing expansion of its product offerings in conjunction with continuing its expanded promotional flyer campaigns, it has the opportunity to market its products to attract new customers. In fiscal 1999, approximately 18,000 new customers contributed approximately $21.7 million to net sales.

         The Company's in-house art department produces the design and layout for its catalogs and promotional mailings. The catalogs are indexed and illustrated, provide simplified pricing and highlight new product offerings.

  Telesales

         During fiscal 1999, approximately 66.3% of the Company's net sales were generated through the Company's telesales operation. The Company's telesales operation has been designed to make ordering its products as convenient and efficient as possible, thereby enabling the Company to provide superior customer service. The Company offers its customers a nationwide toll-free telephone number that currently is staffed by approximately 146 telesales, customer service and technical support personnel who utilize the Company's proprietary, on-line order processing system. This sophisticated software provides the telesales staff with detailed customer profiles and information about products, pricing, promotions and competition. This data enables the Company to segment its customer base, analyze mailing effectiveness on a weekly basis, closely track and manage inventory on a real-time basis and quickly react to and capitalize on market opportunities.

         The Company divides its telesales staff into outbound and inbound groups. The Company's experience indicates that customer loyalty is bolstered by the ability of the telesales staff to develop an ongoing personal relationship with their customers. The Company's highly trained outbound telesales staff maintains frequent customer contact, makes telesales presentations and encourages additional purchases. Inbound telesalespersons are trained to quickly process orders from existing customers, provide technical support, expedite and process new customer applications as well as handle all customer service. They endeavor to increase sales by informing customers of price breaks for larger orders, companion items and replacement items with higher margins. Outbound telesales persons are also utilized to make telephonic sales presentations to both potential and existing customers. Also, for several months prior to the opening of new distribution centers, the Company utilizes its telesales operation to generate awareness of the Company, its product offerings and the upcoming opening of new distribution centers located near the target customers.

         The Company conducts a customized, in-depth six week training course for new telesales employees. Training includes the use of role playing and videotape analysis. Upon satisfactory completion of their training, new telesales personnel are provided with a dedicated, experienced associate who serves as a "coach" for the next year. In order to better assure high telesales service levels, telesales supervisors regularly monitor telesales calls.

         The direct marketing channel primarily uses product catalogs and promotional materials to target small to mid-size customers. Barnett markets its full line catalogs to its existing customer base and mails flyers and other promotional material to prospective customers and also as supplemental mailings to existing customers.

  Export business

         The Company believes that many opportunities for direct marketing to the Company's existing target markets exist in foreign locations including South America, the Caribbean and Europe. In October 1997, the Company opened its first offshore distribution center in Puerto Rico. Although the Company does not intend to commit material resources to international expansion during the next few years, the Company has begun to, and intends to continue to, access these markets through its existing telesales operations and increased mailings of its promotional flyers. The Company believes that customers in these international areas are receptive to mail order purchasing and that potential customers would be attracted to the breadth of the Company's product lines and its competitive pricing.

  Factory Direct Programs

         During fiscal 1999, the Company significantly enhanced its factory direct programs. Factory direct programs represent products shipped directly to the Company's customers from certain suppliers and manufacturers. The Company now offers approximately 2,000 factory direct items in its various catalogs.

  Distribution Center Network

         The Company has established a network of 40 local distribution centers strategically located in 34 major metropolitan areas throughout the United States and Puerto Rico. This network enables the Company to provide rapid and complete product delivery and provides a strong local presence.

         The Company's distribution centers range in size from approximately 17,000 square feet to 60,000 square feet. Distribution centers are typically maintained under operating leases in commercial or industrial centers. Distribution centers primarily consist of warehouse and shipping facilities, but also include "city sales counters". These city sales counters typically occupy approximately 900 square feet, where customers can pick up orders or browse through a limited selection of promotional items. The Company is often able to generate incremental sales from customers who pick up their orders.

         Over the next few years, the Company plans to add two to four new distribution centers in major metropolitan areas and has identified ten to twelve potential locations. The Company opened new distribution centers in Birmingham, Alabama in September 1998, and Parsippany, New Jersey in March 1999 and is expected to open in Phoenix, Arizona and Orlando, Florida in October 1999. The addition of new distribution centers in new geographic areas, as well as in geographic areas in which the Company has existing distribution centers, has increased, and is expected to continue to increase, the Company's overall level of business. New distribution centers enhance marketing efforts, heighten the Company's name recognition, generate new over-the-counter business and allow for faster product delivery.

         The factors considered in site selection include the number of prospective customers in the local target area, the existing sales volume in such area and the availability and cost of warehouse space, as well as other demographic information. The Company has substantial expertise in distribution center site selection, negotiating leases, reconfiguring space to suit its needs, and stocking and opening new distribution centers. The average investment required to open a distribution center is approximately $1,000,000, including approximately $600,000 for inventory.

PRODUCTS

         The Company markets an extensive line of approximately 20,300 plumbing, electrical, hardware and security hardware products, many of which are sold under its proprietary trade names and trademarks. This extensive line of products allows the Company to serve as a single source supplier for many of its customers. Many of these products are higher margin products bearing the Company's proprietary trade names and trademarks. In addition, proprietary products are often the customers' higher margin product offerings.

         The Company tracks sales of new products the first year they are offered and new products that fail to meet specified sales criteria are discontinued. The Company believes that its customers respond favorably to the introduction of new product lines in areas that allow the customers to realize additional cost savings and to utilize the Company's catalogs as a means of one-stop shopping for many of their needs.

         The Company plans to increase its new product offerings by 1,200 to 1,500 items per year over the next three years, which will deepen the Company's existing product lines and establish new product categories. The Company's name and reputation have enabled the Company to successfully market a trusted line of private label products, and accordingly, a significant portion of new product additions will be private label products. Private label products offer customers high quality, lower-cost alternatives to the brand name products the Company sells. The Company's catalogs and monthly promotional flyers emphasize the comparative value of the Company's private label products. During fiscal 1999, approximately 28.0% of the Company's net sales were generated by the sale of the Company's private label products. The Company believes that the introduction of new product lines will expand the Company's total potential target market. Examples of new product lines recently introduced include builder's hardware, heating, venting and air conditioning repair parts and appliance repair parts. The Company's products are generally covered by a one year warranty, and returns, which require prior authorization from the Company, have historically been immaterial in amount.

         The following is a discussion of the Company's principal product groups:

         Plumbing Products. The Company sells branded products of leading plumbing supply manufacturers including Delta(R), Moen(R) and Price Pfister(R). The Company's private label plumbing products are also sold under its Barnett(R), Premier(R) and ProPlus(R) trademarks.


         Electrical Products. The Company sells branded products of leading electrical supply manufacturers including Phillips(R), Westinghouse(R), Honeywell(R) and General Electric(R). Certain of the Company's private label electrical products are sold under its own proprietary trademarks including Barnett(R), Premier(R), Electracraft(R) and Lumina(TM).

         Hardware Products. The Company sells hardware products of leading hardware product manufacturers including DAP(R) sealants and caulks, Rust-oleum(R) paints and

Milwaukee(R) power tools. Certain of the Company's hardware products are also sold under its own proprietary Legend(TM) trademark.

         Security Hardware Products. The Company sells a full line of security hardware products including locksets, door closers and locksmith tools including Kwikset(R) and Schlage(R). Certain of the Company's security hardware products are also sold under its own proprietary U.S. Lock(R), Legend(TM) and Rx(TM) trademarks.

         HVAC/R Products. The Company began selling a limited number of brand name HVAC/R products in July 1997 and intends to continue expanding this product line.


SOURCING

         The products sold by the Company are purchased from approximately 600 domestic and 50 foreign suppliers. Domestically manufactured products are shipped directly to the Company's 40 distribution centers. Products manufactured abroad are initially shipped to the Company's 5 regional distribution centers and subsequently redistributed to each of the remaining local distribution centers. The Company is not dependent upon any single supplier for any of its requirements. Due to the volume of the Company's purchases and its utilization of over 650 vendors, it is able to obtain purchase terms it believes to be more favorable than those available to most local suppliers of plumbing, electrical and hardware products. Approximately 72.5% of the Company's purchases for the year ended June 30, 1999 were from domestic manufacturers and 27.5% were from foreign manufacturers, primarily located in Asia. During fiscal 1999, the Company purchased approximately 11.6% of its products through Waxman Industries entities. Although the Company intends to continue to purchase products through Waxman Industries entities in the future, the Company is not committed to purchase any products from Waxman Industries.

MANAGEMENT INFORMATION SYSTEMS

         The Company has integrated all of its operating units into its state-of-the-art management information system. This system encompasses all of the Company's major business functions and was designed to enable the Company to receive and process orders, manage inventory, verify credit and payment history, invoice customers, receive payments and manage the Company's proprietary mail order customer lists. In addition, all of the Company's local distribution centers are linked to the Company's computer system to provide real-time access to all necessary information, including inventory availability, order tracking, and customer creditworthiness. The system can be easily and cost-effectively upgraded as the Company grows. The Company has adopted procedures to protect the data in its computer systems and to provide for recovery in the event of equipment failures. All data systems are backed up to tape daily with backup tapes stored off-site. End of month tapes, tape archives and production software kept on-site are stored in a fire-proof safe. Additionally, the Company maintains a geographically remote "hot site" computer system that is able to communicate with all of the Company's distribution centers in the event of a failure of the Company's primary system.

         The Company's customers can place orders directly via mail, facsimile, telephone or through an electronic data interchange ("EDI") transmission. Utilizing EDI, the Company's customers can send electronic purchase orders directly to the Company's order entry systems. The Company makes this ordering process simple for its customers by providing well-developed computer media containing the Company's product information including item number, product description, price, package quantity and UPC codes to be loaded directly into the customer's purchasing system. The Company automatically edits and processes EDI orders and sends the majority of EDI orders received directly to shipping. The few EDI orders that need editing are sent immediately to a sales representative for review. Through EDI, the Company can provide faster order turnaround, thereby further fostering customer satisfaction.

         The Company is in the process of developing a fully functional e-commerce and supply chain website. This website will house most of the Company's catalogs on-line and provide vendor links, which the Company believes will strengthen its competitive position in the marketplace. The Company expects this system to be fully functional at the end of its first fiscal 2000 quarter.

         To address the Year 2000 ("Y2K") issues, the Company has identified all computer-based systems and applications (including embedded systems) that are not Year 2000 compliant and has determined what revisions, replacements or updates are needed to achieve compliance. As of August 1, 1999, all necessary system modifications have been made and implemented except for the remediation and testing of non-mission critical areas, with an expected completion date of September 30, 1999.

         Costs associated with bringing the systems into compliance have been immaterial, approximating $35,000, as the Company has not incorporated material revisions or updates to the current systems to bring them into Y2K compliance.

         As part of the Y2K review, the Company is examining its relationship with certain key vendors and others with whom it has significant business relationships to determine, to the extent practical, the degree of such parties' Y2K compliance and their effect on the Company's operations. The Company does not have a relationship with any third party vendor which is material to the operations of the Company, and thus believes that the failure of any such party to be Y2K compliant would not have a material adverse effect on the Company.

         To date, the Company is creating a formal contingency plan for dealing with a failure by either the Company or its third party vendors to achieve Y2K compliance.

 COMPETITION

         The market in which the Company competes is highly fragmented consisting of many regional and local distributors of plumbing, electrical and hardware products. The Company believes that competition is primarily based on price, product quality and selection, as well as service, which includes rapid order turnaround. The Company believes that its operating strategy positions it to be an effective competitor in its markets. The Company's major competitors include local and regional broad line suppliers, specialty suppliers, industrial suppliers, direct mail distributors and warehouse home centers.

SEASONALITY

         The Company's sales are generally consistent throughout the year.

ENVIRONMENTAL REGULATIONS

         The Company's facilities are subject to certain federal, state and local environmental laws and regulations. The Company believes that it is in compliance with all environmental laws and regulations applicable to it.

EMPLOYEES

         As of June 30, 1999, the Company employed 771 individuals, 187 of whom were clerical and administrative personnel, 168 of whom were telesales and sales representatives and 416 of whom were either production or warehouse personnel. The Company's employees are not unionized. The Company considers its relations with its employees to be good.

ITEM 2.  PROPERTIES

       The Company's headquarters and largest distribution center are located at 3333 Lenox Avenue, Jacksonville, Florida. The building in which the headquarters are located is leased by the Company through October 31, 2003, and contains approximately 47,000 square feet of warehouse space and 19,000 square feet of offices. The Company has built a new 38,000 square foot telesales center in Jacksonville, Florida, which it occupied in May 1998. This new telesales center has enabled the Company to continue expanding its telesales staff, and has enabled the Company to either terminate or consolidate existing leased spaces. As part of the U.S. Lock acquisition, the Company owns a 59,400 square foot building in Long Island, New York which houses the U.S. Lock management team and telesales center, as well as its largest distribution center.

       The Company's 40 distribution centers utilize leased space ranging from 17,000 to 60,000 square feet and are all located in the United States and Puerto Rico. The leases expire at various dates from April 2000 to November 2009. The Company believes that its distribution facilities are adequate for its current needs and does not anticipate that it will have any problem leasing additional space when needed.

ITEM 3.  LEGAL PROCEEDINGS

       The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not have a material impact on the financial position, liquidity or results of operations of the Company.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

       No matters were submitted to a vote of security holders during the fourth quarter of fiscal 1999.

ITEM 4A.  EXECUTIVE OFFICERS OF THE REGISTRANT

        The following sets forth the names, ages, positions and offices with the Company held by the present executive officers of the Company.

NAME                                AGE          POSITION AND OFFICE PRESENTLY HELD
----                                ---          ----------------------------------
William R. Pray                     52           President, Chief Executive Officer and Director

David R. Janosz                     53           Vice President--Marketing

Andrea M. Luiga                     42           Vice President--Finance, Chief Financial Officer

Alfred C. Poindexter                47           Vice President--Operations

         Mr. William R. Pray was elected President, Chief Executive Officer and a Director of the Company in February 1993. Mr. Pray was elected President and Chief Operating Officer of Waxman Industries in June 1995, and resigned these positions in April 1996, upon consummation of the Company's initial public offering, (the "Initial Public Offering"). From February 1991 to February 1993, Mr. Pray was Senior Vice President-- President of Waxman Industries' U.S. Operations, after serving as President of the Mail Order/Telesales Group (which included the Company) since 1989. He joined the Company in 1978 as Regional Sales Manager, became Vice President of Sales and Marketing in 1984 and was promoted to President in 1987. Mr. Pray is a Director of Waxman Industries.

         Mr. David R. Janosz was appointed Vice President--Marketing of the Company in October 1998. He joined the Company in that position at the same time. Mr Janosz's previous experience includes tenure in executive positions in the automotive and industrial distribution industries.

         Ms. Andrea M. Luiga was elected Vice President--Finance, Chief Financial Officer of the Company in February 1993. Ms. Luiga was elected Vice President and Chief Financial Officer of Waxman Industries in August 1995, and resigned these positions in April 1996 upon consummation of the Initial Public Offering. From September 1991 to February 1993, Ms. Luiga was Vice President--Group Controller of the Mail Order Group of Waxman Industries (which included the Company) after serving as Group Controller of the Mail Order Group since October 1989. Ms. Luiga joined the Company in March 1988 as Controller.

         Mr. Alfred C. Poindexter was elected Vice President--Operations of the Company in February 1993. From September 1988 to February 1993, Mr. Poindexter served as Vice President--Operations of the Company after serving as Director of Operations of the Company since 1987. He joined the Company in 1983 as Purchasing Manager.

                                     PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED
         SECURITY HOLDER MATTERS

PRICE RANGE OF COMMON STOCK

         The Company's common stock is traded on the NASDAQ National Market under the symbol "BNTT". The following table sets forth the high and low sales prices for the Common Stock for each quarter during the past two fiscal years, as reported by NASDAQ.


                                          High              Low
                                          ----              ---
Fiscal 1999
   First Quarter                        $ 22.75           $ 8.38
   Second Quarter                         14.88             7.88
   Third Quarter                          17.63             8.44
   Fourth Quarter                         11.13             7.50

Fiscal 1998
   First Quarter                        $ 26.25          $ 19.25
   Second Quarter                         22.75            17.25
   Third Quarter                          25.25            21.50
   Fourth Quarter                         22.50            16.50




HOLDERS OF RECORD

       As of September 17, 1999, there were approximately 252 holders of record of the Common Stock.

DIVIDENDS

       The Company presently retains all of its earnings to finance the expansion of its business and does not anticipate paying cash dividends on its common stock in the foreseeable future. Any determination to pay cash dividends in the future will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion. In addition, the Company's current credit facility limits the amount of cash dividends payable on the common stock in any one year to the Company's net income for such year.

SALE OF UNREGISTERED SECURITIES

         On July 1, 1997, the Company acquired certain of the assets of LeRan Gas Products, an operating unit of Waxman Industries. The acquisition price was $3.8 million, of which $3.2 million was paid in cash and the remainder was paid by the issuance of 24,730 shares of the common stock of the Company. The issuance of shares to the Company's former parent Corporation, Waxman Industries, Inc., was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering.

ITEM 6.  SELECTED FINANCIAL DATA

The following selected financial information for the last five fiscal years through 1999 has been derived from the financial statements of the Company for such years, which have been audited by Arthur Andersen LLP, independent certified public accountants, whose report is included elsewhere herein. All such information is qualified by reference to the Financial Statements included elsewhere herein.


                                                    Fiscal Years Ended June 30,

                                        ( Amounts in Thousands, except per share amounts )

                                         1999       1998       1997       1996       1995
                                         ----       ----       ----       ----       ----
Income Statement Data:
Net sales (1)                          $241,374   $199,578   $160,068   $127,395   $109,107
Cost of sales                           161,183    132,135    105,376     84,748     71,815
                                       --------   --------   --------   --------   --------
 Gross profit                            80,191     67,443     54,692     42,647     37,292
Selling , general and administrative
 expenses                                53,906     44,061     35,068     26,877     23,772
Corporate charge                             --         --         --      1,342      1,862
                                       --------   --------   --------   --------   --------
Operating income                         26,285     23,382     19,624     14,428     11,658
Interest expense                          1,217        157         59      1,921      2,139
                                       --------   --------   --------   --------   --------
Income before income taxes
   and extraordinary item                25,068     23,225     19,565     12,507      9,519
Provision for income taxes                9,853      8,948      7,530      4,625      3,500
                                       --------   --------   --------   --------   --------
Income before extraordinary item         15,215     14,277     12,035      7,882      6,019
Extraordinary loss on early
  retirement of debt, net of
  tax benefit (2)                            --         --         --        724         --
                                       --------   --------   --------   --------   --------
Net income                             $ 15,215   $ 14,277   $ 12,035   $  7,158   $  6,019
                                       ========   ========   ========   ========   ========
Earnings per common share:
  Basic                                $   0.94   $   0.88   $   0.76   $   0.55   $   0.65
  Diluted                              $   0.94   $   0.87   $   0.75   $   0.55   $   0.65
Weighted average shares
outstanding:(3)
  Basic                                  16,195     16,179     15,785     12,914      9,318
  Diluted                                16,200     16,341     15,987     12,914      9,318



                                               Fiscal Years Ended June 30,

                                    ( Amounts in Thousands, except per share amounts )

                                    1999       1998        1997      1996       1995
                                    ----       ----        ----      ----       ----
Balance Sheet Data:

Working Capital                   $ 70,326   $ 52,431   $ 44,867   $ 30,744   $ 29,171

Total Assets                       149,186     95,784     77,015     58,300     52,413

Total long-term debt, excluding

  push-down bank debt               33,000          0          0          0     18,126

Push-down bank debt (4)                  0          0          0          0      4,874

Stockholders' equity                91,571     76,161     60,611     41,324     17,428


(1) Prior to July 1, 1995, the Company recorded shipments delivered directly to the customer from certain suppliers (factory direct) as contributed margin (net reduction of cost of goods sold). Beginning on July 1, 1995, the Company began to record these shipments as net sales resulting in an increase in net sales of $2,979 for the fiscal year ended June 30, 1996.

(2) In accordance with certain Securities and Exchange Commission rules, the financial statements have been adjusted to reflect push-down adjustments from Waxman, comprised of certain bank indebtedness ("push-down debt") which was repaid by the Company with the net proceeds of the Initial Public Offering. The Company incurred a one-time, non-cash extraordinary charge of $724 (net of applicable tax benefit of $426) which was a result of the write-off of unamortized debt issuance costs incurred in connection with the Company prepaying its borrowings under a secured revolving credit facility, which indebtedness included push-down bank indebtedness from Waxman. This charge was recorded in the quarter ended June 30, 1996.

(3) The historical shares outstanding for fiscal years ended 1996 and 1995, were prior to the Initial Public Offering which changed the Company's capitalization structure.

(4) Pursuant to certain Securities and Exchange Commission rules, the Company's historic financial statements for periods prior to the Initial Public Offering have been adjusted to reflect the push-down of certain bank indebtedness from Waxman USA that was secured by the accounts receivable, inventory, certain general intangibles and unencumbered fixed assets of the Company, WOC and Waxman Consumer Products Group Inc., a wholly owned indirect subsidiary of Waxman. The push-down bank debt was retired upon the consummation of the Initial Public Offering and the application of the net proceeds therefrom.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


FORWARD-LOOKING STATEMENTS
--------------------------

        Certain statements set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations, including but not limited to the Year 2000 Issue (subsequently defined) constitute certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "expect", "believe", "intend", "may", "should", "anticipate", and similar expressions are intended to identify forward- looking statements. Such forward-looking statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry such as increased distribution costs and the effects of general economic conditions. In addition, the Company's business, operations, and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

OVERVIEW
--------

        The Company is a direct marketer and distributor of an extensive line of plumbing, electrical, hardware and security hardware products, to approximately 73,400 active customers throughout the United States, the Caribbean and South America. The Company offers approximately 20,300 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. The Company markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, locksmiths and maintenance managers. The Company's staff of over 145 knowledgeable telesales, customer service and technical support personnel work together to serve customers by assisting in product selection and offering technical advice. To provide rapid delivery and a strong local presence, the Company has established a network of 40 distribution centers strategically located in 34 major metropolitan areas throughout the United States and Puerto Rico. Through these local distribution centers, approximately 70% of the Company's orders are shipped to the customer on the same day the order is received. The remaining 30% of the orders are picked up by the customer at one of the Company's local distribution centers. The Company's strategy of being a low-cost, competitively priced supplier is facilitated by its volume of purchases and offshore sourcing of a significant portion of its private label products. Products are purchased from over 650 domestic and foreign suppliers.

        Commensurate with the Company's Initial Public Offering on April 3, 1996 and its secondary stock offering on April 18, 1997, Waxman USA Inc.,("Waxman"), currently owns 7.2 million shares or 44.3% of the issued and outstanding stock of the Company.

        On July 1, 1997, the Company acquired certain of the assets of LeRan Gas Products, an operating unit of Waxman. The acquisition price was $3.8 million, of which $3.2 million was paid in cash and the remainder was paid by the issuance to Waxman of 24,730 shares of the common stock of the Company. The operations related to these assets are not material to the Company's financial statements.

        Effective January 1, 1999, the Company acquired U.S. Lock, a division of WOC, Inc., a wholly-owned subsidiary of Waxman, for a cash purchase price of approximately $33.0 million and the assumption of liabilities estimated at approximately $2.0 million. The acquisition of U.S. Lock was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately

$23.0 million. This has been accounted for as goodwill and is being amortized over 40 years using the straight line method.





                              RESULTS OF OPERATIONS

The following table shows the percentage relationship to net sales of items derived from the Statements of Income.

                                  Percentage of
                                    Net Sales
                           Fiscal years ended June 30,

                                1999       1998       1997
                               -----      -----      -----
Net sales                      100.0%     100.0%     100.0%
Cost of sales                   66.8       66.2       65.8
                               -----      -----      -----
   Gross Profit                 33.2       33.8       34.2

Selling, general and
  administrative expense        22.3       22.1       21.9
                               -----      -----      -----

   Operating income             10.9       11.7       12.3
Interest expense                 0.5        0.1        0.1
                               -----      -----      -----

Income before income
  taxes                         10.4       11.6       12.2
Provision for income taxes       4.1        4.4        4.7
                               -----      -----      -----

Net Income                       6.3%       7.2%       7.5%
                               =====      =====      =====



FISCAL 1999 VERSUS FISCAL 1998

  NET SALES

    The Company's net sales for fiscal 1999 totaled $241.4 million compared with $199.6 million in fiscal 1998, an increase of 20.9%. Net sales from the acquisition of U.S. Lock accounted for $14.2 million of the revenue increase. Approximately 77.4% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons and the addition of 20 telesalespersons internally and 25 telesalespersons acquired with U.S. Lock, compared to the prior year. The remainder of the net sales increase was attributable to the Company's outside sales force, integrated account management teams, factory direct programs and the Company's export division. As a result of the Company's promotional flyer campaign, the Company added approximately 18,000 new customers during the fiscal year, and these new customers contributed approximately $21.7 million to the net sales increase during the year. Also contributing to the net sales increase for fiscal 1999 was revenue from new product introductions approximating $10.8 million.

    As noted above, the Company began an integration of its outside sales force with its telesales force. The integrated account management provides synergies with improved customer knowledge, as well as superior customer service and quicker response times. These integrated account management teams produced revenue increases in fiscal 1999 exceeding 24%. Additionally, the Company's export division, primarily consisting of a small dedicated international telesales staff, garnished revenue increases in excess of 21%. Furthermore, the Company continues to invest in its factory direct programs whereby products are shipped directly to the customer from certain suppliers and manufacturers. These programs yielded more than 67% revenue increases in fiscal 1999.

         The Company opened its 33rd distribution center in Birmingham, Alabama in September 1998 and its 34th distribution center in Parsippany, New Jersey in March 1999. U.S. Lock opened its 6th distribution center in Dallas, Texas in March 1999. These three new distribution centers averaged a 34.4% sales increase over the base business transferred to them.

 GROSS PROFIT

    Gross profit increased 18.9% to $80.2 million in fiscal 1999 from $67.4 million in fiscal 1998. Gross profit margins decreased to 33.2% in fiscal 1999 from 33.8% in fiscal 1998 primarily as a result of a higher mix of the aforementioned factory direct shipments which carry much lower gross profit margins.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative ("SG&A") expenses increased by $9.8 million, or 22.3%, to $53.9 million for fiscal 1999 from $44.1 million for fiscal 1998. The increase was primarily due to the increased sales volume which required additional staffing and support. Additionally, combining the expenses of U.S Lock, along with the full year effect of occupancy and other expenses related to the opening of three new distribution centers in the prior year, and the opening of three new distribution centers in fiscal 1999 also played contributing roles to the overall expense increase. Increased wages and training costs related to personnel turnover in various distribution centers also contributed to the increased expense level, as well as the amortization of goodwill related to the U.S. Lock acquisition. SG&A expenses represented 22.3% of net sales in fiscal 1999 compared to 22.1% of net sales in fiscal 1998.

   PROVISION FOR INCOME TAXES

    The provision for income taxes increased $0.9 million or 10.1% to $9.9 million for fiscal 1999 from $8.9 million for fiscal 1998. The provision for income taxes as a percentage of income before provision for income taxes represents approximately 39.3% for fiscal 1999 and 38.5% for fiscal 1998.


FISCAL 1998 VERSUS FISCAL 1997

  NET SALES

    The Company's net sales for fiscal 1998 totaled $199.6 million compared with $160.1 million in fiscal 1997, an increase of 24.7%. Approximately 73.2% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons and the addition of 7 telesalespersons compared to the prior year. The remainder of the net sales increase was attributable to the outside sales force, the Company's export division and the acquisition of LeRan Gas Products. Contributing to the overall increase in net sales was a net increase of 1,680 in the total number of products offered by the Company over the past twelve months which contributed approximately $15.6 million to the net sales increase during the year. Additionally, as a result of an expanded promotional flyer campaign, the number of active customers increased to 65,000 from 51,000 in the prior year, and these new customers contributed approximately $19.8 million to the net sales increase during the year.

    As noted above, contributing to the Company's net sales increase was a 51.3% increase in export sales, representing a net sales increase of approximately $4.2 million for the year. This increase in international sales, which currently represents approximately 6.2% of net sales, was primarily attributable to the Company's establishment of a small, dedicated international telesales staff in the prior year to complement the Company's international promotional flyer mailings. Also, the Company opened its first off-shore distribution center in Puerto Rico in October 1997 which significantly contributed to the export sales increase in fiscal 1998. Puerto Rico represented the Company's 31st distribution center; the Company opened its 30th Distribution center in Milwaukee, Wisconsin in July, 1997 and its 32nd distribution center in Nashville, Tennessee in December, 1997. These three new distribution centers averaged a 48.8% sales increase over the base business transferred to them.

 GROSS PROFIT

    Gross profit increased 23.3% to $67.4 million in fiscal 1998 from $54.7 million in fiscal 1997. Gross profit margins decreased to 33.8% in fiscal 1998 from 34.2% in fiscal 1997 primarily as a result of the acquisition of LeRan Gas Products, whose historical margins have been lower due to product mix.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative ("SG&A") expenses increased by $9.0 million, or 25.6%, to $44.1 million for fiscal 1998 from $35.1 million for fiscal 1997. The increase was primarily due to the increased sales volume which required additional staffing and support. Increased promotional flyer mailings during the year, as well as increased freight and delivery costs associated with the United Parcel Service strike in the first quarter of the fiscal year, also played contributing roles to the overall expense increase. Occupancy costs associated with the expansion of several distribution centers in the prior year combined with occupancy costs and start up costs related to the three new distribution centers this fiscal year are also primary reasons for the increased expense level. SG&A expenses represented 22.1% of net sales in fiscal 1998 compared to 21.9% of net sales in fiscal 1997.

   PROVISION FOR INCOME TAXES

    The provision for income taxes increased $1.4 million or 18.8% to $8.9 million for fiscal 1998 from $7.5 million for fiscal 1997. The provision for income taxes as a percentage of income before provision for income taxes represents approximately 38.5% for fiscal 1998 and fiscal 1997.


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

         At June 30, 1999, the Company had working capital of $70.3 million and a current ratio of 3.9 to 1.

         Net cash provided by operating activities totaled $10.5 million for the year ended June 30, 1999 compared to $7.6 million for the year ended June 30, 1998.

         Net cash used in investing activities totaled $40.0 million for the year ended June 30, 1999 compared to $13.0 million for the year ended June 30, 1998. These investments related primarily to the acquisition of U.S. Lock, improved management information systems and the expansion and/or relocation of several of the Company's distribution centers to accommodate new product offerings.

         Net cash provided by financing activities was $32.5 million for the year ended June 30, 1999 compared to $1.4 million for the year ended June 30, 1998. Net cash provided by financing activities in fiscal 1999 represents a term loan received in connection with the U.S. Lock acquisition.

         In April 1996, the Company entered into a revolving credit agreement with First Union National Bank of Florida ("First Union") for an unsecured three-year credit facility providing borrowings of up to $15.0 million, including a letter of credit subfacility of $4.0 million. On January 6, 1999, in connection with the acquisition of U.S. Lock, (See Note 10 to the accompanying financial statements) the Company entered into an amended and restated credit agreement, the ("credit agreement"), with First Union. The credit agreement provides for an unsecured revolving credit facility and letter of credit facility providing borrowings of up to $15.0 million expiring December 31, 2001, and a seven year term loan of $33.0 million, proceeds of which were used to purchase U.S. Lock. Borrowings under the revolving credit facility bear interest at LIBOR plus 75 basis points. The Company is required to pay a commitment fee of 0.1% per annum on the unused commitment. The Company entered into an interest rate swap to minimize the risk and costs associated with changes in interest rates. The swap agreement is a contract to exchange the variable rate of three-month LIBOR + .825% on its term loan for fixed interest payments of 6.29%, payable quarterly. The interest rate swap has a notional amount of $33.0 million and a maturity date of December 31, 2005, corresponding with the term loan. The interest rate swap had a fair value of $1.0 million at June 30, 1999. The outstanding principal balance of the term loan is payable in 19 equal and consecutive quarterly payments of 1/20th of the original outstanding balance of the term loan commencing on April 30, 2001. All remaining unpaid principal and all accrued and unpaid interest thereon is due and payable in full on December 31, 2005.

         The credit agreement contains customary affirmative and negative covenants, including certain covenants requiring the Company to maintain debt to net worth, interest coverage and current ratios, as well as a minimum net worth test. The Company was in compliance with all covenants at June 30, 1999. At June 30, 1999, there were $0 of borrowings under the revolving credit agreement and there were $3.2 million of letters of credit outstanding.

         Generally, cash flow from operations has been sufficient to fund the Company's growth. The Company believes that funds generated from operations, together with funds available under the credit facility discussed above, will be sufficient to fund the Company's current and foreseeable operational needs and growth strategy. The Company has budgeted capital expenditures in fiscal 2000 of approximately $8.0 million, which the Company expects to fund out of cash flow from operations. These capital expenditures are primarily for (i) expansion and reprofiling of several of the Company's existing distribution centers and (ii) enhancements to management information systems.

YEAR 2000 ISSUE
---------------

         The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or in miscalculations causing disruptions to operations, including, among other things, a temporary inability to process transactions, to send invoices to customers, or to engage in similar normal business activities. The Year 2000 issue affects virtually all companies and organizations.

         The Company has identified all computer-based systems and applications (including embedded systems) that are not Year 2000 compliant and has determined what revisions, replacements or updates are needed to achieve compliance. Management believes that most of the systems are compliant currently.

         The Company has put in place project teams dedicated to implementing a Year 2000 solution. The teams have actively worked to achieve the objectives of Year 2000 compliance. The work included the modification of certain existing systems, replacing hardware and software for other systems, the creation of contingency plans, and surveying suppliers of goods and services with whom the Company does business.

         The Company is using standard methodology with three phases for the Year 2000 compliance project. Phase I includes conducting a complete inventory of potentially affected areas of the business (including information technology and non-information technology), assessing and prioritizing the information collected during the inventory, and completing project plans to address all key areas of the project. Phase II includes the remediation and testing of all mission critical areas of the project, surveying suppliers of goods and services with whom the Company does business, and the creation of contingency plans to address potential Year 2000 related problems. Phase III of the project includes the remediation and testing of non-mission critical areas of the project, and the implementation of contingency plans as may be necessary. The Company completed Phase I and Phase II. Phase III is in process with an expected completion date of September 30, 1999.

         The Company has used both internal and external resources to reprogram, replace, and test the software and hardware for Year 2000 compliance. Year 2000 work for mission critical and most non-mission critical systems and testing of all system revisions is complete. The expenses associated with this project include both a reallocation of existing internal resources plus the use of outside services. Project expenses to date amount to an estimated $35,000. The total remaining expenses associated with the Year 2000 project are estimated to be between $5,000 - $10,000. These project expenses will be funded through the Company's operating cash flows.

         In addition to addressing internal systems, the Company's Year 2000 project team is surveying suppliers of goods and services with whom the Company does business. This is being done to determine the extent to which the Company is vulnerable to failures by third parties to remedy their own Year 2000 issues. However, there can be no guarantee that the systems of other companies, including those on which the Company's systems interact, will be timely converted. A failure to convert by another company on a timely basis or a conversion by another company that is incompatible with the Company's systems, may have an adverse effect on the Company.

         As part of Phase II of the Year 2000 project, the Company is creating contingency plans to address potential Year 2000 related problems with key business processes. These plans are expected to address risks to the Company's systems as well as risks from third party suppliers, customers, and others with whom the Company does business. It is recognized that while the Company cannot eliminate all potential risks, the effect of the risks on the business can be partially mitigated by creating and testing contingency plans where appropriate.


INFLATION
---------

         The Company does not believe inflation has had a material impact on earnings during the past several years. Although substantial increases in product costs, labor, and other operating expenses could adversely affect the operations of the Company and the home repair and remodeling supply market, management believes it can recover such increases by increasing prices.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         The Company is exposed to interest rate changes primarily as a result of its line of credit and long-term debt used to maintain liquidity and fund capital expenditures and operations. The Company's interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. In seeking to minimize the risks and/or costs associated with such activities, the Company manages its exposure to such risk through its regular financing activities and by entering into an interest rate swap (See Note 3 in Item 14a). The Company does not utilize financial instruments for trading or other speculative purposes, nor does it utilize leveraged financial instruments.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      The Financial Statements are listed in Item 14(a) and are included herein.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

       None


                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

ITEM 11. EXECUTIVE COMPENSATION

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information called for by Items 10, 11, 12 and 13 will be contained in the Company's definitive proxy statement which the Company intends to file within 120 days after the end of the Company's fiscal year ended June 30, 1999 and such information is incorporated herein by reference. Certain information concerning the executive officers of the Company is set forth in Part I under the caption "Executive Officers of the Registrant."

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES AND REPORTS ON FORM 8-K

(a) Financial Statements

The following financial statements and schedules of the Company are included as
Part II, Item 8 of this Form 10-K:

--------------------------------------------------------------------------------
(1)  Consolidated Financial Statements                                  Page
     ---------------------------------                                  ----
     Report of Independent Certified Public                              F-1
     Accountants
--------------------------------------------------------------------------------
     Consolidated Balance Sheets - June 30,                          F-2 to F-3
     1999 and June 30, 1998
--------------------------------------------------------------------------------
     Consolidated Statements of Income for the                           F-4
     years ended June 30, 1999, 1998 and 1997
--------------------------------------------------------------------------------
     Consolidated Statements of Stockholders'
     Equity for the years ended June 30, 1999,
     1998 and 1997                                                       F-5
--------------------------------------------------------------------------------
     Consolidated Statements of Cash Flows for
     the years ended June 30, 1999, 1998 and
     1997                                                                F-6
--------------------------------------------------------------------------------
     Notes to Consolidated Financial Statements                     F-7 to F-14
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(2)  Supplementary Financial Information                                 F-15
     -----------------------------------
--------------------------------------------------------------------------------



(b) Financial Statement Schedule II, Valuation and Qualifying Accounts and Reserves for each of the three years ended June 30, 1999.

(C) Exhibits:

Exhibit Number                       Exhibits
--------------                       --------

    3.2(2)       Amended and Restated Certificate of Incorporation of Barnett
                 Inc.
    3.4(3)       Amended and Restated By-Laws of Barnett Inc.
   10.1(1)       Tax sharing agreement dated May 20, 1994 among Barnett Inc.,
                 Waxman USA Inc., Waxman Industries, Inc., each member of the
                 Waxman Group (as defined therein) and each member of the Waxman
                 USA Group (as defined therein).
   10.3(4)       Intercorporate Agreement dated March 28, 1996 among Barnett
                 Inc., Waxman Industries Inc., Waxman Consumer Products Group
                 Inc., WOC Inc. and TWI, International, Inc.
   10.4(4)       Registration Rights Agreement dated March 28, 1996 by and
                 between Barnett Inc. and Waxman Industries, Inc.
   10.5(1)       Trademark License Agreement dated May 20, 1994 by and between
                 Barnett Inc. and Waxman Consumer Products Group Inc.
  *10.7(3)       Amended and Restated Employment Agreement dated March 8, 1996 between Barnett Inc. and William R. Pray.
  *10.8(2)       Omnibus Incentive Plan of Barnett Inc.
  *10.9(2)       Stock Purchase Plan of Barnett Inc.
   10.10         Amended Revolving Credit Agreement dated January 6, 1999
                 between Barnett Inc. and First Union National Bank of Florida.
  *10.11(5)      1996 Stock Option Plan for Non-Employee Directors of Barnett
                 Inc.
   10.12(4)      Standstill Agreement dated March 28, 1996, between Waxman
                 Industries, Inc., and Barnett Inc.
  *10.13(6)      Barnett Inc. Profit Sharing and 401(K) Retirement Plan.

   23.1          Consent of Arthur Andersen LLP


   27.1          Financial Data Schedule



1 Incorporated by reference to the exhibit of the same number contained in the Company's Registration Statement on Form S-1 (the "Registration Statement"), Registration No. 333- 829, filed with Securities and Exchange Commission (the "SEC") on February 1, 1996.

2 Incorporated by reference to the exhibit of the same number contained in Amendment No. 1 to the Company's Registration Statement, Registration No. 333-829, filed with SEC on March 5, 1996.

3 Incorporated by reference to the exhibit of the same number contained in Amendment No. 3 to the Company's Registration Statement, Registration No. 333-829, filed with the SEC on March 25, 1996.

4 Incorporated by reference to the exhibit of the same number contained in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

5 Incorporated by reference to the exhibit of the same number contained in the Company's Registration Statement on Form S-1, Registration No. 333-22453, filed with the SEC on February 27, 1997.

6 Incorporated by reference to Exhibit 4.1 contained in the Company's Registration Statement on Form S-8, Registration No. 333-30485, filed with the SEC on June 30, 1997.

*    Management contract or compensatory plan or arrangement.

(d)  Reports on Form 8-K

     None

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       BARNETT INC.


                                       By  /s/   WILLIAM  R.  PRAY
                                       ---------------------------
                                              William R. Pray
Dated: September 22, 1999              President and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



          NAME                                  TITLE                                        DATE
          ----                                  -----                                        ----
 /s/ WILLIAM R. PRAY       President, Chief Executive Officer and Director            September 22, 1999
----------------------              (Principal Executive Officer)
     William R. Pray

/s/ ANDREA M.  LUIGA       Vice President - Finance and Chief Financial               September 22, 1999
----------------------              Officer (Principal Financial and Accounting
    Andrea M. Luiga                 Officer)

/s/ MELVIN WAXMAN          Chairman of the Board and Director                         September 22, 1999
----------------------
    Melvin Waxman

/s/ ARMOND WAXMAN          Vice-Chairman of the Board and Director                    September 22, 1999
----------------------
    Armond Waxman

/s/ SHELDON ADELMAN        Director                                                   September 22, 1999
----------------------
    Sheldon Adelman

 /s/ MORRY WEISS           Director                                                   September 22, 1999
----------------------
     Morry Weiss



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Barnett Inc.and Subsidiaries:

         We have audited the accompanying consolidated balance sheets of Barnett Inc. (a Delaware corporation) and subsidiaries, as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnett Inc. and subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 8, Financial Statements and Supplementary Data, is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, based on our audits, fairly states in all material aspects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
August 16, 1999

                          BARNETT INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                     ASSETS


                                                              June 30,
                                                              --------
                                                        1999             1998
                                                        ----             ----
Current Assets:
   Cash                                              $   3,421        $     450
   Accounts receivable, net                             35,914           28,866
   Inventories                                          52,733           40,599
   Prepaid expenses                                      2,873            2,139
                                                     ---------        ---------
         Total current assets                           94,941           72,054
                                                     ---------        ---------
Property and Equipment:
   Machinery and equipment                              19,352           15,252
   Furniture and fixtures                                4,662            3,378
   Leasehold improvements                                8,265            6,620
   Building and improvements                             7,281            3,668
                                                     ---------        ---------
                                                        39,560           28,918
Less accumulated depreciation
   and amortization                                    (15,978)         (11,876)
                                                     ---------        ---------
                                                        23,582           17,042
                                                     ---------        ---------
Cost of Businesses in Excess of Net
   Assets Acquired, net                                 27,353            4,815
Deferred Tax Assets, net                                   857              716
Other Assets                                             2,453            1,157
                                                     ---------        ---------
                                                     $ 149,186        $  95,784
                                                     =========        =========

   The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                  June 30,
                                                                  --------
                                                             1999          1998
                                                             ----          ----
Current Liabilities:
   Accounts payable                                        $ 20,061     $ 16,247
   Accrued liabilities                                        4,061        2,297
   Accrued income taxes                                         151          365
   Accrued interest                                             342           --
   Short - term debt                                             --          714
                                                           --------     --------
         Total current liabilities                           24,615       19,623
                                                           --------     --------

Commitments and Contingencies (Notes
3,5,6,7,8, and 9)

Long - Term Debt                                             33,000           --

Stockholders' Equity:
   Serial preferred stock, $ 0.10 par value,
      10,000 shares authorized, 0 shares
      issued and outstanding at June 30, 1999
      and 1998                                                   --           --
   Common stock, $ 0.01 par value,
     40,000 shares authorized, 16,218 and
     16,194 issued and outstanding at
     June 30, 1999 and 1998, respectively                       162          161
   Paid-in capital                                           47,937       47,743
   Retained earnings                                         43,472       28,257
                                                           --------     --------
                                                             91,571       76,161
                                                           --------     --------
                                                           $149,186     $ 95,784
                                                           ========     ========



   The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                1999         1998         1997
                                                ----         ----         ----

Net sales                                     $241,374     $199,578     $160,068
Cost of sales                                  161,183      132,135      105,376
                                              --------     --------     --------
   Gross profit                                 80,191       67,443       54,692
Selling, general and administrative
  expenses                                      53,906       44,061       35,068
                                              --------     --------     --------
Operating income                                26,285       23,382       19,624
Interest expense, net                            1,217          157           59
                                              --------     --------     --------
   Income before provision for
     income taxes                               25,068       23,225       19,565
Provision for income taxes                       9,853        8,948        7,530
                                              --------     --------     --------
Net income                                    $ 15,215     $ 14,277     $ 12,035
                                              ========     ========     ========

Earnings per common share:
Basic                                         $   0.94     $   0.88     $   0.76
Diluted                                       $   0.94     $   0.87     $   0.75

Weighted average shares used:
Basic                                           16,195       16,179       15,785
Diluted                                         16,200       16,341       15,987


   The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997
                                 (IN THOUSANDS)


                                                                                     TOTAL
                                        SERIAL                                       STOCK-
                                       PREFERRED     COMMON    PAID-IN   RETAINED   HOLDERS'
                                         STOCK       STOCK     CAPITAL   EARNINGS    EQUITY
                                         -----       -----     -------   --------    ------
Balance, June 30, 1996                 $    127    $    143   $ 39,109   $  1,945   $ 41,324
Net income                                                                 12,035     12,035
Net proceeds from issuance
   of common stock                                        4      6,649                 6,653
Conversion of 1,271 shares of
   preferred stock to common
   stock                                   (127)         13        114                    --
Common stock issued for:
   Exercise of options                                             184                   184
   Employee stock plans                                            415                   415
                                       --------    --------   --------   --------   --------
Balance June 30, 1997                        --         160     46,471     13,980     60,611
Net income                                                                 14,277     14,277
Common stock issued for:
   Acquisition of LeRan Gas Products                               600                   600
   Exercise of options                                    1        415                   416
   Employee stock plans                                            195                   195
Tax benefits related to
   stock option plans                                               62                    62
                                       --------    --------   --------   --------   --------
Balance June 30, 1998                        --         161     47,743     28,257     76,161
Net income                                                                 15,215     15,215
Common stock issued for:
   Exercise of options                                    1         79                    80
   Employee stock plans                                             49                    49
Tax benefits related to
   stock option plans                                               66                    66
                                       --------    --------   --------   --------   --------
Balance June 30, 1999                  $     --    $    162   $ 47,937   $ 43,472   $ 91,571
                                       ========    ========   ========   ========   ========




   The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997
                                 (IN THOUSANDS)



                                                    1999       1998        1997
                                                    ----       ----        ----
CASH PROVIDED BY
OPERATIONS:
   Net income                                    $ 15,215    $ 14,277    $ 12,035
   Adjustments to reconcile net income
    to net cash provided by operations:
       Depreciation and amortization                4,933       3,813       2,406
       Deferred taxes                                (141)       (365)        149
   Changes in assets and liabilities
    (net of businesses acquired):
       Accounts receivable, net                    (4,160)     (6,186)     (4,157)
       Inventories                                 (5,944)     (4,840)     (6,410)
       Prepaid expenses                              (791)       (753)       (262)
       Other assets                                (1,213)       (295)     (1,373)
       Accounts payable                             2,088       2,258        (574)
       Accrued liabilities                            516        (292)          2
                                                 --------    --------    --------

        Net cash provided by operations            10,503       7,617       1,816
                                                 --------    --------    --------

INVESTMENTS:
    Capital expenditures, net                      (7,013)     (9,783)     (6,346)
    Acquisition of LeRan Gas Products                  --      (3,200)         --
    Acquisition of U.S. Lock                      (33,000)         --          --
                                                 --------    --------    --------

         Net cash used for investments            (40,013)    (12,983)     (6,346)
                                                 --------    --------    --------

FINANCING:
    Net proceeds from issuance of Common Stock        195         673       7,252
    Borrowings under credit agreement              48,727      39,414      30,592
    Payments under credit agreement               (49,441)    (38,700)    (30,592)
    Borrowings in connection with acquisition
      of U.S. Lock                                 33,000          --          --
                                                 --------    --------    --------

          Net cash provided by
             financing                             32,481       1,387       7,252
                                                 --------    --------    --------

Net increase (decrease) in cash                     2,971      (3,979)      2,722
Balance, beginning of period                          450       4,429       1,707
                                                 --------    --------    --------
Balance, end of period                           $  3,421    $    450    $  4,429
                                                 ========    ========    ========


   The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.


                          BARNETT INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS
         ----------------------------------------------------------------------

         A.  Basis of Presentation

         The accompanying consolidated financial statements include the accounts of Barnett Inc.(a Delaware corporation) and its wholly owned subsidiaries (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

         B.  Business

         The Company operates in a single business segment -- the distribution of plumbing, electrical, hardware and security hardware products, utilizing mail order catalogs and a telesales program. The Company's various products are economically similar and do not require separate segment reporting.

         C.  Accounts Receivable

         The Company's trade receivables are exposed to credit risk. The majority of the market served by the Company is comprised of numerous individual accounts, none of which is individually significant. The Company monitors the creditworthiness of its customers on an ongoing basis and provides a reserve for estimated bad debt losses. The Company had allowances for doubtful accounts of $1,980 and $1,231 for June 30, 1999 and 1998, respectively. Bad debt expense totaled $872 in fiscal 1999, $616 in fiscal 1998, and $621 in fiscal 1997.

         D.  Inventories

         At June 30, 1999 and 1998, inventories are stated at the lower of first-in, first-out (FIFO) cost or market. The Company regularly evaluates its inventory carrying value, with appropriate consideration given to any excess and/or slow-moving inventories.

         E.  Property and Equipment

         Property and equipment are stated at cost. For financial reporting purposes, machinery and equipment and furniture and fixtures are depreciated on a straight-line basis over their estimated useful lives of 5 to 7 years. Leasehold improvements are amortized over the life of the improvement or remaining period of the lease, whichever is shorter. Building and improvements are depreciated on a straight-line basis over their estimated useful life of 39 years. Expenditures for maintenance and repairs are charged against income as incurred. Betterments which increase the value or materially extend the life of the assets are capitalized and amortized over the period which the life is extended. For income tax purposes, accelerated methods are used. Depreciation and amortization expense totaled $4,144 in fiscal 1999, $3,183 in fiscal 1998 and $2,278 in fiscal 1997.

         F.  Cost of Businesses in Excess of Net Assets Acquired

         Cost of businesses in excess of net assets acquired is being amortized over 40 years, using the straight-line method. Management has evaluated its accounting for goodwill, considering such factors as historical profitability and future undiscounted operating cash flows, and believes that the asset is realizable and the amortization period is appropriate. Goodwill amortization expense totaled $470 in fiscal 1999, $173 in fiscal 1998 and $128 fiscal 1997. The accumulated amortization of goodwill at June 30, 1999 and 1998 was $2,183 and $1,713, respectively. The Company periodically assesses all long-lived assets, including goodwill, to determine if there is impairment. Based on these evaluations, there were no adjustments in the carrying value of the long-lived assets for fiscal 1999 and 1998.

         G.  Deferred Advertising

         Costs of producing and distributing sales catalogs and promotional flyers are capitalized and charged to expense in the periods in which the related sales occur. Total advertising expense capitalized was $752 and $802 in fiscal years 1999 and 1998, respectively. Total advertising expenses were $2,922, $2,313 and $1,214 in fiscal years 1999, 1998 and 1997, respectively.

         H.  Deferred Start-Up Costs

         Costs of establishing local distribution centers are capitalized and charged to expense over a 12 month period. Total capitalized start-up costs were $207, $148 and $283 in fiscal years 1999, 1998, and 1997, respectively. Amortization expense totaled $319, $456, and $96 in fiscal years 1999, 1998, and 1997, respectively. Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998, requires all start-up and organizational costs to be expensed as incurred. The Company adopted this statement on July 1, 1999.

         I.  Income Taxes

         The Company uses the asset and liability method in accounting for income taxes. Deferred income taxes result from the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         J. Revenue Recognition

         The Company records sales as orders are shipped to or picked up by the customer.

         K.  Earnings Per Share

         Basic earnings per share is calculated based on weighted average number of shares of common stock outstanding. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and common stock equivalents, consisting of outstanding stock options. Common stock equivalents are determined using the treasury method for diluted shares outstanding. The difference between diluted and basic shares outstanding are common stock equivalents from stock options outstanding in the years ended June 30, 1999, 1998, and 1997. The earnings per share calculations for fiscal 1997 additionally assume the conversion of outstanding convertible preferred stock.

         L.  Financial Statement Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         M.  Fair Value of Financial Instruments

         The carrying amounts of the Company's financial instruments, including cash, trade receivables, and accounts payable, approximate their fair values due to the short-term nature of these assets and liabilities.

         N.  Stock-Based Compensation

         The Company accounts for its stock-based compensation plan using the intrinsic value approach of Accounting Principles Board ("APB") Statement No. 25 "Accounting for Stock-Based Compensation". The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". In accordance with SFAS No. 123, for footnote disclosure purposes only, the Company computes its earnings and earnings per share on a pro forma basis as if the fair value method had been applied.

         O.  Statements of Cash Flows

         The Company's investing and financing activities were as follows:


                                                         1999      1998      1997
                                                         ----      ----      ----
         Business Acquisitions
            Fair value of identifiable asset acquired   $12,015   $ 3,500        --
            Liabilities assumed                           2,023       996        --
            Issuance of common stock                         --       600        --
         Tax benefit related to stock options                66        62   $   184



         P.  Recent Accounting Pronouncements

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," to be effective for financial statements issued for fiscal years beginning after December 31, 1997. SFAS 130 requires companies to display the components of comprehensive income with the same prominence as the other financial statements for all periods presented. The Company does not have any comprehensive income items as of June 30, 1999.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," to be effective for financial statements issued for fiscal years beginning after December 15, 1997. The statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. The Company operates in a single business segment so no additional disclosures are required.

         In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of this standard is not expected to have a material impact on reported results of the Company's operations.

2.       SALE OF COMMON STOCK
         --------------------

         In April 1997, the Company consummated a secondary public offering pursuant to which 425 and 1,300 shares were sold by the Company and its former parent, Waxman USA Inc. ("Waxman"), respectively, resulting in net proceeds of approximately $6.7 million to the Company. The Company used approximately $3.1 million to repay borrowings under its credit facility and the remainder for working capital. Subsequent to the secondary public offering, Waxman converted the remainder of the convertible non-voting preferred stock of the Company to common stock. As a result of the secondary offering and the subsequent conversion of preferred stock, Waxman owned 44.3% of the Company's common stock as of June 30, 1999 and 44.4% as of June 30, 1998.

3.       DEBT
         ----

         In April 1996, the Company entered into a revolving credit agreement with First Union National Bank of Florida ("First Union") for an unsecured three-year credit facility providing borrowings of up to $15.0 million, including a letter of credit subfacility of $4.0 million. On January 6, 1999, in connection with the acquisition of U.S. Lock, (See Note 10 to the accompanying financial statements) the Company entered into an amended and restated credit agreement, the ("credit agreement"), with First Union. The credit agreement provides for an unsecured revolving credit facility and letter of credit facility providing borrowings of up to $15.0 million expiring December 31, 2001, and a seven year term loan of $33.0 million, proceeds of which were used to purchase U.S. Lock. Borrowings under the revolving credit facility bear interest at LIBOR plus 75 basis points. The Company is required to pay a commitment fee of 0.1% per annum on the unused commitment. The Company entered into an interest rate swap to minimize the risk and costs associated with changes in interest rates. The swap agreement is a contract to exchange the variable rate of three-month LIBOR + .825% on its term loan for fixed interest rate payments of 6.29%, payable quarterly. The interest swap has a notional amount of $33.0 million and a maturity date of December 31, 2005, corresponding with the term loan. The interest rate swap had a fair value of $1.0 million at June 30, 1999. The outstanding principal balance of the term loan is payable in 19 equal and consecutive quarterly payments of 1/20th of the original outstanding balance of the term loan commencing on April 30, 2001. All remaining unpaid principal and all accrued and unpaid interest thereon is due and payable in full on December 31, 2005.

         The credit agreement contains customary affirmative and negative covenants, including certain covenants requiring the Company to maintain debt to net worth, interest coverage and current ratios, as well as a minimum net worth test. At June 30, 1999, there were $0 of borrowings under the revolving credit agreement and there were $3.2 million of letters of credit outstanding.

         The Company made interest payments of $891 in fiscal 1999, $164 in fiscal 1998 and $116 in fiscal 1997.

4.       INCOME TAXES
         ------------

         The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes an asset and liability approach and deferred taxes are determined based on the estimated future tax effects of differences between the financial and tax bases of assets and liabilities given the provisions of the enacted tax laws. The provisions for income taxes are detailed as follows:

                           FISCAL YEAR ENDED JUNE 30,
                           --------------------------

                          1999       1998       1997
                          ----       ----       ----
         Current:
         U.S. Federal   $ 8,690    $ 8,095    $ 6,697
         State            1,304      1,218        684
                        -------    -------    -------
                          9,994      9,313      7,381
         Deferred          (141)      (365)       149
                        -------    -------    -------
                        $ 9,853    $ 8,948    $ 7,530
                        =======    =======    =======


         Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The deferred tax assets and liabilities are as follows:


                                          JUNE 30,
                                          --------
                                      1999        1998
                                      ----        ----
         Inventories                $   970    $   781
         Accounts receivable            476        539
         Accrued benefits               242        176
         Other                          292        214
                                    -------    -------
         Deferred tax assets          1,980      1,710
                                    -------    -------
         Property                      (733)      (628)
         Deferred costs                (390)      (366)
                                    -------    -------
         Deferred tax liabilities    (1,123)      (994)
                                    -------    -------
                                    $   857    $   716
                                    =======    =======


         The following table reconciles the U.S. statutory rate applied to pretax income to the Company's provision for income taxes:


                           FISCAL YEAR ENDED JUNE 30,

                                         1999     1998       1997
                                         ----     ----       ----
         U.S. Statutory rate applied
           to pretax income            $ 8,776   $ 8,129    $ 6,848
         State taxes, net                  848       792        650
         Goodwill amortization             181        49         44
         Other                              48       (22)       (12)
                                       -------   -------    -------
         Provision for income taxes    $ 9,853   $ 8,948    $ 7,530
                                       =======   =======    =======

         All deferred tax accounts are considered to be realizable due to assumed future taxable income; thus, no valuation allowance has been recorded against the deferred tax assets.

         The Company made federal income tax payments of $8,972, $7,876 and $7,250 in fiscal 1999, 1998 and 1997, respectively, and state income tax payments of $2,025, $1,496 and $719 in fiscal 1999, 1998 and 1997, respectively.

5.       LEASE COMMITMENTS
         -----------------

         The Company leases its distribution centers and office facilities as well as certain equipment under operating lease agreements, which expire at various dates through 2009 with, in some cases, options to extend the terms of the leases.

         Future minimum payments, by year and in the aggregate, consist of the following at June 30, 1999:

         2000                                   $4,517
         2001                                    4,475
         2002                                    4,069
         2003                                    3,216
         2004                                    2,352
         Thereafter                              5,181
                                                 -----
         Total future minimum lease            $23,810
         payments                              =======


         Total rent expense was $4,104 in fiscal 1999, $3,458 in fiscal 1998 and $2,503 in fiscal 1997.

6.       BENEFIT PLANS
         -------------

         During fiscal 1997, the Company established a 401(k) retirement plan for employees. Employees are able to contribute up to 15% of pretax compensation and control the investment options for their entire account. Employees vest in Company contributions ratably over 5 years of service.

         Company contributions to the 401(k) plan are discretionary and may be changed each year as determined by the Board of Directors. In fiscal 1999 and 1998, the Company contributed $251 and $209, respectively, in matching contributions to the Company's 401(k) plan. The Board of Directors approved a 50% match of up to 4% of employee contributions for fiscal 2000.

         The Company offers no other post-retirement or post-employment benefits to its employees.

7.       EMPLOYEE STOCK PLANS
         --------------------

         The Company has established an Omnibus Incentive Plan (the "Omnibus Plan") and an Employee Stock Purchase Plan ("ESPP") under which an aggregate of 1,500 shares of common stock may be subject to awards. Under the Omnibus Plan, awards may be granted for no consideration and consist of stock options and other stock based awards. The Omnibus Plan was designed to provide an incentive to the officers and other key employees of the Company by making available to them an opportunity to acquire a proprietary interest in the Company.

         In fiscal 1999, 1998 and 1997, the Company granted options to employees which vest over four years and are exercisable for a ten year period. The following table sets forth stock options granted, exercised, canceled, expired and outstanding for each of the fiscal years ended 1999, 1998 and 1997:

                                             1999                 1998                    1997
                                             ----                 ----                    ----
                                                 Weighted              Weighted               Weighted
                                                  Average              Average                 Average
                                       Shares    Exercise    Shares    Exercise     Shares    Exercise
                                       (000's)    Price      (000's)    Price       (000's)    Price
                                       -------   --------    -------   --------     -------   --------
         Outstanding at
         beginning of year              937.4     $18.02      780.0    $16.91        507.5     $14.04

         Granted                        152.5     $13.71      215.0    $21.80        303.5     $21.43

         Exercised                       (5.7)    $14.00      (26.2)   $14.00        (13.0)    $14.04

         Canceled / Expired             (49.0)    $18.17      (31.4)   $19.63        (18.0)    $14.04
                                      -------                 -----                  -----
         Outstanding at end of        1,035.2     $17.39      937.4    $18.02        780.0     $16.91
         year                         =======                 =====                  =====

         Exercisable at end of          497.6     $16.86      276.7    $15.97        109.9     $14.04
         year

         Weighted average fair
         value of options
         granted during the
         year                         $  7.18                 $9.51                  $9.84

         As of June 30, 1999, 785 shares of common stock are available for issuance under the plan. The information relating to the different ranges of exercise prices of stock options as of June 30, 1999 are as follows:

                                                Options                               Options Exercisable
                                                -------                               -------------------
         Outstanding
         -----------
                                                       Weighted
                                      Number of         Average         Weighted      Number of
                                       Options         Remaining        Average        Options
          Actual Range of            Outstanding      Contractual       Exercise     Exercisable         Weighted Average
          Exercise Prices             at 6/30/99           Life           Price       at 6/30/99           Exercise Price
          ---------------             ----------           ----           -----       ----------           --------------
         $ 8.50 to $12.75               47.0              9.5            $10.25             0

         $13.25 to $19.75               519.5             7.2            $14.27         309.4                 $14.04

         $20.25 to $27.25               468.7             7.6            $21.56         188.2                 $21.49
                                       -------                                          -----
         $ 8.50 to $27.25              1,035.2            7.5            $17.39         497.6                 $16.86
                                       =======                                          =====


         The Company has chosen to continue to account for its options under the provisions of APB Statement No. 25 "Accounting for Stock Issued to Employees" and thus has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans, as the exercise price of options granted were equal to the fair value at the date of grant. Pro forma net income and net income per share for the fiscal years ended 1999, 1998, and 1997, assuming the Company had accounted for the plans as defined in SFAS No. 123, are as follows:

                                         1999             1998            1997
                                         ----             ----            ----
         Net Income-as reported        $15,215          $14,277         $12,035

         Net Income-pro forma          $13,297          $12,422         $10,783

         Basic Net Income per
         share- as reported            $  0.94          $  0.88         $  0.76

         Basic Net Income per
         share- pro forma              $  0.82          $  0.77         $  0.68

         Diluted Net Income per
         share-as reported               $0.94            $0.87           $0.75

         Diluted Net Income per
         share- pro forma                $0.82            $0.76           $0.67


         The assumptions regarding the stock options issued to executives in fiscal 1999 and fiscal 1998 are that the options vest equally over four years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions. In fiscal 1999: dividend yield of 0.0%; expected volatility of 55.0%; risk free interest rate of 4.63%; turnover rate of 10% for employees and 0% for executives; and expected life of options of 5 years. In fiscal 1998: dividend yield of 0.0%; expected volatility of 38.4%; risk free interest rate of 6.05%; turnover rate of 10% for employees and 0% for executives; and expected life of options of 5 years. In fiscal 1997: dividend yield of 0.0%; expected volatility of 42.0%; risk free interest rate of 6.31%; turnover rate of 10% for employees and 0% for executives; and expected life of options of 5 years.

         The ESPP enables employees of the Company to subscribe for shares of common stock on annual offering dates at a purchase price which is 85% of the fair market value of the shares on the first day of the annual period. Employee contributions to the ESPP were $49, $195, and $415 for fiscal 1999, 1998, and 1997, respectively. Pursuant to the ESPP, 6, 11, and 35 shares were issued to employees during fiscal 1999, 1998, and 1997, respectively.

8.       RELATED PARTY TRANSACTIONS
         --------------------------

         The Company engages in business transactions with Waxman Industries and its subsidiaries. Products purchased for resale from Waxman Industries and its subsidiaries totaled $18,176 in fiscal 1999, $15,307 in fiscal 1998 and $13,702 in fiscal 1997. Sales to these entities totaled $79 in fiscal 1999, $517 in fiscal 1998 and $140 in fiscal 1997. The Company also entered into a five year rental agreement with Waxman Industries in fiscal 1998 for the leasing of a warehouse facility in the normal course of business. The Company prepaid all rent totaling $500. This warehouse facility was purchased as part of the U.S. Lock acquisition (See Note 10) and any unamortized prepaid rent was reduced from the purchase price of the acquisition. See Note 10 for the acquisition of LeRan Gas Products and US Lock Corporation.

         The Company and Waxman Industries provide to, and receive from each other certain selling, general and administrative services,("S,G&A") expenses, and reimburse each other for out-of-pocket disbursements related to those services. The Company charged Waxman and was reimbursed for $293, $431 and $1,056 for S,G&A expenses in each of fiscal 1999, 1998 and 1997. The Company was charged by and reimbursed Waxman $65, $0 and $217 for S,G&A expenses in each of fiscal 1999, 1998 and 1997.

9.       COMMITMENTS AND CONTINGENCIES
         -----------------------------

         The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's financial position, liquidity or results of operations.

10.      ACQUISITIONS
         ------------

         On July 1, 1997, the Company acquired substantially all of the assets of LeRan Gas Products, an operating unit of Waxman Industries, accounted for using the purchase method of accounting. The acquisition price was $3.8 million, of which $3.2 million was paid in cash and the remainder was paid by the issuance to Waxman of 25 shares of the common stock of the Company. The operations related to these assets, which are not material to the Company's financial statements, have been included in the results of the Company since the date of acquisition.

         On January 8, 1999, Barnett Inc. acquired the U.S. Lock ("U.S. Lock") division of WOC, Inc., an indirect wholly-owned subsidiary of Waxman Industries, Inc. for a cash purchase price of approximately $33.0 million and the assumption of liabilities of approximately $2.0 million. The effective date of the U.S. Lock acquisition was January 1, 1999.

         The acquisition of U.S. Lock was accounted for as a purchase. Accordingly, the purchase price was allocated to the net identifiable assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $23.0 million. This has been accounted for as goodwill and is being amortized over 40 years using the straight line method.

         The following unaudited pro forma information presents a summary of consolidated results of operations of Barnett Inc. and U.S. Lock as if the acquisition had occurred at the beginning of fiscal year 1998, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects (dollars in thousands, except per share data).


-------------------------- ----------- ------------ -------------- --- ---------------
                                                      Fiscal Year          Fiscal Year
-------------------------- ----------- ------------  Ended 6-30-99 ---  Ended 6-30-98
-------------------------- ----------- ------------ -------------- --- ---------------
Net sales                                                 $254,736            $222,339
-------------------------- ----------- ------------ -------------- --- ---------------
Net income                                                $ 15,281            $ 14,092
-------------------------- ----------- ------------ -------------- --- ---------------
Diluted earnings per share                                $   0.94            $   0.86
-------------------------- ----------- ------------ -------------- --- ---------------


                 SUPPLEMENTARY FINANCIAL INFORMATION (UNAUDITED)

Quarterly Results of Operations:

         The following is a summary of the unaudited quarterly results of operations for the fiscal years ended June 30, 1999 and 1998 (in thousands, except per share amounts)


---------- --------------- ---------------- ------------ --------------
                                                             Diluted
---------- --------------- ---------------- ------------ --------------
                                                             Earnings
---------- --------------- ---------------- ------------ --------------
                 Net             Gross           Net           Per
---------- --------------- ---------------- ------------ --------------
                Sales            Profit         Income        share
                -----            ------         ------        -----
---------- --------------- ---------------- ------------ --------------
1999
---------- --------------- ---------------- ------------ --------------
Fourth         $66,984          $22,131         $3,882        $0.24
---------- --------------- ---------------- ------------ --------------
Third           63,879           21,606          3,827         0.24
---------- --------------- ---------------- ------------ --------------
Second          58,120           19,278          4,065         0.25
---------- --------------- ---------------- ------------ --------------
First           52,391           17,176          3,441         0.21
---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------
1998
---------- --------------- ---------------- ------------ --------------
Fourth         $51,577          $17,445         $3,872        $0.24
---------- --------------- ---------------- ------------ --------------
Third           49,465           16,618          3,301         0.20
---------- --------------- ---------------- ------------ --------------
Second          51,767           17,660          3,821         0.23
---------- --------------- ---------------- ------------ --------------
First           46,769           15,720          3,283         0.20
---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------

---------- --------------- ---------------- ------------ --------------

                          BARNETT INC. AND SUBSIDIARIES

                  VALUATION AND QUALIFYING ACCOUNT AND RESERVES
                                   SCHEDULE II
                                 (IN THOUSANDS)


                                                                                       Additions
                                                           Additions                   Charged to       Balance
                                          Balance at       Charged to                    Other         at End of
                                          Beginning        Costs and     Deductions     Accounts         Period
                                          of Period         Expenses         (A)          (B)

Allowance for Doubtful Accounts:

  Fiscal Year Ended June 30, 1999          $1,231             872           (766)         643             $1,980

  Fiscal Year Ended June 30, 1998          $  864             616           (668)         419             $1,231

  Fiscal Year Ended June 30, 1997          $  722             621           (479)           0             $  864



(A) Uncollectible accounts written off, net of recoveries

(B) Allowance for doubtful accounts resulting from the acquisitions of U.S. Lock in fiscal 1999 and LeRan Gas Products in fiscal 1998.

                                                                        Annex F

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q



(MARK ONE)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED September 30, 1999

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FROM TO


Commission File Number 0-21728

                                  BARNETT INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                              59-1380437
(State of Incorporation)                                   (I.R.S. Employer
                                                         Identification Number)

        3333 LENOX AVENUE
       JACKSONVILLE, FLORIDA                                     32254
(Address of Principal Executive Offices)                       (Zip Code)



                                  (904)384-6530
               (Registrant's Telephone Number Including Area Code)

                                 NOT APPLICABLE
      (Former name, former address and former fiscal year, if changed since last report)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.

                                    Yes X     No



16,247,444 shares of Common Stock, $.01 par value, were issued and outstanding as of October 31, 1999.

                                  BARNETT INC.

                               INDEX TO FORM 10-Q
                               ------------------


                                                                                        PAGE
                                                                                        ----

PART I. FINANCIAL INFORMATION
-----------------------------

Item 1. Financial Statements

        Consolidated Balance Sheets as of September 30, 1999 and June 30, 1999          3-4

        Consolidated Statements of Income for the Three Months Ended September
        30, 1999 and 1998                                                                 5

        Consolidated Statements of Cash Flows for the Three Months Ended
        September 30, 1999 and 1998                                                       6

        Notes to Consolidated Financial Statements                                      7-8

Item 2. Management's Discussion and Analysis of Financial Condition and
        Results of Operations                                                          9-12

PART II. OTHER INFORMATION
--------------------------

Item 6. Exhibits and Reports on Form 8-K                                                 12

SIGNATURES
----------


PART I. FINANCIAL INFORMATION
-----------------------------

ITEM 1. FINANCIAL STATEMENTS


                                  BARNETT INC.
                                  ------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                      SEPTEMBER 30, 1999 AND JUNE 30, 1999
                                ($ IN THOUSANDS)

                                     ASSETS


                                                             SEPT. 30,       JUNE 30,
                                                               1999            1999
                                                               ----            ----
                                                            (UNAUDITED)

CURRENT ASSETS:
  Cash                                                       $   6,830      $   3,421
  Accounts receivable, net                                      36,462         35,914
  Inventories                                                   54,646         52,733
  Prepaid expenses                                               2,323          2,873
                                                             ---------      ---------
              Total current assets                             100,261         94,941
                                                             ---------      ---------

PROPERTY AND EQUIPMENT:
  Leasehold improvements                                         8,651          8,265
  Furniture and fixtures                                         4,825          4,662
  Machinery and equipment                                       20,595         19,352
  Building and improvements                                      7,285          7,281
                                                             ---------      ---------
                                                                41,356         39,560
Less accumulated depreciation and amortization                 (17,122)       (15,978)
                                                             ---------      ---------
Property and equipment, net                                     24,234         23,582

COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET        27,160         27,353

DEFERRED TAX ASSETS, NET                                           857            857

OTHER ASSETS                                                     2,747          2,453
                                                             ---------      ---------
                                                             $ 155,259      $ 149,186
                                                             =========      =========



           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                  BARNETT INC.
                                  ------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                      SEPTEMBER 30, 1999 AND JUNE 30, 1999
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                          SEPT.30,      JUNE 30,
                                                            1999          1999
                                                            ----          ----
                                                         (UNAUDITED)

CURRENT LIABILITIES:
  Accounts payable                                        $ 21,808     $ 20,061
  Accrued liabilities                                        3,286        4,061
  Accrued income taxes                                       1,493          151
  Accrued interest                                             342          342
                                                          --------     --------
              Total current liabilities                     26,929       24,615
                                                          --------     --------


Long-Term Debt                                              33,000       33,000

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value per share:
    Authorized 40,000 shares; Issued and outstanding
    16,237 shares at September 30, 1999 and 16,218 at
    June 30, 1999                                              162          162
  Paid-in capital                                           48,078       47,937
  Retained earnings                                         47,090       43,472
                                                          --------     --------

              Total stockholders' equity                    95,330       91,571
                                                          --------     --------
                                                          $155,259     $149,186
                                                          ========     ========




           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                  BARNETT INC.
                                  ------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

                                   (UNAUDITED)
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      SEPTEMBER 30,
                                                   1999           1998
                                                   ----           ----

Net sales                                        $ 67,400      $ 52,391

Cost of sales                                      45,666        35,215
                                                 --------      --------

  Gross profit                                     21,734        17,176

Selling, general and administrative expenses       15,217        11,578
                                                 --------      --------

  Operating income                                  6,517         5,598

Interest income (expense)                            (487)           (1)
                                                 --------      --------

  Income before income taxes                        6,030         5,597

Provision for income taxes                          2,412         2,156
                                                 --------      --------

  Net income                                     $  3,618      $  3,441
                                                 ========      ========


Earnings per share:
  Basic                                          $   0.22      $   0.21
  Diluted                                        $   0.22      $   0.21


Weighted average shares outstanding:
  Basic                                            16,218        16,212
  Diluted                                          16,219        16,274



           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                  BARNETT INC.
                                  ------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                                   (UNAUDITED)

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                ($ IN THOUSANDS)


                                                                          SEPTEMBER 30,
                                                                        1999         1998
                                                                        ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
  Net income                                                          $ 3,618      $ 3,441
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization                                       1,391        1,040
  Changes in assets and liabilities:
    (Increase) Decrease in accounts receivable, net                      (548)         162
    Increase in inventories                                            (1,913)      (4,298)
    Decrease (Increase) in prepaid expenses                               550         (388)
    Changes in other assets                                              (348)         431
    Increase in accounts payable                                        1,746        2,175
    Increase in accrued liabilities                                       567        1,499
                                                                      -------      -------

              Net Cash Provided by Operating Activities                 5,063        4,062
                                                                      -------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
  Capital expenditures, net                                            (1,796)      (1,718)
                                                                      -------      -------

              Net Cash Used in Investing Activities                    (1,796)      (1,718)
                                                                      -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  Borrowings under credit agreements                                       --        5,618
  Repayments under credit agreements                                       --       (6,332)
  Net proceeds from issuance of common stock                              142           78
                                                                      -------      -------

              Net Cash Provided by (Used in) Financing Activities         142         (636)
                                                                      -------      -------

NET INCREASE IN CASH                                                    3,409        1,708

BALANCE, BEGINNING OF PERIOD                                            3,421          450
                                                                      -------      -------

BALANCE, END OF PERIOD                                                $ 6,830      $ 2,158
                                                                      =======      =======




           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                  BARNETT INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                                   (UNAUDITED)

                               SEPTEMBER 30, 1999

NOTE 1 - BASIS OF PRESENTATION
         ---------------------

The consolidated financial statements include the accounts of Barnett Inc. (a Delaware corporation) and its wholly owned subsidiary, U.S. Lock Corporation (collectively, the "Company"). All material intercompany transactions have been eliminated.

The consolidated statements of income for the three months ended September 30, 1999 and 1998, the consolidated balance sheet as of September 30, 1999 and the consolidated statements of cash flows for the three months ended September 30, 1999 and 1998 have been prepared by the Company without audit, while the consolidated balance sheet as of June 30, 1999 was derived from audited financial statements. In the opinion of management, these financial statements include all adjustments, all of which are normal and recurring in nature, necessary to present fairly the financial position, results of operations and cash flows as of September 30, 1999 and for all periods presented. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been consolidated or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of financial position or operating results for an entire year. It is suggested that these consolidated interim financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed with the Securities and Exchange Commission.

NOTE 2 - BUSINESS
         --------

The Company operates in a single business segment -- the distribution of plumbing, electrical, hardware and security hardware products, utilizing mail order catalogs and a telesales program. The Company's various products are economically similar and do not require separate segment reporting.

NOTE 3 - SUPPLEMENTAL CASH FLOW INFORMATION
         ----------------------------------

Cash payments during the three months ended September 30, 1999 and 1998 included income taxes of $0.2 million and $0.5 million, respectively, and interest of $525,000 and $15,000, respectively.

NOTE 4 - BUSINESS ACQUISITION
         --------------------

On January 8, 1999, Barnett Inc. acquired the U.S. Lock ("U.S. Lock") division of WOC, Inc., an indirect wholly-owned subsidiary of Waxman Industries, Inc. for a cash purchase price of approximately $33.0 million and the assumption of liabilities of approximately $2.0 million. The effective date of the U.S. Lock acquisition was January 1, 1999.

The acquisition of U.S. Lock was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $23.0 million. This has been accounted for as goodwill and is being amortized over 40 years using the straight line method.

The following unaudited pro forma information presents a summary of consolidated results of operations of Barnett Inc. and U.S. Lock as if the acquisition had occurred at the beginning of fiscal year 1999, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects (dollars in thousands, except per share data).


                                      Three Months
                                     Ended 9-30-98
--------------------------------------------------
Net sales                                  $58,940
Net income                                  $3,469
Earnings per share                           $0.21
--------------------------------------------------

NOTE 5 - EARNINGS PER SHARE
         ------------------

Basic earnings per share is calculated based on weighted average number of shares of common stock outstanding. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and common stock equivalents, consisting of outstanding stock options. Common stock equivalents are determined using the treasury method for diluted shares outstanding. The difference between diluted and basic shares outstanding are common stock equivalents from stock options outstanding in the quarters ended September 30, 1999 and 1998.

NOTE 6 - IMPACT OF ACCOUNTING STANDARDS
         ------------------------------

In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of this standard is not expected to have a material impact on reported results of the Company's operations.

NOTE 7 - ACCOUNTING CHANGE
         -----------------

In the first quarter of fiscal year 2000, the Company adopted Statement of Position ("SOP")No. 98-5, "Reporting on the Costs of Start-Up Activities" which requires expensing these costs as incurred, rather than capitalizing and subsequently amortizing such costs. The adoption of this SOP resulted in certain Balance Sheet re-classifications in addition to write-offs charged directly to operations, of the costs capitalized as of June 30, 1999.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        -------------------------------------------------
        CONDITION AND RESULTS OF OPERATIONS
        -----------------------------------

This Quarterly Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "expect", "believe", "intend", "may", "should", "anticipate" and similar expressions are intended to identify forward looking statements. Such forward looking statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry such as increased distribution costs and the effects of general economic conditions. In addition, the Company's business, operations, and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

OVERVIEW
--------

The Company is a direct marketer and distributor of an extensive line of plumbing, electrical, hardware and security hardware products to approximately 73,400 active customers throughout the United States, the Caribbean and South America. Effective January 1, 1999, the Company acquired U.S. Lock, a division of WOC, Inc., a wholly-owned subsidiary of Waxman Industries, Inc., for a cash purchase price of $33.0 million and the assumption of liabilities estimated at approximately $2.0 million. The Company offers approximately 21,000 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. The Company markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, liquid propane gas ("LP Gas") dealers and locksmiths. The Company's staff of over 140 knowledgeable telesales, customer service and technical support personnel work together to serve customers by assisting in product selection and offering technical advice. To provide rapid delivery and a strong local presence, the Company has established a network of 40 distribution centers strategically located in 34 major metropolitan areas throughout the United States and Puerto Rico. Through these local distribution centers, approximately 70% of the Company's orders are shipped to the customer on the same day the order is received. The remaining 30% of the orders are picked up by the customer at one of the Company's local distribution centers. The Company's strategy of being a low-cost, competitively priced supplier is facilitated by its volume of purchases and offshore sourcing of a significant portion of its private label products. Products are purchased from over 650 domestic and foreign suppliers.

RESULTS OF OPERATIONS

               THREE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED WITH
               ---------------------------------------------------
                      THREE MONTHS ENDED SEPTEMBER 30, 1998
                      -------------------------------------

NET SALES
---------

Net sales increased $15.0 million, or 28.6% to $67.4 million in the three months ended September 30, 1999 from $52.4 million in the corresponding prior year period. Approximately 85.8% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons and the addition of 11 telesalespersons internally and 24 telesalespersons acquired with U.S. Lock, compared to the prior year period. The remainder of the net sales increase was attributable to the Company's outside sales force, integrated account management teams, factory direct programs and the Company's export division. New customers garnished from the Company's promotional flyer campaigns contributed approximately $2.5 million to the net sales increase during the three months ended September 30, 1999 year. Also contributing to the net sales increase for three month period was revenue from new product introductions approximating $2.8 million.

    As noted above, the Company began an integration of its outside sales force with its telesales force. The integrated account management provides synergies with improved customer knowledge, as well as superior customer service and quicker response times. These integrated account management teams produced revenue increases in three months ended September 30, 1999 exceeding 21%. Additionally, the Company's export division, primarily consisting of a small dedicated international telesales staff, garnished revenue increases in excess of 30%. Furthermore, the Company continues to invest in its factory direct programs whereby products are shipped directly to the customer from certain suppliers and manufacturers. These programs yielded more than 33% revenue increases in three months ended September 30, 1999.

The Company opened its 33rd distribution center in Birmingham, Alabama in September 1998 and its 34th distribution center in Parsippany, New Jersey in March 1999. U.S. Lock opened its 6th distribution center in Dallas, Texas in March 1999. These three new distribution centers averaged a 38.5% sales increase over the base business transferred to them in the three months ended September 30, 1999.

GROSS PROFIT
------------

Gross profit increased by 26.5% to $21.7 million in the three months ended September 30, 1999 from $17.2 million in the corresponding prior year period. Gross profit margin decreased to 32.2% for the three months ended September 30, 1999 from 32.8% for the same period last year, primarily as a result of the aforementioned increased activity in the Company's direct sales programs, which typically carry much lower gross profit margins than the Company's warehouse shipments.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
--------------------------------------------

Selling, general and administrative ("SG&A") expenses increased 31.4% to $15.2 million for the three months ended September 30, 1999, from $11.6 million for the comparable prior year period. The increase is primarily due to combining the expenses of U.S. Lock along with occupancy and other expenses related to the opening of three new distribution centers in the prior year. Increased expenses also relate to the addition of eleven telesales personnel and four outside salesmen compared to the prior year period. Increased wages and training costs related to personnel turnover in various distribution centers, also contributed to the increased expense level, as well as the amortization of goodwill related to the U.S. Lock acquisition.

PROVISION FOR INCOME TAXES
--------------------------

The provision for income taxes increased $0.3 million or 11.9% to $2.4 million for the three months ended September 30, 1999 from $2.2 million for the three months ended September 30, 1998 primarily as a result of increased operating income and the non-deductibility of the goodwill amortization.

YEAR 2000
---------

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or in miscalculations causing disruptions to operations, including, among other things, a temporary inability to process transactions, to send invoices to customers, or to engage in similar normal business activities. The Year 2000 issue affects virtually all companies and organizations.

The Company had identified all computer-based systems and applications (including embedded systems) that are not Year 2000 compliant and determined what revisions, replacements or updates were needed to achieve compliance. Management believes that all of the systems are compliant currently.

The Company had put in place project teams dedicated to implementing a Year 2000 solution. The teams have actively worked to achieve the objectives of Year 2000 compliance. The work included the modification of certain existing systems, replacing hardware and software for other systems, the creation of contingency plans, and surveying suppliers of goods and services with whom the Company does business.

The Company used standard methodology with three phases for the Year 2000 compliance project. Phase I included conducting a complete inventory of potentially affected areas of the business (including information technology and non-information technology), assessing and prioritizing the information collected during the inventory, and completing project plans to address all key areas of the project. Phase II included the remediation and testing of all mission critical areas of the project, surveying suppliers of goods and services with whom the Company does business, and the creation of contingency plans to address potential Year 2000 related problems. Phase III of the project included the remediation and testing of non- mission critical areas of the project, and the implementation of contingency plans as may be necessary. The Company has completed all phases of this project as of September 30, 1999.

The Company used both internal and external resources to reprogram, replace, and test the software and hardware for Year 2000 compliance. Year 2000 work for mission critical and most non-mission critical systems and testing of all system revisions is complete. The expenses associated with this project included both a reallocation of existing internal resources plus the use of outside services. Project expenses to date amount to approximately $35,000.

In addition to addressing internal systems, the Company's Year 2000 project team has surveyed suppliers of goods and services with whom the Company does business. This was done to determine the extent to which the Company is vulnerable to failures by third parties to remedy their own Year 2000 issues. However, there can be no guarantee that the systems of other companies, including those on which the Company's systems interact, will be timely converted. A failure to convert by another company on a timely basis or a conversion by another company that is incompatible with the Company's systems, may have an adverse effect on the Company.

PART II. OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K

      a)  Exhibits:

          (27) Financial Data Schedule


All other items in Part II are either inapplicable to the Company during the quarter ended September 30, 1999, the answer is negative or a response has been previously reported and an additional report of the information need not be made pursuant to the instructions to Part II.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  BARNETT INC.
                                                  REGISTRANT



DATE: NOVEMBER 10, 1999                           By: /s/ Andrea Luiga
                                                  Andrea Luiga
                                                  Chief Financial Officer
                                                  (principal financial and
                                                  accounting officer)

                                                                        Annex G


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q



(MARK ONE)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1999

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FROM TO


Commission File Number 0-21728

                                  BARNETT INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                        59-1380437
        (State of Incorporation)                           (I.R.S. Employer
                                                         Identification Number)

          3333 LENOX AVENUE
         JACKSONVILLE, FLORIDA                                  32254
(Address of Principal Executive Offices)                      (Zip Code)



                                  (904)384-6530
               (Registrant's Telephone Number Including Area Code)

                                 NOT APPLICABLE
      (Former name, former address and former fiscal year, if changed since last report)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.

                              Yes X        No



16,247,444 shares of Common Stock, $.01 par value, were issued and outstanding as of January 31, 2000.

================================================================================

                                  BARNETT INC.

                               INDEX TO FORM 10-Q

                                                                           PAGE
                                                                           ----
PART I.       FINANCIAL INFORMATION
-------       ---------------------

Item 1.       Financial Statements

              Consolidated Balance Sheets as of December 31, 1999
              and June 30, 1999                                              3-4

              Consolidated Statements of Income for the Six Months
              and  Three Months Ended December 31, 1999 and 1998              5

              Consolidated Statements of Cash Flows for the Six
              Months Ended December 31, 1999 and 1998                         6

              Notes to Consolidated Financial Statements                    7-8

Item 2.       Management's Discussion and Analysis of Financial Condition
              and Results of Operations                                     9-13

PART II. OTHER INFORMATION
--------------------------

Item 6. Exhibits and Reports on Form 8-K                                      13

SIGNATURES                                                                    14
-----------

PART I. FINANCIAL INFORMATION
-----------------------------

ITEM 1. FINANCIAL STATEMENTS


                                                            BARNETT INC.
                                                            ------------

                                                    CONSOLIDATED BALANCE SHEETS
                                                    ---------------------------

                                                DECEMBER 31, 1999 AND JUNE 30, 1999
                                             ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               ASSETS

                                                                                   DECEMBER 31,             JUNE 30,
                                                                                       1999                   1999
                                                                                       ----                   ----
                                                                                    (UNAUDITED)

CURRENT ASSETS:
  Cash                                                                              $   4,308              $   3,421
  Accounts receivable, net                                                             38,130                 35,914
  Inventories                                                                          60,036                 52,733
  Prepaid expenses                                                                      3,393                  2,873
                                                                                    ---------              ---------
              Total current assets                                                    105,867                 94,941
                                                                                    ---------              ---------

PROPERTY AND EQUIPMENT:
  Leasehold improvements                                                                9,054                  8,265
  Furniture and fixtures                                                                5,080                  4,662
  Machinery and equipment                                                              21,979                 19,352
  Building and improvements                                                             7,286                  7,281
                                                                                    ---------              ---------
                                                                                       43,399                 39,560
Less accumulated depreciation and amortization                                        (18,380)               (15,978)
                                                                                    ---------              ---------
Property and equipment, net                                                            25,019                 23,582

COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET                               26,966                 27,353

DEFERRED TAX ASSETS, NET                                                                  857                    857

OTHER ASSETS                                                                            2,775                  2,453
                                                                                    ---------              ---------
                                                                                    $ 161,484              $ 149,186
                                                                                    =========              =========







       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.





                                                            BARNETT INC.

                                                    CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31, 1999 AND JUNE 30, 1999
                                             ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                 DECEMBER 31,             JUNE 30,
                                                                                     1999                   1999
                                                                                     ----                   ----
                                                                                  (UNAUDITED)

CURRENT LIABILITIES:
  Accounts payable                                                                  $ 24,628               $ 20,061
  Accrued liabilities                                                                  3,496                  4,061
  Accrued income taxes                                                                   103                    151
  Accrued interest                                                                       343                    342
                                                                                    --------               --------
              Total current liabilities                                               28,570                 24,615
                                                                                    --------               --------


Long-Term Debt                                                                        33,000                 33,000

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value per share:
    Authorized 40,000 shares; Issued and outstanding
    16,247 shares at December 31, 1999 and 16,218 at
    June 30, 1999                                                                        162                    162
  Paid-in capital                                                                     48,152                 47,937
  Retained earnings                                                                   51,600                 43,472
                                                                                    --------               --------

              Total stockholders' equity                                              99,914                 91,571
                                                                                    --------               --------
                                                                                    $161,484               $149,186
                                                                                    ========               ========















       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.


                                                            BARNETT INC.
                                                            ------------

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                                 ---------------------------------

                                                            (UNAUDITED)
                                FOR THE SIX MONTHS AND THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                              ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    SIX MONTHS ENDED                    THREE MONTHS ENDED
                                                       DEC. 31                               DEC. 31
                                                       -------                               -------
                                               1999              1998               1999               1998
                                               ----              ----               ----               ----

Net sales                                   $138,472           $110,511           $ 71,072           $ 58,120

Cost of sales                                 93,386             74,057             47,720             38,842
                                            --------           --------           --------           --------

Gross profit                                  45,086             36,454             23,352             19,278

Selling, general and
administrative expenses                       30,590             24,178             15,373             12,600
                                            --------           --------           --------           --------

Operating income                              14,496             12,276              7,979              6,678
Interest expense, net                            969                 66                482                 65
                                            --------           --------           --------           --------

Income before income taxes                    13,527             12,210              7,497              6,613

Provision for income taxes                     5,397              4,704              2,985              2,548
                                            --------           --------           --------           --------

Net income                                  $  8,130           $  7,506           $  4,512           $  4,065
                                            ========           ========           ========           ========


Basic earnings per share                    $   0.50           $   0.46           $   0.28           $   0.25
Diluted earnings per share                  $   0.50           $   0.46           $   0.28           $   0.25

Weighted average shares outstanding:
Basic                                         16,233             16,212             16,247             16,212
Diluted                                       16,235             16,223             16,251             16,216







       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.




                                                            BARNETT INC.
                                                            ------------

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               -------------------------------------
                                                            (UNAUDITED)

                                        FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                                          ($ IN THOUSANDS)

                                                                                                   DECEMBER 31,
                                                                                            1999                  1998
                                                                                            ----                  ----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                              $  8,130             $  7,506
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization                                                            2,789                2,164
  Changes in assets and liabilities:
    Increase in accounts receivable, net                                                    (2,216)              (4,475)
    Increase in inventories                                                                 (7,303)             (10,493)
    Increase in prepaid expenses                                                              (520)                (767)
    Changes in other assets                                                                   (322)                 (47)
    Increase in accounts payable                                                             4,567                3,677
    Decrease in accrued liabilities                                                           (612)                 (85)
                                                                                          --------             --------

              Net Cash Provided by (Used in) Operating Activities                            4,513               (2,520)
                                                                                          --------             --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net                                                                 (3,841)              (3,975)
                                                                                          --------             --------

              Net Cash Used in Investing Activities                                         (3,841)              (3,975)
                                                                                          --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreement                                                           --                 23,778
  Repayments under credit agreement                                                           --                (17,491)
  Net proceeds from issuance of common stock-stock options, grants                             215                   78
  Issuance of common stock                                                                    --                      1
                                                                                          --------             --------
              Net Cash Provided by Financing Activities                                        215                6,366
                                                                                          --------             --------

NET INCREASE (DECREASE) IN CASH                                                                887                 (129)

BALANCE, BEGINNING OF PERIOD                                                                 3,421                  450
                                                                                          --------             --------

BALANCE, END OF PERIOD                                                                    $  4,308             $    321
                                                                                          ========             ========



       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                                  BARNETT INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     ---------------------------------------
                                   (UNAUDITED)

                                DECEMBER 31, 1999

NOTE 1 - BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Barnett Inc. (a Delaware corporation) and its wholly owned subsidiary, U.S. Lock Corporation (collectively, the "Company"). All material intercompany transactions have been eliminated.

The consolidated statements of income for the six months and three months ended December 31, 1999 and 1998, the consolidated balance sheet as of December 31, 1999 and the consolidated statements of cash flows for the six months ended December 31, 1999 and 1998 have been prepared by the Company without audit, while the consolidated balance sheet as of June 30, 1999 was derived from audited financial statements. In the opinion of management, these financial statements include all adjustments, all of which are normal and recurring in nature, necessary to present fairly the financial position, results of operations and cash flows as of December 31, 1999 and for all periods presented. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been consolidated or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of financial position or operating results for an entire year. It is suggested that these consolidated interim financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed with the Securities and Exchange Commission.

NOTE 2 - BUSINESS

The Company operates in a single business segment -- the distribution of plumbing, electrical, hardware and security hardware products, utilizing mail order catalogs and a telesales program. The Company's various products are economically similar and do not require separate segment reporting.

NOTE 3 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash payments during the six months ended December 31, 1999 and 1998 included income taxes of $5.6 million and $5.1 million, respectively, and interest of $1.0 million and $14,000, respectively.

NOTE 4 - BUSINESS ACQUISITION

On January 8, 1999, Barnett Inc. acquired the U.S. Lock ("U.S. Lock") division of WOC, Inc., an indirect wholly-owned subsidiary of Waxman Industries, Inc. for a cash purchase price of approximately $33.0 million and the assumption of liabilities of approximately $2.0 million. The effective date of the U.S. Lock acquisition was January 1, 1999.

The acquisition of U.S. Lock was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $23.0 million. This has been accounted for as goodwill and is being amortized over 40 years using the straight line method.

The following unaudited pro forma information presents a summary of consolidated results of operations of Barnett Inc. and U.S. Lock as if the acquisition had occurred at the beginning of fiscal year 1999, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects (dollars in thousands, except per share data).


                                          Three Months                      Six Months
                                        Ended 12-31-98                  Ended 12-31-98
--------------------------------------------------------------------------------------
Net sales                                      $64,932                        $123,873
Net income                                      $4,103                          $7,572
Earnings per share                               $0.25                           $0.47
--------------------------------------------------------------------------------------



NOTE 5 - EARNINGS PER SHARE

Basic earnings per share is calculated based on weighted average number of shares of common stock outstanding. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and common stock equivalents, consisting of outstanding stock options. Common stock equivalents are determined using the treasury method for diluted shares outstanding. The difference between diluted and basic shares outstanding are common stock equivalents from stock options outstanding in the six months and three months ended December 31, 1999 and 1998.

NOTE 6 - IMPACT OF ACCOUNTING STANDARDS

In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of this standard is not expected to have a material impact on reported results of the Company's operations.

NOTE 7 - ACCOUNTING CHANGE

In the first quarter of fiscal year 2000, the Company adopted Statement of Position ("SOP")No. 98-5, "Reporting on the Costs of Start-Up Activities" which requires expensing these costs as incurred, rather than capitalizing and subsequently amortizing such costs. The adoption of this SOP resulted in certain balance sheet re-classifications in addition to write-offs charged directly to operations, of the costs capitalized as of June 30, 1999.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        -------------------------------------------------
        CONDITION AND RESULTS OF OPERATIONS
        -----------------------------------

This Quarterly Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "expect", "believe", "intend", "may", "should", "anticipate", and similar expressions are intended to identify forward- looking statements. Such forward looking statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry such as increased distribution costs and the effects of general economic conditions. In addition, the Company's business, operations, and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

OVERVIEW

The Company is a direct marketer and distributor of an extensive line of plumbing, electrical, hardware and security hardware products to approximately 73,000 active customers throughout the United States, the Caribbean and South America. Effective January 1, 1999, the Company acquired U.S. Lock, a division of WOC, Inc., a wholly-owned subsidiary of Waxman Industries, Inc., for a cash purchase price of $33.0 million and the assumption of liabilities estimated at approximately $2.0 million. The Company offers approximately 21,000 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. The Company markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, liquid propane gas ("LP Gas") dealers and locksmiths. The Company's staff of over 140 knowledgeable telesales, customer service and technical support personnel work together to serve customers by assisting in product selection and offering technical advice. To provide rapid delivery and a strong local presence, the Company has established a network of 42 distribution centers strategically located in 36 major metropolitan areas throughout the United States and Puerto Rico. Through these local distribution centers, approximately 70% of the Company's orders are shipped to the customer on the same day the order is received. The remaining 30% of the orders are picked up by the customer at one of the Company's local distribution centers. The Company's strategy of being a low-cost, competitively priced supplier is facilitated by its volume of purchases and offshore sourcing of a significant portion of its private label products. Products are purchased from over 650 domestic and foreign suppliers.

RESULTS OF OPERATIONS

                SIX MONTHS ENDED DECEMBER 31, 1999 COMPARED WITH
                       SIX MONTHS ENDED DECEMBER 31, 1998

NET SALES

Net sales increased $28.0 million, or 25.3%, to $138.5 million in the six months ended December 31, 1999 from $110.5 million in the corresponding prior year period. Approximately 87.7% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons and the addition of 22 telesalespersons acquired with U.S. Lock, compared to the prior year period. The remainder of the net sales increase was attributable to the Company's outside sales force, integrated account management teams, factory direct programs and the Company's export division. New customers garnished from the Company's promotional flyer campaigns contributed approximately $6.0 million to the net sales increase for the six months ended December 31, 1999. Also contributing to the net sales increase for the six month period was revenue from new product introductions approximating $5.9 million.

Last year, the Company began an integration of its outside sales force with its telesales force. The integrated account management provides synergies with improved customer knowledge, as well as superior customer service and quicker response times. These integrated account management teams produced revenue increases in six months ending December 31, 1999 exceeding 20%. Additionally, the Company's export division, primarily consisting of a small dedicated international telesales staff, garnished revenue increases in excess of 27%. Furthermore, the Company continues to invest in its factory direct programs whereby products are shipped directly to the customer from certain suppliers and manufacturers. These programs yielded more than 30% revenue increases in the six months ended December 31, 1999.

The Company opened its 41st distribution center in Orlando, Florida in October 1999 and its 42nd distribution center in Phoenix, Arizona in December 1999. The sales contribution from these new distribution centers was not significant for the current six month period.

GROSS PROFIT

Gross profit increased by 23.7% to $45.1 million in the six months ended December 31, 1999 from $36.5 million in the corresponding prior year period. Gross profit margins decreased to 32.6% for the six months ended December 31, 1999 from 33.0% for the same period last year, primarily as a result of the aforementioned increased activity in the Company's direct sales programs, which typically carry much lower gross profit margins than the Company's warehouse shipments.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative ("SG&A") expenses increased 26.5% to $30.6 million for the six months ended December 31, 1999, from $24.2 million for the comparable prior year period. The increase is primarily due to combining the expenses of U.S. Lock along with the occupancy and other expenses related to the opening of two new distribution centers in the current fiscal year. Increased wages and training costs related to personnel turnover in various distribution centers, also contributed to the increased expense level, as well as the amortization of goodwill related to the U.S. Lock acquisition.

PROVISION FOR INCOME TAXES

The provision for income taxes increased $0.7 million or 14.7% to $5.4 million for the six months ended December 31, 1999 from $4.7 million for the six months ended December 31, 1998, primarily as a result of increased operating income and the non-deductibility of the goodwill amortization.

               THREE MONTHS ENDED DECEMBER 31, 1999 COMPARED WITH
                      THREE MONTHS ENDED DECEMBER 31, 1998

NET SALES

Net sales increased $13.0 million, or 22.3%, to $71.1 million in the three months ended December 31, 1999 from $58.1 million in the corresponding prior year period. Approximately 89.7% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons and the addition of 22 telesalespersons acquired with U.S. Lock, compared to the prior year period. The remainder of the net sales increase was attributable to the Company's outside sales force, integrated account management teams, factory direct programs and the Company's export division. New customers garnished from the Company's promotional flyer campaigns contributed approximately $2.2 million to the net sales increase for the three months ended December 31, 1999. Also contributing to the net sales increase for the three month period was revenue from new product introductions approximating $3.0 million.

As noted above, last fiscal year, the Company began an integration of its outside sales force with its telesales force. The integrated account management provides synergies with improved customer knowledge, as well as superior customer service and quicker response times. These integrated account management teams produced revenue increases in three months ending December 31, 1999 exceeding 19%. Additionally, the Company's export division, primarily consisting of a small dedicated international telesales staff, garnished revenue increases in excess of 24%. Furthermore, the Company continues to invest in its factory direct programs whereby products are shipped directly to the customer from certain suppliers and manufacturers. These programs yielded more than 38% revenue increases in the three months ended December 31, 1999.

The Company opened its 41st distribution center in Orlando, Florida in October 1999 and its 42nd distribution center in Phoenix, Arizona in December 1999. The sales contribution from these new distribution centers was not significant for the current three month period.

GROSS PROFIT

Gross profit increased by 21.1% to $23.4 million in the three months ended December 31, 1999 from $19.3 million in the corresponding prior year period. Gross profit margins decreased to 32.9% for the three months ended December 31, 1999 from 33.2% for the same period last year, primarily as a result of the aforementioned increased activity in the Company's direct sales programs, which typically carry much lower gross profit margins than the Company's warehouse shipments.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative ("SG&A") expenses increased 22.0% to $15.4 million for the three months ended December 31, 1999, from $12.6 million for the comparable prior year period. The increase is primarily due to combining the expenses of U.S. Lock along with the occupancy and other expenses related to the opening of two new distribution centers in the current fiscal year. Increased wages and training costs related to personnel turnover in various distribution centers, also contributed to the increased expense level, as well as the amortization of goodwill related to the U.S. Lock acquisition.

PROVISION FOR INCOME TAXES

The provision for income taxes increased $0.4 million or 17.2% to $3.0 million for the three months ended December 31, 1999 from $2.5 million for the three months ended December 31, 1998, primarily as a result of increased operating income and the non-deductibility of the goodwill amortization.

YEAR 2000

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or in miscalculations causing disruptions to operations, including, among other things, a temporary inability to process transactions, to send invoices to customers, or to engage in similar normal business activities. The Year 2000 issue affects virtually all companies and organizations.

The Company had identified all computer-based systems and applications (including embedded systems) that were not Year 2000 compliant and determined what revisions, replacements or updates were needed to achieve compliance. Management believes that all of the systems are compliant currently.

The Company had put in place project teams dedicated to implementing a Year 2000 solution. The teams actively worked to achieve the objectives of Year 2000 compliance. The work included the modification of certain existing systems, replacing hardware and software for other systems, the creation of contingency plans, and surveying suppliers of goods and services with whom the Company does business.

The Company used standard methodology with three phases for the Year 2000 compliance project. Phase I included conducting a complete inventory of potentially affected areas of the business (including information technology and non-information technology), assessing and prioritizing the information collected during the inventory, and completing project plans to address all key areas of the project. Phase II included the remediation and testing of all mission critical areas of the project, surveying suppliers of goods and services with whom the Company does business, and the creation of contingency plans to address potential Year 2000 related problems. Phase III of the project included the remediation and testing of non- mission critical areas of the project, and the implementation of contingency plans as may be necessary. The Company completed all phases of this project as of September 30, 1999.

The Company used both internal and external resources to reprogram, replace, and test the software and hardware for Year 2000 compliance. Year 2000 work for mission critical and most non-mission critical systems and testing of all system revisions is complete. The expenses associated with this project included both a reallocation of existing internal resources plus the use of outside services. Project expenses to date amount to an estimated $35,000.

In addition to addressing internal systems, the Company's Year 2000 project team surveyed suppliers of goods and services with whom the Company does business. This was done to determine the extent to which the Company is vulnerable to failures by third parties to remedy their own Year 2000 issues. However, there can be no guarantee that the systems of other companies, including those on which the Company's systems interact, will be timely converted. A failure to convert by another company on a timely basis or a conversion by another company that is incompatible with the Company's systems, may have an adverse effect on the Company.

Based on the information available at the time of this filing, the Company has not experienced any significant Year 2000 related issues that would have an adverse effect on the Company's business operations and financial condition. There can be no assurance, however, that all potential Year 2000 related issues have been discovered.





PART II. OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K

         a)       Exhibits:

                  (27) Financial Data Schedule

         b)       No Reports on Form 8-K were filed.


All other items in Part II are either inapplicable to the Company during the quarter ended December 31, 1999, the answer is negative or a response has been previously reported and an additional report of the information need not be made pursuant to the instructions to Part II.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BARNETT INC.
                                         REGISTRANT



DATE: FEBRUARY 1, 2000                   By: /s/ Andrea Luiga
                                         Andrea Luiga
                                         Chief Financial Officer
                                         (principal financial and
                                         accounting officer)

                                                                         Annex H

________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q



(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FROM TO


Commission File Number 0-21728

                                  BARNETT INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                           59-1380437
   (State of Incorporation)                               (I.R.S. Employer
                                                        Identification Number)

       3333 LENOX AVENUE
       JACKSONVILLE, FLORIDA                                   32254
(Address of Principal Executive Offices)                     (Zip Code)



                                  (904)384-6530
               (Registrant's Telephone Number Including Area Code)

                                 NOT APPLICABLE
      (Former name, former address and former fiscal year, if changed since last report)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.

                                    Yes X    No



16,263,928 shares of Common Stock, $.01 par value, were issued and outstanding as of April 30, 2000.

________________________________________________________________________________

                          BARNETT INC. AND SUBSIDIARIES

                               INDEX TO FORM 10-Q

                                                                            Page
                                                                            ----

PART I.       FINANCIAL INFORMATION
-------       ---------------------

Item 1.       Financial Statements

              Consolidated Balance Sheets as of March 31, 2000
              and June 30, 1999                                              3-4

              Consolidated Statements of Income for the Nine Months
              and Three Months Ended March 31,2000 and 1999                    5

              Consolidated Statements of Cash Flows for the
              Nine Months Ended March 31,2000 and 1999                         6

              Notes to Consolidated Financial Statements                     7-9

Item 2.       Management's Discussion and Analysis of Financial
              Condition and Results of Operations                          10-13

Item 3.       Quantitative and Qualitative Disclosures About
              Market Risk                                                     13

PART II. OTHER INFORMATION
-------- -----------------

Item 4. Submission of Matters To A Vote of Security Holders                   14

Item 6. Exhibits and Reports on Form 8-K                                      14

Signatures                                                                    15
----------

PART I. FINANCIAL INFORMATION
------- ---------------------

ITEM 1. FINANCIAL STATEMENTS



                          BARNETT INC. AND SUBSIDIARIES
                          -----------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                        MARCH 31, 2000 AND JUNE 30, 1999
                    ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                     ASSETS


                                                                   March 31,         June 30,
                                                                     2000              1999
                                                                     ----              ----
                                                                  (Unaudited)


CURRENT ASSETS:
  Cash                                                            $   5,376          $   3,421
  Accounts receivable, net                                           38,054             35,914
  Inventories                                                        59,003             52,733
  Prepaid expenses                                                    3,809              2,873
                                                                   --------           --------
              Total current assets                                  106,242             94,941
                                                                   --------           --------

PROPERTY AND EQUIPMENT:
  Leasehold improvements                                              9,287              8,265
  Furniture and fixtures                                              5,215              4,662
  Machinery and equipment                                            23,012             19,352
  Building and improvements                                           7,283              7,281
                                                                   --------           --------
                                                                     44,797             39,560
Less accumulated depreciation and amortization                      (19,664)           (15,978)
                                                                   --------           --------
Property and equipment, net                                          25,133             23,582

COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED, NET             26,429             27,353

DEFERRED TAX ASSETS, NET                                                857                857

OTHER ASSETS                                                          2,840              2,453
                                                                   --------           --------
                                                                  $ 161,501          $ 149,186
                                                                   ========           ========





       The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          BARNETT INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        MARCH 31, 2000 AND JUNE 30, 1999
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                  March 31,          June 30,
                                                                    2000               1999
                                                                    ----               ----
                                                                 (Unaudited)


CURRENT LIABILITIES:
  Accounts payable                                               $  20,148          $  20,061
  Accrued liabilities                                                4,017              4,061
  Accrued income taxes                                                 165                151
  Accrued interest                                                     336                342
                                                                  --------           --------
              Total current liabilities                             24,666             24,615
                                                                  --------           --------


Long-Term Debt                                                      33,000             33,000

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value per share:
    Authorized 40,000 shares; Issued and outstanding
    16,247 shares at March 31, 2000 and 16,218 at
    June 30, 1999                                                      162                162
  Paid-in capital                                                   48,152             47,937
  Retained earnings                                                 55,521             43,472
                                                                  --------           --------

              Total stockholders' equity                           103,835             91,571
                                                                  --------           --------
                                                                 $ 161,501          $ 149,186
                                                                  ========           ========






           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          BARNETT INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)
       FOR THE NINE MONTHS AND THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              Nine Months Ended                     Three Months Ended
                                                  March 31                                March 31
                                                  --------                                --------
                                              2000              1999              2000              1999
                                              ----              ----              ----              ----


Net sales                                  $ 211,820          $ 174,390         $ 73,348          $ 63,879

Cost of sales                                142,271            116,330           48,885            42,273
                                            --------           --------          -------           -------

Gross profit                                  69,549             58,060           24,463            21,606

Selling, general and
administrative expenses                       47,970             38,790           17,380            14,612
                                            --------           --------          -------           -------

Operating income                              21,579             19,270            7,083             6,994
Interest expense, net                          1,479                674              510               608
                                            --------           --------          -------           -------

Income before income taxes                    20,100             18,596            6,573             6,386

Provision for income taxes                     8,049              7,263            2,652             2,559
                                            --------           --------          -------           -------

Net income                                 $  12,051          $  11,333         $  3,921          $  3,827
                                            ========           ========          =======           =======


Basic earnings per share                   $    0.74          $    0.70         $   0.24          $   0.24
Diluted earnings per share                 $    0.74          $    0.70         $   0.24          $   0.24

Weighted average shares outstanding:
Basic                                         16,238             16,212           16,247            16,212
Diluted                                       16,243             16,216           16,261            16,216





           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          BARNETT INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                ($ IN THOUSANDS)


                                                                                       March 31,
                                                                                  2000             1999
                                                                                  ----             ----


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                    $ 12,051        $  11,333
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization                                                  4,265            3,510
  Changes in assets and liabilities:
    Increase in accounts receivable, net                                          (2,140)          (1,965)
    Increase in inventories                                                       (6,270)         (10,648)
    Increase in prepaid expenses                                                    (936)            (644)
    Increase in other assets                                                         (44)            (449)
    Increase (Decrease) in accounts payable                                           87              (29)
    Increase (Decrease) in accrued liabilities                                       (36)             704
                                                                                 -------         --------

              Net Cash Provided by (Used in) Operating Activities                  6,977            1,812
                                                                                 -------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net                                                       (5,237)          (5,818)
  Borrowings in Connection with the
   Acquisition of U.S. Lock Corporation                                                0          (33,000)
                                                                                 -------         --------

              Net Cash Used in Investing Activities                               (5,237)         (38,818)
                                                                                 -------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreement                                                  705           42,770
  Repayments under credit agreement                                                 (705)         (38,991)
  Acquisition of U.S. Lock Corporation                                                 0           33,000
  Net proceeds from issuance of common stock-stock options, grants                   215               79
                                                                                 -------         --------

              Net Cash Provided by Financing Activities                              215           36,858
                                                                                 -------         --------

NET INCREASE (DECREASE) IN CASH                                                    1,955             (148)

BALANCE, BEGINNING OF PERIOD                                                       3,421              450
                                                                                 -------         --------

BALANCE, END OF PERIOD                                                          $  5,376        $     302
                                                                                 =======         ========





           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          BARNETT INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                 MARCH 31, 2000

NOTE 1 - Basis of Presentation
         ---------------------

The consolidated financial statements include the accounts of Barnett Inc. (a Delaware corporation) and its wholly-owned subsidiary, U.S. Lock Corporation (collectively, the "Company"). All material intercompany transactions have been eliminated.

The consolidated statements of income for the nine months and three months ended March 31, 2000 and 1999, the consolidated balance sheet as of March 31, 2000 and the consolidated statements of cash flows for the nine months ended March 31, 2000 and 1999 have been prepared by the Company without audit, while the consolidated balance sheet as of June 30, 1999 was derived from audited financial statements. In the opinion of management, these financial statements include all adjustments, all of which are normal and recurring in nature, necessary to present fairly the financial position, results of operations and cash flows as of March 31, 2000 and for all periods presented. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been consolidated or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of financial position or operating results for an entire year. It is suggested that these consolidated interim financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed with the Securities and Exchange Commission.

NOTE 2 - Business
         --------

The Company operates in a single business segment -- the distribution of plumbing, electrical, hardware and security hardware products, utilizing mail order catalogs and a telesales program. The Company's various products are economically similar and do not require separate segment reporting.

NOTE 3 - Supplemental Cash Flow Information
         ----------------------------------

Cash payments during the nine months ended March 31, 2000 and 1999 included income taxes of $8.5 million and $8.0 million, respectively, and interest of $1.6 million and $299,000 respectively.

NOTE 4 - Business Acquisition
         --------------------

On January 8, 1999, Barnett Inc. acquired the U.S. Lock ("U.S. Lock") division of WOC, Inc., an indirect wholly-owned subsidiary of Waxman Industries, Inc. for a cash purchase price of approximately $33.0 million and the assumption of liabilities of approximately $2.0 million. The effective date of the U.S. Lock acquisition was January 1, 1999.

The acquisition of U.S. Lock was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $23.0 million. This has been accounted for as goodwill and is being amortized over 40 years using the straight line method.

The following unaudited pro forma information presents a summary of consolidated results of operations of Barnett Inc. and U.S. Lock as if the acquisition had occurred at the beginning of fiscal year 1999, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects (dollars in thousands, except per share data).

                                                                     Nine Months
                                                                   Ended 3-31-99
--------------------------------------------------------------------------------
Net sales                                                               $187,752
Net income                                                               $11,425
Earnings per share                                                         $0.71
--------------------------------------------------------------------------------



NOTE 5 - Earnings Per Share
         ------------------

Basic earnings per share is calculated based on weighted average number of shares of common stock outstanding. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and common stock equivalents, consisting of outstanding stock options. Common stock equivalents are determined using the treasury method for diluted shares outstanding. The difference between diluted and basic shares outstanding are common stock equivalents from stock options outstanding in the nine months and three months ended March 31,2000 and 1999.

NOTE 6 - Impact of Accounting Standards
         ------------------------------

In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of this standard is not expected to have a material impact on reported results of the Company's operations.

NOTE 7 - Accounting Change
         -----------------

In the first quarter of fiscal year 2000, the Company adopted Statement of Position ("SOP")No. 98-5, "Reporting on the Costs of Start-Up Activities" which requires expensing these costs as incurred, rather than capitalizing and subsequently amortizing such costs. The adoption of this SOP resulted in certain balance sheet re-classifications in addition to write-offs charged directly to operations, of the costs capitalized as of June 30, 1999.

NOTE 8 - Interest Rate Swap
         ------------------

The Company entered into a interest rate swap to minimize the risk and costs associated with changes in interest rates. The swap agreement is a contract to exchange the variable rate of three-month LIBOR +.825% on its term loan for fixed interest rate payments of 6.29% payable quarterly. The interest swap had a notional of $33.0 million and a maturity date of December 31, 2005, corresponding with the term loan. The interest rate swap had a fair value of $1.6 million at March 31, 2000. In the event the Company terminated the interest rate swap, the resulting gains/losses would be deferred and amortized over the original term of the swap as an interest adjustment to the underlying asset or liability being hedged. For tax purposes, any termination payment would be treated as ordinary income or expense.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS
        -------------------------------------------------

This Quarterly Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "expect", "believe", "intend", "may", "should", "anticipate", and similar expressions are intended to identify forward- looking statements. Such forward-looking statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry such as increased distribution costs and the effects of general economic conditions. In addition, the Company's business, operations, and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission, including this Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

Overview
--------

The Company is a direct marketer and distributor of an extensive line of plumbing, electrical, hardware and security hardware products to approximately 73,000 active customers throughout the United States, the Caribbean and South America. Effective January 1, 1999, the Company acquired U.S. Lock, a division of WOC, Inc., a wholly-owned subsidiary of Waxman Industries, Inc., for a cash purchase price of $33.0 million and the assumption of liabilities estimated at approximately $2.0 million. The Company offers approximately 21,000 name brand and private label products through its industry-recognized Barnett(R) and U.S. Lock(R) catalogs and telesales operations. The Company markets its products through six distinct, comprehensive catalogs that target professional contractors, independent hardware stores, maintenance managers, liquid propane gas ("LP Gas") dealers and locksmiths. The Company's staff of over 140 knowledgeable telesales, customer service and technical support personnel work together to serve customers by assisting in product selection and offering technical advice. To provide rapid delivery and a strong local presence, the Company has established a network of 42 distribution centers strategically located in 36 major metropolitan areas throughout the United States and Puerto Rico. Through these local distribution centers, approximately 70% of the Company's orders are shipped to the customer on the same day the order is received. The remaining 30% of the orders are picked up by the customer at one of the Company's local distribution centers. The Company's strategy of being a low-cost, competitively priced supplier is facilitated by its volume of purchases and offshore sourcing of a significant portion of its private label products. Products are purchased from over 650 domestic and foreign suppliers.

Results of Operations
---------------------

                 Nine Months Ended March 31, 2000 Compared With
                        Nine Months Ended March 31, 1999
                 ----------------------------------------------

Net Sales
---------

Net sales increased $37.4 million, or 21.5%, to $211.8 million in the nine months ended March 31, 2000 from $174.4 million in the corresponding prior year period. Approximately 83.4% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons and the addition of 22 telesalespersons acquired with U.S. Lock, compared to the prior year period. The remainder of the net sales increase was attributable to the Company's outside sales force, integrated account management teams, factory direct programs and the Company's export division. New customers garnished from the Company's promotional flyer campaigns contributed approximately $11.5 million to the net sales increase for the nine months ended March 31, 2000. Also contributing to the net sales increase for the nine month period was revenue from new product introductions approximating $10.6 million.

Last year, the Company began an integration of its outside sales force with its telesales force. The integrated account management provides synergies with improved customer knowledge, as well as superior customer service and quicker response times. These integrated account management teams produced revenue increases in nine months ending March 31, 2000 exceeding 20%. Additionally, the Company's export division, primarily consisting of a small dedicated international telesales staff, garnished revenue increases in excess of 29%. Furthermore, the Company continues to invest in its factory direct programs whereby products are shipped directly to the customer from certain suppliers and manufacturers. These programs yielded more than 30% revenue increases in the nine months ended March 31, 2000.

The Company opened its 41st distribution center in Orlando, Florida in October 1999 and its 42nd distribution center in Phoenix, Arizona in December 1999. The sales contribution from these new distribution centers was not significant for the current nine month period.

Gross Profit
------------

Gross profit increased by 19.8% to $69.5 million in the nine months ended March 31,2000 from $58.1 million in the corresponding prior year period. Gross profit margins decreased to 32.8% for the nine months ended March 31, 2000 from 33.3% for the same period last year, primarily as a result of the aforementioned increased activity in the Company's direct sales programs, which typically carry much lower gross profit margins than the Company's warehouse shipments.

Selling, General and Administrative Expenses
--------------------------------------------

Selling, general and administrative ("SG&A") expenses increased 23.7% to $48.0 million for the nine months ended March 31, 2000, from $38.8 million for the comparable prior year period. The increase is primarily due to combining the expenses of U.S. Lock along with the occupancy and other expenses related to the opening of two new distribution centers in the current fiscal year. Increased wages and training costs related to personnel turnover in various distribution centers, also contributed to the increased expense level, as well as the amortization of goodwill related to the U.S. Lock acquisition. Additionally, the Company recorded one-time start-up costs of $0.5 million in quarter ended March 31, 2000. These start-up costs relate to pre-opening expenses of the Company's National Distribution Center

("NDC") in Nashville, Tennessee. This NDC, which is expected to open in July 2000, will receive all of the Company's inventory purchases from vendors and re-distribute them to the Company's existing distribution centers.

Provision for Income Taxes
--------------------------

The provision for income taxes increased $0.8 million or 10.8% to $8.0 million for the nine months ended March 31, 2000 from $7.3 million for the nine months ended March 31, 1999, primarily as a result of increased operating income and the non-deductibility of the goodwill amortization.

                 Three Months Ended March 31, 2000 Compared With
                        Three Months Ended March 31, 1999
                 -----------------------------------------------

Net Sales
---------

Net sales increased $9.5 million, or 14.8%, to $73.3 million in the three months ended March 31, 2000 from $63.9 million in the corresponding prior year period. Approximately 68.7% of the increase in the Company's net sales was derived from the Company's telesales operations, primarily resulting from increased sales by existing telesalespersons. The remainder of the net sales increase was attributable to the Company's outside sales force, integrated account management teams, factory direct programs and the Company's export division. New customers garnished from the Company's promotional flyer campaigns contributed approximately $2.3 million to the net sales increase for the three months ended March 31, 2000. Also contributing to the net sales increase for the three month period was revenue from new product introductions approximating $4.7 million.

Net sales were somewhat hampered in the three months ended March 31, 2000 due to harsh weather conditions in the Northeast in the month of January which forced the closure of seven of the Company's distribution centers and U.S. Lock's telesales facility for several days. In addition to the loss of sales on the days our centers were closed, the Company experienced lower than expected sales throughout this period due to customers who were closed for longer periods of time. Furthermore, the Company's LeRan Gas Products division continues to be hampered by the skyrocketing oil prices across the country.

As noted above, last fiscal year, the Company began an integration of its outside sales force with its telesales force. The integrated account management provides synergies with improved customer knowledge, as well as superior customer service and quicker response times. These integrated account management teams produced revenue increases in three months ending March 31, 2000 exceeding 20%. Additionally, the Company's export division, primarily consisting of a small dedicated international telesales staff, garnished revenue increases in excess of 20%. Furthermore, the Company continues to invest in its factory direct programs whereby products are shipped directly to the customer from certain suppliers and manufacturers. These programs yielded more than 46% revenue increases in the three months ended March 31, 2000.

The Company opened its 41st distribution center in Orlando, Florida in October 1999 and its 42nd distribution center in Phoenix, Arizona in December 1999. The sales contribution from these new distribution centers was not significant for the current three month period.

Gross Profit
------------

Gross profit increased by 13.2% to $24.5 million in the three months ended March 31, 2000 from $21.6 million in the corresponding prior year period. Gross profit margins decreased to 33.4% for the three months ended March 31, 2000 from 33.8% for the same period last year, primarily as a result of the aforementioned increased activity in the Company's direct sales programs, which typically carry much lower gross profit margins than the Company's warehouse shipments.


Selling, General and Administrative Expenses
--------------------------------------------

Selling, general and administrative ("SG&A") expenses increased 18.9% to $17.4 million for the three months ended March 31,2000, from $14.6 million for the comparable prior year period. The increase is primarily due to the occupancy and other expenses related to the opening of two new distribution centers in the current fiscal year. Increased wages and training costs related to personnel turnover in various distribution centers, also contributed to the increased expense level, as well as the amortization of goodwill related to the U.S. Lock acquisition. Additionally, the Company recorded one-time start-up costs of $0.5 million in quarter ended March 31, 2000. These start-up costs relate to pre-opening expenses of the Company's National Distribution Center ("NDC") in Nashville, Tennessee. This NDC, which is expected to open in July 2000, will receive all of the Company's inventory purchases from vendors and re-distribute them to the Company's existing distribution centers.

Provision for Income Taxes
--------------------------

The provision for income taxes increased $0.1 million or 3.6% to $2.7 million for the three months ended March 31, 2000 from $2.6 million for the three months ended March 31, 1999, primarily as a result of increased operating income and the non-deductibility of the goodwill amortization.


ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
        ----------------------------------------------------------

See note 8 to the financial statements.

PART II. OTHER INFORMATION

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
        ---------------------------------------------------

         a) The following persons were elected to serve as Class I directors for a three-year term and received the number of votes as set opposite their names:

               Name                For                 Against
               ----                ---                 -------

       Melvin Waxman             14,618,242            162,656

       Sheldon G. Adelman        14,759,932             20,966

         b) The following are the results of the vote on the ratifica-tion of Arthur Andersen LLP as the independent public accountants of the Company;

               For                 Against             Abstain
               ---                 -------             -------

           14,772,448               4,300               4,150


Item 6. EXHIBITS AND REPORTS ON FORM 8-K
        --------------------------------

         a)       Exhibits:

                  (27) Financial Data Schedule

         b)       No Reports on Form 8-K were filed.


All other items in Part II are either inapplicable to the Company during the quarter ended March 31,2000, the answer is negative or a response has been previously reported and an additional report of the information need not be made pursuant to the instructions to Part II.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BARNETT INC.
                                       REGISTRANT



DATE: MAY 12, 2000                     By: /s/ Andrea Luiga
                                          --------------------------------------
                                           Andrea Luiga
                                           Chief Financial Officer
                                           (principal financial and
                                           accounting officer)